                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]
         Check the appropriate box:
         [ ]   Preliminary Proxy Statement    [ ] Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
         [X]   Definitive Proxy Statement
         [X]   Definitive Additional Materials
         [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 Airlease Ltd., A California Limited Partnership
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [ ]   No fee required.

         [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

       Depositary Units Representing Limited Partners' Interests ("Units")
--------------------------------------------------------------------------------

         (2)  Aggregate number of securities to which transaction applies:

                                    4,625,000
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           $15.93 (expected amount of cash to be distributed per Unit)
--------------------------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:

                                 $73,676,250.00
--------------------------------------------------------------------------------

         (5)  Total fee paid:

                                   $14,735.25
--------------------------------------------------------------------------------

         [X]  Fee paid previously with preliminary materials:

           wired to the Commission's lockbox at Mellon Bank
--------------------------------------------------------------------------------

         [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

--------------------------------------------------------------------------------
         (2)  Form, Schedule or Registration Statement no.:


--------------------------------------------------------------------------------
         (3)  Filing Party:


--------------------------------------------------------------------------------
         (4)  Date Filed:


--------------------------------------------------------------------------------

                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104

                            ------------------------


             CONSENT SOLICITATION STATEMENT FURNISHED IN CONNECTION
                       WITH THE SOLICITATION OF CONSENTS

                            ------------------------

    This Consent Solicitation Statement is furnished to holders of Depositary Units representing limited partnership interests ("Units") in Airlease Ltd., A California Limited Partnership (the "Partnership"), in connection with the solicitation of consents to authorize the General Partner to amend the Limited Partnership Agreement (i) to impose restrictions on transferability of the Units to the extent necessary to avoid the Partnership being taxed as a corporation, which restrictions, if imposed, would result in the Units being delisted from trading on the New York Stock Exchange, and (ii) to provide that the Partnership will not make new aircraft investments, will sell its aircraft as attractive sale opportunities arise and will dissolve when all assets are sold; and if any amendment or proposed amendment to partnership tax law is enacted or pending, to authorize the General Partner to take such other actions which the General Partner determines are in the best interests of the Partnership and the Limited Partners and which are consistent with the intent of the proposal described in this Consent Solicitation Statement, including amending the Limited Partnership Agreement. These authorizations to the General Partner (collectively, the "Proposal") comprise a single proposal, and consent to the Proposal will constitute consent to the adoption of either or both of the amendments to the Limited Partnership Agreement described above, including the resulting liquidation and dissolution of the Partnership, and if any amendment or proposed amendment to partnership tax law is enacted or pending, consent to such other actions which the General Partner determines to be in the best interests of the Partnership and the Limited Partners and to be consistent with the intent of the Proposal. See "THE PROPOSAL."

    This solicitation is made by Airlease Management Services, Inc., the general partner of the Partnership (the "General Partner"). The General Partner is a wholly owned subsidiary of BA Leasing & Capital Corporation, a California corporation ("BALCAP"), which in turn is an indirect wholly owned subsidiary of BankAmerica Corporation.

    As previously reported to Unitholders, under current federal income tax law the Partnership will be taxed as a corporation beginning on January 1, 1998 if the Units continue to be publicly traded. If the Partnership were taxed as a corporation, distributions to Unitholders would be reduced substantially. Two alternatives are available to eliminate this second level of tax: (i) sell all assets and dissolve the Partnership by December 31, 1997; or (ii) restrict transferability of Units. After studying these alternatives and the alternative of permitting the Partnership to be taxed as a corporation and taking into account the Partnership's competitive position, the General Partner concluded that selling all of the assets during 1997 would likely result in lower values than if the assets could be sold over a longer period of time. The General Partner recognized that a higher value from distributions could be achieved by avoiding corporate taxation, and it determined that the best way to maximize value to the Limited Partners would be to restrict transferability of the Units and to sell the Partnership's assets over time as attractive opportunities arise. This alternative avoids the second layer of tax by restricting transferability of Units and reduces the period of illiquidity caused by the transfer restrictions by providing that net sales proceeds be distributed to Unitholders as aircraft are sold. SEE "SPECIAL FACTORS" FOR A DESCRIPTION OF THE REASONS FOR THE PROPOSAL AND FOR A DISCUSSION OF FACTORS TO BE CONSIDERED BY LIMITED PARTNERS IN DETERMINING WHETHER TO CONSENT TO THE PROPOSAL.

    IF THE PROPOSAL IS APPROVED, Unitholders will continue to receive distributions from cash available from operations and from aircraft sales without the imposition of an additional tax. However, unless a change in partnership tax law is enacted or is pending, the General Partner will impose restrictions on transferability of the Units effective on or about December 17, 1997 and the Units will be delisted from trading on the New York Stock Exchange at that time. Thereafter, there will be no public market for the Units. Under provisions of tax law, there are services which may be available to facilitate trading of a limited number of Units each year. However, there can be no assurance that any such services will facilitate trading with respect to the Units or as to the price at which Units may be sold using such a service. In the absence of such a service, Unitholders may be unable to sell their Units. See "THE PROPOSAL -- Restrictions on Unit Transferability." The Proposal also authorizes the General Partner not to make any new aircraft investments for the Partnership, to sell aircraft as attractive opportunities arise, to distribute net sales proceeds to Unitholders after each disposition and to dissolve the Partnership when all assets are sold. Although the Partnership cannot predict when sales will be made, assuming that lessees comply with their lease obligations, renewal options available under leases are not exercised and the aircraft are sold at the end of their existing lease terms, 86% of the assets would be sold within five years and the remainder by 2006. There can be no assurance that these circumstances will occur or as to the price at which aircraft may be sold. See "THE PROPOSAL -- Portfolio Runoff." If the Proposal is approved, the General Partner will be authorized to amend the Limited Partnership Agreement as described above without further consent of the Unitholders.


    Two bills are pending in Congress which, if enacted, would continue to tax publicly traded partnerships, such as the Partnership, as partnerships but would impose a tax on the gross income of such partnerships. No prediction can be made as to whether or in what form such legislation may be enacted. Because of this potential change in partnership tax law, if the Proposal is approved and if any amendment or proposed amendment to partnership tax law is enacted or pending, the General Partner will be authorized to take such other actions as it determines to be in the best interests of the Partnership and the Limited Partners and to be consistent with the intent of the Proposal. See "THE
PROPOSAL -- Potential Change in Tax Law."


    For information as to the projected present value of future cash distributions assuming the Proposal is approved and implemented and there is no change in partnership tax law, see "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives -- Restricting Unit Transfers and Portfolio Runoff."

    IF THE PROPOSAL IS NOT APPROVED, the General Partner will not seek to delist from the New York Stock Exchange. In this event, unless partnership tax law is amended, the Partnership will be taxed as a corporation and distributions would be reduced substantially. In addition, if the Proposal is not approved, the General Partner will continue to operate the Partnership in accordance with the Limited Partnership Agreement and will attempt to reinvest proceeds of aircraft sales until January 1, 2005 (after such date, net sales proceeds are required to be returned to Unitholders). However, the General Partner believes it is unlikely that the Partnership will be able to make new investments at the returns it has experienced in the past. Limited Partner approval may be required in order for the Partnership to sell all or substantially all of its assets and distribute the net proceeds, and thus if the Proposal is not approved the Partnership may again be required to incur the expense of soliciting Limited Partner consent in order to sell its assets and dissolve. See "SPECIAL
FACTORS -- Risks and Benefits to the Limited Partners If the Proposal Is Not Consummated."

    The General Partner believes that, taking into account taxation at the partnership level and the Partnership's competitive position in the market, the highest return to Unitholders with the least risk would be obtained through the Proposal. The General Partner further believes that it is unlikely that any other alternative, such as immediate sale of all Partnership assets or permitting the Partnership to be taxed as a corporation, would result in higher returns than the Proposal.

    THIS PROPOSAL HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH PROPOSAL NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN
         THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


June 24, 1997

THIS CONSENT SOLICITATION STATEMENT CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE PARTNERSHIP FOLLOWING THE CONSUMMATION OF THE PROPOSAL OR THE OTHER STRATEGIC ALTERNATIVES AVAILABLE TO MAXIMIZE VALUE TO THE LIMITED PARTNERS (COLLECTIVELY THE "ALTERNATIVES"), INCLUDING STATEMENTS RELATING TO: (A) THE IMPACT ON REVENUES, EXPENSES AND CASH FLOW OF THE PROPOSAL OR ANOTHER ALTERNATIVE UNDER CERTAIN ASSUMPTIONS; AND (B) FUTURE CASH DISTRIBUTIONS WHICH WOULD BE PAYABLE AS A RESULT OF THE PROPOSAL OR ANOTHER ALTERNATIVE. SEE "SPECIAL FACTORS -- THE PROPOSAL -- REVIEW OF STRATEGIC
ALTERNATIVES -- RESTRICTING UNIT TRANSFERS AND PORTFOLIO RUNOFF." THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(1) LESSEES MAY DEFAULT UNDER LEASES, CAUSING THE PARTNERSHIP TO INCUR UNCONTEMPLATED EXPENSES OR NOT TO RECEIVE RENTAL INCOME AS AND WHEN EXPECTED;
(2) AIRCRAFT COULD BE SOLD FOR MORE OR LESS THAN APPRAISED RESIDUAL VALUES OR AT TIMES OTHER THAN UPON ASSUMED LEASE TERMINATION DATES; (3) LESSEES MAY EXERCISE RENEWAL OPTIONS UNDER THE LEASE WHICH COULD AFFECT THE PARTNERSHIP'S ABILITY TO SELL AIRCRAFT ON THE ASSUMED DATES; (4) COMPETITIVE PRESSURE OR CHANGES IN THE AIRCRAFT OR AIRCRAFT LEASING MARKET MAY BE GREATER THAN ESTIMATED; (5) LEGISLATION OR REGULATORY CHANGES WHICH ADVERSELY AFFECT THE VALUE OF THE AIRCRAFT MAY OCCUR; OR (6) CHANGES IN THE TAX LAW OR IN INTEREST RATES MAY OCCUR. SEE "SPECIAL FACTORS -- THE PROPOSAL -- REVIEW OF STRATEGIC ALTERNATIVES" AND "-- RISKS AND BENEFITS TO THE LIMITED PARTNERS IF THE PROPOSAL IS CONSUMMATED."

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
SUMMARY...............................................................................     1
  The Partnership.....................................................................     1
  Solicitation of Consents............................................................     1
  Vote Required; Record Date..........................................................     2
  Background for the Proposal; Review of Strategic Alternatives.......................     2
     Background for the Proposal......................................................     2
     Review of Strategic Alternatives.................................................     3
  Reasons for the Proposal............................................................     3
  The Proposal........................................................................     4
     General..........................................................................     4
     Restrictions on Unit Transferability.............................................     4
     Portfolio Runoff.................................................................     5
     Potential Change in Tax Law......................................................     5
     Amendments to Limited Partnership Agreement......................................     6
     Projected Future Cash Distributions..............................................     6
  Recommendation of the General Partner; Fairness of the Proposal.....................     7
  Total Payments to Limited Partners and the General Partner..........................     8
  Conflicts of Interest...............................................................     8
     Relationship of General Partner and BALCAP.......................................     8
     Interests of General Partner and BALCAP in the Proposal..........................     8
     Ownership of Units by BALCAP.....................................................     8
  Risks and Benefits to the Limited Partners If the Proposal Is Consummated...........     9
     General..........................................................................     9
     Lack of Liquidity................................................................     9
     Potential Change in Tax Law......................................................     9
  Risks and Benefits to the Limited Partners If the Proposal Is Not Consummated.......    10
     General..........................................................................    10
     Taxation of the Partnership......................................................    11
  Certain Federal Income Tax Consequences.............................................    11
  Selected Financial Data.............................................................    13
INTRODUCTION..........................................................................    14
  Record Date; Consents; Revocation of Consents.......................................    15
  Solicitation........................................................................    16
  Vote Required.......................................................................    16
  No Rights to Appraisal of Unit Value................................................    16
SPECIAL FACTORS.......................................................................    16
  The Proposal........................................................................    16
     Background for the Proposal......................................................    16
     1995 Review of Alternatives......................................................    18
     Review of Strategic Alternatives.................................................    19
       General........................................................................    19
       Immediate Sale.................................................................    20
       Restricting Unit Transfers and Portfolio Runoff................................    21
       Corporate Taxation and Portfolio Runoff........................................    22
     Appraisals.......................................................................    24
       Selection of Independent Appraisers............................................    24
       Summary of Appraisals..........................................................    25
       Comparison of Appraisals.......................................................    26

                                                                                        PAGE
                                                                                        ----
     Meetings of the Board of Directors and the Special Committee.....................    26
       General........................................................................    26
       December 11, 1996 Board Meeting................................................    26
       February 12, 1997 Board Meeting................................................    26
       February 20, 1997 Special Committee Meeting....................................    27
       March 4, 1997 Special Committee Meeting........................................    27
       March 11, 1997 Special Committee Meeting.......................................    28
       March 13, 1997 Meeting of the Board of Directors...............................    28
       June 2, 1997 Meeting of the Special Committee and the Board....................    28
  Recommendation of the Special Committee and the Board; Fairness of the Proposal.....    29
  Conflicts of Interest...............................................................    30
     Relationship of General Partner and BALCAP.......................................    30
     Interests of General Partner and BALCAP in the Proposal..........................    30
       Fees and Distributions If Proposal Is Consummated..............................    30
       Fees and Distributions If Proposal Is Not Consummated..........................    30
     Ownership of Units by BALCAP.....................................................    31
  Total Payments to Limited Partners and the General Partner..........................    31
  Risks and Benefits to the Limited Partners If the Proposal Is Consummated...........    32
     General..........................................................................    32
     Lack of Liquidity................................................................    32
     Potential Change in Tax Law......................................................    32
     Risks of Aircraft Leasing........................................................    33
  Risks and Benefits to the Limited Partners If the Proposal Is Not Consummated.......    34
     General..........................................................................    34
     Taxation of the Partnership......................................................    34
     Risks of Aircraft Leasing........................................................    35
     Proposal Costs Incurred..........................................................    35
     Possible Benefits from Continuation of the Partnership's Business................    35
THE PROPOSAL..........................................................................    35
  General.............................................................................    35
  Restrictions on Unit Transferability................................................    36
  Portfolio Runoff....................................................................    38
  Potential Change in Tax Law.........................................................    39
  Amendments to Limited Partnership Agreement.........................................    40
  Projected Future Cash Distributions.................................................    40
  Regulatory Requirements.............................................................    40
THE PARTNERSHIP.......................................................................    41
  General.............................................................................    41
  The BALCAP/USL Capital Transaction..................................................    41
  Principal Investment Objectives.....................................................    41
  Aircraft Portfolio..................................................................    42
  Existing Participants in Leases.....................................................    43
  Description of Leases...............................................................    43
  Aircraft Remarketing................................................................    44
  Disposition of Aircraft.............................................................    44
  Joint Ventures/General Arrangements.................................................    45
  Borrowing Policies..................................................................    45
  Management of Aircraft Portfolio....................................................    45
  Registration of Aircraft; United States Person......................................    45

                                                                                        PAGE
                                                                                        ----
  Government Regulation...............................................................    46
     General..........................................................................    46
     Maintenance......................................................................    46
     Aircraft Noise...................................................................    47
  Acquisition of Additional Aircraft..................................................    47
  Employees...........................................................................    48
  Properties..........................................................................    48
  Legal Proceedings...................................................................    48
MARKET PRICE OF UNITS AND DISTRIBUTIONS TO UNITHOLDERS................................    48
  Units Outstanding...................................................................    48
  Market Price........................................................................    49
  Distributions to Unitholders........................................................    49
     Cash Distributions...............................................................    49
     Cash Available from Operations...................................................    50
     Cash Available from Sale or Refinancing..........................................    50
     Tax Allocations..................................................................    50
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................    50
  Liquidity and Capital Resources.....................................................    50
     At December 31, 1996.............................................................    50
     At March 31, 1997................................................................    51
  Results of Operations...............................................................    52
     For the Three Years Ended December 31, 1996......................................    52
     For the Quarter Ended March 31, 1997.............................................    53
  Plan to Restrict Transferability of Units and Cease Reinvestment....................    53
MANAGEMENT............................................................................    55
  General.............................................................................    55
  Directors and Executive Officers....................................................    55
  Executive Compensation..............................................................    56
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................    57
  Unit Ownership by Certain Beneficial Owners.........................................    57
  Unit Ownership by Management........................................................    57
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................    57
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................................    58
  Partnership Tax Status..............................................................    58
  Transfer Restrictions...............................................................    59
  Sales of Aircraft...................................................................    59
  Passive Loss Limitation.............................................................    60
  Distributions of Sale Proceeds......................................................    61
  Tax Allocations of Distributions....................................................    61
  Final Partnership Returns and Future Tax Issues.....................................    61
  State Income Tax Considerations.....................................................    61
INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES.......................  FS-1
EXHIBITS
  A  Cash Flow Projections
  B  Appraisals
  C  Amendment to Limited Partnership Agreement

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Consent Solicitation Statement. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Consent Solicitation Statement and the Exhibits hereto. Limited Partners are urged to read this Consent Solicitation Statement and the Exhibits hereto in their entirety.

THE PARTNERSHIP

     Airlease Ltd., A California Limited Partnership (the "Partnership" or "Airlease"), invests in commercial aircraft and leases the aircraft to others, primarily airlines, pursuant to full payout or operating leases. The general partner of the Partnership, Airlease Management Services, Inc., a Delaware corporation (the "General Partner"), is a wholly owned subsidiary of BA Leasing & Capital Corporation, a California corporation ("BALCAP"), which in turn is a wholly owned indirect subsidiary of BankAmerica Corporation. The principal executive offices of the Partnership are located at 555 California Street, Fourth Floor, San Francisco, California 94104. See "THE PARTNERSHIP -- General."

SOLICITATION OF CONSENTS


     The purpose of the solicitation of consents is to obtain the consent of holders of Depositary Units representing limited partnership interests ("Units") to authorize the General Partner to amend the Amended and Restated Agreement of Limited Partnership, as amended, of the Partnership (the "Limited Partnership Agreement") (i) to impose restrictions on transferability of the Units to the extent necessary to avoid the Partnership being taxed as a corporation, which restrictions, if imposed, would result in the Units being delisted from trading on the New York Stock Exchange ("Restrictions on Unit Transferability"), and
(ii) to provide that the Partnership will not make new aircraft investments, will sell its aircraft as attractive sale opportunities arise and will dissolve when all assets are sold ("Portfolio Runoff"); and if any amendment or proposed amendment to partnership tax law is enacted or pending, to authorize the General Partner to take such other actions which the General Partner determines are in the best interests of the Partnership and the Limited Partners and which are consistent with the intent of the proposal described in this Consent Solicitation Statement, including amending the Limited Partnership Agreement. These authorizations to the General Partner (collectively, the "Proposal") comprise a single proposal, and consent to the Proposal will constitute consent to the adoption of either or both of the amendments to the Limited Partnership Agreement described above, including the resulting liquidation and dissolution of the Partnership, and if any amendment or proposed amendment to partnership tax law is enacted or pending, consent to such other actions which the General Partner determines to be in the best interests of the Partnership and the Limited Partners and to be consistent with the intent of the Proposal. See "THE PROPOSAL."



     If the Proposal is approved, Unitholders will continue to receive distributions from cash available from operations and from aircraft sales without the imposition of an additional tax. However, unless a change in partnership tax law is enacted or is pending, the General Partner will impose Restrictions on Unit Transferability effective on or about December 17, 1997 and the Units will be delisted from trading on the New York Stock Exchange at that time. Thereafter, there will be no public market for the Units. Under provisions of tax law, there are services which may be available to facilitate trading of a limited number of Units each year. However, there can be no assurance that any such services will facilitate trading with respect to the Units or as to the price at which Units may be sold using such a service. In the absence of such a service, Unitholders may be unable to sell their Units. See "THE
PROPOSAL -- Restrictions on Unit Transferability." The Proposal also authorizes the General Partner not to make any new aircraft investments for the Partnership, to sell aircraft as attractive opportunities arise, to distribute net sales proceeds to Unitholders after each disposition and to dissolve the Partnership when all assets are sold. Although the Partnership cannot predict when sales will be made, assuming that lessees comply with their lease obligations, renewal options available under certain leases are not exercised and the aircraft were sold at the end of their existing lease terms, 86% of the assets would be sold within five years and the remainder by 2006. There can be no assurance that these circumstances will occur or as to the price at which aircraft may be sold. See "THE

PROPOSAL -- Portfolio Runoff." If the Proposal is approved, the General Partner will be authorized to amend the Limited Partnership Agreement as described above without further consent of the Unitholders.


     Two bills are pending in Congress which, if enacted, would continue to tax publicly traded partnerships, such as the Partnership, as partnerships but would impose a tax on the gross income of such partnerships. No prediction can be made as to whether or in what form such legislation may be enacted. Because of this potential change in partnership tax law, if the Proposal is approved and if any amendment or proposed amendment to partnership tax law is enacted or pending, the General Partner will be authorized to take such other actions as it determines to be in the best interests of the Partnership and the Limited Partners and to be consistent with the intent of the Proposal. See "THE
PROPOSAL -- Potential Change in Tax Law."


     For information as to the projected present value of future cash distributions assuming the Proposal is approved and implemented and there is no change in partnership tax law, see "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives -- Restricting Unit Transfers and Portfolio Runoff."

VOTE REQUIRED; RECORD DATE

     Pursuant to the Limited Partnership Agreement, approval of the Proposal requires the consent of Limited Partners of record who hold a majority of all outstanding Units held by Limited Partners, including Units held by affiliates of the General Partner. BALCAP owns directly or through wholly owned subsidiaries 22.2% of the outstanding Units. BALCAP has advised the General Partner that it intends to vote its Units in favor of the Proposal. The record date for determining Limited Partners entitled to give written consent to the Proposal is June 4, 1997. See "INTRODUCTION."

BACKGROUND FOR THE PROPOSAL; REVIEW OF STRATEGIC ALTERNATIVES

     Background for the Proposal. The Partnership began operations in 1986, with the principal investment objectives of generating income for quarterly cash distributions to Unitholders and building a diversified portfolio of leased aircraft. At that time the Partnership intended that until January 1, 2005, a substantial portion of the cash derived from the sale, refinancing or other disposition of aircraft would be used to purchase additional aircraft if attractive investments were available. Thereafter the Partnership would enter a disposition phase during which its aircraft portfolio would be sold and proceeds distributed to Unitholders, with the plan that all assets would be sold and the Partnership would be dissolved by January 1, 2012.


     Since the Partnership's formation, significant changes in the tax law and in the aircraft and aircraft leasing markets have occurred. First, as previously reported to Unitholders, unless partnership tax law is amended, changes in the federal income tax laws which occurred in 1987 will cause the Partnership to be taxed as a corporation beginning on January 1, 1998 if the Units continue to be traded on an established securities market or readily tradeable on a secondary market (or the substantial equivalent thereof). If the Partnership were taxed as a corporation: no deductions arising from partnership operations would be allowable to the Unitholders; income of the Partnership would be taxable at corporate rates; distributions to Unitholders would be taxable as dividends to the extent of the Partnership's current or accumulated earnings and profits; and distributions to Unitholders would be reduced substantially. The Partnership has worked with industry groups to lobby for a legislative solution to this taxation, but to date these efforts have been unsuccessful. However, two bills are pending in Congress which, if enacted, would continue to tax publicly traded partnerships, such as the Partnership, as partnerships but would impose a tax on the gross income of such partnerships. See "THE PROPOSAL -- Potential Change in Tax Law."


     As the Partnership has advised Unitholders over the course of the Partnership's existence, significant changes in the aircraft and aircraft leasing markets have occurred since the inception of the Partnership. In the past ten years, the supply of commercial jet aircraft has increased substantially, but the demand has not always kept pace with supply causing periods of overcapacity. Oversupply adversely impacts lessors, like the Partnership, because it increases the competition among lessors to place and retain aircraft on lease and lease rates decline. Similarly, opportunities for gain on sale of aircraft are reduced. Although demand for aircraft has been increasing in the last two years as many airlines have returned to profitability and more recently lease rates appear to be improving, the airline industry tends to be cyclical, indicating a potential return to less favorable conditions.

     The aircraft leasing industry has become increasingly competitive. There are many large leasing companies which have the financial strength to borrow at very low rates and to obtain significant discounts when purchasing large quantities of aircraft. The lower capital and acquisition costs enjoyed by these large leasing companies permit them to offer airlines lower lease rates than smaller leasing companies can offer. The Partnership does not have the resources to purchase new aircraft or to purchase aircraft at volume discounts.

     As previously reported to Unitholders, the Partnership's access to capital is limited. Since all Cash Available from Operations, as defined in the Limited Partnership Agreement, is distributed, there is no build up of equity capital, and acquisitions must be funded from proceeds available when aircraft are sold or from debt. Access to debt is limited because most of the Partnership's aircraft are being used to secure existing borrowings. In general, the Partnership's pricing is uncompetitive for new acquisitions because of its limited sources and high cost of capital.

     Because of these factors, finding new investment opportunities that offer an appropriate balance of risk and reward has been very difficult. During the past five years the Partnership has made only two aircraft investments, both of which were possible because of special circumstances which the General Partner believes are unlikely to occur in the future.

     In 1996, the Partnership sold interests in seven aircraft (a 50% interest in an aircraft on lease to Finnair OY ("Finnair") and a one-third interest in six aircraft on lease to Continental Airlines ("Continental")) at a profit. However because of the factors described above, the Partnership was unable to reinvest the proceeds in aircraft at an acceptable return, and the General Partner determined that the best use of the net proceeds was to distribute them to Unitholders.

     Because of the tax law which, unless amended, will impact the Partnership in January 1998 and the competitive position of the Partnership described above, in late 1996 the General Partner began a review of the strategic alternatives available to the Partnership in order to maximize value to the Limited Partners. See "SPECIAL FACTORS -- The Proposal -- Background for the Proposal."

     Review of Strategic Alternatives. The principal alternatives considered and analyzed by the General Partner were: (i) immediate sale of all aircraft and dissolution of the Partnership; (ii) restricting transferability of the Units (thereby preserving the Partnership's tax status as a partnership), ceasing to reinvest in aircraft and distributing cash proceeds to Unitholders from sale of aircraft as they come off lease; and (iii) not limiting transferability of the Units (thereby subjecting the Partnership to corporate tax beginning in January
1998) and ceasing to reinvest under the same circumstances as described in clause (ii) above. These alternatives were compared on the basis of estimated present cash values which ultimately could be distributed to the Unitholders. See "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives."

     As part of the evaluation process, three appraisers, BK Associates, Inc., Avitas and GRA Aviation Specialists (collectively, the "Appraisers"), were selected and retained by the General Partner, on behalf of the Partnership, to separately appraise the fair market value of the aircraft on lease to US Airways, Inc. ("USAir"), TransWorld Airlines ("TWA") and FedEx. See "SPECIAL FACTORS -- The Proposal -- Appraisals."

REASONS FOR THE PROPOSAL

     As described above under "Background for the Proposal," under current tax law, unless transferability of the Units is restricted, the Partnership will be subject to tax beginning on January 1, 1998 and distributions will be substantially reduced. In addition, because of the Partnership's competitive position, finding new investments opportunities that offer an appropriate balance of risk and reward has been very difficult.

     In light of these factors, the General Partner analyzed strategic alternatives available to maximize value to the Limited Partners. Two alternatives are available to eliminate the second level of tax: (i) sell all assets and dissolve the Partnership by December 31, 1997; or (ii) restrict transferability of Units. After studying these alternatives and the alternative of permitting the Partnership to be taxed as a corporation and taking into account the Partnership's competitive position, the General Partner concluded that selling all of the assets during 1997 would likely result in lower values than if the assets could be sold over a longer period of time. The General Partner recognized that a higher value from distributions could be achieved by avoiding corporate taxation, and it determined that the best way to maximize value to the Limited Partners would be to restrict transferability of the Units and to sell the Partnership's assets over time as attractive opportunities arise. This alternative avoids the second layer of tax by restricting transferability of Units and reduces the period of illiquidity caused by the transfer restrictions by providing that net sales proceeds be distributed to Unitholders as aircraft are sold.

     Taking into account the factors mentioned above, the General Partner believes that the highest return to Unitholders with the least risk would be obtained through the Proposal and no other alternative, such as immediate sale of all Partnership assets or permitting the Partnership to be taxed as a corporation, is likely to result in higher returns than the Proposal.

THE PROPOSAL

     General. The Proposal provides for the Restrictions on Unit Transferability, for Portfolio Runoff and for certain related amendments to the Limited Partnership Agreement. In addition, if any amendment or proposed amendment to partnership tax law is enacted or is pending, the Proposal authorizes the General Partner to take such other actions (including amending the Limited Partnership Agreement) which the General Partner determines are in the best interests of the Partnership and the Limited Partners and are consistent with the intent of the Restrictions on Unit Transferability and Portfolio Runoff in light of any change or proposed change in partnership tax law from the law in existence on June 1, 1997.

     If the Proposal is approved, the General Partner will be authorized, without further consent of the Limited Partners, to implement the Restrictions on Unit Transferability and/or Portfolio Runoff (which includes the resulting liquidation and dissolution of the Partnership). In addition, if the Proposal is approved and if any amendment or proposed amendment to partnership tax law is enacted or pending, the General Partner will also be authorized to take such other actions as it determines to be in the best interests of the Partnership and the Limited Partners and to be consistent with the intent of the Restrictions on Unit Transferability and Portfolio Runoff in light of any change or proposed change in partnership tax law from the law in existence on June 1, 1997.


     Restrictions on Unit Transferability. Unless partnership tax law is amended, changes in the federal income tax laws which occurred in 1987 will cause the Partnership to be taxed as a corporation beginning on January 1, 1998 if the Units continue to be traded on an established securities market or if the Units are readily tradeable on a secondary market (or the substantial equivalent thereof). In order for the Partnership to avoid being taxed as a corporation, the General Partner is proposing that it be authorized to impose Restrictions on Unit Transferability in accordance with tax law on or about December 17, 1997. The imposition of such restrictions will cause the New York Stock Exchange to delist the Units from trading at that time. Until such delisting occurs, Unitholders are free to purchase or sell Units without restriction.


     On and after the date on which the Restrictions on Unit Transferability are imposed, the General Partner will not admit any transferee of Units as a partner or recognize any rights of a transferee of Units (including any right to receive distributions or any right to an interest in capital or profits of the Partnership) unless the transferee certifies in an application for transfer (the "Transfer Application") to the Partnership that the transferee has acquired the Units (a) by a "transfer not involving trading" within the meaning of Internal Revenue Service Notice 88-75 (the "Notice"), (b) in compliance with the "two percent" safe harbor described in the Notice or (c) in a qualified "matching service" transaction described in the Notice. Furthermore, any transfer of Units will be subject to a determination by the General Partner in its sole discretion that such transfer will not cause the aggregate percentage of Units transferred during the calendar year to exceed the allowable amount or otherwise cause the Units to be treated as traded on an established securities market or readily tradeable on a secondary market (or the substantial equivalent thereof) as defined in Section 7704(b) of the Internal Revenue Code of 1986, as amended (the "Code"). A legend to this effect will be printed on all Depositary Units evidencing interests in the Partnership.

     As a result of these limitations, currently the maximum number of Units that can be traded in any year (other than certain sales between family members, upon death or distributions from qualified retirement plans) is approximately 7.78% of the outstanding Units, and most of these trades would need to be conducted through a qualified matching service which imposes certain delays before sales may be consummated. Accordingly, a Unitholder may not be able to trade its Units, particularly if a Unitholder attempts to sell during the later part of any calendar year after 1997.


     There can be no assurance that any such service will facilitate trading with respect to the Units or as to the price at which Units may be sold using such a service. In the absence of such a service Unitholders may be unable to sell or purchase Units. However, until the date Restrictions on Unit Transferability are imposed which is anticipated to be on or about December 17, 1997, and assuming that the Partnership otherwise continues to qualify for listing, Unitholders are free to sell or purchase Units on the New York Stock Exchange. No assurance can be given as to future prices for Units bought or sold on the New York Stock Exchange prior to delisting.



     Portfolio Runoff. Because of the illiquidity for Unitholders which will result from the Restrictions on Unit Transferability, if imposed, and because of the Partnership's competitive position in the market, the General Partner is proposing that it be authorized to implement Portfolio Runoff. This means that the Partnership would not make any new aircraft investments, would sell aircraft as attractive opportunities arise, would distribute net sales proceeds to Unitholders after each disposition and would dissolve the Partnership when all assets are sold. Although the Partnership cannot predict when sales will be made, assuming that lessees comply with their lease obligations, renewal options available under leases are not exercised and the aircraft were sold at the end of their existing lease terms, 86% of the assets would be sold within five years and the remainder by 2006. There can be no assurance that these circumstances will occur or as to the price at which aircraft may be sold.



     If the Proposal is approved and the General Partner imposes Restrictions on Unit Transferability, the General Partner will take action consistent with Portfolio Runoff. If the Proposal is approved but Restrictions on Unit Transferability are not imposed, the General Partner will consider whether it is in the best interests of the Limited Partners to cease making new aircraft investments in light of market conditions and the Partnership's competitive position. Based upon the Partnership's investment experience over the last several years and its knowledge of the market, the General Partner anticipates that it will take action consistent with Portfolio Runoff whether or not Restrictions on Unit Transferability are imposed.


     Promptly after sale of all aircraft, all cash then held by the Partnership, after payment of remaining liabilities and any reserve necessary for contingent liabilities, will be distributed to Unitholders and the Partnership will be dissolved. At that time, the Partnership's registration pursuant to the Securities and Exchange Act of 1934 and its obligation to file reports thereunder will be terminated. See "THE PROPOSAL -- Portfolio Runoff."


     Potential Change in Tax Law. Two bills are pending in Congress which provide that publicly traded partnerships that were in existence on December 17, 1987, like the Partnership, could elect to continue to be taxed as partnerships after December 31, 1997 even though the partnership interests are traded on an established securities market, but that the electing partnerships would be subject to an entity level tax on their gross income from the active conduct of a trade or business. If either of these bills were enacted in its current form and the Partnership elected to be subject to it, the Units could continue to be listed on the New York Stock Exchange. Under one bill which is pending in the House of Representatives, the tax rate would be 15%, and under the other bill which is pending in the Senate, the tax rate would be 3.5%. Although it is not clear how such tax would be calculated, under one reasonable interpretation the tax would reduce the present value of future cash distributions per Unit from the projected distributions for the Proposal by approximately $2.50-$3.00 (in the case of the bill pending in the House of Representatives) and approximately $0.50-$0.75 (in the case of the Senate bill). See "SPECIAL FACTORS -- Review of Strategic Alternatives -- Restricting Unit Transferability and Portfolio Runoff."



     No prediction can be made as to whether or in what form such legislation ultimately will be enacted. Similar bills have previously been introduced in Congress but were not enacted. Furthermore, it is unknown whether California would adopt any such federal income tax legislation, or enact similar legislation, to prevent the Partnership from being taxed as a corporation for California franchise tax purposes beginning January 1,

1998 if the Units continue to be publicly traded. Any tax imposed at the partnership level by California, whether on the gross income of the Partnership, such as under the pending federal legislation, or which would tax the Partnership as if it were a corporation, also would reduce the present value of future cash distributions per Unit from the projected distributions for the Proposal.


     If amendments to partnership tax law are enacted or are pending which provide advantages to the Partnership and the Limited Partners over the provisions of existing tax law, the Proposal authorizes the General Partner to take such other actions (including amending the Limited Partnership Agreement) which the General Partner determines are in the best interests of the Partnership and the Limited Partners and which are consistent with the intent of the Restrictions on Unit Transferability and Portfolio Runoff in light of any change or proposed change in partnership tax law from the law in existence on June 1, 1997.


     If any amendment or proposed amendment in partnership tax law has been enacted or is pending, the General Partner will consider whether to impose Restrictions on Unit Transferability or to take other actions which may be beneficial to the Partnership and the Limited Partners, taking into account the benefits of continued liquidity for the Limited Partners, any tax or cost to the Partnership or the Limited Partners included in any such tax law amendment, and such other matters which the General Partner may deem relevant in light of such change or proposed change in tax law. The General Partner intends to value any options which may be available in a manner consistent with the strategic alternatives reviewed prior to approving the Proposal and in light of the likely remaining term of the Partnership.



     Although the General Partner has not made a final determination, if the tax bill pending in the House of Representatives which imposes the 15% tax were enacted in its current form, the General Partner believes it probably would not cause the Partnership to be subject to this tax, and instead would impose the Restrictions on Unit Transferability. The tax bill pending in the Senate is significantly more favorable; however, the General Partner has not determined whether, if this bill were enacted in its current form, it would cause the Partnership to be subject to this tax or would instead impose Restrictions on Unit Transferability.



     If the Proposal is approved, the General Partner will be authorized to impose Restrictions on Unit Transferability or take such other actions which are consistent with the intent of the Proposal as described above if it determines that such transfer restrictions or other actions are in the best interests of the Partnership and the Limited Partners. If the General Partner does not impose Restrictions on Unit Transferability as a result of a change in partnership tax law and assuming the Partnership otherwise continues to qualify for listing, the Units could continue to be listed on the New York Stock Exchange. Unless there is an amendment or proposed amendment to partnership tax law which the General Partner believes may be enacted, Restrictions on Unit Transferability will be imposed effective on or about December 17, 1997.


     Amendments to Limited Partnership Agreement. The Proposal authorizes the General Partner to amend the Limited Partnership Agreement: (i) to impose restrictions on transferability of Units described in "Restrictions on Unit Transferability" above, and (ii) to provide that Cash Available from Sale or Refinancing be distributed to Unitholders and that assets may be sold and the Partnership dissolved without further approval by the Unitholders. The Proposal authorizes the General Partner to adopt either or both of these amendments without further consent of the Unitholders. In addition, if any amendment or proposed amendment to partnership tax law is enacted or pending, the Proposal authorizes the General Partner to take such other actions (including amending the Limited Partnership Agreement) which the General Partner determines are in the best interests of the Partnership and the Limited Partners and are consistent with the intent of the Restrictions on Unit Transferability and Portfolio Runoff in light of any change or proposed change in partnership tax law from the law in existence on June 1, 1997. See "THE PROPOSAL -- Amendments to Limited Partnership Agreement."

     Projected Future Cash Distributions. For information as to the present value of future cash distributions assuming the Proposal is approved and implemented and there is no change in partnership tax law, see "SPECIAL
FACTORS -- The Proposal -- Review of Strategic Alternatives -- Restricting Unit Transfers and Portfolio Runoff."

RECOMMENDATION OF THE GENERAL PARTNER; FAIRNESS OF THE PROPOSAL

     Pursuant to the Limited Partnership Agreement, management of the business and affairs of the Partnership is the responsibility of the General Partner. The decision making process with respect to the Proposal was conducted by the General Partner acting through its Board of Directors (the "Board"). In order to assure the recommendation to the Limited Partners was not affected by any conflict of interest between the General Partner or BALCAP on the one hand and the Limited Partners on the other, the Board appointed a special committee (the "Special Committee") made up of directors who are independent of and unaffiliated with BALCAP to provide an independent recommendation to the Board with respect to the Proposal. The Special Committee and the Board each determined that the best way to maximize value to Limited Partners is through the Proposal and that the Proposal is fair to and in the best interest of the Limited Partners.

     In reaching these conclusions the Special Committee and the Board considered a number of factors including the following:

          (i) The effect of the change in tax law would be to substantially reduce the cash available for future distributions. A higher value from distributions could be achieved by avoiding corporate taxation. See "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives" and "-- Risks and Benefits to the Limited Partners if the Proposal is not Adopted -- Taxation of the Partnership."

          (ii) In general the Partnership's pricing is not competitive in making new aircraft investments because its sources of capital are limited, its cost of capital is high, and there is no buildup of equity as all Cash Available from Operations, as defined in the Limited Partnership Agreement, is returned to Unitholders. Consequently Airlease is at competitive disadvantage for future business and it is unlikely to grow. See "SPECIAL FACTORS -- The Proposal -- Background for the Proposal."

          (iii) An immediate sale of all Partnership assets would avoid the adverse impact of the second level of taxation, but would likely result in lower values than if the assets could be sold over a greater period of time. See "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives -- Immediate Sale."


          (iv) Restrictions on Unit Transferability would avoid the adverse impact of the second level of taxation but would limit Unitholder liquidity. However, the reduced liquidity may be offset somewhat by the Proposal which provides that net sales proceeds be distributed to Unitholders as aircraft are sold. This should shorten the period of illiquidity, shorten the life of the Partnership and result in earlier than planned dissolution.



          (v) The tax law permits limited trading (currently up to 7.78% of the outstanding Units annually) if certain qualified matching services are used. Until the Restrictions on Unit Transferability are imposed on or about December 17, 1997, Units are freely tradeable. Thus some ability to purchase and sell Units should be available to Unitholders. See "THE PROPOSAL -- Restrictions on Unit Transferability."


          (vi) The range of values potentially payable to Unitholders under the Proposal compared to net book value and market value of the Units.

          (vii) The values potentially payable to Unitholders under the alternatives to the Proposal, including Immediate Sale and Corporate Taxation and Portfolio Runoff, are not expected to provide better returns to Unitholders than under the Proposal. See "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives."

          (viii) BALCAP, which owns 22.2% of the Units, has stated that it would vote in favor of the Proposal because it believes the Proposal is the best alternative to maximize value to Unitholders. See "SPECIAL
     FACTORS -- Conflicts of Interest -- Ownership of Units by BALCAP."

TOTAL PAYMENTS TO LIMITED PARTNERS AND THE GENERAL PARTNER


     The following table sets forth total contributions from and payments to Limited Partners and the General Partner from the inception of the Partnership to June 24, 1997.



                                                  LIMITED PARTNERS                   GENERAL PARTNER
                                        -------------------------------------     ----------------------
                                        AGGREGATE     PER UNIT     PERCENTAGE                 PERCENTAGE
                                         AMOUNT        AMOUNT       OF TOTAL      AMOUNT       OF TOTAL
                                        ---------     --------     ----------     -------     ----------
                                                             (DOLLARS IN THOUSANDS)
Initial contribution(1)...............  $  87,082     $ 18.83           99%       $   880           1%
Total distributions received..........  $ 104,185     $ 22.53           99%       $ 1,053           1%
Market Value of Units as of June 24,
  1997(2).............................  $  55,500     $ 12.00          100%       $     0(3)        0%(3)
Fees paid to General Partner:(4)......  $       0     $  0               0%       $11,835         100%


---------------
Notes:

(1) Contributions net of underwriting commissions and offering expenses.

(2) Based on the closing price of Units on the New York Stock Exchange.

(3) The General Partner's 1% interest in the Partnership is not represented by Units and does not have a market value on the New York Stock Exchange.

(4) See "SPECIAL FACTORS -- Conflicts of Interest -- Interests of General Partner and BALCAP in the Proposal -- Fees and Disbursements if Proposal is Consummated" and Note 8 to Notes to Financial Statements.

CONFLICTS OF INTEREST

     In considering the recommendation of the General Partner, Limited Partners should consider the conflicts or potential conflicts of interest which are presented by the Proposal, including the following matters:

     Relationship of General Partner and BALCAP. The General Partner is a wholly owned subsidiary of BALCAP. Certain officers and directors of BALCAP also serve as officers and directors of the General Partner. This common control and management presents potential conflicts of interest with respect to the Proposal, including the discretion granted to the General Partner by the Proposal. However, the Proposal was approved by the Special Committee consisting of three directors of the General Partner who are independent of and unaffiliated with BALCAP and it is anticipated that the exercise of any discretion granted to the General Partner under the Proposal will be reviewed and approved by the Special Committee. See "SPECIAL FACTORS -- Conflicts of Interest -- Relationship of General Partner and BALCAP."

     Interests of General Partner and BALCAP in the Proposal. If the Proposal is approved and consummated in accordance with the assumptions set forth under "SPECIAL FACTORS -- The Proposal -- Review of Strategic
Alternatives -- Restricting Unit Transfers and Portfolio Runoff," the General Partner estimates the present value (using a discount rate of 9% per annum) of fees payable to it under the Limited Partnership Agreement until the last aircraft is sold and the Partnership is dissolved to be approximately $4 million. This same amount of approximately $4 million is estimated for such fees if the Proposal is not approved and the Partnership becomes taxable as a corporation and aircraft were sold on their Lease Termination Dates in accordance with the assumptions set forth under "SPECIAL FACTORS -- The
Proposal -- Review of Strategic Alternative -- Corporate Taxation and Portfolio Runoff." In addition, the General Partner has a 1% interest in the profits and losses of the Partnership for which it paid 1% of total capital contributions to the Partnership, and this general partnership interest will exist whether or not the Proposal is consummated. See "SPECIAL FACTORS -- Conflicts of
Interest -- Interests of General Partner and BALCAP in the Proposal."

     Ownership of Units by BALCAP. BALCAP owns directly or through its subsidiaries 22.2% of the Units, which it purchased in September and October 1996 for $15.70 per Unit for a total cash investment in the Units of $16,092,500. BALCAP has advised the General Partner that it intends to vote its Units in favor of the Proposal. A vote of 22.2% in favor of the Proposal gives the General Partner and its affiliates more influence over the Proposal than would be the case if BALCAP did not own any Units.

     As an owner of Units, BALCAP has the same interest as unaffiliated Limited Partners have in the cash distributions and results of operations of the Partnership. However, because the Units owned by BALCAP are restricted securities, BALCAP has limited liquidity in the Units currently and will not be as adversely affected as other Unitholders by the lack of liquidity which will result from the Restrictions on Unit Transferability. In addition, if the Partnership were taxed as a corporation, BALCAP would be entitled to a dividends received deduction (currently 70%) on dividend distributions made by the Partnership. The dividend received deduction generally is available to corporations with respect to dividends received on stock owned by the corporation. Individuals are not entitled to such deduction, and thus, the effect of a second level of taxation would be less adverse for BALCAP than for individual and other Unitholders who are not entitled to the dividends received deduction. See "SPECIAL FACTORS -- Conflicts of Interest -- Ownership of Units by BALCAP."


RISKS AND BENEFITS TO THE LIMITED PARTNERS IF THE PROPOSAL IS CONSUMMATED

     General. If the Proposal is approved and consummated as contemplated and there is no change in partnership tax law, the General Partner does not expect that the Partnership will be taxed as a corporation. If it is not so taxed, cash distributions to Unitholders will not be reduced by the amount of such tax. However, if the Proposal is approved and consummated and there is no change in partnership tax law, transferability of the Units will be restricted. In the absence of a trading market for the Units, the economic return to Unitholders will depend upon future rental income from aircraft presently owned by the Partnership, residual values of the aircraft which are realized upon sale, rates of taxation applicable in future years and the amount and timing of cash distributions by the Partnership, none of which can be predicted with certainty. Unitholders will be subject to risks inherent in aircraft leasing until all aircraft are sold. Significant changes in the market in which the Partnership operates, primarily higher lease rates and lower debt rates, could result in the Partnership's ability to locate attractive opportunities for reinvestment of aircraft sales proceeds. If this occurred, the Unitholders could realize a higher return if the Partnership were to continue to reinvest proceeds of sale in new aircraft until January 1, 2005 than if the Partnership did not make new aircraft investments. However, in light of Partnership's competitive position, the General Partner does not expect that changes which would impact its recommendation are likely to occur. See "SPECIAL FACTORS -- Risks and Benefits to the Limited Partners of the Proposal as Consummated -- General" and "-- Risks of Aircraft Leasing."

     Lack of Liquidity. Upon delisting, there will be no public market for the Units. The General Partner expects that a qualified matching service, which matches buyers and sellers of securities of limited partnerships, an electronic bulletin board, which posts price information, or a similar service will develop to facilitate purchases and sales of Units. However, Internal Revenue Service rules impose limitations on the aggregate number of Units which may be sold in any year utilizing such a service. As a result of these limitations, currently the maximum number of Units that can be traded in any year (other than certain sales between family members, upon death or distributions from qualified retirement plans) is approximately 7.78% of the outstanding Units, and most of these trades would need to be conducted through a qualified matching service which imposes certain delays before sales may be consummated. Accordingly, a Unitholder may not be able to trade its Units, particularly if a Unitholder attempts to sell during the later part of any calendar year after 1997.


     There can be no assurance that any such services will exist or will participate with respect to the Units or as to the price for Units traded through such a service. In the absence of such a service or its participation, Unitholders may be unable to liquidate their investment in the Units. However, until the date Restrictions on Unit Transferability are imposed which is anticipated to be on or about December 17, 1997, and assuming that the Partnership otherwise continues to qualify for listing, Unitholders are free to sell or purchase Units on the New York Stock Exchange. No assurance can be given as to future prices for Units bought or sold on the New York Stock Exchange prior to delisting. See "SPECIAL FACTORS -- Risks and Benefits to the Limited Partners If the Proposal Is Consummated -- Lack of Liquidity."



     Potential Change in Tax Law. Two bills are pending in Congress which, if enacted, would continue to tax certain publicly traded partnerships as partnerships but would impose a tax on the gross income of such partnerships. No prediction can be made as to whether or in what form any such legislation may be enacted. Because of this potential change in partnership tax law, the Proposal authorizes the General Partner to take such other actions, including amending the Limited Partnership Agreement, which the General Partner determines are in the best interests of the Partnership and the Limited Partners and are consistent with the intent of the Proposal. See "THE PROPOSAL -- Potential Change in Tax Law."


     If the Proposal is approved and if any amendment or proposed amendment to partnership tax law is enacted or pending, the General Partner will consider whether to impose Restrictions on Unit Transferability or to take other actions which may be beneficial to the Partnership and the Limited Partners, taking into account the benefits of continued liquidity for the Limited Partners, any tax or cost to the Partnership or the Limited Partners included in any such tax law amendment, and such other matters which the General Partner may deem relevant in light of such change or proposed change in tax law. If the Proposal is approved, without further approval of the Limited Partners, the General Partner will be authorized to impose Restrictions on Unit Transferability or take such other actions which are consistent with the intent of the Proposal if it determines that such transfer restrictions or other actions are in the best interests of the Partnership and the Limited Partners.



     The General Partner determined that it should seek Limited Partner approval for the Proposal at the present time even though amendments to partnership tax law are pending in Congress because it cannot predict when, whether or in what form any such tax legislation will be enacted and the time during which the Partnership must take action is very short. Unless the tax law is amended, the Partnership will be taxed as a corporation commencing on January 1, 1998, and this tax would substantially reduce distributions to Unitholders. Final legislation enacted as a result of the pending tax bills, if any, may not be enacted for some time, and it is important to allow sufficient time to obtain any necessary Limited Partner consent. In addition, since the Partnership is a California limited partnership with offices in California, the General Partner must consider the effect of California tax law, and to date no legislation similar to the pending federal tax bills has been introduced in the California legislature. Obtaining Limited Partner approval now will provide the Partnership with flexibility to respond to any change in tax law which may be beneficial to the Partnership and the Limited Partners while preserving the ability of the Partnership to avoid taxation as a corporation with the resulting reduction in cash distributions.


     The Proposal grants discretion to the General Partner to take actions consistent with the intent of the Proposal which are in the best interests of the Partnership and the Limited Partners if an amendment to the tax law is enacted or pending. Since the General Partner cannot predict what form any such legislation may take, it cannot predict what actions may be appropriate. Thus there is a risk that actions could be taken which have not been specifically described in this Consent Solicitation Statement. However, prior to taking any such actions, the General Partner must determine that such actions are in the best interest of the Partnership and the Limited Partners and are consistent with the intent of the Proposal.


     Unless an amendment to partnership tax law is enacted or is pending, Restrictions on Unit Transferability will be imposed effective on or about December 17, 1997. See "SPECIAL FACTORS -- Risks and Benefits to the Limited Partners If the Proposal is Consummated -- Potential Change in Tax Law."


RISKS AND BENEFITS TO THE LIMITED PARTNERS IF THE PROPOSAL IS NOT CONSUMMATED

     General. If the Proposal is not approved, the General Partner will continue to operate the Partnership in accordance with the Limited Partnership Agreement and attempt to reinvest aircraft sales proceeds until January 1, 2005. However, because of the competitive position of the Partnership, the General Partner believes it is unlikely that the Partnership will be able to make new investments at the returns it has experienced in the past. Under the Limited Partnership Agreement, Limited Partner approval may be required in order for the Partnership to sell all or substantially all of its assets and distribute the net proceeds to Unitholders. Accordingly, if the Proposal is not approved and the Partnership is not able to make new investments, the Partnership again may be required to incur the expense of soliciting Limited Partner consent in order to sell its assets and dissolve.

     If the Partnership continues to operate, the Units should continue to be traded on the New York Stock Exchange and the Unitholders should continue to have liquidity in the Units. Although the Partnership will attempt to cause the Units to remain listed on the New York Stock Exchange, there can be no assurance that the Units will continue to qualify for such listing or that the Partnership will continue to meet the listing criteria of the exchange. However, if the Units are publicly traded on any market and partnership tax law is not amended, the Partnership will be taxed as a corporation beginning on January 1, 1998, and cash distributions to Unitholders would be substantially reduced.

     If the Partnership continues to operate and to seek to reinvest sales proceeds until 2005, the value of the Units would depend upon overall economic conditions and conditions in the stock market generally, future rental income from present and future leases, availability of reinvestment opportunities when aircraft sales proceeds become available, the residual value of the aircraft portfolio upon its ultimate liquidation, rates of taxation and interest rates applicable in future years and the amount and timing of cash distributions by the Partnership, none of which can be predicted with certainty. Unitholders will be subject to risks inherent in aircraft leasing until all aircraft are sold. See "SPECIAL FACTORS -- Risks and Benefits to the Limited Partners If the Proposal Is Not Consummated."

     Taxation of the Partnership. If the Partnership were taxed as a corporation: no deductions arising from Partnership operations would be allowable to Unitholders; income of the Partnership would be taxable at corporate rates; distributions to Unitholders would be taxable as dividends to the extent of the Partnership's current or accumulated earnings and profits; and distributions to Unitholders would be substantially reduced. For purposes of comparing the strategic alternatives available to the Partnership, the General Partner estimated the present value of future cash distributions assuming the Partnership were taxed as a corporation. In performing such calculations it was assumed that the Partnership's tax bases in its assets as of January 1, 1998 would be equal to approximately $12 million. Such amount represents the approximate projected tax bases in the Partnership's assets as of January 1, 1998. See "SPECIAL FACTORS -- The Proposal -- Review of Strategic
Alternatives -- Corporate Taxation and Portfolio Runoff."

     If a tax termination of the Partnership occurs, it could result in higher tax bases than the assumed tax bases and less corporate level tax. Thus, a tax termination could result in an increased present value of future cash distributions. In general, a tax termination occurs if within a 12-month period there has been a sale or exchange of 50% or more of the interests in a partnership. The General Partner does not believe that a tax termination has occurred prior to 1997. However, determining whether a tax termination has occurred during 1997 is extremely difficult because the information necessary to make such a determination is not readily accessible until the end of the year.

     In the event that a tax termination of the Partnership occurred during 1997 and prior to May 9, 1997, the tax bases of the Partnership assets would be "stepped up" to equal the tax bases of the Unitholders and the General Partner in their Partnership interests at the time of such tax termination, which would be substantially higher than the assumed tax bases of $12 million. The estimated tax bases of the Unitholders and the General Partner in their Partnership interests as of January 1, 1997 were equal to approximately $48.7 million. Assuming that the Partnership's tax bases in its assets were "stepped up" to $48.7 million, the present value of future cash distributions would be increased by approximately $2.00 per Unit from the amounts set forth in the Corporate Taxation and Portfolio Runoff Projections. The actual tax bases of the Unitholders and the General Partner in their Partnership interests would be different than the $48.7 million bases assumed because the tax bases would depend upon the acquisition price of the Units, the income and deductions of the Partnership between January 1, 1997 and the date of any tax termination and the trading volume, prices, and Unitholders' tax bases of the Units sold between January 1, 1997 and the date of any tax termination. See "SPECIAL FACTORS -- the Proposal -- Review of Strategic Alternatives -- Corporate Taxation and Portfolio Runoff."

     If the Unitholders do not consent to the Proposal, the General Partner does not believe that the Partnership will be able to obtain "stepped up" bases in its assets greater than the approximate projected tax bases of $12 million.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Under Section 7704(b) of the Code, a "publicly traded partnership" is generally taxable as a corporation for United States federal income tax purposes. An exception to this general rule applies to certain partnerships

(such as the Partnership) that were in existence on December 17, 1987. Unless there is a change in tax law, the exception ceases to apply to taxable years of a partnership beginning after December 31, 1997. Consequently, if the Units remain listed on the New York Stock Exchange or are otherwise readily tradeable on a secondary market (or the substantial equivalent thereof) after December 31, 1997, the Partnership will be taxable as a corporation. As of the first day the Partnership is classified as a corporation, for federal income tax purposes it would be deemed to transfer all its assets to a newly formed corporation; the Unitholders generally would not recognize any gain or loss on such constructive incorporation. If the Partnership is classified as a corporation: its income, gains, deductions, losses and credits would not be passed through to the Unitholders; it would be required to pay tax at corporate rates on its income; its distributions to Unitholders would be taxable to Unitholders as dividends to the extent of its current or accumulated earnings and profits; and such distributions would not be deductible to the Partnership. However, certain corporate Unitholders may be entitled to a dividends received deduction on distributions treated as dividends. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

     The purpose of the Restrictions on Unit Transferability is to permit the Partnership to continue to be classified as a partnership for federal income tax purposes after December 31, 1997. After the date that the Restrictions on Unit Transferability are imposed (currently anticipated to occur on or about December 17, 1997), the Depositary Units evidencing interests in the Partnership will contain a legend that provides:

     The General Partner will not admit any transferee of Units as a partner or recognize any rights of a transferee of Units (including any right to receive distributions or any right to an interest in capital or profits of the Partnership) unless the transferee certifies in an application for transfer (the "Transfer Application") to the Partnership that the transferee has acquired the Units (a) by a "transfer not involving trading" within the meaning of Internal Revenue Service Notice 88-75 (the "Notice"), (b) in compliance with the "two percent" safe harbor described in the Notice or (c) in a qualified "matching service" transaction described in the Notice. Furthermore, any transfer of Units will be subject to a determination by the General Partner in its sole discretion that such transfer will not cause the aggregate percentage of Units transferred during the calendar year to exceed the allowable amount or otherwise cause the Units to be treated as traded on an established securities market or readily tradeable on a secondary market (or the substantial equivalent thereof) as defined in Section 7704(b) of the Internal Revenue Code of 1986, as amended.

     The Partnership is considering requesting a ruling from the Internal Revenue Service that it can, as an alternative to imposing transfer restrictions consistent with the Notice, impose transfer restrictions consistent with regulations promulgated under Section 7704 of the Code (the "Regulations"). Such restrictions are somewhat less restrictive than those required by the Notice. If such a ruling were obtained, references to the Notice in the foregoing legend and the Transfer Application would be changed to refer to the Regulations. See "THE PROPOSAL -- Restrictions on Unit Transferability."

     Because of the Restrictions on Unit Transferability, the General Partner does not expect the Units to be traded on an established securities market or readily tradeable on a secondary market (or the substantial equivalent thereof). The Restrictions on Unit Transferability itself should not result in any federal income tax consequences to the Unitholders. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

     After the General Partner imposes the restrictions on Unit transferability, the Partnership generally will be required to withhold 7% of the amount of any distribution made to Unitholders who are not residents of California if the distribution represents California source income. A Unitholder whose distribution is subject to withholding will be allowed a credit for any withheld amount against such Unitholder's California income tax liability. If the withheld amount exceeds a Unitholder's California income tax liability, the Unitholder will be entitled to a refund for such excess withholding. A Unitholder generally may be entitled to credit California income tax (whether paid by withholding or otherwise) on California source income against tax owed to the Unitholder's state of residence with respect to the same income. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- State Income Tax Considerations."

SELECTED FINANCIAL DATA

     The following table sets forth selected financial data and other data concerning the Partnership for, and as of the end of, each of the five years in the period ended December 31, 1996 and the three months ended March 31, 1996 and March 31, 1997. This data should be read in conjunction with the Financial Statements, related notes and other financial information included elsewhere in this Consent Solicitation Statement.

                                                       FOR THE THREE
                                                       MONTHS ENDED
                                                         MARCH 31,
                                                        (UNAUDITED)               FOR THE YEARS ENDED DECEMBER 31,
                                                     -----------------   ---------------------------------------------------
                                                      1997      1996      1996       1995       1994       1993       1992
                                                     -------   -------   -------   --------   --------   --------   --------
                                                                     (IN THOUSANDS EXCEPT PER-UNIT AMOUNTS)
OPERATING RESULTS
Lease and other income.............................  $ 2,358   $ 2,875   $10,747   $ 12,492   $ 12,538   $ 12,852   $ 12,375
Gain on disposition of aircraft, net...............       --       556     2,501         21         --         --         --
                                                     -------   -------   -------   --------   --------   --------
        Total Revenues.............................    2,358     3,431    13,248     12,513     12,538     12,852     12,375
                                                     -------   -------   -------   --------   --------   --------
Interest Expense...................................      472       523     1,830      2,366      2,660      2,557      2,529
Depreciation expense...............................       71       443     1,500      2,129      2,146      2,426      2,921
Other expenses.....................................      648       294     1,266      1,196      1,401      1,786      1,259
                                                     -------   -------   -------   --------   --------   --------
        Total Expenses.............................    1,191     1,260     4,596      5,691      6,207      6,769      6,709
                                                     -------   -------   -------   --------   --------   --------
        Net income.................................  $ 1,167   $ 2,171   $ 8,652   $  6,822   $  6,331   $  6,083   $  5,666
                                                     -------   -------   -------   --------   --------   --------
Net income per Unit(1).............................  $  0.25   $  0.46   $  1.85   $   1.46   $   1.36   $   1.30   $   1.21
Cash distributions declared per Unit(2)............  $  0.45   $  0.50   $  3.28   $   2.07   $   1.85   $   1.69   $   1.66
FINANCIAL POSITION
Total Assets.......................................  $90,751   $98,571   $85,130   $103,021   $107,542   $113,967   $112,337
Long-term obligations..............................  $23,307   $23,163   $14,071   $ 27,483   $ 29,525   $ 27,940   $ 30,861
Total partners' equity.............................  $64,107   $71,549   $65,042   $ 71,712   $ 74,562   $ 76,874   $ 78,685
Limited Partners' equity per Unit(1)...............  $ 13.72   $ 15.32   $ 13.92   $  15.35   $  15.96   $  16.46   $  16.84
Cumulative return of capital per Unit(1)...........     22.7%     18.3%     22.3%      18.6%      17.2%      16.0%      15.1%

---------------

(1) After allocation of the 1% General Partner's interest.

(2) Includes special cash distribution of 10 cents per unit in 1995 and of $1.43 per unit in 1996, of which 63 cents was paid in January 1997.

                                  INTRODUCTION

     This Consent Solicitation Statement is being furnished by Airlease Ltd., A California Limited Partnership (the "Partnership" or "Airlease"), to holders of Depositary Units representing limited partnership interests ("Units") in the Partnership, in connection with the solicitation of consents by Airlease Management Services, Inc., a Delaware corporation, the general partner of the Partnership (the "General Partner"). Holders of Units ("Unitholders") who have been admitted as limited partners ("Limited Partners") pursuant to the Amended and Restated Agreement of Limited Partnership, as amended, of the Partnership (the "Limited Partnership Agreement") as of the record date are entitled to one vote for each Unit held by them.


     The purpose of the solicitation of consents is to obtain the consent of the Limited Partners to authorize the General Partner to amend the Limited Partnership Agreement (i) to impose restrictions on transferability of the Units to the extent necessary to avoid the Partnership being taxed as a corporation, which restrictions, if imposed, would result in the Units being delisted from trading on the New York Stock Exchange ("Restrictions on Unit Transferability"), and (ii) to provide that the Partnership will not make new aircraft investments, will sell its aircraft as attractive sale opportunities arise and will dissolve when all assets are sold ("Portfolio Runoff"); and if any amendment or proposed amendment to partnership tax law is enacted or pending, to authorize the General Partner to take such other actions which the General Partner determines are in the best interests of the Partnership and the Limited Partners and are consistent with the intent of the proposal described in this Consent Solicitation Statement, including amending the Limited Partnership Agreement. These authorizations to the General Partner (collectively, the "Proposal") comprise a single proposal, and consent to the Proposal will constitute consent to the adoption of either or both of the amendments to the Limited Partnership Agreement described above, including the resulting liquidation and dissolution of the Partnership, and if any amendment or proposed amendment to partnership tax law is enacted or pending, consent to such other actions which the General Partner determines to be in the best interests of the Partnership and the Limited Partners and to be consistent with the intent of the Proposal. See "THE PROPOSAL."


     As previously reported to Unitholders, under current federal income tax laws the Partnership will be taxed as a corporation beginning on January 1, 1998 if the Units continue to be publicly traded. If the Partnership were taxed as a corporation, distributions to Unitholders would be reduced substantially. Two alternatives are available to eliminate this second level of tax: (i) sell all assets and dissolve the Partnership by December 31, 1997; or (ii) restrict transferability of Units. After studying these alternatives and the alternative of permitting the Partnership to be taxed as a corporation and taking into account the Partnership's competitive position, the General Partner concluded that selling all of the assets during 1997 would likely result in lower values than if the assets could be sold over a longer period of time. The General Partner recognized that a higher value from distributions could be achieved by avoiding corporate taxation, and it determined that the best way to maximize value to the Limited Partners was to restrict transferability of the Units and to sell the Partnership's assets over time as attractive opportunities arise. This alternative avoids the second layer of tax by restricting transferability of Units and reduces the period of illiquidity caused by the transfer restrictions by providing that net sales proceeds be distributed to Unitholders as aircraft are sold. See "SPECIAL FACTORS" for a description of the reasons for the Proposal and for a discussion of factors to be considered by Limited Partners in determining whether to consent to the Proposal.


     If the Proposal is approved, Unitholders will continue to receive distributions from Cash Available from Operations (as defined in the Limited Partnership Agreement) and from aircraft sales without the imposition of an additional tax. However, unless a change in partnership tax law is enacted or is pending, the General Partner will impose Restrictions on Unit Transferability effective on or about December 17, 1997 and the Units will be delisted from trading on the New York Stock Exchange at that time. Thereafter, there will be no public market for the Units. Under provisions of the tax law, there are services which may be available to facilitate trading of a limited number of Units each year. However, there can be no assurance that any such services will facilitate trading with respect to the Units or as to the price at which Units may be sold using such a service. In the absence of such a service, Unitholders may be unable to sell their Units. See "THE PROPOSAL -- Restrictions on Unit Transferability."

     The Proposal also authorizes the General Partner not to make any new aircraft investments, to sell aircraft as attractive opportunities arise, to distribute net sales proceeds to Unitholders after each disposition and to dissolve the Partnership when all assets are sold. Although the Partnership cannot predict when sales will be made, assuming that lessees comply with their lease obligations, renewal options available under leases are not exercised and the aircraft were sold at the end of their existing lease terms, 86% of the assets would be sold within five years and the remainder by 2006. There can be no assurance that these circumstances will occur or as to the price at which aircraft may be sold. See "THE PROPOSAL -- Portfolio Runoff." If the Proposal is approved, the General Partner will be authorized to impose Restrictions on Unit Transferability and to sell aircraft and dissolve the Partnership without further consent of the Unitholders.



     Two bills are pending in Congress which, if enacted, would continue to tax publicly traded partnerships, such as the Partnership, as partnerships but would impose a tax on the gross income of such partnerships. No prediction can be made as to whether or in what form such legislation may be enacted. Because of this potential change in partnership tax law, if the Proposal is approved and if any amendment or proposed amendment to partnership tax law is enacted or pending, the General Partner will be authorized to take such other actions as it determines to be in the best interests of the Partnership and the Limited Partners and to be consistent with the intent of the Proposal. See "THE
PROPOSAL -- Potential Change in Tax Law."


     For information as to the projected present value of future cash distributions assuming the Proposal is approved and implemented and there is no change in partnership tax law, see "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives -- Restricting Unit Transfers and Portfolio Runoff."

     The General Partner is a wholly owned subsidiary of BA Leasing & Capital Corporation, a California corporation ("BALCAP"), which in turn is an indirect wholly owned subsidiary of BankAmerica Corporation. The General Partner has approved the consummation of the Proposal and recommends approval of the Proposal by the Limited Partners. For a discussion of the factors considered by the General Partner in approving the Proposal, see "SPECIAL
FACTORS -- Recommendation of the Special Committee and the Board; Fairness of the Proposal" and "-- The Proposal -- Meetings of the Board of Directors and the Special Committee."

     The principal executive offices of the Partnership are located at 555 California Street, Fourth Floor, San Francisco, California, and its telephone number is (415) 765-1814.


     This Consent Solicitation Statement is first being mailed to Limited Partners on or about July 3, 1997.


RECORD DATE; CONSENTS; REVOCATION OF CONSENTS

     The General Partner has fixed the close of business on June 4, 1997 as the record date (the "Record Date") for determining Limited Partners entitled to give written consent to the Proposal (the "Consent"). Accordingly, only Unitholders who are admitted to the Partnership as Limited Partners as of the Record Date will be entitled to consent to the Proposal.


     A Limited Partner may consent to the Proposal by properly completing the consent card which accompanies this Consent Solicitation Statement (the "Consent Card"). Consents will be solicited until August 28, 1997 (which date may be extended at the sole discretion of the General Partner to a date on or before October 31, 1997 if the General Partner determines that further time is required to solicit additional Consents or to provide more information to Limited Partners). A Consent Card shall be deemed to have been "returned" to the Partnership on the date it is given personally to the Secretary or an Assistant Secretary of the General Partner or deposited in the mail or other delivery service, postage or delivery service fees prepaid. An addressed, postage paid envelope is enclosed with the Consent Card. Consents may be revoked by a later dated Consent Card which is received by the Partnership on or before the end of the Consent solicitation period.


     If a Limited Partner has any questions regarding completing and returning Consent Cards or about the Partnership performance, he or she should call D.F. King & Co., Inc., the solicitation agent, at 1-800-714-3133 (toll-free). In accordance with the Limited Partnership Agreement, each Limited Partner is entitled to cast a number of votes that is equal to the number of Units he or she holds on the Record Date.

SOLICITATION

     In addition to soliciting Consents by mail, Consents may be solicited by directors, officers and employees of the General Partner and its affiliates, who will not receive additional compensation therefor, by personal interview, telephone, telegram, facsimile, courier service, or similar means of communication. In addition, the Partnership has retained D.F. King & Co., Inc. as solicitation agent (the "Solicitation Agent"). The Solicitation Agent has entered into a Solicitation Agent Agreement with the Partnership pursuant to which the Solicitation Agent will solicit Consents to the Proposal from Limited Partners. The Solicitation Agent will be paid a fee of $6,500 plus $3.00 per telephone contact with a Unitholder and will be reimbursed for its out-of-pocket expenses by the Partnership, and the Partnership has agreed to indemnify the Solicitation Agent against certain liabilities. Under the terms of the Solicitation Agent Agreement, the Solicitation Agent will administer the delivery of information to the Limited Partners.

VOTE REQUIRED

     Pursuant to the Limited Partnership Agreement, approval of the Proposal requires the consent of Limited Partners of record who hold a majority of all outstanding Units held by Limited Partners, including Units held by affiliates of the General Partner. As of the Record Date, 4,625,000 Units were outstanding and were held of record by 1,268 Limited Partners. Accordingly, the consent of Limited Partners holding at least 2,312,501 Units is required to approve the Proposal. Each Limited Partner is entitled to one vote for each Unit held in his, her or its name on the Record Date. BALCAP owns directly or through wholly owned subsidiaries 1,025,000 Units (22.2% of the outstanding Units), and officers and directors of BankAmerica Corporation and of the General Partner own an aggregate of 1,200 Units. BALCAP has advised the General Partner that it intends to vote its Units in favor of the Proposal. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

NO RIGHTS TO APPRAISAL OF UNIT VALUE

     If Limited Partners owning a majority of the Units consent to the Proposal, all Limited Partners will be bound by such Consents, including Limited Partners who have not returned their Consents or who have not consented to the Proposal. Limited Partners who do not consent to the Proposal are not entitled to any rights of appraisal or similar rights of dissenting shareholders of a corporation under California law in connection with the approval of the Proposal or the consummation thereof.

     Under California statutory and common law, the general partner of a limited partnership has fiduciary duties of fairness and loyalty to the limited partners. If any fiduciary duties have not been fulfilled, a damages remedy may be available.

                                SPECIAL FACTORS

     Before consenting to the Proposal, Limited Partners should carefully consider certain factors concerning the Proposal.

THE PROPOSAL

     BACKGROUND FOR THE PROPOSAL

     The Partnership began operations in 1986, with the principal investment objectives of generating income for quarterly cash distributions to Unitholders and building a diversified portfolio of leased aircraft. At that time the Partnership intended that until January 1, 2005, a substantial portion of the cash derived from the sale, refinancing or other disposition of aircraft would be used to purchase additional aircraft if attractive investments were available. Thereafter the Partnership would enter a disposition phase during which its aircraft portfolio would be sold and proceeds distributed to Unitholders, with the plan that all assets would be sold and the Partnership would dissolved by January 1, 2012.

     Since the Partnership's formation, significant changes in the tax law and in the aircraft and aircraft leasing markets have occurred.


     As previously reported to Unitholders, unless partnership tax law is amended, changes in the federal income tax law which occurred in 1987 will cause the Partnership to be taxed as a corporation beginning on January 1, 1998 if the Units continue to be traded on an established securities market or readily tradeable on a secondary market (or the substantial equivalent thereof). Airlease was formed as a partnership rather than as a corporation in order to avoid entity level taxation at the partnership level and in order that all or a portion of cash distributions to Unitholders would be sheltered from tax through the deductions available from Partnership operations and investments. If the Partnership were taxed as a corporation: no deductions arising from Partnership operations would be allowable to the Unitholders; income of the Partnership would be taxable at corporate rates; distributions to Unitholders would be taxable as dividends to the extent of the Partnership's current or accumulated earnings and profits; and the amount of distributions to Unitholders would be substantially reduced. Certain corporate Unitholders, however, may be entitled to a dividends received deduction on such dividend distributions. While such a deduction would lessen the adverse impact of the Partnership's being subject to taxation as a corporation, the General Partner believes that few Unitholders other than BALCAP are corporations. The Partnership has worked with industry groups to lobby for a legislative solution to this taxation, but to date these efforts have been unsuccessful. However, two bills are pending in Congress which, if enacted, would continue to tax publicly traded partnerships, such as the Partnership, as partnerships but would impose a tax on the gross income of such partnerships. See "THE PROPOSAL -- Potential Change in Tax Law."


     As the Partnership has advised Unitholders over the course of the Partnership's existence, significant changes in the aircraft and aircraft leasing markets have occurred since the inception of the Partnership. In the past ten years, the supply of commercial jet aircraft has increased substantially, but the demand has not always kept pace with the supply primarily because of changes in the airline industry. In the late 1980's and early 1990's competition in the airline industry led to airline restructurings and consolidations. Airlease itself experienced the effect of this competition as four of its lessees (Eastern Airlines, Pan American Airlines, Continental Airlines, Inc. ("Continental") and TransWorld Airlines ("TWA")) filed for bankruptcy during this period. In the wake of these restructurings, airlines have been taking actions to increase utilization of their fleets to reduce the need for additional aircraft.

     These conditions have led to periods in which the supply of aircraft has exceeded the demand. Oversupply adversely impacts lessors like the Partnership, because it increases the competition among lessors to place and retain aircraft on lease and lease rates decline. Similarly, opportunities for gain on sale of aircraft are reduced. Although demand for aircraft has been increasing in the last two years as many airlines have returned to profitability and more recently lease rates appear to be improving, the airline industry tends to be cyclical, indicating a potential return to less favorable conditions.

     The aircraft leasing industry has become increasingly competitive. In making aircraft investments, leasing aircraft to lessees, and seeking purchasers of aircraft, the Partnership competes with large leasing companies, aircraft manufacturers, airlines and other operators, equipment managers, financial institutions and other parties engaged in leasing, managing, marketing or remarketing aircraft. Affiliates of the General Partner are engaged in many of these businesses and may be deemed to be in competition with the Partnership. There are many large leasing companies which have the financial strength to borrow at very low rates and to obtain significant discounts when purchasing large quantities of aircraft. The lower capital and acquisition costs enjoyed by these large leasing companies permit them to offer airlines lower lease rates than smaller leasing companies can offer. The Partnership does not have the resources to purchase newer aircraft or to purchase aircraft at volume discounts and has only a limited ability to use tax deferrals in its pricing.

     As previously reported to unitholders, the Partnership's access to capital is limited. Since all Cash Available from Operations, as defined in the Limited Partnership Agreement, is distributed, there is no build up of equity capital, and acquisitions must be funded from proceeds available when aircraft are sold or from debt. Access to debt is limited because most of the Partnership's aircraft are being used to secure existing borrowings. In general, the Partnership's pricing is uncompetitive for new acquisitions because of its limited sources and high cost of capital.

     Because of these factors, finding new investment opportunities that offer an appropriate balance of risk and reward has been very difficult. During the past five years the Partnership has made only two aircraft investments, both of which were possible because of special circumstances which the General Partner believes are unlikely to occur in the future. In 1992, the Partnership acquired an interest in an aircraft on lease to Finnair OY ("Finnair"). This transaction was possible because it was funded from an existing bank line which had been in place since 1988 and had a very low borrowing rate. The General Partner believes that such favorable borrowing rates currently are not available to the Partnership. In January 1997, the Partnership acquired the remaining 50% interest in an aircraft on lease to TWA. This transaction was available only because the Partnership already owned a 50% interest in this aircraft and had originally negotiated the right to match a purchase offered by a third party. See "THE PARTNERSHIP -- The BALCAP/USL Capital Transaction."

     In 1996, the Partnership sold interests in seven aircraft (a 50% interest in the aircraft on lease to Finnair acquired in 1992 and a one-third interest in six aircraft on lease to Continental) at a profit. See "THE
PARTNERSHIP -- Disposition of Aircraft." However because of the factors described above, the Partnership was unable to reinvest the proceeds in aircraft at an acceptable return, and the General Partner determined that the best use of the net proceeds was to distribute them to Unitholders.

     Because of the tax law which, unless amended, will impact the Partnership in January 1998 and the competitive position of the Partnership described above, in late 1996 the General Partner began a review of the strategic alternatives available to the Partnership in order to maximize value to the Limited Partners.

     1995 REVIEW OF ALTERNATIVES

     In mid-1995, the General Partner reviewed the strategic issues facing the Partnership, including the limited opportunity for new investments, the Partnership's limited access to capital, and the then, potential, change in the Partnership's tax status. The review noted that investment opportunities which provide an acceptable return on investment to the Partnership generally are limited. In addition, the review observed, the Partnership's structure does not build equity because all Cash Available from Operations (as defined in the Limited Partnership Agreement) must be distributed and thus, investments can only be funded from the proceeds of debt or the proceeds from aircraft sales. The review also noted that under the Limited Partnership Agreement, the General Partner is not required to remain the general partner after October 1996 (10 years after the initial public offering).

     The review noted that the alternatives available to the Partnership consisted of (i) continuing the business of the Partnership as initially anticipated, which would include making new investments if funding and attractive investments were available, (ii) selling all assets immediately and dissolving the Partnership, and (iii) selling the assets as they come off lease, not reinvesting the proceeds and distributing the proceeds to Unitholders, thus liquidating the Partnership over time. The General Partner developed projections of the value of future cash distributions to Unitholders which indicated that the value to Unitholders of either continuing to operate the Partnership or selling the assets over time was higher than the value from an immediate sale. After reviewing the analysis, the General Partner observed that under existing market conditions there was little practical difference between continuing the Partnership's business as initially intended and selling the portfolio over time. This is because the Partnership did not then have and did not anticipate that it would have sufficient funds to make investments (assuming that attractive investment opportunities were available) until aircraft were sold or until aircraft on lease to USAirways, Inc. (formerly USAir Inc.) ("USAir"), could be refinanced in 1998. The review was completed in December 1995, and the General Partner concluded that when funds are available the Partnership should seek attractive investment opportunities, but that unless there were a major change in the market, it was unlikely that such attractive investment opportunities would arise. If attractive investment opportunities were not available, the Partnership would make distributions to Unitholders. Conclusions based on the review were described to Unitholders in the 1995 Annual Report. As described above under "Background for the Proposal," during 1996 the

Partnership sold interests in seven aircraft, but the General Partner determined that attractive investment opportunities were not available and the net proceeds were distributed to Unitholders.

     REVIEW OF STRATEGIC ALTERNATIVES

     GENERAL. Based on the factors described above in "Background for the Proposal," the review of alternatives performed in 1995, and the apparent low likelihood of legislative change which would extend the current rules for taxation of the Partnership, the General Partner determined in late 1996 that it should review in greater depth the strategic alternatives available in order to maximize value to Limited Partners.

     The principal alternatives considered and analyzed by the General Partner were: (i) immediate sale of all aircraft and liquidation of the Partnership ("Immediate Sale"); (ii) restricting transferability of the Units (thereby preserving the Partnership's tax status as a partnership), ceasing to reinvest in aircraft and distributing cash proceeds to Unitholders from sale of aircraft as they come off lease ("Restricting Unit Transfers and Portfolio Runoff"); and
(iii) not limiting transferability of Units (thereby subjecting the Partnership to corporate tax beginning in January 1998) and ceasing to reinvest under the same circumstances as described in Restricting Unit Transfers and Portfolio Runoff above ("Corporate Taxation and Portfolio Runoff"). These alternatives were compared on the basis of estimated present cash values of future funds which ultimately could be distributed to the Unitholders. The General Partner did not consider the alternative of continuing the business of the Partnership and making new investments because the General Partner believes that due to market conditions and competitive disadvantages it is unlikely that the Partnership will be able to make attractive investments in the future.


     In order to evaluate each alternative, the General Partner developed a projected cash flow statement (the "Cash Flow Projections") which presents the cash flow from the Partnership's existing portfolio of aircraft based on scheduled rent payments over the remaining term of its existing leases and the estimated residual value of each aircraft (the "Appraised Residual Value") as of the date of termination of the lease to which such aircraft is subject (the aircraft's "Lease Termination Date"). In the valuations prepared for the Board prior to its December 11, 1996 and the February 12, 1997 meetings, the Appraised Residual Value for each aircraft (other than the aircraft on lease to Sun Jet International, Inc. ("Sun Jet")) was based on the average of the fair market value assessment of such aircraft as set forth in compilations of aircraft values published by third party appraisers. As described below under "Appraisals," in February 1997 the General Partner, on behalf of the Partnership, obtained three Appraisals for each aircraft (other than the aircraft on lease to Sun Jet (the "Sun Jet Aircraft")). The General Partner determined that the appraised values of the aircraft as set forth in the Appraisals were consistent with the compilations, and the Appraised Residual Values set forth in the Cash Flow Projections were updated to base such Appraised Residual Values on the average of the three Appraisals. See "Appraisals -- Comparison of Appraisals" below. The lease for the Sun Jet Aircraft contains a fixed-price purchase option, and for that reason, the Appraised Residual Value of the Sun Jet Aircraft is based on the fixed-price purchase option as set forth in the lease.


     The Cash Flow Projections also take into account expenses of the Partnership, consisting of general and administrative expenses, fees payable to the General Partner pursuant to the Limited Partnership Agreement, projected debt service payments and the cost of soliciting Unitholder consent. The Cash Flow Projections assume that additional debt would be obtained within the next year to provide operating cash flow and be available to make distributions to Unitholders, pending the ultimate sale of the aircraft portfolio. The General Partner utilized the Cash Flow Projections to evaluate each of the strategic alternatives set forth below.

     The Cash Flow Projections assume, among other matters, that all scheduled rent will be paid as and when due, that no lease will be renewed and that aircraft will be sold on their respective Lease Termination Dates at their Appraised Residual Value or at a specified percentage of their Appraised Residual Values. All aircraft owned by the Partnership except the Sun Jet Aircraft are subject to leases which provide renewal options to the lessee. See "THE PARTNERSHIP -- Aircraft Portfolio" for information regarding each aircraft's Lease Termination Date and applicable lessee renewal options. The projected distributions to be declared from June 1, 1997 to December 31, 1997 assume that all scheduled rent will be paid as due, that the Sun Jet Aircraft will be sold at the end of its lease for the fixed-price purchase option and that no other aircraft will be sold during 1997. The projected distributions to be declared include a special distribution of the net sale proceeds from the sale of the Sun Jet Aircraft of $.07 per Unit and regular distributions of $.45 per Unit for each of the last three quarters in 1997. Many circumstances could occur which would cause actual results to differ materially from those contemplated by the Cash Flow Projections and the projected distributions for 1997, including the following circumstances: a lessee could default in its rental obligations; a lessee could exercise renewal options under the lease; aircraft could be sold subject to existing leases and prior to or after their respective Lease Termination Dates; aircraft could be sold for more or less than the Appraised Residual Values as set forth in the Cash Flow Projections; competitive pressure or changes in the aircraft or aircraft leasing market may be greater than estimated; legislation or regulatory changes which adversely affect the value of the aircraft may occur; or changes in the tax law or interest rates may occur. The Cash Flow Projections by their nature are projections based on estimates and assumptions which are considered reasonable at a point in time. Changes in the estimates or assumptions would affect the values projected to be realized, and no assurances are given that the values set forth in the Cash Flow Projections or the projected distributions during 1997 will be realized.


     Sun Jet filed for bankruptcy on June 18, 1997. Sun Jet also failed to make its June rental payment and has failed to maintain the aircraft in compliance with the lease. Although the General Partner believes the Sun Jet Aircraft has continuing value, no assurance can be given as to when the Partnership may obtain return of this aircraft or as to when or at what price the aircraft could be remarketed. Thus, no assurance can be given that the projected distributions during 1997 attributable to the Sun Jet Aircraft will be realized. At March 31, 1997, the Sun Jet Aircraft represented about 1% of the Partnership's total assets, and rentals under the Sun Jet lease represented about 4% of first quarter revenues.


     The financial information presented in the Cash Flow Projections and in the Immediate Sale Projections, the Restricting Unit Transfers and Portfolio Runoff Projections and the Corporate Taxation and Portfolio Runoff Projections, as defined below, are not presented as income statements, balance sheets, and statements of cash flow with footnotes prepared in accordance with generally accepted accounting principles and therefore have not been prepared in accordance with the standards for prospective financial information issued by the American Institute of Certified Public Accountants ("AICPA"). The Partnership's independent accountants, Coopers & Lybrand L.L.P. have not examined, compiled or applied any procedures to such prospective financial information and express no opinion or any assurance on their reasonableness or achievability.

     To determine a target discount rate, the General Partner reviewed the range of interest rates for long-term debt of corporations with long-term credit ratings similar to those of the Partnership's lessees. The long-term debt rating by Standard & Poor's Rating Services ("S&P") or Moody's Investor Service, Inc. ("Moody's") for the Partnership lessees is as follows: USAir, CCC+ (S&P) and B3 (Moody's); and FedEx, BBB (S&P) and Baa2 (Moody's). Sun Jet and TWA have no debt rating. Based on published interest rates for corporate bonds having a maturity of one to ten years of corporations with debt ratings similar to those set forth above, the General Partner estimated the weighted average yield for publicly traded unsecured debt of the Partnership's lessees to be approximately 9%. It was noted that if such debt were not publicly traded or were illiquid, investors would tend to expect a somewhat higher yield to account for the illiquidity and that if such debt were secured by aircraft (which is the case for rental obligations of the Partnership's lessees) investors might expect a somewhat lower yield to account for the added security.

     IMMEDIATE SALE. This alternative assumed that all aircraft (other than the Sun Jet Aircraft) would be sold as of December 31, 1997, that the Sun Jet Aircraft would be sold in 1997 at the fixed price set forth in the lease, and that the Partnership would be dissolved on December 31, 1997. Projected sale proceeds were determined using a commercially available lease pricing system developed by a third party and used by BALCAP and many other participants in the leasing industry. The system determines a sale price based on projected cash flows and a discount rate. The projected cash flows used for this analysis were based on the same assumptions used in the Cash Flow Projections, except that estimated expenses of sale, including prepayment premiums on early payment of debt were included, residual values were assumed to be 50% or 75% of the Appraised Residual Value as set forth in the Cash Flow Projections to reflect the encumbrances of the present leases, and alternative discount rates of 9% and 12% were utilized. The General Partner's experience is that purchasers of aircraft subject to lease will not pay an amount which assumes the full projected value of the aircraft at the end of the lease term when the lessees have an option to purchase or to return the aircraft on termination of the lease. All Aircraft owned by the Partnership except the Sun Jet Aircraft are subject to leases which provide this option to the lessee. The Cash Flow Projections, as modified to include the assumptions utilized in the Immediate Sale Alternative are attached hereto as Exhibit A-1 (the "Immediate Sale Projections"). Many circumstances could occur which would cause actual results to differ materially from those contemplated by the Immediate Sale Projections, including the circumstances described above under "Review of Strategic Alternatives -- General." The Immediate Sale Projections by their nature are projections based on estimates and assumptions which are considered reasonable at a point in time. Changes in the estimates or assumptions would affect the values set forth in the Immediate Sale Projections and in the chart below.

     The following chart sets forth the estimated present value as of December 31, 1997 and as of June 1, 1997 of future cash distributions declared based on the assumptions set forth in the Immediate Sale Projections and the assumptions with respect to distributions during 1997 set forth above. The General Partner believes that based upon its knowledge of the market, including its contacts with the five aircraft leasing companies described below, institutional purchasers would apply a discount rate in the range of 12% to the estimated cash flows and would include in their pricing a residual value in the range of 50% to 75% of the Appraised Residual Values. Although the General Partner believes that the values set forth in the boxes in the chart represent reasonable estimates of values which would be obtained upon immediate sale of the portfolio, many circumstances could occur which would cause actual results to differ materially from the values set forth below and no assurances are given that such values could or would be realized.

                                                   IMMEDIATE SALE
             -------------------------------------------------------------------------------------------
                                                                            PROJECTED VALUE PER UNIT AS
              PROJECTED VALUE PER UNIT AS                                               OF
                 OF DECEMBER 31, 1997                                             JUNE 1, 1997(1)
             -----------------------------                                 -----------------------------
               RESIDUAL         RESIDUAL       PROJECTED DISTRIBUTIONS       RESIDUAL         RESIDUAL
             VALUE AT 50%     VALUE AT 75%            DECLARED             VALUE AT 50%     VALUE AT 75%
DISCOUNT     OF APPRAISED     OF APPRAISED      FROM JUNE 1, 1997 TO       OF APPRAISED     OF APPRAISED
  RATE          VALUE            VALUE            DECEMBER 31, 1997           VALUE            VALUE
--------     ------------     ------------     -----------------------     ------------     ------------
    9%          $10.36           $12.51                 $1.42                 $11.78           $13.93
                                                                             -------
   12%          $ 9.39           $11.35                 $1.42                 $10.81           $12.77
                                                                             -------

---------------

(1) Projected value as of December 31, 1997 plus projected distributions from June 1, 1997 to December 31, 1997.

    The Partnership's independent accountants, Coopers & Lybrand L.L.P., have not examined, compiled or applied any procedures to the prospective financial information (projected value per unit) in accordance with standards established by the AICPA and express no opinion or any assurance on their reasonableness or achievability.

     In order to test the results of its estimates utilizing the assumptions set forth above, in February 1997 the General Partner, at the request of its Board, contacted five aircraft leasing companies to obtain an indication of values each would expect to pay for the Partnership's aircraft (excluding the Sun Jet Aircraft) subject to existing leases. Each leasing company was provided with a summary description of the assets, including the name of each lessee, the hours and cycles of each aircraft, and the rent, term, renewal and purchase options and return conditions for each lease. Their responses, while not binding offers to purchase, were in the range of projected values set forth in the chart above. However, most of these aircraft leasing companies advised the General Partner that under their current investment guidelines (which include limitations as to the amount of credit which may be extended to one customer and the customer's credit condition) they were not able to purchase any additional obligations of USAir or TWA. Based on its knowledge of the market, including its contacts with these aircraft leasing companies, the General Partner believes it would be very difficult to consummate sales of all of its aircraft at fair value prior to December 31, 1997.

     RESTRICTING UNIT TRANSFERS AND PORTFOLIO RUNOFF. This alternative assumed that the Partnership would continue to be taxed as a flow through entity, would cease reinvesting in aircraft, would distribute Cash Available from Operations (as defined in the Limited Partnership Agreement) as it becomes available and would distribute net cash proceeds from sale of aircraft on the applicable Lease Termination Date. The projected cash flows used for this analysis were based on the above assumptions and the assumptions used in the Cash Flow Projections, except that the sales proceeds of the aircraft were assumed to be 75% or 100% of the Appraised Residual Values set forth in the Cash Flow Projections and alternative discount rates of 6%, 8%, 9%, 10% or 12% were utilized. The Cash Flow Projections, as modified to include the assumptions utilized in the Restricting Unit Transfers and Portfolio Runoff are attached hereto as Exhibit A-2 (the "Restricting Unit Transfers and Portfolio Runoff Projections"). Many circumstances could occur which would cause, actual results to differ materially from those contemplated by the Restricting Unit Transfers and Portfolio Runoff Projections, including the circumstances described above under "Review of Strategic Alternatives -- General." The Restricting Unit Transfers and Portfolio Runoff Projections by their nature are projections based on estimates and assumptions which are considered reasonable at a point in time. Changes in the estimates or assumption would affect the values set forth in the Restricting Unit Transfers and Portfolio Runoff Projections and in the chart below.


     The following chart sets forth the estimated present value as of December 31, 1997 and as of June 1, 1997 of future cash distributions declared based on the Restricting Unit Transfers and Portfolio Runoff Projections and the assumptions with respect to distributions during 1997 set forth above. The General Partner believes that based on its knowledge of the market, and taking into account the illiquidity to Unitholders which would result under this alternative, a discount rate in the range of 9%-10% is reasonable and that residual values in the range of 75%-100% of the Appraised Residual Values are reasonable estimates of values which would be realized under normal market conditions when aircraft are sold upon termination of a lease. Although the General Partner believes that the values set forth in the boxes in the chart represent a reasonable estimate of values which would be realized under this alternative, many circumstances could occur which would cause actual results to differ materially from the values set forth below and no assurances are given that such values could or would be realized.

                                    RESTRICTING UNIT TRANSFERS AND PORTFOLIO RUNOFF
             ---------------------------------------------------------------------------------------------
              PROJECTED VALUE PER UNIT AS                                   PROJECTED VALUE PER UNIT AS OF
                  OF DECEMBER 31, 1997                                             JUNE 1, 1997(1)
             ------------------------------                                 ------------------------------
               RESIDUAL         RESIDUAL        PROJECTED DISTRIBUTIONS       RESIDUAL         RESIDUAL
             VALUE AT 75%     VALUE AT 100%            DECLARED             VALUE AT 75%     VALUE AT 100%
DISCOUNT     OF APPRAISED     OF APPRAISED       FROM JUNE 1, 1997 TO       OF APPRAISED     OF APPRAISED
  RATE          VALUE             VALUE            DECEMBER 31, 1997           VALUE             VALUE
--------     ------------     -------------     -----------------------     ------------     -------------
    6%          $13.24           $ 15.51                 $1.42                 $14.66           $ 16.93
    8%          $12.43           $ 14.52                 $1.42                 $13.85           $ 15.94
                                                                              -------
    9%          $12.06           $ 14.06                 $1.42                 $13.48           $ 15.48
   10%          $11.70           $ 13.62                 $1.42                 $13.12           $ 15.04
                                                                              -------
   12%          $11.02           $ 12.80                 $1.42                 $12.44           $ 14.22

---------------

(1) Projected value as of December 31, 1997 plus projected distributions from June 1, 1997 to December 31, 1997.

    The Partnership's independent accountants, Coopers & Lybrand L.L.P., have not examined, compiled or applied any procedures to the prospective financial information (projected value per unit) in accordance with standards established by the AICPA and express no opinion or any assurance on their reasonableness or achievability.

     CORPORATE TAXATION AND PORTFOLIO RUNOFF. This alternative utilized the same assumptions as the Restricting Unit Transfers and Portfolio Runoff alternative except that it assumed that the Partnership would be taxed as a corporation beginning January 1, 1998 and that administrative expenses would be lower reflecting the elimination of the K-1 tax returns for limited partners. It was assumed that the Partnership's tax bases in its assets as of January 1, 1998 is equal to approximately $12 million. Such amount represents the approximate projected tax bases in the Partnership's assets as of January 1, 1998. Taxable income was reduced by deducting depreciation expenses based on these assumed tax bases, and a tax rate of 35% (the highest current federal corporate income tax rate and no state income tax) was applied to estimated taxable income. The Cash Flow Projections, as modified to include the assumptions utilized in the Corporate Taxation and Portfolio Runoff are attached hereto as Exhibit A-3 (the "Corporate Taxation and Portfolio Runoff Projections"). The Corporate Taxation and Portfolio Runoff Projections by their nature are projections based on estimates and assumptions which are considered reasonable at a point in time. Changes in the estimates or assumptions would affect the values set forth in the Corporate Taxation and Portfolio Runoff Projections and in the chart below. Many circumstances could occur which would cause actual results to differ materially from those contemplated by the Corporate Taxation and Portfolio Projections, including the circumstances described in "Review of Strategic Alternatives -- General" and the following matters relating to taxation.

     If a tax termination of the Partnership occurs, it could result in higher tax bases than the assumed tax bases and less corporate level tax. Thus, a tax termination could result in an increased present value of future cash distributions. In general, a tax termination occurs if within a 12-month period there has been a sale or exchange of 50% or more of the interests in a partnership. Transfers of the same interest in a partnership during the 12-month period are counted only once. Based upon the historical trading volume of the Units, the General Partner does not believe that a tax termination of the Partnership has occurred prior to 1997. However, determining whether a tax termination has occurred during 1997 is extremely difficult because the information necessary to make such a determination is not readily accessible until the end of the year.

     In the event that a tax termination of the Partnership occurred during 1997 and prior to May 9, 1997, the tax bases of the Partnership assets would be "stepped up" to equal the tax bases of the Unitholders and the General Partner in their Partnership interests at the time of such tax termination, which would be substantially higher than the assumed tax bases set forth in the Corporate Taxation and Portfolio Runoff Projections. The estimated tax bases of the Unitholders and the General Partner in their Partnership interests as of January 1, 1997 were approximately equal to $48.7 million. Assuming that the Partnership's tax bases in its assets were "stepped up" to $48.7 million, the present value of future cash distributions would be increased by approximately $2.00 per Unit from the amounts set forth in the Corporate Taxation and Portfolio Runoff Projections. The actual tax bases of the Unitholders and the General Partner in their Partnership interests would be different than the $48.7 million bases assumed because the tax bases would depend upon the acquisition price of the Units, the income and deductions of the Partnership between January 1, 1997 and the date, if any, a tax termination occurred, and the trading volume, prices, and Unitholders' tax bases of the Units sold between January 1, 1997 and the date, if any, on which a tax termination occurred.

     Recently issued Treasury Regulations, effective for tax terminations occurring on or after May 9, 1997, substantially changed the way in which the asset bases of a partnership are determined in the event of a tax termination of the partnership. Under such Treasury Regulations, a partnership's tax bases in its assets would not be adjusted to equal the partners' bases in their partnership interests on a tax termination. Accordingly, in the event that a tax termination did not occur prior to May 9, 1997, the Partnership would be unable to obtain "stepped up" bases in its assets as a result of a tax termination occurring on or after May 9, 1997.

     If the Unitholders do not consent to the Proposal, the General Partner does not believe that the Partnership will be able to obtain "stepped up" bases in its assets greater than the approximate projected tax bases of $12 million.

     The following chart sets forth the estimated present value per Unit as of December 31, 1997 and as of June 1, 1997 of future cash distributions declared based on the Corporate Taxation and Portfolio Runoff Projections and the assumptions with respect to distributions during 1997 set forth above. The General Partner believes that based on its knowledge of the market, and taking into account that Unitholders would continue to have liquidity under this alternative, a discount rate in the range of 9% is reasonable and that residual values in the range of 75%-100% of the Appraised Residual Values are reasonable estimates of values which would be realized under normal market conditions when aircraft are sold upon termination of a lease. Although the General Partner believes that the values set forth in the boxes in the chart represent a reasonable estimate of values which would be realized under this alternative, many circumstances could occur which would cause actual results to differ materially from the values set forth below and no assurances are given that such values could or would be realized.

                                        CORPORATE TAXATION AND PORTFOLIO RUNOFF
             ---------------------------------------------------------------------------------------------
              PROJECTED VALUE PER UNIT AS                                   PROJECTED VALUE PER UNIT AS OF
                  OF DECEMBER 31, 1997                                             JUNE 1, 1997(1)
             ------------------------------                                 ------------------------------
               RESIDUAL         RESIDUAL        PROJECTED DISTRIBUTIONS       RESIDUAL         RESIDUAL
             VALUE AT 75%     VALUE AT 100%            DECLARED             VALUE AT 75%     VALUE AT 100%
DISCOUNT     OF APPRAISED     OF APPRAISED       FROM JUNE 1, 1997 TO       OF APPRAISED     OF APPRAISED
  RATE         VALUE(2)         VALUE(2)           DECEMBER 31, 1997          VALUE(2)         VALUE(2)
--------     ------------     -------------     -----------------------     ------------     -------------
    6%          $ 8.24            $9.72                  $1.42                 $ 9.66           $ 11.14
    8%          $ 7.75            $9.11                  $1.42                 $ 9.17           $ 10.53
                                                                              -------
    9%          $ 7.52            $8.83                  $1.42                 $ 8.94           $ 10.25
                                                                              -------
   10%          $ 7.30            $8.55                  $1.42                 $ 8.72           $  9.97
   12%          $ 6.89            $8.05                  $1.42                 $ 8.31           $  9.47

---------------

(1) Projected value as of December 31, 1997 plus projected distributions from June 1, 1997 to December 31, 1997.

(2) As described in the text preceding this chart, in the event that a tax termination of the Partnership occurred in 1997 and the tax bases of the assets were increased to $48.7 million, the projected values per Unit would be increased by approximately $2.00 per Unit.

    The Partnership's independent accountants, Coopers & Lybrand L.L.P., have not examined, compiled or applied any procedures to the prospective financial information (projected value per unit) in accordance with standards established by the AICPA and express no opinion or any assurance on their reasonableness or achievability.

     APPRAISALS

     SELECTION OF INDEPENDENT APPRAISERS. In October 1996, in connection with the Partnership's proposed purchase of the 50% interest in the aircraft (the "TWA Aircraft") on lease to TWA (see "THE PARTNERSHIP -- The BALCAP USL Capital Transaction" and "-- Aircraft Portfolio"), the General Partner, on behalf of the Partnership, obtained an appraisal of the TWA Aircraft from BK Associates, Inc. ("BK") as of October 1996 and as of its Lease Termination Date. In December 1996 as part of the strategic review process, the General Partner, on behalf of the Partnership, retained BK to appraise the fair market value of the aircraft on lease to USAir and FedEx (the "USAir Aircraft" and the "FedEx Aircraft," respectively) as of December 1996 and as of their respective Lease Termination Dates. In February 1997 BK was requested to update each of such appraisals.

     In February 1997, the General Partner on behalf of the Partnership selected and retained Avitas and GRA Aviation Specialists, Inc. ("GRA") to separately appraise the fair market value of the USAir Aircraft, the TWA Aircraft and the FedEx Aircraft as of their respective Lease Termination Dates. BK, Avitas and GRA (collectively, the "Appraisers") were selected on the basis of their experience and expertise in evaluating aircraft similar to those in the Partnership's aircraft portfolio, their knowledge of market demand for these types of aircraft and their ability to provide an independent evaluation and in a timely manner.

     BK is an aircraft appraisal firm whose clients include domestic and foreign airlines; aircraft, engine and aviation equipment manufacturers; corporate aircraft operators; governmental agencies; and financial institutions. Avitas is an aviation consulting firm which provides a broad range of services to aircraft lessors and lenders, legal counsel, airlines, maintenance providers, corporations and government entities. GRA performs appraisals and inspections of aircraft, engines and simulators, provides analyses of aviation markets and gives advice in understanding, drafting and negotiating aircraft leases and loans to clients which include banks, lessors, manufacturers, arrangers, airlines and legal counsel.

     For services in connection with the appraisals from BK, Avitas and GRA (the "Appraisals"), the Partnership has agreed to pay BK, Avitas and GRA fees of $1,775, $6,800 and $3,515, respectively. The Appraisers' compensation was in no way contingent upon the outcome of the Appraiser's conclusions or the sale of the Partnership's aircraft portfolio. The Appraisers reported that payments from BALCAP and its affiliates accounted for 1.14% and 3.02% of BK's revenues in 1995 and 1996, respectively; less than 5% of Avitas' revenues in 1995 and 1996, respectively; and less than 3% of GRA's revenues in 1996. GRA received no payments from BALCAP and its affiliates in 1995.

     SUMMARY OF APPRAISALS. The Appraisals were conducted to obtain independent valuations of the fair market value of the aircraft portfolio and to assist the General Partner in the evaluation of strategic alternatives available to the Partnership with the goal of maximizing value to Unitholders.

     Copies of the Appraisals from BK, Avitas and GRA which set forth the matters considered and limitations on the review undertaken, are contained in Exhibits B-1, B-2 and B-3, respectively, to this Consent Solicitation Statement and should be read in their entirety. All references herein to any Appraisal are qualified in their entirety by reference to such Exhibits. The Appraisals give opinions as to the fair market value of the aircraft as of February, 1997 and as of each aircraft's Lease Termination Date and are based on circumstances existing as of February 1997, the date of the Appraisals. There can be no assurance that the statements contained in the Appraisals will remain valid between their date and the date of the ultimate sale of the aircraft. Moreover, there can be no assurance that the aircraft would be sold on their respective Lease Termination Dates. Although BK, Avitas and GRA are experienced Appraisers, estimates of value are ultimately judgmental.

     The Appraisers each independently evaluated the USAir Aircraft, the TWA Aircraft and the FedEx Aircraft. The Appraisers valued the current market value and residual value (the value at the Lease Termination Date) of such aircraft, assuming that the aircraft were not subject to any lease. The Appraisers did not review or evaluate the leases, the rental stream or the rights and obligations under any of the leases. The Appraisers did not inspect the aircraft or the maintenance records and instead relied upon information and an inspection report summary provided by the Partnership. Each of the Appraisers assumed, among other things, that (a) the aircraft were in good or average physical condition (or, in the case of BK, average or better condition); (b) all required airworthiness directives had been complied with; (c) the aircraft had been maintained in accordance with applicable maintenance regulations and programs and recognized industry standards; (d) the aircraft would be returned in the condition required under the applicable lease; and (e) in the case of Avitas and GRA the specifications and modifications status are comparable to other aircraft of their type and age, and their utilization rate is similar to that of other aircraft of their type and age.

     Current market value is defined by each Appraisal as the most likely trading price that may be generated for an aircraft under the market circumstances which such Appraiser perceives to exist at the time in question. The current market value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale and that the transaction would be negotiated in an open and unrestricted market on an arms-length basis for cash or equivalent consideration and given an adequate amount of time for effective exposure to prospective buyers. The future market value as of the Lease Termination Date is based on the same assumptions as the current market value, except that BK also assumed that market conditions in the future are at an approximate balance between supply and demand and GRA also assumed that the future aircraft marketplace is in reasonable balance and economic conditions are neutral. The fair market value at the Lease Termination Date is expressed in the Appraisals in constant 1996 dollars after an allowance for inflation set forth in the Appraisals. BK, Avitas and GRA assumed inflation percentages of 3%, 3.5% and 3%, respectively.

     Although the Appraisers evaluated the current market value of the USAir, TWA and FedEx Aircraft, they assumed that these aircraft were not subject to leases. Therefore the current fair market value assigned to these aircraft by the Appraisers are not directly relevant in determining potential current values for an immediate sale of the aircraft portfolio.

     Each Appraiser also commented on the current market for aircraft, and Unitholders are encouraged to read the Appraisals for information as to the Appraisers' view of the current aircraft market.

     COMPARISON OF APPRAISALS. The following chart sets forth by lessee, the appraised values as determined by BK, Avitas and GRA as of the applicable Lease Termination Date and the book value of the aircraft as of such Lease Termination Date as carried on the Partnership's books.




                                          AGGREGATE
                                         BOOK VALUE
         AIRLINE, TYPE       LEASE        AT LEASE
           AND NUMBER     TERMINATION    TERMINATION
          OF AIRCRAFT        DATE           DATE          APPRAISAL AT LEASE TERMINATION DATE
        ----------------  -----------    -----------     --------------------------------------
                                           ($ MIL)                      ($ MIL)
                                                            BK     AVITAS       GRA     AVERAGE
                                                         -----     ------     -----     -------
        USAir              September        $36.4        $46.4     $ 45.5     $39.5      $43.8
        MD-82(5)             2001
        TWA               March 2002        $ 7.1        $10.8     $ 11.2     $ 9.3      $10.4
        MD-82(1)
        FedEx             April 2006        $ 2.0        $ 5.0     $  3.0     $ 2.9      $ 3.6
        727-200FH(1)
        Total                               $45.5        $62.2     $ 59.7     $51.7      $57.8

     MEETINGS OF THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE

     GENERAL. Pursuant to the Limited Partnership Agreement, management of the business and affairs of the Partnership is the responsibility of the General Partner. The decision-making process relating to the Proposal has been conducted by the General Partner through its Board of Directors (the "Board"). Until February 12, 1997, the Board consisted of six members, four of whom were officers of BALCAP and two of whom were independent of and unaffiliated with BALCAP. At the February 12, 1997 meeting of the Board the number of directors was increased to seven, and Richard P. Powers, who is independent of and unaffiliated with BALCAP, was appointed to fill the vacancy. See "Conflicts of Interest" below and "MANAGEMENT." At the February 12, 1997 Board Meeting, the Board appointed a special committee (the "Special Committee") made up of directors who are independent of and unaffiliated with BALCAP to provide an independent recommendation to the Board with respect to the Proposal. See "February 12, 1997 Board Meeting" below.

     DECEMBER 11, 1996 BOARD MEETING. In its regularly scheduled quarterly meeting on December 11, 1996 at which all directors except Messrs. Harris and Hasler were present, the Board reviewed and discussed the strategic alternatives available to the Partnership to maximize value to the Limited Partners. Prior to the meeting written materials describing and analyzing the strategic alternatives had been distributed to each director. The Board discussed these alternatives, the process by which management had carried out its analysis of the alternatives and the implications of proceeding with each alternative. See "Review of Strategic Alternatives" above. The Board requested that management consider whether certain additional information as to valuation of the portfolio could be obtained. At the conclusion of the discussion, the Board agreed to defer action on this matter until its next meeting scheduled to give directors an opportunity to reflect on the issues discussed at the meeting and to give management the opportunity to obtain additional valuation information.

     FEBRUARY 12, 1997 BOARD MEETING. On February 12, 1997, the Board held a special meeting to review and discuss the strategic alternatives available to the Partnership in order to maximize value to the Limited Partners. All directors except Mr. Marks were present. Written materials which updated the materials reviewed and discussed at the December 11, 1996 meeting had been distributed to directors in advance of the meeting. The Board reviewed and discussed at length the strategic alternatives available to maximize value to the Limited Partners, the process by which management had carried out its analysis of these alternatives and the implications of proceeding with each alternative, including the results of management's contact with leasing companies which could potentially purchase the aircraft. See "Background for the Proposal," "Review of Strategic Alternatives" and "Appraisals" above and "THE PROPOSAL."

     At the conclusion of the discussion, the Board determined that it would be in the best interests of the Limited Partners to establish a special committee of the Board to investigate the strategic alternatives available to the Partnership and to recommend to the full Board the actions that should be taken in order to maximize value to the Limited Partners. A special committee (the "Special Committee") consisting of Messrs. Marks, Hasler and Powers, none of whom has any interest in or affiliation with BALCAP or its affiliates (other than his position as a director of the General Partner) was established. The Special Committee was authorized: to review and investigate the strategic alternatives available to the Partnership in light of changes in the tax law and the current position of the Partnership in order to maximize value to the Limited Partners; to determine whether it would be in the best interest of the Limited Partners to adopt the Proposal; and to review and consider such other matters as the special committee may determine. The Special Committee was authorized to request management to prepare and provide such further information, studies or analyses as the Special Committee may request and to retain, at the expense of the Partnership, legal counsel, financial advisors or other experts to assist in its investigation. The Special Committee was directed to report to the Board the results of its investigation and its determination of the action which should be taken in order to maximize value to the Limited Partners.

     FEBRUARY 20, 1997 SPECIAL COMMITTEE MEETING. On February 20, 1997, the Special Committee met. All members were present. The Special Committee retained Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a professional corporation, as its counsel (the "Special Committee Counsel"), and Special Committee Counsel were present at the meeting. The committee reviewed and discussed materials which had been provided to the Board prior to the December and February meetings of the Board. See "Background of the Proposal," "Review of Strategic Alternatives" and "Appraisals" above. Prior to the Special Committee meeting, these materials also had been provided to Special Committee Counsel. At the request of the committee, Special Committee Counsel explained and the committee reviewed and discussed the restrictions on transferability of the Units which would be required in order to retain the Partnership's status as a partnership for tax purposes. See "THE PROPOSAL -- Restrictions on Unit Transferability." After further discussion, the committee requested that Special Committee Counsel engage in discussions with management of the General Partner with respect to the basis and assumptions utilized by management in preparing the valuations for each of the strategic alternatives and the tax profile of Unitholders. The committee noted that the General Partner had offered to make available to the committee officers of BALCAP who are active in the valuation and remarketing of aircraft to assist the committee in reviewing the value of the portfolio, and the committee requested that these officers be invited to the next meeting of the committee.

     MARCH 4, 1997 SPECIAL COMMITTEE MEETING. On March 4, 1997, the Special Committee met. All members and Special Committee Counsel were present. The background valuation material which Special Committee Counsel had obtained from management of the General Partner was provided to the committee, and the committee reviewed and discussed these materials. Special Committee Counsel reported that management of the General Partner had indicated that less than 4% of Unitholders other than BALCAP appear to be corporations.

     Pursuant to the committee's request two officers of BALCAP who are active in aircraft valuation and remarketing joined the meeting. Mr. Gebler, the chairman and chief executive officer of the General Partner, and counsel to the General Partner also joined the meeting to hear the presentation of the BALCAP officers. The BALCAP officers distributed written materials and discussed with the committee appraisals of aircraft generally, including, qualification of appraisers, definitions of value, return and maintenance condition of aircraft; and each of the Appraisals (see "Appraisals" above); the description, characteristics, and specifications of the Partnership's aircraft; and the methodology and options for disposition of aircraft subject to lease and those not subject to lease. The committee reviewed and discussed each of these matters with the BALCAP officers, including the market for an immediate sale of the Partnership's aircraft subject to existing leases. See "Review of Strategic Alternatives -- Immediate Sale" above.

     The committee then reviewed and discussed with Special Committee Counsel and with counsel to the General Partner the restrictions on transferability which would need to be imposed on the Units, the options which may be available to facilitate transfers of Units and the mechanics of a qualified matching service. See "THE PROPOSAL -- Restrictions on Unit Transferability".

     MARCH 11, 1997 SPECIAL COMMITTEE MEETING. On March 11, 1997, the Special Committee met to review the strategic alternatives available to the Partnership in order to maximize value to Limited Partners in light of the pending change in the Partnership's tax status. All members and Special Committee Counsel were present. Prior to the meeting, written materials from management of the General Partner had been circulated to the Board (including members of the Special Committee) in anticipation of the March 13, 1997 meeting of the Board. These materials included updated financial information as to the strategic alternatives and a draft of an information statement that would be provided to Unitholders.

     The committee reviewed and discussed at length the information statement, the alternatives available to maximize value to the Limited Partners and the benefits, disadvantages and risks of each alternative. After discussion, the Special Committee adopted resolutions determining that of the three strategic alternatives the best way to maximize value to Limited Partners is through the Proposal and that the Proposal is fair to and in the best interest of the Limited Partners and recommending that the Board take similar action. See "Recommendation of the Special Committee and the Board; Fairness of the Proposal" below.

     MARCH 13, 1997 MEETING OF THE BOARD OF DIRECTORS. On March 13, 1997 the Board of Directors met. All directors were present. Written materials which updated materials previously reviewed and discussed at the February 12, 1997 meeting had been distributed to each director in advance of the meeting. The materials included a draft of the information statement. The Board reviewed and discussed the materials and the information statement. The Special Committee reported to the Board that it had completed its review and that it had reached the conclusions described in "March 11, 1997 Special Committee Meeting" above. The Board reviewed and discussed the strategic alternatives available to maximize value to Limited Partners and the benefits, disadvantages and risks of each alternative and the conclusions of the Special Committee. At the conclusion of the discussion, the Board accepted the recommendation of the Special Committee, and adopted resolutions determining that the best way to maximize value to Limited Partners is through the Proposal and that the Proposal is fair to and in the best interest of the Limited Partners and resolving to recommend that the Limited Partners approve the Proposal.


     JUNE 2, 1997 MEETING OF THE SPECIAL COMMITTEE AND THE BOARD. On June 2, 1997, the Board and the Special Committee held a joint meeting. All directors were present. Written materials, which included a draft of the Consent Solicitation Statement, had been distributed to each director in advance of the meeting. The Board and the Special Committee jointly reviewed and discussed the materials and the Consent Solicitation Statement. After discussion, the Special Committee and the Board each concluded that the change in tax regulations which was adopted after their meetings in March 1997 has the effect of making the corporate taxation alternative less attractive to the Partnership, and thus does not affect the conclusions reached at those meetings. See "Review of Strategic Alternatives -- Corporate Taxation and Portfolio Runoff" above. The Special Committee and the Board also noted that they could not predict whether or in what form any pending tax legislation will be enacted, and therefore could not determine at this time whether it will be in the best interests of the Partnership and the Limited Partners to impose Restrictions on Unit Transferability or to take other actions which may be in the best interests of the Limited Partners and the Partnership in light of any amendment or proposed amendment to partnership tax law which is enacted or pending. The Special Committee and the Board each unanimously concluded that the Proposal should give the General Partner discretion to impose Restrictions on Unit Transferability and, if any amendment or a proposed amendment to partnership tax law is enacted or pending, to take such other actions which are in the best interests of the Partnership and the Limited Partners and are consistent with the Proposal. See "THE PROPOSAL -- Potential Change in Tax Law."

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD; FAIRNESS OF THE PROPOSAL

     In reaching the conclusions described above under "March 11, 1997 Special Committee Meeting" and "March 13, 1997 Board Meeting", the Special Committee and the Board considered the following factors:

          (i) The familiarity of the Special Committee and the Board with the business, results of operations, properties, financial condition, competitive position and prospects of the Partnership. The directors noted that this familiarity was enhanced by virtue of the fact that Mr. Marks, a member of the Special Committee, has been a director of the General Partner since its formation, that Mr. Gebler has been a director of the General Partner for more than 6 years, that Messrs. Marks, Hasler and Gebler were directors when the General Partner was owned by USL Capital Corporation ("USL Capital") and that Messrs. Harris, Rose and Walter have been active in the aircraft leasing business for more than 15 years.

          (ii) The impact of the change in tax law on the Partnership and the Limited Partners. See "The Proposal -- Review of Strategic
     Alternatives -- Corporate Taxation and Portfolio Runoff" above and "THE PROPOSAL -- Restrictions on Unit Transferability."

          (iii) The competitive position of the Partnership and its future prospects, based upon, among other things, information collected and analyses performed by management and reviewed by the Board and the Special Committee in meetings in the fourth quarter of 1996 and the first quarter of 1997, and information collected and reviewed by the Board in late 1995 when the General Partner was owned by USL Capital. See "The
     Proposal -- Background for the Proposal" and "-- 1995 Review of Alternatives" above.

          (iv) The possible alternatives to the Proposal, including immediate sale of all assets during 1997 and permitting the Partnership to be taxed as a corporation, including the range of possible values to the Limited Partners from each alternative, as well as the risk of achieving those values. See "The Proposal -- Review of Strategic Alternatives" above. The Special Committee and the Board each considered the benefits of immediate sale of all assets, but in light of the results of management's contact with potential purchasers of the aircraft for a sale of aircraft during 1997 and other factors, they believed that it was unlikely that sales at the values set forth under the Immediate Sale Alternative could be consummated during 1997 and that if the Partnership were compelled to complete a sale prior to year end, the negotiating posture of the Partnership in attempting to obtain the highest value for its portfolio would be severely compromised. See "The Proposal -- Review of Strategic Alternatives -- Immediate Sale" above.

          (v) The Appraisals and the review and commentary on the Appraisals provided to the Special Committee by the officers of BALCAP who are active in aircraft valuation and remarketing. See "The Proposal -- Appraisals" above and "March 4, 1997 Special Committee Meeting" above.

          (vi) The lack of liquidity to Unitholders which will result from the Proposal, and that this lack of liquidity is offset somewhat by the limited trading that is permitted under applicable tax law and by the limited markets which appear to be available to permit such trades and by the decision to sell aircraft as attractive opportunities arise which should shorten the period of illiquidity and provide distributions as aircraft are sold. See "THE PROPOSAL -- Restrictions on Unit Transferability" and "The Proposal -- Review of Strategic Alternatives -- Restrictions on Unit Transferability and Portfolio Runoff" above.

          (vii) The range of values potentially payable to Limited Partners as a result of the Proposal and the relationship of such values to the net book value and the market value of the Units and the relationship of such values to values potentially payable to Limited Partners under alternatives to the Proposal. See "The Proposal -- Review of Strategic Alternatives" above and "MARKET PRICE OF UNITS AND DISTRIBUTIONS TO UNITHOLDERS -- Market Price".

          (viii) The potential conflicts of interest which exist between the General Partner and BALCAP on the one hand and the Limited Partners on the other in respect of each alternative reviewed. However, the Board and the Special Committee noted that the General Partner is not profiting from the Proposal other than through fees otherwise payable to it under the terms of the Limited Partnership Agreement, and BALCAP will not receive any consideration under the Proposal other than its share of distributions payable to all Limited Partners. See "-- Conflicts of Interest -- Interests of the General Partner and BALCAP in the Proposal" and "-- Ownership of Units by BALCAP" above.

          (ix) The fact that BALCAP owns 22.2% of the Units and has indicated that it will vote its Units in favor of the Proposal, thus significantly increasing the likelihood that the Proposal would be approved by Limited Partners. BALCAP invested $16,092,500 in its Units in 1996 and has advised the General Partner that it believes that the Proposal is the best alternative to maximize value to Unitholders.

     The Special Committee and the Board considered each of the factors listed above during the course of their deliberations prior to reaching the decision that the Proposal is the best alternative to maximize value to Limited Partners and that the Proposal is fair to and in the best interest of the Limited Partners. The Special Committee and the Board evaluated such factors in light of their knowledge of the business and operations of the Partnership and their business judgment. In view of the wide variety of factors considered in connection with the evaluation of the alternatives, neither the Special Committee nor the Board found it practicable to, and did not, quantify or otherwise attempt to assign, except as indicated above, relative weights or positive or negative labels to the specific factors considered in making their respective determinations.

CONFLICTS OF INTEREST

     In considering the recommendation of the General Partner, Limited Partners should consider the conflicts or potential conflicts of interest which are presented by the Proposal, including the following matters:

     RELATIONSHIP OF GENERAL PARTNER AND BALCAP

     The Partnership has no directors or executive officers. Under the Limited Partnership Agreement, management of the Partnership is vested exclusively in the General Partner. The General Partner is a wholly owned subsidiary of BALCAP. Certain officers and directors of BALCAP also serve as officers and directors of the General Partner. This common control and management presents certain potential conflicts of interest with respect to the Proposal, including the discretion granted to the General Partner under the Proposal. However, the Proposal was approved by the Special Committee consisting of three directors of the General Partner, all of whom are independent of and unaffiliated with BALCAP and it is anticipated that the exercise of any discretion granted to the General Partner under the Proposal will be reviewed and approved by the Special Committee. See "-- The Proposal -- Meetings of the Board of Directors and the Special Committee" and "-- Recommendation of the Special Committee and the Board; Fairness of the Proposal" above, and "Interests of General Partner and BALCAP in the Proposal" below.

     INTERESTS OF GENERAL PARTNER AND BALCAP IN THE PROPOSAL

     FEES AND DISTRIBUTIONS IF PROPOSAL IS CONSUMMATED. Pursuant to the Limited Partnership Agreement, the General Partner is entitled to the following compensation: (i) an Acquisition Fee equal to 1.5% of the first $50 million of Aircraft Cost, as defined in the Limited Partnership Agreement, and 1% of aircraft cost in excess of $50 million, (ii) a Management Fee payable monthly equal to .0625% per month of the Partnership's net worth as of the beginning of each month plus 1% of Net Revenues, as defined in the Limited Partnership Agreement, for such month, and (iii) a Disposition or Remarketing Fee equal to 5% of sales proceeds or 4% of rental payments (where aircraft are remarketed through lease rather than sale) when received. If the Proposal is approved and aircraft are sold on their Lease Termination Dates in accordance with the assumptions set forth above under "The Proposal -- Review of Strategic Alternatives -- Restricting Unit Transfers and Portfolio Runoff," the General Partner estimates the present value (using a discount rate of 9% per annum) of such fees payable until the last aircraft is sold and the Partnership is dissolved to be approximately $4 million. In addition, the General Partner has a 1% interest in the profits and losses of the Partnership for which it paid 1% of total capital contributions to the Partnership, and this general partnership interest will exist whether or not the Proposal is consummated.

     FEES AND DISTRIBUTIONS IF PROPOSAL IS NOT CONSUMMATED. If the Proposal is not approved and the Partnership becomes taxable as a corporation and aircraft were sold on their Lease Termination Dates in accordance with the assumptions set forth under "The Proposal -- Review of Strategic Alternatives -- Corporate Taxation and Portfolio Runoff" the General Partner estimates the present value (using a discount rate of 9% per annum) of such fees over the remaining life of the Partnership to be approximately $4 million.

The General Partner did not estimate the fees payable if the Proposal is not approved and the Partnership continued to operate in accordance with the Limited Partnership Agreement and were able to reinvest proceeds from sale of aircraft in accordance with past practices until January 1, 2005 because the General Partner believes it is unlikely that the Partnership will be able to make new investments at rates similar to those which the Partnership has obtained in the past. If such circumstances did occur however, the present value of such fees would be higher than $4 million. The General Partner also would continue to hold its 1% general partnership interest in the Partnership under any of these alternatives.

     OWNERSHIP OF UNITS BY BALCAP

     BALCAP owns directly or through its subsidiaries 22.2% of the Units, which it purchased in September and October 1996 for $15.70 per Unit for a total cash investment in the Units of $16,092,500. BALCAP has advised the General Partner that it intends to vote its Units in favor of the Proposal because it believes that the Proposal provides the greatest projected return to Unitholders. A vote of 22.2% in favor of the Proposal gives the General Partner and its affiliates more influence over the Proposal than would be the case if BALCAP did not own any Units. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." In addition, BALCAP is actively engaged in the aircraft leasing market, and thus may have more knowledge and experience in this market than other Unitholders.

     As an owner of Units, BALCAP has the same interest as unaffiliated Limited Partners have in the cash distributions and results of operations of the Partnership. However, for a number of reasons the Proposal may not have the same effect on BALCAP as it has on other Unitholders. First, the Units owned by BALCAP are restricted securities and cannot be transferred by BALCAP except if the Units are registered or are sold in a transaction exempt from registration. Thus, BALCAP has limited liquidity in the Units currently and will not be as adversely affected as other Unitholders by the lack of liquidity which will result from delisting of the Units. Second, the impact of aircraft sales for tax or accounting purposes may be different for BALCAP than for other Unitholders because of, among other things, its basis in the Units. In addition, if the Proposal is not approved and the Partnership were taxed as a corporation, BALCAP would be entitled to a dividends received deduction (currently 70%) on dividend distributions made by the Partnership. The dividend received deduction generally is available to corporations with respect to dividends received on stock owned by the corporation. Individuals are not entitled to such deduction, and thus, if the Proposal is not approved and the Partnership becomes taxable as a corporation, the effect on BALCAP would be less adverse than the effect on individuals and other Unitholders who are not entitled to the dividends received deduction.

TOTAL PAYMENTS TO LIMITED PARTNERS AND THE GENERAL PARTNER


     The following table sets forth total contributions from and payments to Limited Partners and the General Partner from the inception of the Partnership to June 24, 1997:



                                                  LIMITED PARTNERS                   GENERAL PARTNER
                                        -------------------------------------     ----------------------
                                        AGGREGATE     PER UNIT     PERCENTAGE                 PERCENTAGE
                                         AMOUNT        AMOUNT       OF TOTAL      AMOUNT       OF TOTAL
                                        ---------     --------     ----------     -------     ----------
                                                             (DOLLARS IN THOUSANDS)
Initial contribution(1)...............  $  87,082     $ 18.83           99%       $   880           1%
Total distributions received..........  $ 104,185     $ 22.53           99%       $ 1,053           1%
Market Value of Units as of June 24,
  1997(2).............................  $  55,500     $ 12.00          100%       $     0(3)        0%(3)
Fees paid to General Partner(4).......  $       0     $  0               0%       $11,835         100%


---------------

Notes:

(1) Contributions net of underwriting commissions and offering expenses.

(2) Based on the closing price of the Units on the New York Stock Exchange.

(3) The General Partner's 1% interest in the Partnership is not represented by Units and does not have a market value on the New York Stock Exchange.

(4) See "Conflicts of Interest -- Interests of General Partner and BALCAP in the Proposal -- Fees and Distributions if Proposal is Consummated" and Note 8 of Notes to Financial Statements.

RISKS AND BENEFITS TO THE LIMITED PARTNERS IF THE PROPOSAL IS CONSUMMATED

     GENERAL

     If the Proposal is approved and consummated as contemplated and there is no change in partnership tax law, the General Partner does not expect that the Partnership will be taxed as a corporation. If it is not so taxed, cash distributions to Unitholders will not be reduced by the amount of such tax and the deductions from Partnership operations and investments may be available to Unitholders to partially shelter such cash distributions from tax. However, if the Proposal is approved and consummated and there is no change in partnership tax law, transferability of the Units will be restricted the Units will be delisted from trading on the New York Stock Exchange. In the absence of a trading market for the Units, the economic return to Unitholders will depend upon future rental income from aircraft presently owned by the Partnership, residual values of the aircraft which are realized upon sale, rates of taxation and interest rates applicable in future years and the amount and timing of cash distributions by the Partnership, none of which can be predicted with certainty. Significant changes in the market in which the Partnership operates, primarily higher lease rates and lower debt rates, could result in the Partnership's ability to locate attractive opportunities for reinvestment of aircraft sales proceeds. If this occurred, Unitholders could realize a higher return if the Partnership were to continue to reinvest proceeds of sale in new aircraft until January 1, 2005 than if the Partnership did not make new aircraft investments. However, in light of the Partnership's competitive position, the General Partner does not expect that changes which would impact its recommendation are likely to occur.

     LACK OF LIQUIDITY

     Upon delisting, there will be no public market for the Units. The General Partner expects that a qualified matching service, which matches buyers and sellers of securities of limited partnerships, an electronic bulletin board, which posts price information, or a similar service will develop to facilitate purchases and sales of Units. However, Internal Revenue Service rules impose limitations on the aggregate number of Units which may be sold in any year utilizing such a service. As a result of these limitations, currently the maximum number of Units that can be traded in any year (other than certain sales between family members, upon death or distributions from qualified retirement plans) is approximately 7.78% of the outstanding Units, and most of these trades would need to be conducted through a qualified matching service which imposes certain delays before sales may be consummated. Accordingly, a Unitholder may not be able to trade its Units, particularly if a Unitholder attempts to sell during the later part of any calendar year after 1997.


     There can be no assurance that any such services will exist or will participate with respect to the Units or as to the prices available through such a service. In the absence of such a service or its participation, Unitholders may be unable to liquidate their investment in the Units. However, until the date Restrictions on Unit Transferability are imposed, which is anticipated to be on or about December 17, 1997, and assuming that the Partnership otherwise continues to qualify for listing, Unitholders are free to sell or purchase Units on the New York Stock Exchange. No assurance can be given as to future prices for Units bought or sold on the New York Stock Exchange prior to delisting. See "THE PROPOSAL -- Restrictions on Unit Transferability."


     POTENTIAL CHANGE IN TAX LAW


     Two bills are pending in Congress which, if enacted, would continue to tax certain publicly traded partnerships as partnerships but would impose a tax on the gross income of such partnerships. No prediction can be made as to whether or in what form any such legislation may be enacted. Because of this potential change in partnership tax law, the Proposal authorizes the General Partner to take such other actions, including amending the Limited Partnership Agreement, which the General Partner determines are in the best interests of the Partnership and the Limited Partners and are consistent with the intent of the Proposal.



     If the Proposal is approved and if any amendment or proposed amendment to partnership tax law is enacted or pending, the General Partner will consider whether to impose Restrictions on Unit Transferability or to take other actions which may be beneficial to the Partnership and the Limited Partners, taking into account the benefits of continued liquidity for the Limited Partners, any tax or cost to the Partnership or the

Limited Partners included in any such tax law amendment, and such other matters which the General Partner may deem relevant in light of such change or proposed change in tax law. If the Proposal is approved, without further approval of the Limited Partners, the General Partner will be authorized to impose Restrictions on Unit Transferability or take such other actions which are consistent with the intent of the Proposal if it determines that such transfer restrictions or other actions are in the best interests of the Partnership and the Limited Partners.



     The General Partner determined that it should seek Limited Partner approval for the Proposal at the present time even though amendments to partnership tax law are pending in Congress because it cannot predict when, whether or in what form any such tax legislation will be enacted and the time during which the Partnership must take action is very short. Unless the tax law is amended, the Partnership will be taxed as a corporation commencing on January 1, 1998, and this tax would substantially reduce distributions to Unitholders. Final legislation enacted as a result of the pending tax bill, if any, may not be enacted for some time, and it is important to allow sufficient time to obtain any necessary Limited Partner consent. In addition, since the Partnership is a California limited partnership with offices in California, the General Partner must consider the effect of California tax law, and to date no legislation similar to the pending federal tax bills has been introduced in the California legislature. Obtaining Limited Partner approval now will provide the Partnership with flexibility to respond to any change in tax law which may be beneficial to the Partnership and the Limited Partners while preserving the ability of the Partnership to avoid taxation as a corporation with the resulting reduction in cash distributions.


     The Proposal grants discretion to the General Partner to take actions consistent with the intent of the Proposal which are in the best interests of the Partnership and the Limited Partners if an amendment to the tax law is enacted or pending. Since the General Partner cannot predict what form any such legislation may take, it cannot predict what actions may be appropriate. Thus there is a risk that actions could be taken which have not been specifically described in this Consent Solicitation Statement. However, prior to taking any such actions, the General Partner must determine that such actions are in the best interest of the Partnership and the Limited Partners and are consistent with the intent of the Proposal.


     Unless an amendment to partnership tax law is enacted or is pending, Restrictions on Unit Transferability will be imposed effective on or about December 17, 1997. See "THE PROPOSAL -- Potential Change in Tax Law."


     RISKS OF AIRCRAFT LEASING

     The Proposal contemplates that aircraft will be sold and the Partnership dissolved earlier than its originally planned disposition phase and thus presents a shorter investment horizon than if the Partnership continued to operate until its originally anticipated dissolution in 2012. However, since the Partnership will continue to operate until all assets are sold, risks inherent in aircraft leasing, primarily the value of aircraft and creditworthiness of lessees, will continue to exist. The ultimate return to Limited Partners will depend upon a number of factors, including the timing and proceeds from aircraft sales, the creditworthiness of lessees and other matters. No assurance can be given as to when or at what price aircraft may be sold. The residual value of aircraft depends upon many factors, most of which are beyond the control of the Partnership or the General Partner. The principal factors affecting residual value of aircraft are market conditions existing at the time of sale, which in turn are influenced by overall economic conditions and inflation, the supply and demand for used aircraft, the operating economics of a particular aircraft, the compliance by a particular aircraft with government regulations, such as noise regulations, and the cost of new replacement aircraft. Residual risk will continue until all aircraft are sold.


     In the past, the Partnership has sold aircraft at a gain over book value; however, there can be no assurance that the past performance of the Partnership in realizing such gains will be repeated. In addition, gain on sale depends upon the difference between the book value of an aircraft and its sales price. Book value is typically less than appraised value; thus a gain may be realized even though an aircraft sold for less than its appraised value. For information as to the book value and the appraised value of the Partnership's portfolio, see "The Proposal -- Appraisals" above.

RISKS AND BENEFITS TO THE LIMITED PARTNERS IF THE PROPOSAL IS NOT CONSUMMATED

     GENERAL

     If the Proposal is not approved, the General Partner will continue to operate the Partnership in accordance with the Limited Partnership Agreement and attempt to reinvest aircraft sales proceeds until January 1, 2005. However, because of the competitive position of the Partnership, the General Partner believes it is unlikely that the Partnership will be able to make new investments with risks and returns it has experienced in the past. Under the Limited Partnership Agreement, Limited Partner approval may be required in order for the Partnership to sell all or substantially all of its assets and distribute the net proceeds to Unitholders. Accordingly, if the Proposal is not approved and the Partnership is not able to make new investments, the Partnership may be required to incur the additional expense of soliciting Limited Partner consent in order to sell its assets and dissolve.

     If the Partnership continues to operate, the Units should continue to be traded on the New York Stock Exchange and the Unitholders should continue to have liquidity in the Units. Although the Partnership will attempt to cause the Units to remain listed on the New York Stock Exchange, there can be no assurance that the Units will continue to qualify for such listing or that the Partnership will continue to meet the listing criteria of the exchange. However, if the Units are publicly traded on any market and partnership tax law is not amended, the Partnership will be taxed as a corporation beginning on January 1, 1998, and cash distributions to Unitholders will be substantially reduced.

     If the Partnership continues to operate and to seek to reinvest sales proceeds until 2005, the value of the Units would depend upon overall economic conditions and conditions in the stock market generally, future rental income from present and future leases, availability of reinvestment opportunities when aircraft sales proceeds become available, the residual value of the aircraft portfolio upon its ultimate liquidation, rates of taxation and interest rates applicable in future years and the amount and timing of cash distributions by the Partnership, none of which can be predicted with certainty.

     TAXATION OF THE PARTNERSHIP

     If the Partnership were taxed as a corporation: no deductions arising from Partnership operations would be allowable to Unitholders; income of the Partnership would be taxable at corporate rates; distributions to Unitholders would be taxable as dividends to the extent of the Partnership's current or accumulated earnings and profits; and distributions to Unitholders would be substantially reduced. For purposes of comparing the strategic alternatives available to the Partnership, the General Partner estimated the present value of future cash distributions assuming the Partnership were taxed as a corporation. In performing such calculations it was assumed that the Partnership's tax bases in its assets as of January 1, 1998 would be equal to approximately $12 million. Such amount represents the approximate projected tax bases in the Partnership's assets as of January 1, 1998, which assumes that there are no acquisitions or dispositions of aircraft during the remaining portion of 1997. See "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives -- Corporate Taxation and Portfolio Runoff."

     If a tax termination of the Partnership occurs, it could result in higher tax bases than the assumed tax bases and less corporate level tax. Thus, a tax termination could result in an increased present value of future cash distributions. In general, a tax termination occurs if within a 12-month period there has been a sale or exchange of 50% or more of the interests in a partnership. The General Partner does not believe that a tax termination has occurred prior to 1997. However, determining whether a tax termination has occurred during 1997 is extremely difficult because the information necessary to make such a determination is not readily accessible until the end of the year.

     In the event that a tax termination of the Partnership occurred during 1997 and prior to May 9, 1997, the tax bases of the Partnership assets would be "stepped up" to equal the tax bases of the Unitholders and the General Partner in their Partnership interests at the time of such tax termination, which would be substantially higher than the assumed tax bases of $12 million. The estimated tax bases of the Unitholders and the General Partner in their Partnership interests as of January 1, 1997 were equal to approximately $48.7 million.

Assuming that the Partnership's tax bases in its assets were "stepped up" to $48.7 million, the present value of future cash distributions would be increased by approximately $2.00 per Unit from the amounts set forth in the Corporate Taxation and Portfolio Runoff Projections. The actual tax bases of the Unitholders and the General Partner in their Partnership interests would be different than the $48.7 million bases assumed because the tax bases would depend upon the acquisition price of the Units, the income and deductions of the Partnership between January 1, 1997 and the date, if any, a tax termination occurred, and the trading volume, prices, and Unitholders' tax bases of the Units sold between January 1, 1997 and the date, if any, on which a tax termination occurred. See "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives -- Corporate Taxation and Portfolio Runoff."

     If the Unitholders do not consent to the Proposal, the General Partner does not believe that the Partnership will be able to obtain "stepped up" bases in its assets greater than the approximate projected tax bases of $12 million.

     RISKS OF AIRCRAFT LEASING

     If the Partnership continues to operate until its originally planned dissolution in 2012, the ultimate return to the Limited Partners would depend upon a number of factors, including overall economic conditions and conditions in the stock market, the timing and proceeds of sales of aircraft as well as the creditworthiness of lessees and other matters. A significant factor in the ultimate return to Limited Partners would be the residual value of the Partnership's existing aircraft and the lease terms and residual value of aircraft which are purchased in the future. Nearly all of these factors are beyond the control of the Partnership and the General Partner. The Partnership would be subject to the risks described in "Expected Risks and Benefits to the Limited Partners if the Proposal is Consummated -- Risks of Aircraft Leasing" above and, in addition, would be subject to the risks of continued reinvestment and the terms of such reinvestment. These risks will continue until all reinvestment has been completed and until all aircraft then subject to lease are sold. Based on current market conditions, the General Partner believes that it is unlikely that the Partnership will be able to make new investments with the risks and returns it has experienced in the past and that reinvestment would either present higher risks than currently exist in the aircraft portfolio or lower rates of return than those existing in the Partnership's current portfolio.

     PROPOSAL COSTS INCURRED

     Expenses incurred in connection with the Proposal, such as fees payable to the Appraisers, legal fees and the cost of preparing and printing this Consent Solicitation Statement, will be payable by the Partnership regardless of whether the Proposal is consummated. The General Partner estimates that the total amount of such expenses payable by the Partnership will be approximately $500,000.

     POSSIBLE BENEFITS FROM CONTINUATION OF THE PARTNERSHIP'S BUSINESS

     Significant changes in the market in which the Partnership operates, primarily higher lease rates and lower debt rates could result in the Partnership's ability to locate attractive opportunities for reinvestment of aircraft sales proceeds. If this occurred, Unitholders could realize a higher return if the Partnership were to continue to reinvest proceeds of sale in new investments in aircraft until January 1, 2005 than if the Partnership did not make new investments in aircraft. However, in light of the Partnership's competitive position, the General Partner does not expect that changes which would impact its recommendation are likely to occur.

                                  THE PROPOSAL

GENERAL

     The Proposal provides for the Restrictions on Unit Transferability, for Portfolio Runoff and for certain related amendments to the Limited Partnership Agreement. In addition, if any amendment or proposed amendment to partnership tax law is enacted or is pending, the Proposal authorizes the General Partner to take such other actions (including amending the Limited Partnership Agreement) which the General Partner determines are in the best interests of the Partnership and the Limited Partners and are consistent with the intent of the Restrictions on Unit Transferability and Portfolio Runoff in light of any such amendment or proposed amendment to partnership tax law.

     If the Proposal is approved, the General Partner will be authorized, without further consent of the Limited Partners, to implement the Restrictions on Unit Transferability and/or Portfolio Runoff (which includes the resulting liquidation and dissolution of the Partnership). In addition, if the Proposal is approved and if any amendment or proposed amendment to partnership tax law is enacted or pending, the General Partner will also be authorized to take such other actions as it determines to be in the best interests of the Partnership and the Limited Partners and to be consistent with the intent of the Restrictions on Unit Transferability and Portfolio Runoff in light of any change or proposed change in partnership tax law from the law in existence on June 1, 1997.

RESTRICTIONS ON UNIT TRANSFERABILITY

     As previously reported to Unitholders, unless partnership tax law is amended, changes in the federal income tax law which occurred in 1987 will cause the Partnership to be taxed as a corporation beginning on January 1, 1998 if the Units continue to be traded on an established securities market or if the Units are readily tradeable on a secondary market (or the substantial equivalent thereof).


     In order for the Partnership to avoid being taxed as a corporation, the General Partner is proposing that it be authorized to impose Restrictions on Unit Transferability on or about December 17, 1997. The imposition of such restrictions will cause the New York Stock Exchange to delist the Units from trading at that time. Thereafter, as discussed below, the General Partner will only recognize transfers of Units made by Unitholders in accordance with the guidance provided by Internal Revenue Service Notice 88-75 (the "Notice"), as limited in the manner described below.


     Under the Notice, an unlimited number of Units generally may be transferred
(a) at death, (b) between members of a family, (c) as a result of a distribution to participants and beneficiaries from a qualified retirement plan and (d) in a large "block" transfer (generally, a transfer of an interest representing more than 5% of the outstanding Partnership interests). Collectively these transfers are referred to as "Transfers Not Involving Trading." In addition, a limited number of Units may be transferred in compliance with the "two percent" safe harbor and the "matching service" ("Matching Service") safe harbor of the Notice. The General Partner will recognize transfers qualifying for the "two percent" safe harbor and the Matching Service safe harbor. Although the Notice also contains a "five percent" safe harbor, the General Partner will not recognize any transfers made by Unitholders under such "five percent" safe harbor because the effect of allowing transfers under the "five percent" safe harbor would be to limit the availability of the Matching Service safe harbor.

     The "two percent" safe harbor permits transfers of the Units to the extent that the aggregate percentage of interests in the Partnership transferred during a calendar year, not including Transfers Not Involving Trading and Matching Service transfers, does not exceed 2% of the total Partnership interests; this 2% limit, however, is reduced as discussed below. Accordingly, Unitholders transferring their Units without the use of a Matching Service or not in the Transfers Not Involving Trading safe harbor must comply with the "two percent" safe harbor.

     In May 1997, the National Association of Securities Dealers, Inc. (the "NASD") began operating an electronic bulletin board which displays pricing information for various domestic and foreign securities not otherwise listed on NASDAQ or another primary domestic exchange. It is not expected that such bulletin board will meet the requirements to be a qualified Matching Service under the Notice, but it may provide a market for Unitholders to sell their Units. Furthermore, the Internal Revenue Service has privately ruled that Matching Services eligible for participation in the bulletin board may utilize the bulletin board to display information regarding interests such as the Units without disqualifying themselves as a Matching Service. The Partnership cannot predict how the price of Units sold on the bulletin board would compare to current market prices. In addition, there can be no assurance that such bulletin board will be successful or that such bulletin board will display the pricing information of the Units.

     A Matching Service typically involves the use of a computerized or printed listing system that lists bid and/or ask prices in order to match Unitholders who want to dispose of their Units with persons who want to buy such Units. The Partnership cannot predict how the price of Units sold through a Matching Service would compare to current market prices. It is expected that independent parties will provide Matching Services after the delisting but there can be no assurance that such services will be provided and, if so provided, will continue to be provided throughout the term of the Partnership. In general, a transfer of Units will qualify under the Matching Service safe harbor if (i) the operator of the Matching Service does not disseminate the intention to buy or sell to the other party for 15 days after the date the seller notifies the Matching Service that the seller's Unit is available for sale (the "Contact Date"), (ii) the closing of the sale does not occur prior to 45 days after the Contact Date,
(iii) the seller's information is removed from the Matching Service within 120 days of the Contact Date, and following the removal such seller cannot list any Unit for a period of 60 days after such removal of seller's information, and
(iv) the aggregate percentage of interests in the Partnership transferred during the calendar year (not counting Transfers Not Involving Trading) does not exceed 10% of the total Partnership interests; this 10% threshold, however, is reduced as discussed below.

     Because transfers under the "two percent" safe harbor count against the 10% threshold for the Matching Service safe harbor, the General Partner will treat all transfers, other than Transfers Not Involving Trading, occurring during the calendar year as first being "two percent" safe harbor transfers for such year. Once the 2% threshold for the "two percent" safe harbor has been reached for such year, Unitholders may thereafter transfer their Units only in compliance with the Matching Service safe harbor or in Transfers Not Involving Trading.

     For purposes of calculating the 2% and 10% percentage thresholds for the safe harbors described above, if the General Partner (or related person within the meaning of either Section 267(b) or Section 707(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) owns, in the aggregate, more than 10% of the outstanding Partnership interests at any time during the taxable year of Partnership, the total interests that may be transferred within the safe harbors must be determined without reference to the interests owned by the General Partner and such related persons. The General Partner (and its affiliates) currently own approximately 23.2% of the interests in the Partnership. If the General Partner (and its affiliates) continue this level of ownership, the 2% threshold for the "two percent" safe harbor and the 10% threshold for the Matching Service safe harbor would be reduced to approximately 1.56% and 7.78%, respectively, of the outstanding Units. If the General Partner (and related persons under applicable provisions of the Code) were to increase its ownership interest in the Partnership above the current level of ownership, these safe harbor percentage limitations would be reduced.

     On and after the date on which the Restrictions on Unit Transferability are imposed, currently expected to be on or about December 17, 1997, the General Partner will not admit any transferee of Units as a partner or recognize any rights of a transferee of Units (including any right to receive distributions or any right to an interest in capital or profits of the Partnership) unless the transferee certifies in an application for transfer (the "Transfer Application") to the Partnership that the transferee has acquired the Units (a) by a "transfer not involving trading" within the meaning of the Notice, (b) in compliance with the "two percent" safe harbor described in the Notice or (c) in a qualified Matching Service transaction described in the Notice. Furthermore, any transfer of Units will be subject to a determination by the General Partner in its sole discretion that such transfer will not cause the aggregate percentage of Units transferred during the calendar year to exceed the allowable amount or otherwise cause the Units to be treated as traded on an established securities market or readily tradeable on a secondary market (or the substantial equivalent thereof) as defined in Section 7704(b) of the Code. A legend to this effect will be printed on all Depositary Units evidencing interests in the Partnership. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

     As a result of the above limitations, the maximum percentage of Units that may be traded during any calendar year after 1997, other than Transfers Not Involving Trading, is currently approximately 7.78%. Accordingly, a Unitholder may not be able to trade its Units, particularly if a Unitholder attempts to sell a

Unit during the later part of any calendar year after 1997. The General Partner will permit transfers of Units within the 2% and 10% safe harbors during each calendar year on a first-come, first-served basis, based on when a completed Transfer Application is received by the Transfer Agent. The General Partner also intends to provide a telephone number that Unitholders may call to obtain information regarding the availability of transfers under the safe harbors during any calendar year at the time of the call; no assurances will be given that any transfers will be permitted at the time a Transfer Application is actually submitted to the Transfer Agent. The General Partner may also implement other means to control or limit the transfer of Units to the extent necessary or appropriate to comply with the Notice including, but not limited to, requiring all Matching Service transactions to be effected through a single Matching Service.

     The safe harbors of the Notice described above, rather than somewhat different safe harbors included in regulations issued under Section 7704 of the Code, apply to partnerships (such as the Partnership) that were engaged in an activity before December 4, 1995. The Partnership is considering requesting a ruling from the Internal Revenue Service that it can, as an alternative to the Notice, rely upon the Section 7704 regulations (the "Regulations"). If such a ruling were obtained, the Matching Service safe harbor would be somewhat more liberal in that the 15 day limit, described above, would be modified to generally provide that the selling partner may not enter into a contract to sell until 15 days after information regarding the offering of the interest for sale is made available to potential buyers. The "two percent" safe harbor, described above, was not changed by the Regulations. Additionally, unlike the Notice, the Regulations explicitly provide that a trade is not counted for purposes of the safe harbors if the trade occurs without involvement by a partnership in establishing the market or recognizing transfers. The General Partner has not yet determined whether to seek a ruling from the Internal Revenue Service and if it does so decide, no assurance can be given that a favorable ruling will be obtained. Until the Partnership obtains such a ruling, the Partnership will rely upon the safe harbors of the Notice. If such a ruling were to be obtained, references to the Notice in the Transfer Application and any legend printed on the Depositary Units would be changed to refer to the Regulations.

     Unitholders wishing to sell or otherwise transfer Units should consult their tax advisors as to whether the proposed sale or transfer would be considered a qualified Matching Service transaction or a Transfer Not Involving Trading as discussed above.


     There can be no assurance that any service described above will facilitate trading with respect to the Units or as to the price at which the Units may be sold using such a service. In the absence of such a service Unitholders may be unable to liquidate their investment. However, until the date Restrictions on Unit Transferability are imposed which is anticipated to be on or about December 17, 1997, and assuming that the Partnership otherwise continues to qualify for listing, Unitholders are free to sell or purchase Units on the New York Stock Exchange. No assurance can be given as to future prices for Units bought or sold on the New York Stock Exchange prior to delisting.


PORTFOLIO RUNOFF


     Because of the illiquidity for Unitholders which will result from the Restrictions on Unit Transferability, if imposed, and because of the General Partner's conclusion that the Partnership is unlikely to be able to make attractive investments in the future (see "SPECIAL FACTORS -- The
Proposal -- Background for the Proposal"), the Proposal provides that the General Partner is authorized to implement Portfolio Runoff. This means that the Partnership would not make any new aircraft investments, would sell aircraft as attractive sale opportunities arise, would distribute sales proceeds (after repaying debt and establishing appropriate reserves) to Unitholders after each such disposition and would dissolve the Partnership when all assets are sold. Although the Partnership will review attractive opportunities to sell its aircraft subject to existing leases, it may not be possible to sell some or all of the aircraft until on or after termination of the related lease. Assuming that all lessees comply with their current lease obligations, none of the lessees exercises fair market value renewal options available under certain leases and the aircraft are sold at lease termination, 86% of the assets would be sold within five years and the Partnership would terminate in 2006. There can be no assurance that these circumstances will occur or as to the price at which aircraft may be sold.

     If the Proposal is approved and the General Partner imposes Restrictions on Unit Transferability, the General Partner will take action consistent with Portfolio Runoff. If the Proposal is approved but restrictions on Unit transferability are not imposed, the General Partner will consider whether it is in the best interests of the Limited Partners to cease making new aircraft investments in light of market conditions and the Partnership's competitive position. Based upon the Partnership's investment experience over the last several years and its knowledge of the market, the General Partner anticipates that it will take action consistent with Portfolio Runoff whether or not Restrictions on Unit Transferability are imposed.


     Promptly after sale of all aircraft, all cash then held by the Partnership, after payment of remaining liabilities and any reserve necessary for contingent liabilities, will be distributed to Unitholders and the Partnership will be dissolved. At that time, the Partnership's registration pursuant to the Securities Exchange Act of 1934 and its obligation to file reports thereunder will be terminated.

POTENTIAL CHANGE IN TAX LAW


     Two bills are pending in Congress which provide that publicly traded partnerships that were in existence on December 17, 1987, like the Partnership, could elect to continue to be taxed as partnerships after December 31, 1997 even though the partnership interests are traded on an established securities market, but that the electing partnerships would be subject to an entity level tax on their gross income from the active conduct of a trade or business. If either of these bills were enacted in its current form and the Partnership elected to be subject to it, the Units could continue to be listed on the New York Stock Exchange. Under one bill which is pending in the House of Representatives, the tax rate would be 15%, and under the other bill which is pending in the Senate, the tax rate would be 3.5%. Although it is not clear how such tax would be calculated, under one reasonable interpretation the tax would reduce the present value of future cash distributions per Unit from the projected distributions for the Proposal by approximately $2.50-$3.00 (in the case of the bill pending in the House of Representatives) and approximately $0.50-$0.75 (in the case of the Senate bill). See "SPECIAL FACTORS -- Review of Strategic
Alternatives -- Restricting Unit Transferability and Portfolio Runoff."



     No prediction can be made as to whether or in what form such legislation ultimately would be enacted. Similar bills have previously been introduced in Congress but were not enacted. Furthermore, it is unknown whether California would adopt any such federal income tax legislation, or enact similar legislation, to prevent the Partnership from being taxed as a corporation for California franchise tax purposes beginning January 1, 1998 if the Units continue to be publicly traded. Any tax imposed at the partnership level by California, whether on the gross income of the Partnership, such as under the pending federal legislation, or which would tax the Partnership as if it were a corporation, also would reduce the present value of future cash distributions per Unit from the projected distributions for the Proposal.


     If amendments to partnership tax law are enacted or are pending which provide advantages to the Partnership and the Limited Partners over the provisions of existing tax law, the Proposal authorizes the General Partner to take such other actions (including amending the Limited Partnership Agreement) which the General Partner determines are in the best interests of the Partnership and the Limited Partners and which are consistent with the intent of the Restrictions on Unit Transferability and Portfolio Runoff in light of any change or proposed change in partnership tax law from the law in existence on June 1, 1997.


     If any amendment or proposed amendment in partnership tax law has been enacted or is pending, the General Partner will consider whether to impose Restrictions on Unit Transferability or to take other actions which may be beneficial to the Partnership and the Limited Partners, taking into account the benefits of continued liquidity for the Limited Partners, any tax or cost to the Partnership or the Limited Partners included in any such tax law amendment, and such other matters which the General Partner may deem relevant in light of such change or proposed change in tax law. The General Partner intends to value any options which may be available in a manner consistent with the strategic alternatives reviewed prior to approving the Proposal and in light of the likely remaining term of the Partnership.



     Although the General Partner has not made a final determination, if the tax bill pending in the House of Representatives which imposes the 15% tax were enacted in its current form, the General Partner believes it probably would not cause the Partnership to be subject to this tax, and instead would impose the Restrictions on Unit Transferability. The tax bill pending in the Senate is significantly more favorable; however, the General Partner has not determined whether, if this bill were enacted in its current form, it would cause the Partnership to be subject to this tax or would instead impose Restrictions on Unit Transferability.



     If the Proposal is approved, the General Partner will be authorized to impose Restrictions on Unit Transferability or take such other actions which are consistent with the intent of the Proposal as described above if it determines that such transfer restrictions or other actions are in the best interests of the Partnership and the Limited Partners. If the General Partner does not impose Restrictions on Unit Transferability as a result of a change in partnership tax law, and assuming the Partnership otherwise continues to qualify for listing, the Units will continue to be listed on the New York Stock Exchange. Unless there is an amendment or proposed amendment to partnership tax law which the General Partner believes may be enacted, Restrictions on Unit Transferability will be imposed effective on or about December 17, 1997.


AMENDMENTS TO LIMITED PARTNERSHIP AGREEMENT

     The Proposal authorizes the General Partner to amend the Limited Partnership Agreement to impose restrictions on transferability of the Units described in "Restrictions on Unit Transferability" above.

     With respect to Portfolio Runoff, the Limited Partnership Agreement currently provides that through December 31, 2004, Cash Available from Sale or Refinancing may be retained for use in the Partnership's business. Cash Available from Sale or Refinancing is defined in the Limited Partnership Agreement as the proceeds received in connection with the sale, refinancing or casualty of an aircraft after payment of costs and expenses incurred in connection therewith, discharge of debts and other obligations of the Partnership which the General Partner deems advisable and the creation of or addition to any reserves established at the discretion of the General Partner. To effect Portfolio Runoff, the Proposal authorizes the General Partner to amend this provision to require that Cash Available from Sale or Refinancing be distributed to Unitholders. The Limited Partnership Agreement also provides that approval by the Limited Partners is required if all or substantially all of the Partnership's assets are sold with a view to dissolution or if the Partnership is to be dissolved. The Proposal authorizes the General Partner to amend these provisions to provide that assets may be sold and the Partnership dissolved without further Limited Partner approval.

     If the Proposal is approved, the General Partner will be authorized to amend the Limited Partnership Agreement to effect the Restrictions on Unit Transferability and/or Portfolio Runoff without further consent of the Unitholders. In addition, if any amendment or proposed amendment to partnership tax law is enacted or pending, the Proposal authorizes the General Partner to take such other actions (including amending the Limited Partnership Agreement) which the General Partner determines are in the best interests of the Partnership and the Limited Partners and are consistent with the intent of the Restrictions on Unit Transferability and Portfolio Runoff in light of any change or proposed change in partnership tax law from the law in existence on June 1, 1997. The text of the proposed amendments is attached hereto as Exhibit C.

PROJECTED FUTURE CASH DISTRIBUTIONS

     For information as to the projected present value of future cash distributions assuming the Proposal is approved and implemented and there is no change in partnership tax law, see "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives -- Restricting Unit Transfers and Portfolio Runoff."

REGULATORY REQUIREMENTS

     No federal or state regulatory filings are required and no federal or state approvals must be obtained in connection with the Proposal, other than any filings or approvals which may be required when aircraft are sold.

                                THE PARTNERSHIP
GENERAL

     The Partnership was formed in 1986 as a California limited partnership under the California Revised Limited Partnership Act. Until October 31, 1996 the general partner of the Partnership (the "General Partner") was a wholly owned subsidiary of USL Capital, which in turn is an indirect subsidiary of Ford Motor Company. On October 31, 1996, BALCAP purchased the stock of the General Partner from USL Capital and now the General Partner is a wholly owned subsidiary of BALCAP. See "The BALCAP/USL Capital Transaction" below. BALCAP is a wholly owned indirect subsidiary of BankAmerica Corporation. A total of 4,625,000 Units are outstanding, of which 3,600,000 are held by the public and 1,025,000 are owned by BALCAP and its subsidiaries. A total of 3,000,000 Units were offered and sold to the public at an offering price of $20.50 per Unit in a registered offering which closed on October 10, 1986. On the same date, a total of 1,625,000 Units were sold directly by the Partnership in a private placement at the same price net of underwriting commissions. The proceeds of the two offerings, net of certain expenses, were used to repay indebtedness incurred to purchase aircraft. The Partnership invests in commercial aircraft and leases the aircraft to others, primarily airlines, pursuant to full payout or operating leases.

THE BALCAP/USL CAPITAL TRANSACTION

     In August 1996, USL Capital and BALCAP entered into an agreement providing for the purchase by BALCAP and its affiliates of approximately $1.8 billion in assets from USL Capital, including substantially all of the aircraft portfolio assets of USL Capital (the "BALCAP/USL Capital Transaction"). The aircraft portfolio assets included all of the stock of the General Partner and United States Airlease Holding, Inc. (which then owned 22.2% of the outstanding Units), all Units owned by USL Capital and its subsidiaries, and the interests in aircraft jointly owned by USL Capital and the Partnership (a 50% interest in the TWA Aircraft and a 50% interest in the Sun Jet Aircraft). The purchase price for the limited partnership interests was $15.70 per Unit and for the stock of the General Partner was $726,260 (as adjusted to account for fees payable to the General Partner under the Limited Partnership Agreement between September 1, 1996 and October 31, 1996), and the funds for such purchase were provided by Bank of America National Trust and Savings Association from its working capital.

     Pursuant to the agreements between USL Capital and the Partnership covering jointly owned aircraft, the Partnership had a right of first refusal to purchase USL Capital's interest in the TWA Aircraft and the Sun Jet Aircraft on the same terms as those offered by BALCAP. The General Partner reviewed these terms and determined that it would not be in the best interest of the Partnership to purchase the Sun Jet Aircraft. With respect to the TWA Aircraft, the General Partner determined that the purchase price was below the appraised value and that it would be in the Partnership's best interest to purchase the TWA Aircraft so long as the Partnership could obtain financing. As a result, USL Capital sold its interest in the Sun Jet Aircraft to BALCAP, and that aircraft is now jointly owned by BALCAP and the Partnership, and in January 1997, the Partnership purchased USL Capital's interest in the TWA Aircraft, and that aircraft is now wholly owned by the Partnership. The purchase of the TWA Aircraft was made on the same terms offered by BALCAP, and the purchase price was $5.7 million.

     As a result of the BALCAP/USL Capital Transaction, the General Partner is a wholly owned subsidiary of BALCAP, BALCAP owns directly or through its subsidiaries 22.2% of the Units and BALCAP and the Partnership jointly own the Sun Jet Aircraft. USL Capital no longer has any affiliation with the Partnership, and the General Partner believes that as a result of the BALCAP/USL Capital Transaction, USL Capital is no longer in the aircraft leasing and finance business.

PRINCIPAL INVESTMENT OBJECTIVES

     The Partnership began operations in 1986, with the principal investment objectives of generating income for quarterly cash distributions to Unitholders and building a diversified portfolio of leased aircraft. At that time the Partnership intended that until January 1, 2005, a substantial portion of the cash derived from the sale, refinancing or other disposition of aircraft would be used to purchase additional aircraft if attractive investments were available. Thereafter the Partnership would enter a disposition phase during which its aircraft portfolio would be sold and proceeds distributed to Unitholders, with the plan that all assets would be sold and the Partnership would be dissolved by January 1, 2012. However, because of the impact of changes in tax law and the Partnership's competitive position, the General Partner is recommending the Proposal. See "SPECIAL FACTORS -- The Proposal -- Background for the Proposal" and "THE PROPOSAL -- Portfolio Runoff."

AIRCRAFT PORTFOLIO

     The Partnership's aircraft portfolio consists of full and undivided partial ownership interests in narrow-body (single-aisle) twin and tri-jet commercial aircraft which were acquired as used aircraft. Although the Partnership is permitted to do so, the Partnership does not own interests in aircraft which were acquired as new aircraft; nor does the Partnership own any wide-body aircraft, such as the Boeing 747 and McDonnell Douglas MD-11, or any turboprop or prop-fan powered aircraft.

     The following table describes the Partnership's aircraft portfolio at January 31, 1997:
--------------------------------------------------------------------------------

                  NUMBER &                                         CURRENT
                TYPE; YEAR OF       OWNERSHIP     ACQUIRED BY       LEASE        PURCHASE PRICE       TYPE            NOISE
  LESSEE          DELIVERY          INTEREST      PARTNERSHIP     EXPIRATION     (IN MILLIONS)      OF LEASE      COMPLIANCE(1)
  -------     -----------------     ---------     -----------     ----------     --------------     ---------     -------------
  USAir            5 MD-82             100%           1986           2001(3)         $ 91.0          Direct        Stage III
                   1981(2)                                                                           finance
  FedEx          1 727-200FH           100%           1987           2006            $ 18.5(4)       Direct        Stage III
                    1979                                                                             finance
  TWA              1 MD-82             100%(5)        1988(5)        2002            $ 15.8(5)       Direct        Stage III
                    1984                                                                             finance
  Sun Jet         1 DC-9-51             50%           1986           1997            $  4.4(6)      Operating      Stage II
                    1975

---------------

  (1) See "Government Regulations -- Aircraft Noise," below, for a description of laws and regulations governing aircraft noise.

  (2) The investment tax credits and the accelerated depreciation originally available upon delivery of the USAir Aircraft were sold in 1981 pursuant to a tax benefit transfer lease, which terminated November, 1991. See
      Note 10 of Notes to Financial Statements.

  (3) USAir has the right to renew the lease as to all aircraft in 1998 (at the end of the initial twelve year term) for an additional three years at the current quarterly rental. If USAir does not elect to renew, it is required to make a termination payment and return the aircraft to the Partnership. See Note 2 of Notes to Financial Statements.

  (4) The purchase price includes $6.9 million of conversion costs for the upgrade of the aircraft from a Stage II passenger aircraft to a Stage III freighter.

  (5) The Partnership originally acquired a 50% interest in this aircraft in 1988 for a purchase price of $10.1 million. On January 31, 1997 the Partnership purchased the remaining 50% interest from USL Capital for a purchase price of $5.7 million. See "The BALCAP/USL Capital Transaction" above.

  (6) The purchase price includes $0.7 million related to the overhaul of the aircraft.
--------------------------------------------------------------------------------

     At January 31, 1997, the book value of aircraft by lessee as a percent of total assets was as follows: USAir, 68.9%; FedEx, 12%; TWA, 13.3%; and Sun Jet, 1.1%. Revenues by lessee as a percentage of total revenue for 1996 and 1995, respectively, were as follows: USAir, 57.1% and 64%; TWA, 5.3% and 6.9%; FedEx, 4.1% and 4.6%; and Sun Jet, 2.6% and 2.7%

     See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations" for a further discussion of the Partnership's lessees.

     The Partnership's lessees have the following fair market value renewal options: USAir has the right to renew its lease as to any of the aircraft for up to three additional renewal terms of one year each at a fair market value rental, provided that the number of aircraft to be returned at the end of any renewal term may not be less than two; FedEx has the right to renew its lease for one six-month term at the current rent payable under the lease, and thereafter for four successive one year terms at a fair market value rental; and TWA has the right to renew its lease for one term of one, two, three or four years at fair market value rentals.

EXISTING PARTICIPANTS IN LEASES

     The Partnership owns a 100% interest in all aircraft in its portfolio except the Sun Jet Aircraft which is owned 50% by the Partnership and 50% by BALCAP. USL Capital originally participated equally with the Partnership in all transactions except the USAir Aircraft. In April 1993 the Partnership leased two aircraft (held jointly with USL Capital), which were previously off lease, to FedEx. In September 1993 the Partnership exchanged its 50% interest in the two aircraft for a 100% interest in one aircraft and pledged the aircraft and the lease as collateral to obtain funds to upgrade the aircraft from a Stage II passenger aircraft to a Stage III freighter. In January 1997, the Partnership purchased a 50% interest in the TWA Aircraft formerly owned by USL Capital, and now owns a 100% interest in this aircraft. See "The BALCAP/USL Capital Transaction" above.

     With respect to the Sun Jet Aircraft which is jointly owned by BALCAP and the Partnership, BALCAP and the Partnership have agreed (i) to act in good faith to reach agreement as to all actions which may be required with respect to the lease and that any dispute between them will be settled by arbitration; (ii) not to transfer any interest in the related aircraft or lease without the consent of the other, except for a transfer to an affiliate and except for a transfer described in clause (iii); and (iii) that each party has a right of first refusal to purchase any such interest prior to the transfer to any third party.

DESCRIPTION OF LEASES

     All aircraft owned by the Partnership are leased to third parties pursuant to either full-payout leases (direct finance) or operating leases. Generally, operating leases are for a shorter term than full-payout leases and, therefore, it will be necessary for the Partnership to remarket the aircraft in order to recover its full investment. Full-payout leases are generally for a longer term and hence provide more predictable revenue than do operating leases.

     All of the Partnership's leases are net leases, which provide that the lessee will bear the direct operating costs and the risk of physical loss of the aircraft; pay sales, use or other similar taxes relating to the lease or use of the aircraft; maintain the aircraft; indemnify the Partnership-lessor against any liability suffered by the Partnership as the result of any act or omission of the lessee or its agents; maintain casualty insurance in an amount equal to the specific amount set forth in the lease (which may be less than the market value of the aircraft); and maintain liability insurance naming the Partnership as an additional insured with a minimum coverage which the General Partner deems appropriate. In general, substantially all obligations connected with the ownership and operation of the leased aircraft are assumed by the lessee and minimal obligations are imposed upon the Partnership. Default by a lessee may cause the Partnership to incur unanticipated expenses. See "Government Regulation" below.

     Certain provisions of the Partnership's leases may not be enforceable upon a default by a lessee or in the event of a lessee's bankruptcy. The enforceability of leases will be subject to limitations imposed by Federal, California, or other applicable state law and equitable principles.

     In order to encourage equipment financing to certain transportation industries, Federal bankruptcy laws traditionally have afforded special treatment to certain lenders or lessors who have provided such financing.
Section 1110 ("Section 1110") of the United States Bankruptcy Code, as amended (the "Bankruptcy Code"), implements this policy by creating a category of aircraft lenders and lessors whose rights to repossession are substantially improved. If a transaction complies with Section 1110, the transaction is not affected by the automatic stay provisions of the Bankruptcy Code (and thus, the lender or lessor may repossess the equipment), unless within 60 days after commencement of a bankruptcy proceeding the trustee agrees to perform all obligations of the debtor under the agreement or lease and all defaults (except those relating to insolvency or insolvency proceedings) are cured within such 60-day period.

     On October 22, 1994, President Clinton signed into law the Bankruptcy Reform Act of 1994 (the "Reform Act"). The Reform Act made several changes to
Section 1110, such that it now protects all transactions involving qualifying equipment, whether the transaction is a lease, conditional sale, purchase money financing or customary refinancing. For equipment first placed in service on or prior to the date of enactment, the requirement that the lender provide purchase money financing continues to apply, but there is a "safe harbor" definition for leases, so that
Section 1110 benefits will be available to the lessor without regard to whether or not the lease is ultimately determined to be a "true" lease. This safe harbor is not the exclusive test so that other leases which do not qualify under the safe harbor, but which are true leases, will continue to be covered as leases by
Section 1110. The Partnership may not be entitled to the benefits of Section 1110 upon insolvency of a lessee airline under all of its leases.

     In the past, the Partnership has had interests in aircraft leased to operators based outside the United States. It is possible that the Partnership's aircraft could be leased or subleased to foreign airlines. Aircraft on lease to such foreign operators are not registered in the United States and it is not possible to file liens on such foreign aircraft with the Federal Aviation Administration (the "FAA"). Further, in the event of a lessee default or bankruptcy, repossession and claims would be subject to laws other than those of the United States.

AIRCRAFT REMARKETING

     On termination of a lease and return of the aircraft to the Partnership, the Partnership must remarket the aircraft to realize its full investment. See "Disposition of Aircraft," below for a description of the Partnership's remarketing at lease expiration of six aircraft on lease to Continental. Under the Limited Partnership Agreement, the remarketing of aircraft may be through a lease or sale. The terms and conditions of any such lease would be determined at the time of the re-lease, and it is possible (although not anticipated at this time) that the lease may not be a net lease. The General Partner will evaluate the risks associated with leases which are not net leases prior to entering into any such lease. The General Partner has not established any standards for lessees to which it will lease aircraft and, as a result, there is no investment restriction prohibiting the Partnership from doing business with any lessee, including "start-up" airlines. However, the General Partner will analyze the credit of a potential lessee and evaluate the aircraft's potential value prior to entering into any lease.

DISPOSITION OF AIRCRAFT

     The Partnership's original intent was to dispose of all its aircraft by the year 2012, subject to prevailing market conditions and other factors. However, because of the impact of tax law and the Partnership's competitive position in the present market, the General Partner is recommending the Proposal. See "THE PROPOSAL -- Portfolio Runoff" and "SPECIAL FACTORS -- The Proposal -- Background for the Proposal."

     Under the Limited Partnership Agreement, aircraft may be sold at any time whether or not the aircraft are subject to leases if, in the judgment of the General Partner, it is in the best interest of the Partnership to do so.

     In 1995, casualty proceeds were received on one 737-200 aircraft on lease to Continental which was damaged in a ground accident and declared a total loss. The proceeds received exceeded the net book value of the aircraft and resulted in a net gain of $21,000. The proceeds were distributed to Unitholders in the third quarter of 1995 in a special cash distribution of 10 cents per Unit.

     In March 1996, the Partnership sold its 50% interest in one MD-82 aircraft on lease to Finnair to a third party for approximately $6.9 million, resulting in a net gain of approximately $556,000. The Partnership had acquired its interest in this aircraft in April 1992, for approximately $8.5 million. A portion of the sale proceeds were used to pay off the outstanding balance under a non-recourse loan which was collateralized by this aircraft and the balance, after retaining a reserve for liquidity purposes, was distributed to Unitholders in the second quarter of 1996 in a special cash distribution of 80 cents per Unit. See "SPECIAL FACTORS -- The Proposal -- Background for the Proposal."

     The Partnership sold its one-third interest in six 737-200 aircraft on lease to Continental at lease expiration on December 31, 1996, at a sale price of approximately $3.1 million, resulting in a net gain of approximately $1.9 million. The proceeds were distributed to Unitholders in the first quarter of 1997 in a special cash distribution of 63 cents per Unit. See "SPECIAL FACTORS -- The Proposal -- Background for the Proposal."


     The lease for the Sun Jet Aircraft, which expires in December 1997, contains a fixed price purchase option, and Sun Jet advised the Partnership that it wishes to exercise this option. However, Sun Jet filed for bankruptcy on June 18, 1997. Sun Jet also failed to make its June rental payment and has failed to maintain the aircraft in compliance with the lease. The Partnership is seeking return of the aircraft, but this is subject to approval of the bankruptcy court. Although the General Partner believes the Sun Jet Aircraft has continuing value, no assurance can be given as to when the Partnership may obtain return of the aircraft or as to when or at what price the aircraft could be remarketed. At March 31, 1997, the Sun Jet Aircraft represented about 1% of the Partnership's total assets, and rentals under the Sun Jet lease represented about 4% of first quarter revenues.


     The Partnership is permitted to sell aircraft to affiliates of the General Partner at the fair market value of the aircraft at the time of sale as established by an independent appraisal. The General Partner will receive a Disposition or Remarketing Fee for any such sale.

JOINT VENTURES/GENERAL ARRANGEMENTS

     Under the Limited Partnership Agreement, the Partnership may enter into joint ventures with third parties to acquire or own aircraft. Generally, each party to a joint venture is jointly responsible for all debts and obligations incurred by the joint venture, and the joint venture will be treated as a single entity by third parties. The Partnership may become liable to third parties for obligations of the joint venture in excess of those contemplated by the terms of the joint venture agreement. There can be no assurance that the Partnership will be able to obtain control in any joint ventures, or that, even with such control the Partnership will not be adversely affected by the decisions and actions of the co-venturers. The General Partner attempts to ensure that all such agreements will be fair and reasonable to the Partnership, although joint ventures with affiliates of the General Partner may involve potential conflicts of interest. The Sun Jet Aircraft is the only aircraft now owned by the Partnership pursuant to a joint venture arrangement. See "Existing Participants in Leases" above.

     If the Proposal is approved, the Partnership will not enter into any joint venture arrangements to acquire additional aircraft.

BORROWING POLICIES

     Under the Limited Partnership Agreement, the Partnership may borrow funds or assume financing in an aggregate amount equal to less than 50% of the higher of the cost or fair market value at the time of the borrowing of all aircraft owned by the Partnership. The Partnership may exceed such 50% limit for short-term borrowing so long as the General Partner uses its best efforts to comply with such 50% limit within 120 days from the date such indebtedness is incurred or if the borrowed funds are necessary to prevent foreclosure on any Partnership asset. There is no limitation on the amount of such short-term indebtedness. The General Partner is authorized to borrow for working capital purposes and to make distributions. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources" and Note 5 of Notes to Financial Statements.

MANAGEMENT OF AIRCRAFT PORTFOLIO

     Aircraft management services are provided by the General Partner and its affiliates. The fees and expenses for these services are reviewed annually and are subject to approval by the Audit Committee of the Partnership.

REGISTRATION OF AIRCRAFT; UNITED STATES PERSON

     Under the Federal Aviation Act, as amended (the "FAA Act"), the operation of an aircraft not registered with the Federal Aviation Administration (the "FAA") in the United States is generally unlawful.

Subject to certain limited exceptions, an aircraft may not be registered under the FAA Act unless it is owned by a "citizen of the United States" or a "resident alien" of the United States. In order to attempt to ensure compliance with the citizenship requirements of the FAA Act, the Limited Partnership Agreement requires that all Unitholders (and all transferees of Units) be United States citizens or resident aliens within the meaning of the FAA Act.

GOVERNMENT REGULATION

     GENERAL

     The ownership and operation of aircraft in the United States are strictly regulated by the FAA, which imposes certain minimum restrictions and economic burdens upon the use, maintenance and ownership of aircraft. The FAA Act and FAA regulations contain strict provisions governing various aspects of aircraft ownership and operation, including aircraft inspection and certification, maintenance, equipment requirements, general operating and flight rules, noise levels, certification of personnel and record keeping in connection with aircraft maintenance. FAA policy has given high priority to aviation safety, and a primary objective of FAA regulations is that an aircraft be maintained properly during its service life. FAA regulations establish standards for repairs, periodic overhauls and alterations and require that the owner or operator of an aircraft establish an airworthiness inspection program to be carried out by certified mechanics qualified to perform aircraft repairs. Each aircraft in operation is required to have a Standard Airworthiness Certificate issued by the FAA.

     MAINTENANCE

     The Partnership, as the beneficial owner of aircraft, bears the ultimate responsibility for compliance with certain federal regulations. However, under all of the Partnership's aircraft leases, the lessee has the primary obligation to ensure that at all times the use, operation, maintenance and repair of the aircraft are in compliance with all applicable governmental rules and regulations and that the Partnership/lessor is indemnified from loss by the lessee for breach of any of these lessee responsibilities. Changes in government regulations after the Partnership's acquisition of aircraft may increase the cost to, and other burdens on, the Partnership of complying with such regulations.

     The General Partner monitors the physical condition of the Partnership's aircraft and periodically inspects them to attempt to ensure that the lessees comply with their maintenance and repair obligations under their respective leases. Maintenance is further regulated by the FAA which also monitors compliance. At lease termination, the lessees are required to return the aircraft in airworthy condition. The Partnership may incur unanticipated maintenance expenses if a lessee were to default under a lease and the Partnership were to take possession of the leased aircraft without such maintenance having been completed. If the lessee defaulting is in bankruptcy, the General Partner will file a proof of claim for the required maintenance expenses in the lessee's bankruptcy proceedings and attempt to negotiate payment and reimbursement of a portion of these expenses. The bankruptcy of a lessee could adversely impact the Partnership's ability to recover maintenance expense.

     From time to time, aircraft manufacturers issue service bulletins and the FAA issues airworthiness directives. These bulletins and directives provide instructions to aircraft operators in the maintenance of aircraft and are intended to prevent the occurrence of accidents arising from flaws discovered during maintenance or as the result of aircraft incidents. Compliance with airworthiness directives is mandatory.

     A formal program to control corrosion in all aircraft is included in the FAA mandatory requirements for maintenance for each type of aircraft. These FAA rules and proposed rules evidence the current approach to aircraft maintenance developed by the manufacturers and supported by the FAA in conjunction with an aircraft industry group. The Partnership may be required to pay for these FAA requirements if a lessee defaults or if necessary to re-lease or sell the aircraft.

     Trade publications have reported that the FAA is considering issuing an airworthiness directive to remedy potential unsafe conditions in 727 aircraft which were converted from passenger to freight configuration. It has also been reported that the FAA may issue weight restrictions on such aircraft as an interim measure and may require extensive structural changes for the long term. As of March 1, 1997, no such airworthiness directives had been issued. Any such airworthiness directives would apply to the FedEx Aircraft. Under the lease covering this aircraft, FedEx would be required to take the steps necessary to comply with airworthiness directives imposed during the lease term. However, airworthiness directives may affect the residual value of the aircraft or FedEx's decision to exercise fair market value renewal options under the lease.

     There are more than 11,500 jet aircraft in the fleets of the principal airlines of the world. On average these aircraft are about 13 years old. Several hundred have been in service for 20 years or more and that number is growing. See "Aircraft Portfolio" above, for a table showing the year of delivery (manufacture) and the Lease Termination Date of Partnership aircraft.

     AIRCRAFT NOISE

     The FAA, through regulations, has categorized certain aircraft types as Stage I, Stage II and Stage III according to the noise level as measured at three designated points. Stage I aircraft create the highest measured noise levels. Aircraft which exceed Stage I noise maximums are no longer allowed to operate from civil airports in the United States.

     In general, the Aviation Safety and Capacity Act of 1990 bans the operation of Stage II aircraft after December 31, 1999 for aircraft operated within the continental United States. The Act also allows United States airports to impose their own Stage II noise bans before the formal cut-off date, provided that an analysis of the costs and benefits of the restriction is presented and 180 days are allowed for public comment. The Act affects about 2,500 Stage II aircraft operated by United States airlines.

     Alternatives for operators of Stage II aircraft include hushkitting, re-engining and movement to jurisdictions without mandated noise compliance. Hushkit options are expected to become more plentiful. However, even when certified, there will still be considerable lag time before each program can be brought to maximum production efficiency.

     See "Aircraft Portfolio" above, for a description of the Partnership's aircraft portfolio. At December 31, 1996, the net book value of Stage II aircraft owned by the Partnership was $1.1 million or 1% of total assets and consisted of its interest in the Sun Jet Aircraft. A noise kit that will bring this aircraft into compliance with Stage III noise requirements is generally expected but has not yet been developed.

ACQUISITION OF ADDITIONAL AIRCRAFT

     During the past five years the Partnership has made only two aircraft investments. See "SPECIAL FACTORS -- The Proposal -- Background for the Proposal." If the Proposal is approved, the Partnership will not acquire any more aircraft. See "THE PROPOSAL -- Portfolio Runoff."

     If the Proposal is not approved, the Partnership could invest in additional aircraft. If the Partnership were to acquire additional aircraft, it could do so in many different forms, such as in sale/leaseback transactions, by purchasing interests in existing leases from other lessors, by making loans secured by aircraft or by acquiring or financing leasehold interests in aircraft. The Partnership is permitted to acquire aircraft from affiliates of the General Partner subject to limitations set forth in the Limited Partnership Agreement.

     Prior to September 30, 1991, the General Partner and USL Capital were required to offer the Partnership a 50% participation interest in certain aircraft leasing investments made by Related Entities, as defined in the Limited Partnership Agreement. After September 30, 1991 and while the General Partner was an affiliate of USL Capital, the General Partner and USL Capital could, but were not obligated to, offer investment opportunities to the Partnership. The Partnership was required to accept suitable opportunities provided that the General Partner and Related Entities made at least 20% (including their investment through ownership of Units and the General Partner's interest) of the total investment made by Related Entities and the Partnership in such transactions. In the event that the Partnership elected not to make or to make only a portion of an investment offered to it by an affiliate, the remaining investment could be made by affiliates of the General Partner or third parties.

     The General Partner believes that since it is no longer affiliated with USL Capital, the limitation as to making investments with Related Entities should no longer apply and that the Partnership should be able to invest in any aircraft leasing transactions deemed suitable by the General Partner. In determining whether an investment is suitable for the Partnership, the General Partner will consider the following factors: the expected cash flow from the investment and whether existing Unitholders' investment will be diluted; the existing portfolio of the Partnership and the effect of the investment on the diversification of the Partnership's assets; the amount of funds available to finance the investment; the ability of the Partnership to obtain additional funds through debt financing, by issuing Units, or otherwise; the cost of such additional funds and the time needed to obtain such funds; the amount of time available to remove contingencies prior to making the investment; projected Federal income tax effect of the investment; projected residual value, if any; any legal or regulatory restrictions; and other factors deemed relevant by the General Partner.

     The General Partner and its affiliates are not obligated to make any investment opportunity available to the Partnership, and if any of them are presented with a potential investment opportunity, it may be made by any of them without being offered to the Partnership. In addition, in determining which entity should invest in a particular transaction, it may be possible to structure the transaction in various ways to make the acquisition more or less suitable for the Partnership or for the General Partner or its affiliates.

EMPLOYEES

     The Partnership has no employees. All administrative and management services for the Partnership are performed by employees of the General Partner or its affiliates.

PROPERTIES

     The Partnership does not own any real property, and shares office space in the offices of BALCAP and its affiliates.

LEGAL PROCEEDINGS

     The General Partner is unaware of any material pending legal proceedings to which the Partnership or the aircraft is subject.

             MARKET PRICE OF UNITS AND DISTRIBUTIONS TO UNITHOLDERS

UNITS OUTSTANDING

     The Units are traded on the New York Stock Exchange under the symbol FLY. As of June 4, 1997, the Record Date, there were 1,268 holders of record of Units. If the Proposal is approved and there is no change in partnership tax law during 1997, transferability of the Units will be restricted on or about December 17, 1997 which would result in delisting the Units from trading on the New York Stock Exchange at that time. See "THE PROPOSAL -- Restrictions on Unit Transferability." The closing price on the New York Stock Exchange on March 12, 1997, the date preceding the date of the press release announcing the Proposal, was $17.50.

MARKET PRICE

     The following chart sets forth the high and low closing prices on the New York Stock Exchange and the trading volume for each of the quarters in the years ended December 31, 1995 and 1996 and the quarter ended March 31, 1997.

                                                          TRADING VOLUME         UNIT PRICES
                         QUARTER ENDED                    (IN THOUSANDS)         (HIGH-LOW)
        ------------------------------------------------                     -------------------
        March 31, 1995..................................         236         $   15   -   $13 3/8
        June 30, 1995...................................         338         $   16   -   $14
        September 30, 1995..............................         284         $   18   -   $15 1/8
        December 31, 1995...............................         213         $17 7/8  -   $16 1/4
        March 31, 1996..................................         257         $18 7/8  -   $17
        June 30, 1996...................................         557         $18 1/4  -   $15
        September 30, 1996..............................         461         $16 3/4  -   $13 1/4
        December 31, 1996...............................         298         $16 3/8  -   $14 5/8
        March 31, 1997..................................       1,104         $17 5/8  -   $10

DISTRIBUTIONS TO UNITHOLDERS

     CASH DISTRIBUTIONS

     The Partnership makes quarterly cash distributions to Unitholders which are based on Cash Available from Operations (as defined in the Limited Partnership Agreement) and are partially tax sheltered. Information on the tax status of such payments, which is necessary in the preparation of individual tax returns, is prepared and mailed to Unitholders as quickly as practical after the close of each year. If the Proposal is approved, distributions to Unitholders will be affected. See "THE PROPOSAL" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Plan to Restrict Transferability of Units and Cease Reinvestment."

     Distributions declared during 1995, 1996 and the first quarter of 1997 were as follows:

                         RECORD DATE                       PAYMENT DATE       PER UNIT
        ----------------------------------------------  ------------------    --------
        March 31, 1995................................  May 14, 1995          47 cents
        June 30, 1995.................................  August 13, 1995       50 cents
        September 29, 1995............................  November 15, 1995     60 cents(1)
        December 29, 1995.............................  February 15, 1996     50 cents
        March 29, 1996................................  May 15, 1996          50 cents
        May 20, 1996..................................  May 31, 1996          80 cents(2)
        June 28, 1996.................................  August 15, 1996       45 cents
        September 30, 1996............................  November 15, 1996     45 cents
        December 31, 1996.............................  February 14, 1997     45 cents
        January 15, 1997..............................  January 31, 1997      63 cents(3)
        March 31, 1997................................  May 15, 1997          45 cents

---------------

(1) Includes a special cash distribution of 10 cents per Unit from casualty proceeds from an aircraft on lease to Continental. See "THE
    PARTNERSHIP -- Disposition of Aircraft" and "Distributions to
    Unitholders -- Cash Available from Sale or Refinancing," below.

(2) Special cash distribution from sale proceeds from the sale of an aircraft on lease to Finnair. See "THE PARTNERSHIP -- Disposition of Aircraft" and "Distributions to Unitholders -- Cash Available from Sale or Refinancing," below.

(3) Special cash distribution from sales proceeds from the sale of six aircraft on lease to Continental. See "THE PARTNERSHIP -- Disposition of Aircraft" and "Distributions to Unitholders -- Cash Available from Sale or Refinancing," below.

     CASH AVAILABLE FROM OPERATIONS

     The Partnership distributes all Cash Available from Operations (as defined in the Limited Partnership Agreement). The Partnership is authorized to make distributions from any source, including reserves and borrowed funds. Distributions of Cash Available from Operations are allocated 99% to Unitholders and 1% to the General Partner. The Partnership makes distributions of Cash Available from Operations generally on the fifteenth day of each February, May, August and November to Unitholders of record on the last business day of the calendar quarter preceding payment.

     CASH AVAILABLE FROM SALE OR REFINANCING

     The Partnership's original intent was that Cash Available From Sale or Refinancing (as defined in the Limited Partnership Agreement) received prior to January 1, 2005 would be retained for use in the Partnership's business, provided that if the General Partner did not believe that attractive investment opportunities exist for the Partnership, the Partnership could distribute Cash Available from Sale or Refinancing. Any Cash Available from Sale or Refinancing received after January 1, 2005 was not to be reinvested but was to be distributed. If the Proposal is approved, Cash Available from Sale or Refinancing will not be reinvested and will be distributed. See "THE PROPOSAL" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS -- Plan to Restrict Transferability of Units and Cease Reinvestment." For information as to the sales and casualty events giving rise to distributions from Cash Available from Sale or Refinancing, see "THE
PARTNERSHIP -- Disposition of Aircraft."

     TAX ALLOCATIONS

     Allocations for tax purposes of income, gain, loss deduction, credit and tax preference are made on a monthly basis to Unitholders who owned Units on the first day of each month. Thus, for example, if an aircraft were sold at a gain, that gain would be allocated to Unitholders who owned Units on the first day of the month in which the sale occurred. If proceeds from this sale were distributed to Unitholders, such proceeds would be distributed to Unitholders who owned Units on the record date for such distribution, which, because of notice requirements, likely would not occur in the same month as the sale. In addition, a Unitholder who transfers his or her Units after the commencement of a quarter but prior to the record date for that quarter will be allocated a share of tax items for the first two months of that quarter without any corresponding distribution of Cash Available from Operations for, among other things, payment of any resulting tax.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     AT DECEMBER 31, 1996

     At December 31, 1996, long-term borrowings of $14.1 million represented 11.3% of the cost of the aircraft presently owned by the Partnership and 16.6% of total assets. This debt is outstanding under three long-term, nonrecourse debt facilities collateralized by certain aircraft, two of which are at fixed rates and one which is at a floating rate. The Partnership has entered into an interest rate swap agreement which limits its risk on the floating rate debt. At December 31, 1996 and 1995, $14.1 million and $27.5 million, respectively, were outstanding under these three facilities. At December 31, 1996, approximately $5.6 million remained available. See Note 5 of Notes to Financial Statements.

     On January 31, 1997, the Partnership entered into a fourth long-term non-recourse note agreement in the amount of $9 million. Approximately $5.6 million of this loan was utilized to purchase an additional 50% interest in the TWA Aircraft. See "THE PARTNERSHIP -- The BALCAP/USL Capital Transaction." At the time of the acquisition, the Partnership already owned a 50% interest in this aircraft, and the loan is collateralized by this aircraft. The Partnership intends to use the balance of this loan for working capital.

     Total scheduled debt service in 1997 (including debt service under the loan agreement entered into in January 1997) is $7.5 million and will be paid from revenues, primarily from the rental payments received under its aircraft leases. Existing borrowings secured by aircraft on lease to USAir provide for full repayment of the debt by 1998 rather than through the end of the expected lease term in 2001. See Notes 2 and 5 of Notes to Financial Statements. As this debt is repaid and the related line of credit expires, by 1998 the Partnership will need to and believes that it would be able to obtain bank or other financing to replace all or a portion of these expiring facilities.

     Net cash provided by operating activities was $7.3 million for 1994, $9.3 million for 1995, and $7.3 million for 1996. Total debt service as a percentage of net cash provided by operating activities was 95.8%, 59.3%, and 107% for 1994, 1995 and 1996, respectively. In 1993 the Partnership incurred costs to convert an off-lease Boeing 727 to a cargo configuration and leased it to FedEx under a finance lease. This caused debt service to increase in 1994 due to the payment of these conversion costs, and net cash from operating activities to decrease because, as a finance lease, the FedEx lease generates cash from investing activities rather than operating activities. In 1996 debt service increased by $2.9 million from the prior year due to the timing of debt service payments. Under the loan documents, if December 31 is not a business day (as was the case in 1995), the loan payment is due in January, causing debt service to be lower in 1995 and higher in 1996. Net cash provided by operating activities decreased almost $2 million primarily because of reduced rentals resulting from the sale of one aircraft in March 1996.

     Cash distributions paid by the Partnership were $8.6 million ($1.84 per Unit) in 1994, $9.5 million ($2.04 per Unit) in 1995, and $12.6 million ($2.70 per Unit) in 1996. Distributions paid in 1995 include a special cash distribution of 10 cents per Unit made from the proceeds received from the casualty of one aircraft. Distributions paid in 1996 include a special cash distribution of 80 cents per Unit made from a portion of the sale proceeds received from the sale of a 50% interest in the aircraft on lease to Finnair. The increase in cash distributions per Unit in 1995 and 1996 are due primarily to the special cash distributions described above. On January 31, 1997 the Partnership made an additional special cash distribution of 63 cents per Unit from the proceeds received from the December 31, 1996 sale of its interest in six 737-200 aircraft. See "Plan to Restrict Transferability of Units and Cease Reinvestment" below and "THE PARTNERSHIP -- Disposition of Aircraft."

     Partnership net income was $6.3 million in 1994, $6.8 million in 1995, and $8.7 million in 1996. Pursuant to the Limited Partnership Agreement, the Partnership distributed all Cash Available from Operations and also made special cash distributions, as described above. Since such distributions were in excess of earnings, Partnership equity declined from $71.7 million at December 31, 1995 to $65.0 million at December 31, 1996, and Limited Partner equity per Unit declined from $15.70 to $13.92. From a Limited Partner perspective, the portion of the distribution in excess of net income constitutes a return of capital. Total cash distributions declared since inception of the Partnership have exceeded total net income reflecting a return of capital of $4.92 per Unit, or 22% of the initial capital invested by Limited Partners.

     AT MARCH 31, 1997

     At March 31, 1997, $23.3 million was outstanding under the Partnership's four long-term debt facilities and approximately $3.8 million remained available. Long-term borrowing at March 31, 1997 represented 18% of the original cost of the aircraft presently owned by the Partnership, including capital expenditures for upgrades. The terms of the Limited Partnership Agreement permit debt to be at a level not exceeding 50% of such cost.

     In March 1997, the Partnership recorded an allowance for doubtful accounts of $228,000 relating to the outstanding note receivable representing advances made to Continental to finance certain aircraft modifications. The agreement for this financing was entered into as part of a 1991 stipulation in Continental's bankruptcy. Continental had advised the Partnership that because the lease has terminated these amounts are no longer due. The Partnership is reviewing Continental's claim and has recorded the allowance until the matter can be resolved.

     Cash distributions paid in the first three months of 1997 amounted to $1.08 per Unit consisting of the regular fourth quarter 1996 cash distribution of 45 cents per Unit and the special cash distribution of 63 cents per Unit from aircraft sales proceeds described above, Distributions paid in the first quarter of 1996 amounted to 50 cents per Unit.

     In March 1997 the Partnership declared a first quarter cash distribution of 45 cents per Unit amounting to $2,102,000 payable on May 15, 1997 to Unitholders of record on March 31, 1997. This distribution exceeded first quarter net income of $1,167,000, resulting in a return of capital of $935,000 or 20 cents per Unit. The 1996 first quarter cash distribution was 50 cents per Unit.

RESULTS OF OPERATIONS

     FOR THE THREE YEARS ENDED DECEMBER 31, 1996

     In 1994, revenues were earned from seven aircraft subject to finance leases (USAir, TWA, and FedEx) and nine aircraft subject to operating leases (Continental, Finnair, and Sun Jet). TWA contributed 5.2% of 1994 total revenues and there were two months (November and December) of non-accrual of TWA revenue. At year-end 1994, there were no offlease aircraft and none of the Partnership's lessees was in bankruptcy.

     In 1995, revenues were earned from seven aircraft subject to finance leases (USAir, TWA, and FedEx). Finance lease income declined from 1994 as the balances due declined. TWA was on non-accrual status early in 1995, but remitted all past-due amounts by the third quarter. TWA was in bankruptcy for a portion of 1995, and the TWA lease contributed 7% of total 1995 revenues. Revenues were earned from nine aircraft subject to operating leases (Continental, Finnair, and Sun Jet) from January through May, and eight aircraft for the balance of the year, reflecting the casualty loss of one aircraft leased to Continental. At year-end 1995, there were no off-lease aircraft, all of the Partnership's lessees were current under their lease agreements, and none was in bankruptcy.

     In 1996, revenues were earned from seven aircraft subject to finance leases (USAir, TWA, and FedEx). Finance lease income declined from 1995 as the balances due declined. Revenues were earned from eight aircraft subject to operating leases (Continental, Finnair, and Sun Jet) from January through March, and seven aircraft for the remainder of the year, reflecting the March sale of the aircraft leased to Finnair. The decline in operating lease rentals is due primarily to the sale of this aircraft. On December 31, 1996, the operating lease with Continental covering six aircraft expired, and the aircraft were sold on that date. The sales of the Partnership's interests in aircraft on lease to Finnair and Continental produced gains of $556,000 and $1.9 million, respectively. See Note 3 of Notes to Financial Statements. At year-end 1996, there were no off-lease aircraft, all of the Partnership's lessees were current under their lease agreements and none was in bankruptcy.

     USAir, the Partnership's major lessee (76% of total year-end assets), reported profits of $263 million on revenues of $8.1 billion for 1996, compared with profits of $119 million on revenues of $7.5 billion for 1995.

     FedEx (13.3% of total year-end assets) reported profits of $308 million on revenues of $10.3 billion for its fiscal year ending May 31, 1996, compared with profits of $298 million on revenues of $9.4 billion for its prior fiscal year.

     TWA (8.3% of total year-end assets) reported a net loss of $285 million on revenues of $3.6 billion for 1996, compared with a net loss of $228 million on revenues of $3.3 billion for 1995.


     Sun Jet (1.3% of total year-end assets) is in bankruptcy. See "Results of Operations -- For the Quarter Ended March 31, 1997" below.


     For information regarding the percentage of total Partnership assets and revenues represented by aircraft owned and leased by the Partnership, see "THE PARTNERSHIP -- Aircraft Portfolio."

     The Partnership believes that its revenues and income have not been materially affected by inflation and changing prices because its principal items of revenue (rental payments) and expenses (interest) are at fixed long-term rates.

     Interest expense in 1996 reflects an average interest rate of 8.7% based on average total outstanding debt of $21 million, compared to 1995's average interest rate of 8.3% based on average total outstanding debt of $28.5 million.

     Depreciation expense relates to aircraft subject to operating leases and those held for sale or lease. In 1996 depreciation expense decreased because of the March 1996 sale of the aircraft on lease to Finnair.

     In 1994, general and administrative expenses were $388,000, which included $197,000 in non-recurring expenses, primarily related to the early return and repair of the aircraft now on lease to Sun Jet. In 1994, the Partnership incurred total expenses of $798,000 (of which $668,000 were capitalized), to prepare its DC-9-51 aircraft for re-lease to Sun Jet. In 1996, general and administrative expenses increased by $117,000 to $272,000 primarily because of legal expenses relating to the January 1997 acquisition of an interest in an aircraft on lease to TWA and the 1998 change in tax status.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which is effective for fiscal years beginning after December 17, 1995. The Partnership adopted the standard January 1, 1996, and the impact on the financial statements was not material.

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share". SFAS No. 128 establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. It is effective for financial statements issued for periods ending after December 17, 1997, including interim periods and prior-periods presented. The Partnership does not expect that adoption of SFAS No. 128 will have a material effect on its financial position, results of operations or net income per Unit.

     FOR THE QUARTER ENDED MARCH 31, 1997

     Net income for the first quarter ended March 31, 1997 was $1,167,000, a decrease of $1,004,000 or 46% from the comparable 1996 three-month period. First quarter revenues were $2,358,000, a decrease of $1,073,000 or 31% from the comparable three-month period. These declines reflect the sale of an aircraft in the first quarter of 1996 and recognition of a gain of $556,000, while no aircraft were sold in the first quarter of 1997. In addition, the sale of seven aircraft during 1996 reduced the size of the portfolio and reduced revenue from operating lease rentals by $514,000. At March 31, 1997, the Partnership owned an interest in one aircraft subject to an operating lease, compared to interests in seven aircraft subject to operating leases at March 31, 1996.

     Total expenses declined by $69,000 from the first quarter of 1996. Depreciation expense declined by $372,000 reflecting the 1996 sales of the seven aircraft subject to operating leases. Offsetting this reduction were an allowance for doubtful accounts of $228,000 (see "-- Liquidity and Capital Resources -- At March 31, 1997" above) and higher investor reporting expenses incurred in connection with the 1998 change in tax status. Interest expense declined due to lower average outstanding balances on the Partnership's borrowing facilities in the first quarter 1997 compared with the first quarter of 1996.


     Sun Jet filed for bankruptcy on June 18, 1997. Sun Jet also failed to make its June rental payment and has failed to maintain the aircraft in compliance with the lease. The Partnership is seeking return of the aircraft, but this is subject to approval of the bankruptcy court. Although the General Partner believes the Sun Jet Aircraft has continuing value, no assurance can be given as to when the Partnership may obtain return of the aircraft or as to when or at what price the aircraft could be remarketed. At March 31, 1997, the Sun Jet Aircraft represented about 1% of the Partnership's total assets, and rentals under the Sun Jet lease represented about 4% of first quarter revenues.


PLAN TO RESTRICT TRANSFERABILITY OF UNITS AND CEASE REINVESTMENT

     On March 13, 1997 the board of directors of the General Partner approved a plan to restrict the transferability of Units, which will result in delisting of the Units from trading on the New York Stock Exchange on or about December 17, 1997, and to cease making new aircraft investments, leading to an earlier than planned liquidation of the Partnership. The plan is subject to Unitholder approval.

     As previously reported to Unitholders, Airlease will be taxed as if it were a corporation effective January 1, 1998, if its Units are freely tradeable on that date. This additional level of tax would substantially reduce distributions to Unitholders. See Note 9 of Notes to Financial Statements. To address the adverse change in tax law, the plan provides that transferability of the Units would be restricted on or about December 17, 1997 and the Units would be delisted from trading at that time. Although the Units would not be freely tradeable on the New York Stock Exchange or a similar secondary market after December 1997, under provisions of the tax law, there are a number of services which may be available to facilitate purchases and sales of Units. At this time it is difficult to know if these services will operate with respect to the Units, and IRS rules impose various limitations as to the aggregate number of Units which may be sold in any year utilizing these services. If no such services develop Unitholders may be unable to sell their Units, but they would receive distributions through the remaining term of the Partnership. See "THE PROPOSAL -- Restrictions on Unit Transferability."

     The plan also provides that Airlease would not make any new aircraft investments, would sell its aircraft as attractive opportunities become available and would distribute net sales proceeds to Unitholders after each sale. Airlease cannot predict when sales will be made, or provide any assurance as to the prices at which sales will be made. If the existing aircraft were sold at the end of their lease terms, 86% of the assets would be sold within five years and the remainder by 2006. This assumes that all lessees comply with their lease obligations and available lease renewal options are not exercised. Aircraft sales will result in a liquidation of the portfolio over time, and increasingly cash flow and distributions will depend more upon sales proceeds and less upon receipt of regular rental payments, and thus be less predictable. See "THE PROPOSAL -- Portfolio Runoff."

     As previously disclosed, the Partnership's sources of capital are limited. Since all cash available from operations is distributed, there is no build up of equity capital and acquisitions must be funded from proceeds when aircraft are sold or from debt. Access to debt is limited because most of the aircraft are being used to secure existing borrowings. Because of these and other factors, Airlease cannot compete on the basis of price with many of its competitors which are much larger and have lower capital costs. As a result, finding investment opportunities that offer an appropriate balance of risk and reward has been very difficult. In the past five years, the Partnership has made only two aircraft investments, both of which were possible because of special circumstances which the General Partner believes are unlikely to occur in the future. As described above, during 1996 Airlease sold interests in seven aircraft at a profit, but the Partnership was unable to reinvest the proceeds in aircraft at an acceptable return, and the General Partner determined that the best use of the proceeds was to distribute them to Unitholders. Since these sales proceeds were not reinvested in aircraft, the size of the portfolio has been reduced.

     These and other factors were considered by the Board of Directors of the General Partner as affecting the competitive position of Airlease, and these factors as well as the change in tax law were considered by the board in its decision to propose the plan. See "SPECIAL FACTORS -- The Proposal -- Background for the Proposal."

                                   MANAGEMENT

GENERAL

     The Partnership has no directors or executive officers. Under the Limited Partnership Agreement, the General Partner has full power and authority in the management and control of the business of the Partnership, subject to certain provisions requiring the consent of the Limited Partners.

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information about the directors and executive officers of the General Partner. Unless otherwise indicated, the business address of each individual listed below is c/o Airlease Management Services, Inc., 555 California Street, San Francisco, California 94104. Each person is a citizen of the United States.

                           POSITION WITH                            PRINCIPAL OCCUPATION AND
       NAME               GENERAL PARTNER        AGE               EMPLOYMENT FOR LAST 5 YEARS
-------------------   ------------------------   ---    -------------------------------------------------
David B. Gebler        Chairman of the Board,    47     Mr. Gebler is Senior Vice President of Bank of
                             President,                 America National Trust and Savings Association
                      Chief Executive Officer           ("Bank of America") and of BALCAP. He has been
                           and a Director               with BALCAP since September 1996. From 1991 to
                                                        September 1996 he was Senior Vice President of
                                                        the Transportation and Industrial Financing
                                                        business unit of USL Capital. Mr. Gebler has been
                                                        President of the General Partner since 1989 and a
                                                        Director since 1990. Mr. Gebler holds a bachelors
                                                        degree in mathematics from Clarkson University
                                                        and graduate degrees in Engineering and
                                                        Management from the University of Michigan.
Richard V. Harris             Director           48     Mr. Harris is Executive Vice President of Bank of
                                                        America and Chairman and President of BALCAP. He
                                                        was elected President and CEO in 1982, adding the
                                                        title of Chairman in 1988. He has been a Director
                                                        of the General Partner since October 1996. Other
                                                        assignments at Bank of America have included
                                                        responsibilities for Project Finance and
                                                        Asset-Backed Finance along with Leasing. Prior to
                                                        assuming his present responsibilities, Mr. Harris
                                                        held both transactional and marketing management
                                                        positions at BankAmerica Leasing. Mr. Harris
                                                        holds a B.S.E.E. degree in Electrical Engineering
                                                        from Brigham Young University and a Master of
                                                        Business Administration degree also from BYU.
William A. Hasler             Director           55     Mr. Hasler has been the dean of the Haas School
                                                        of Business at the University of California at
                                                        Berkeley since August 1991 and a Director of the
                                                        General Partner since 1995. From 1984 to 1991, he
                                                        was vice chairman and director of KPMG Peat
                                                        Marwick and was responsible for its worldwide
                                                        consulting business. He is a member of the board
                                                        of governors of The Pacific Stock Exchange and of
                                                        the board of directors of The Gap, TCSI, Tenera,
                                                        Walker Industries, and Aphton Corporation. He
                                                        serves on a presidential advisory board on
                                                        critical technologies. He is a 1963 graduate of
                                                        Pomona College and earned his MBA from Harvard in
                                                        1967.

                           POSITION WITH                            PRINCIPAL OCCUPATION AND
       NAME               GENERAL PARTNER        AGE               EMPLOYMENT FOR LAST 5 YEARS
-------------------   ------------------------   ---    -------------------------------------------------
Leonard Marks, Jr.            Director           75     Mr. Marks retired as Executive Vice President of
                                                        Castle & Cooke, Inc. in 1985. Prior to that time,
                                                        he was also president of the real estate and
                                                        diversified activities group of that company. Mr.
                                                        Marks has been a Director of the General Partner
                                                        since 1986. For many years, Mr. Marks was an
                                                        assistant professor of Finance at the Harvard
                                                        Business School and a professor of Finance at the
                                                        Stanford Business School. He was Assistant
                                                        Secretary of the United States Air Force from
                                                        1964 to 1968. Mr. Marks is a director of Alexion
                                                        Pharmaceutical Inc. and Northern Trust Bank of
                                                        Arizona, N.A. Mr. Marks holds a Ph.D in Business
                                                        Administration from Harvard University.
Richard P. Powers             Director           56     Mr. Powers has been Vice President, Finance and
                                                        Administration and Chief Financial Officer of
                                                        CardioGenesis Corporation, a medical device
                                                        company, since 1996. From 1981 to 1994, he was
                                                        with Syntex Corporation, a pharmaceutical
                                                        company, serving as Senior Vice President and
                                                        Chief Financial Officer of that company from 1986
                                                        to 1994. From 1994 to 1996 he served as
                                                        consultant to various companies, including
                                                        advising and assisting in the sale of Syntex
                                                        Corporation to Roche Corporation in 1994. Mr.
                                                        Powers holds a Bachelor of Science degree in
                                                        Accounting from Canisius College and a Masters in
                                                        Business Administration from the University of
                                                        Rochester.
K. Thomas Rose                Director           52     Mr. Rose has been Executive Vice President and
                                                        Chief Operating Officer of BALCAP since 1992,
                                                        responsible for all non-marketing areas of
                                                        BALCAP. He also is the chief credit officer for
                                                        the subsidiaries of BankAmerica Corporation which
                                                        comprise the leasing group. He has been a
                                                        Director of the General Partner since October
                                                        1996. Prior to his present responsibilities, Mr.
                                                        Rose was with Security Pacific Leasing
                                                        Corporation as Executive Vice President -- Lease
                                                        Services since 1973. Mr. Rose holds a B.A. from
                                                        California State University, Fullerton and a
                                                        Juris Doctorate degree from Golden Gate
                                                        University, School of Law.
Richard C. Walter     Chief Financial Officer    51     Mr. Walter has been Senior Vice President and
                           and a Director               Controller of BALCAP since 1992. He has been a
                                                        director of the General Partner since October
                                                        1996. Prior to assuming his present
                                                        responsibilities at BALCAP, Mr. Walter was with
                                                        Security Pacific Leasing as Accounting Manager
                                                        since 1973. He holds a Bachelor of Science degree
                                                        in Business Administration and Accounting from
                                                        Montana State University.

EXECUTIVE COMPENSATION

     The Partnership does not pay or employ directly any directors or officers. Each of the officers of the General Partner is also an officer or employee of BALCAP and is not separately compensated by the General Partner or the Partnership for services on behalf of the Partnership. Thus, there were no deliberations of the General Partner's Board of Directors with respect to compensation of any officer or employee.

     The Partnership reimburses the General Partner for fees paid to Directors of the General Partner who are not otherwise affiliated with the General Partner or its affiliates. In 1996, such unaffiliated directors were paid an annual fee of $14,500 and $500 for each meeting attended.

     The Partnership has not established any plans pursuant to which cash or non-cash compensation has been paid or distributed during the last fiscal year or its proposed to be paid or distributed in the future. The Partnership has not issued or established any options or rights relating to the acquisition of its securities or any plans therefor.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

UNIT OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

     As of June 4, 1997, the Record Date, the following persons were known to the Partnership to be beneficial owners of more than five percent of the Partnership's equity securities:

                               NAME AND ADDRESS               AMOUNT AND NATURE OF
 TITLE OF CLASS               OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP     PERCENT OF CLASS
-----------------    -------------------------------------    --------------------     ----------------
Depositary Units     United States Airlease Holding, Inc.       231,250(1)                 5%
                             555 California Street
                          San Francisco, CA 94104(2)
Depositary Units                    BALCAP                      793,750(3)                17.2%
                             555 California Street
                          San Francisco, CA 94104(2)

---------------
(1) United States Airlease Holding, Inc. ("Holding") reported that it had sole voting and dispositive power over these Units.

(2) BALCAP owns all of the outstanding stock of Holding. Therefore, BALCAP may be deemed also to be the indirect beneficial owner of the Units owned by Holding. In addition, BALCAP owns all the outstanding stock of the General Partner. Therefore, BALCAP may be deemed to be the indirect beneficial owner of the General Partner's 1% general partner interest. BALCAP is a wholly owned indirect subsidiary of BankAmerica Corporation. Therefore, BankAmerica Corporation and each BankAmerica Corporation subsidiary which is the direct or indirect parent of BALCAP is also indirectly the beneficial owner of all Units and of the General Partner's 1% general partner interest owned or deemed owned by BALCAP.

(3) BALCAP reported that it had sole voting and dispositive power over these Units.

UNIT OWNERSHIP BY MANAGEMENT

     Set forth below is information regarding interests in the Partnership owned by each director of and all directors and executive officers, as a group, of the General Partner. Unless otherwise noted, each person has sole voting and investment power over all units owned.

                                    NAME OF                   AMOUNT AND NATURE OF
 TITLE OF CLASS                BENEFICIAL OWNER               BENEFICIAL OWNERSHIP     PERCENT OF CLASS
-----------------    -------------------------------------    --------------------     ----------------
Depositary Units                David B. Gebler                         700(1)             (2)

Depositary Units              Leonard Marks, Jr.                        500                (2)

Depositary Units          All directors and executive                 1,200(3)             (2)
                              officers as a group

---------------
(1) Includes 200 Units held by Mr. Gebler as custodian for a minor child as to which Mr. Gebler has shared voting and dispositive power and as to which beneficial ownership is disclaimed.

(2) Represents less than 1%.

(3) Includes the 200 Units described in note 1.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a discussion of certain fees, expenses and reimbursements payable and paid to the General Partner and its affiliates by the Partnership, see Note 8 of Notes to Financial Statements. From time to time, the Partnership borrowed funds from USL Capital, including advances for expense payments. All such borrowings were unsecured and bore interest at a floating rate not exceeding the prime rate. There were no such borrowings outstanding during 1996.

     For information regarding the purchase by the Partnership of an interest in the TWA Aircraft from USL Capital, see "THE PARTNERSHIP -- The BALCAP/USL Capital Transaction." For a discussion of certain terms of the Partnership Agreement regarding the Partnership's participation in aircraft leasing investments made by USL Capital and its Related Entities, see "THE
PARTNERSHIP -- Acquisition of Additional Aircraft." For a discussion of aircraft held jointly between the Partnership and BALCAP or formerly held jointly between the Partnership and USL Capital, see "THE PARTNERSHIP -- Aircraft Portfolio," and "-- Existing Participants in Leases."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Partnership, the following summary describes the material United States federal income tax consequences of the Proposal. This summary is based on the Code and existing final, temporary and proposed Treasury Regulations, Revenue Rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The Partnership will not seek a ruling from the Internal Revenue Service (the "IRS") with regard to the United States federal income tax treatment relating to the Proposal and, therefore, there can be no assurance that the IRS will agree with the conclusions set forth below. This summary is addressed only to Unitholders who are "United States persons" (as defined in Code Section 7701(a)(30)) and deals only with Units that are held as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the tax consequences that may be relevant to Unitholders in special tax situations (including, for example, life insurance companies, tax-exempt organizations, dealers in securities or currency, banks or other financial institutions, or Units held as a hedge or as part of a hedging, straddle or conversion transaction). ACCORDINGLY, UNITHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

     Certain United States federal income tax consequences associated with an investment in the Units were discussed in the Prospectus, dated October 10, 1986, covering the initial public offering of Units. This summary does not update that discussion; rather it discusses only the federal income tax aspects directly relevant to the Proposal.

PARTNERSHIP TAX STATUS

     A partnership generally will be treated as a "publicly traded partnership" under Section 7704 of the Code and taxable as a corporation for United States federal income tax purposes if its interests are traded on an "established securities market" or are "readily tradeable on a secondary market (or the substantial equivalent thereof)" (sometimes referred to herein as "Publicly Traded"). An exception to this general rule applies to certain partnerships that were Publicly Traded on December 17, 1987. The Partnership was eligible for this exception.

     The exception ceases to apply to taxable years of a Publicly Traded partnership beginning after December 31, 1997. Consequently, the Partnership will be taxable as a corporation for its taxable year beginning January 1, 1998, unless the Units cease to be Publicly Traded before that date. As of the first day the Partnership is classified as a corporation, for federal income tax purposes it will be deemed to transfer all its assets to a newly formed corporation; the Unitholders generally will not recognize any gain or loss on such constructive incorporation. If the Partnership is classified as a corporation, its income, gains, deductions, losses and credits would not be passed through to the Unitholders, it would be required to pay tax at corporate rates on its income, its distributions to Unitholders would be taxable to Unitholders as dividends to the extent of its current or accumulated earnings and profits, and such distributions would not be deductible to the Partnership. However, to the extent that distributions made by the Partnership are treated as dividends, a Unitholder that is taxed as a domestic corporation and that meets certain requirements of the Code would be entitled to a deduction equal to 70% (80% in the case of a Unitholder who owns more than 20% of the Partnership) of the dividends received (the "Dividends Received Deduction"). Individuals, partnerships and other entities not taxable as domestic corporations, and corporations having a special tax status are not eligible for the Dividends Received Deduction. The Clinton Administration has recently suggested legislation that would reduce the Dividends Received Deduction to 50%. Because such deduction depends upon each Unitholder's particular circumstances, Unitholders should consult their own tax advisors regarding the availability and amount of the Dividends Received Deduction.

     The purpose of the Restrictions on Unit Transferability is to permit the Partnership to continue to be treated as a partnership for federal income tax purposes after December 31, 1997. In addition, from and after the date the Units are delisted from trading on the New York Stock Exchange (see "THE PROPOSAL -- Restrictions on Unit Transferability"), the Units will contain a legend that provides:

     The General Partner will not admit any transferee of Units as a partner or recognize any rights of a transferee of Units (including any right to receive distributions or any right to an interest in capital or profits of the Partnership) unless the transferee certifies in an application for transfer (the "Transfer Application") to the Partnership that the transferee has acquired the Units (a) by a "transfer not involving trading" within the meaning of Internal Revenue Service Notice 88-75 (the "Notice"),
     (b) in compliance with the "two percent" safe harbor described in the Notice or (c) in a qualified "matching service" transaction described in the Notice. Furthermore, any transfer of Units will be subject to a determination by the General Partner in its sole discretion that such transfer will not cause the aggregate percentage of Units transferred during the calendar year to exceed the allowable amount or otherwise cause the Units to be treated as traded on an established securities market or readily tradeable on a secondary market (or the substantial equivalent thereof) as defined in Section 7704(b) of the Internal Revenue Code of 1986, as amended.

     As described herein under "THE PROPOSAL -- Restrictions on Unit Transferability," the Partnership is considering requesting a ruling from the Internal Revenue Service that it can, as an alternative to imposing transfer restrictions consistent with the Notice, impose transfer restrictions consistent with regulations promulgated under Section 7704 of the Code (the "Regulations"). Such restrictions are somewhat less restrictive than those required by the Notice. If such a ruling were obtained, references to the Notice in the foregoing legend and the Transfer Application would be changed to refer to the Regulations.

     There is no statutory definition of an "established securities market," "secondary market" or "the substantial equivalent thereof." The legislative history to Section 7704 indicates that a "secondary market" or "substantial equivalent thereof" exists if partners are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established market. Because of the Restrictions on Unit Transferability (see "THE PROPOSAL -- Restrictions on Unit Transferability"), the General Partner does not expect the Units to be considered traded on an established securities market or to be considered readily tradeable on a secondary market (or substantial equivalent thereof).

TRANSFER RESTRICTIONS

     The Restrictions on Unit Transferability itself should not result in any federal income tax consequences to the Unitholders.

SALES OF AIRCRAFT

     The sale of an aircraft will be a taxable event, and any gain or loss resulting from such sales will be taxable to the Unitholders in the event that the Partnership is classified for federal income tax purposes as a partnership. Each Unitholder will be required to take into account in computing its tax liability its share of any gain or loss resulting from any such sale in the Partnership's taxable year ending with or within the taxable year of the Unitholder. Any such gain or loss will generally constitute Section 1231 gains or Section 1231 losses (i.e., gains or losses from real property or depreciable personal property used in a trade or business and held for more than one year, other than property held for sale to customers in the ordinary course of business). A Unitholder's share of the gains or losses from the sales of aircraft would be combined with any other

Section 1231 gains or Section 1231 losses of the Unitholder for that year and the net Section 1231 gains or Section 1231 losses generally would be treated as long-term capital gain or ordinary loss, as the case may be. However, a Unitholder's net Section 1231 gains would be treated as ordinary income rather than capital gain to the extent of its net Section 1231 losses, if any, incurred in the five preceding years. Furthermore, in the event that an aircraft is sold at a gain, the depreciation expense will be recaptured as ordinary income under
Section 1245 of the Code to the extent of the realized gain.

     An additional portion of the realized gain on the disposition of aircraft may be recaptured as ordinary income under Section 467 of the Code. If a lessor disposes of an asset subject to a Section 467 rental agreement (i.e., a rental agreement providing for increasing or deferred rents) an amount equal to the rental payments based on a constant rental amount over the rental payments previously taken into account, if any, may be treated as ordinary income, to the extent of the realized gain (reduced by any portion of the gain otherwise treated as ordinary income). Under proposed Treasury Regulations, Section 467 rental agreements would also include rental agreements which provide for prepaid or decreasing rents. However, such proposed Treasury Regulations would only apply to rental agreements entered into after the proposed Treasury Regulations are published as final Treasury Regulations.

     The Partnership made an election in respect of its 1988 taxable year under
Section 754 of the Code. If a Unitholder acquired its Units in 1988 or thereafter by purchase or upon death, such Unitholder's share of any gain or loss from the sale of an aircraft will be adjusted to take into account any special basis adjustment to the assets of the Partnership with respect to such Unitholder under Section 743(b) of the Code. Section 743(b) generally provides for an adjustment to the bases of the Partnership's properties to reflect the price at which such Unitholder's Units were purchased (or fair market value if transferred at death) as if such Unitholder had acquired a direct interest in the Partnership's assets. Such Section 743(b) adjustment is attributable solely to such Unitholder and is not added to the bases of the Partnership's assets associated with all of the Unitholders ("common bases"). As with the common bases, the Section 743(b) adjustment must be reduced for depreciation and any gain or loss is Section 1231 gain or Section 1231 loss, subject to recapture as ordinary income. Because the Section 743(b) adjustments are highly complex and there is little legal authority dealing with the mechanics of the adjustments, there are no assurances that the IRS will agree with the adjustments made by the General Partner.

     Under Section 702(a) of the Code (which generally deals with the "pass through" of tax items from a partnership to its partners), a partnership is required to separately state, and partners are required to separately account for, their distributive share of all gains and losses of the partnership. Accordingly, each Unitholder's allocable share of gains or losses from a disposition of aircraft (including the amount of any capital gain or loss, Section 1231 gains and Section 1231 losses, and any amount treated as ordinary income under Sections 1245 or 467 of the Code) will be separately stated and reflected on the applicable Schedule K-1 provided to the Unitholder by the Partnership.

PASSIVE LOSS LIMITATION

     Unitholders who are individuals, trusts, estates, closely held corporations or personal service corporations are subject to the passive activity loss limitations rules. A Unitholder's allocable share of any Partnership income and loss is treated as derived from a passive activity, except to the extent of any portfolio income (including interest, dividends and gains from the sale of property held for investment purposes of the Partnership). Under a special rule applicable only to publicly traded partnerships, for periods prior to delisting from trading on the New York Stock Exchange, a Unitholder's share of Partnership income or gain cannot be used to offset passive activity losses from other passive activities of the Unitholder and a Unitholder's share of Partnership losses cannot be offset by passive activity income from other passive activities of the Unitholder. From and after the date the Units are delisted from trading on the New York Stock Exchange, a Unitholder's share of any Partnership income or gain will be characterized as passive activity income that should be eligible to be offset by passive activity losses from other passive activity investments of the Unitholder and a Unitholder's share of Partnership's losses should be eligible to be offset by passive activity income from other passive activities of the Unitholder. If all of the Partnership's aircraft are sold, a Unitholder's allocable share of any Partnership loss realized on the sale of its aircraft investments, or loss realized by the Unitholder upon liquidation of his or her Units, will not be subject to the passive activity loss limitations. In addition, upon the complete disposition of a Unitholder's entire interest in the Partnership, any suspended passive activity loss of the Unitholder with respect to the Partnership is allowed as a loss against other income of the Unitholder.

DISTRIBUTIONS OF SALE PROCEEDS

     Pursuant to the Proposal, the Partnership will make distributions of the proceeds from the sale or other disposition of aircraft (after repaying debt and establishing appropriate reserves) to Unitholders after each such disposition. See "THE PROPOSAL -- Portfolio Runoff." Distributions to a Unitholder will generally not be taxable to the extent the distributions do not exceed the Unitholder's adjusted tax basis in its Units. The tax basis in the Units will be reduced by the distributions, and those in excess of the tax basis will generally be treated as capital gain, and will be long-term if the applicable Unit has been held for more than one year. Unitholders that have remaining tax basis in their Units after dissolution of the Partnership will generally have a capital loss.

TAX ALLOCATIONS OF DISTRIBUTIONS

     For information as to the allocations for tax purposes of Partnership income, gain, loss deduction, credit and tax preference, see "MARKET PRICE OF UNITS AND DISTRIBUTIONS TO UNITHOLDERS -- Distributions to Unitholders -- Tax Allocations."

FINAL PARTNERSHIP RETURNS AND FUTURE TAX ISSUES

     Following the dissolution of the Partnership, the General Partner, on behalf of the Partnership, will file a final tax return for the Partnership, and, on a timely basis will provide Schedule K-1 forms to all Unitholders setting forth their allocable shares of the Partnership's items of income, gains, losses and deductions. The General Partner will also have full responsibility and authority for any other accounting or tax-related matter arising after the dissolution of the Partnership, including acting as the "tax matters partner" representing the Partnership in any federal or other audit of returns of the Partnership for its final year or any prior year.

     Unitholders should understand that while the Partnership will be dissolved, such dissolution will not eliminate the possibility that the IRS could challenge the tax treatment of the Partnership's activities for the year of dissolution or any prior year for which the statute of limitations for making adjustments has not elapsed. If any adjustments are made to the Partnership's income tax returns, the General Partner will so notify the Unitholders. Any tax audit or adjustments could result in assessment of additional tax liabilities upon the Unitholders which would be payable from their own funds and would not be reimbursable by the General Partner or the Partnership.

STATE INCOME TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above, Unitholders should consider the potential state and local tax consequences of the Proposal. Because each state's tax law varies, it is not possible to predict the tax consequences to the Unitholders in all of the state tax jurisdictions in which they may be subject to tax. Accordingly, Unitholders should consult with their own tax advisors regarding the state income tax consequences of the Proposal.

     California generally requires partnerships to withhold 7% of the amount of any distributions made to partners who are not residents of California if the distribution represents California source income. There is an exception to these withholding rules if the partnership is a publicly traded partnership. If the General Partner imposes the Restrictions on Unit Transferability, the Partnership will not be a publicly traded partnership and it will be subject to the California withholding requirements. Generally, withholding will not apply to distributions made to Unitholders with a California street address or who otherwise provide to the Partnership an appropriate certification of exemption. Unitholders should consult their tax advisors regarding their qualification for exemption from any withholding and the procedure for obtaining such an exemption.

     A Unitholder whose distribution is subject to withholding will be allowed a credit for any withheld amount against such Unitholder's California income tax liability. If the withheld amount exceeds a Unitholder's California income tax liability, the Unitholder will be entitled to a refund for such excess withholding. A Unitholder generally may be entitled to credit California income tax (whether paid by withholding or otherwise) on California source income against tax owed to the Unitholder's state of residence with respect to the same income.

                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

        INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

                                                                                        PAGE
                                                                                        ----
Management's Responsibility for Financial Statements..................................  FS-2
Independent Auditors' Report..........................................................  FS-3
Financial Statements:
     Statements of Income for the Years Ended December 31, 1996, 1995 and 1994 and for
     the Three Months Ended March 31, 1997 and 1996...................................  FS-4
     Balance Sheets, as of December 31, 1996 and 1995 and March 31, 1997..............  FS-5
     Statements of Cash Flows for the Years Ended December 31, 1996, 1995 and 1994 and
     for the Three Months Ended March 31, 1997 and 1996...............................  FS-6
     Statements of Changes in Partners' Equity for the Years Ended December 31, 1996,
     1995
     and 1994 and for the Three Months Ended March 31, 1997...........................  FS-7
     Notes to Financial Statements....................................................  FS-8
     Financial statement schedules other than those listed above are omitted because the required information is included in the financial statements or the notes thereto or because of the absence of conditions under which they are required.

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS

Airlease Management Services, Inc. ("AMSI"), the general partner of the partnership was a wholly owned subsidiary of USL Capital until October 31, 1996, when BA Leasing & Capital Corporation ("BALCAP") purchased 100% of the stock of AMSI. AMSI is responsible for the preparation of the partnership's financial statements and the other financial information in this report. This responsibility includes maintaining the integrity and objectivity of the financial records and the presentation of the partnership's financial statements in accordance with generally accepted accounting principles.

The general partner maintains an internal control structure designed to provide, among other things, reasonable assurance that partnership records include the transactions of its operations in all material respects and to provide protection against significant misuse or loss of partnership assets. The internal control structure is supported by careful selection and training of financial management personnel, by written procedures that communicate the details of the control structure to the partnership's activities, and by BALCAP's staff of operating control specialists who conduct reviews of adherence to the partnership's procedures and policies.

The partnership's financial statements have been audited by Coopers & Lybrand L.L.P., independent auditors for the years ended December 31, 1996, and December 31, 1995. Their audits were conducted in accordance with generally accepted auditing standards which included consideration of the general partner's internal control structure. The Independent Auditors' Report appears on page FS-3.

The board of directors of the general partner, acting through its Audit Committee composed solely of directors who are not employees of the general partner, is responsible for overseeing the general partner's fulfillment of its responsibilities in the preparation of the partnership's financial statements and the financial control of its operations. The independent auditors have full and free access to the Audit Committee and meet with it to discuss their audit work, the partnership's internal controls, and financial reporting matters.

/s/  David B. Gebler
------------------------------------
David B. Gebler
Chairman, Chief Executive Officer
and President
Airlease Management Services, Inc.

/s/  Richard C. Walter
------------------------------------
Richard C. Walter
Chief Financial Officer
Airlease Management Services, Inc.

INDEPENDENT AUDITORS' REPORT

To the Partners of Airlease Ltd.,
A California Limited Partnership:

We have audited the accompanying balance sheet of Airlease Ltd., A California Limited Partnership as of December 31, 1996 and 1995, and the related statements of income, changes in partners' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

/s/  Coopers & Lybrand L.L.P.
------------------------------------
Coopers & Lybrand L.L.P.
San Francisco, California
January 27, 1997
except for Note 9 for which
the date is March 13, 1997

                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

                              STATEMENTS OF INCOME

                                                  FOR THE THREE
                                                  MONTHS ENDED
                                                    MARCH 31,         FOR THE YEARS ENDED DECEMBER
                                                   (UNAUDITED)                    31,
                                                -----------------     ----------------------------
                                                 1997       1996       1996       1995       1994
                                                ------     ------     ------     ------     ------
                                                      (IN THOUSANDS EXCEPT PER-UNIT AMOUNTS)
REVENUES
Finance lease income..........................  $2,263     $2,253     $8,800     $9,455     $9,635
Operating lease rentals.......................      85        599      1,798      2,883      2,743
Gain on disposition of equipment, net.........       0        556      2,501         21          0
Other income..................................      10         23        149        154        160
                                                ------     ------     ------     ------     ------
          Total Revenues......................   2,358      3,431     13,248     12,513     12,538
                                                ------     ------     ------     ------     ------
EXPENSES
Interest......................................     472        523      1,830      2,366      2,660
Depreciation -- operating leases..............      71        443      1,500      2,129      2,146
Provision for doubtful accounts...............     228          0          0          0          0
Management fee -- general partner.............     176        192        740        784        800
Investor reporting............................     201         63        254        258        213
General and administrative....................      43         39        272        154        388
                                                ------     ------     ------     ------     ------
          Total expenses......................   1,191      1,260      4,596      5,691      6,207
                                                ------     ------     ------     ------     ------
NET INCOME....................................  $1,167     $2,171     $8,652     $6,822     $6,331
                                                ------     ------     ------     ------     ------
NET INCOME ALLOCATED TO:
General Partner...............................  $   12     $   22     $   87     $   68     $   63
                                                ------     ------     ------     ------     ------
Limited Partners..............................  $1,155     $2,149     $8,565     $6,754     $6,268
                                                ------     ------     ------     ------     ------
NET INCOME PER LIMITED PARTNERSHIP UNIT.......  $ 0.25     $ 0.46     $ 1.85     $ 1.46     $ 1.36
                                                ------     ------     ------     ------     ------

                       See notes to financial statements

                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                                     ASSETS

                                                                 MARCH 31,     AS OF DECEMBER 31,
                                                                   1997       --------------------
                                                        NOTES   (UNAUDITED)    1996         1995
                                                        -----   -----------   -------     --------
                                                                 (IN THOUSANDS EXCEPT UNIT DATA)
  Cash................................................            $ 1,682     $   580     $      0
  Finance leases-net..................................  1 & 2      87,813      83,056       91,564
  Operating leases-net................................  1 & 3         999       1,090       10,259
  Notes receivable (net of allowance for doubtful
    accounts of $228 in 1997).........................  4 & 7           0         236          933
  Prepaid expenses and other assets...................                257         168          265
                                                                  -------     -------     --------
            Total Assets..............................            $90,751     $85,130     $103,021
                                                                  -------     -------     --------

                                  LIABILITIES AND PARTNERS' EQUITY
  LIABILITIES:
  Distribution payable to partners....................            $ 2,102     $ 5,045     $  2,336
  Accounts payable and accrued liabilities............              1,235         972        1,490
  Long-term notes payable.............................      5      23,307      14,071       27,483
                                                                  -------     -------     --------
            Total liabilities.........................             26,644      20,088       31,309
                                                                  -------     -------     --------
  COMMITMENTS AND CONTINGENCIES.......................      6
  PARTNERS' EQUITY:
  Limited partners (4,625,000 units outstanding)......             63,466      64,391       70,995
  General partner.....................................                641         651          717
                                                                  -------     -------     --------
            Total partners' equity....................             64,107      65,042       71,712
                                                                  -------     -------     --------
            TOTAL LIABILITIES AND PARTNERS' EQUITY....            $90,751     $85,130     $103,021
                                                                  -------     -------     --------

                       See notes to financial statements

                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                                      FOR THE THREE
                                                   MONTHS ENDED MARCH
                                                           31,
                                                       (UNAUDITED)         FOR THE YEARS ENDED DECEMBER 31,
                                                   -------------------     ---------------------------------
                                                    1997        1996         1996         1995        1994
                                                   -------     -------     --------     --------     -------
                                                                        (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income.......................................  $ 1,167     $ 2,171     $  8,652     $  6,822     $ 6,331
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation...................................       71         443        1,500        2,129       2,146
  Increase (decrease) in accounts payable and
     accrued liabilities.........................      283         589         (518)         231      (1,092)
  Decrease (increase) in prepaid expenses and
     other assets................................      (89)         13           97           54        (157)
  Decrease (increase) in accounts receivable.....        0          29          111          111         103
  Gain on disposition of equipment, net..........        0        (556)      (2,501)         (21)          0
  Provision for doubtful accounts................      228           0            0            0           0
                                                   -------     -------     --------     --------     -------
Net cash provided by operating activities........    1,660       2,689        7,341        9,326       7,331
                                                   -------     -------     --------     --------     -------
CASH FLOWS FROM INVESTING ACTIVITIES
Aircraft equipment purchase and refurbishment
  (net of accrued refurbishment costs of $66 in
  1995, and $250 in 1994)........................   (5,753)          0            0          (66)     (4,401)
Proceeds from disposition of equipment...........        0       6,559       10,060          440           0
Decrease (increase) in notes receivable..........        8         167          697         (260)       (434)
Rental receipts in excess of earned finance lease
  income.........................................      996       1,007        8,508        2,133       4,513
                                                   -------     -------     --------     --------     -------
Net cash provided (used) by investing
  activities.....................................   (4,749)      7,733       19,265        2,247        (322)
                                                   -------     -------     --------     --------     -------
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing/(repayment) under lines of credit,
  net............................................    1,405      (2,781)      (7,381)         545       5,946
Proceeds from issuance of long-term debt.........    9,000           0            0          575           0
Repayment of long-term debt......................   (1,169)     (1,538)      (6,031)      (3,162)     (4,361)
Distributions paid to partners...................   (5,045)     (2,336)     (12,614)      (9,531)     (8,596)
                                                   -------     -------     --------     --------     -------
Net cash provided (used) by financing
  activities.....................................    4,191      (6,655)     (26,026)     (11,573)     (7,011)
                                                   -------     -------     --------     --------     -------
Increase (decrease) in cash......................    1,102       3,767          580            0          (2)
Cash at beginning of period......................      580           0            0            0           2
                                                   -------     -------     --------     --------     -------
Cash at end of period............................  $ 1,682     $ 3,767     $    580     $      0     $     0
                                                   -------     -------     --------     --------     -------
ADDITIONAL INFORMATION:
Cash paid for interest...........................  $   234     $   426     $  2,097     $  2,052     $ 2,483
                                                   -------     -------     --------     --------     -------
NON-CASH INVESTING AND FINANCING ACTIVITIES
During the second quarter of 1994, accrued
  conversion costs were adjusted by $920,000

                       See notes to financial statements

                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY

                                                                       FOR THE YEARS ENDED
                                                                DECEMBER 31, 1996, 1995, AND 1994
                                                                 AND FOR THE THREE MONTHS ENDED
                                                                   MARCH 31, 1997 (UNAUDITED)
                                                          ---------------------------------------------
                                                          GENERAL PARTNER   LIMITED PARTNERS    TOTAL
                                                          ---------------   ----------------   --------
                                                             (IN THOUSANDS EXCEPT PER-UNIT AMOUNTS)
Balance, December 31, 1993..............................       $ 769            $ 76,105       $ 76,874
Net Income -- 1994......................................          63               6,268          6,331
Distributions to partners declared ($1.36 and $0.49 per
  limited partnership unit related to the net earnings
  and return of capital, respectively)..................         (86)             (8,557)        (8,643)
                                                               -----            --------       --------
Balance, December 31, 1994..............................         746              73,816         74,562
Net Income -- 1995......................................          68               6,754          6,822
Distributions to partners declared ($1.46 and $0.61 per
  limited partnership unit related to net earnings and
  return of capital, respectively)......................         (97)             (9,575)        (9,672)
                                                               -----            --------       --------
Balance, December 31, 1995..............................         717              70,995         71,712
Net Income -- 1996......................................          87               8,565          8,652
Distributions to partners declared ($1.85 and $1.43 per
  limited partnership unit related to net earnings and
  return of capital, respectively)......................        (153)            (15,169)       (15,322)
                                                               -----            --------       --------
Balance, December 31, 1996..............................       $ 651            $ 64,391       $ 65,042
Net Income -- 3 months ended March 31, 1997
  (unaudited)...........................................          12               1,155          1,167
Distributions to partners declared ($0.25 and $0.20 per
  limited partnership unit related to net earnings and
  return of capital, respectively)......................         (22)             (2,080)        (2,102)
                                                               -----            --------       --------
Balance, March 31, 1997 (unaudited).....................       $ 641            $ 63,466       $ 64,107
                                                               -----            --------       --------

                       See notes to financial statements

                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION -- Airlease Ltd., A California Limited Partnership (the "partnership") engages in the business of acquiring, either directly or through joint ventures, commercial jet aircraft, spare or separate engines and related rotable parts ("aircraft") and leasing such aircraft to domestic and foreign airlines and freight carriers. The general partner is Airlease Management Services, Inc. ("AMSI") which was a wholly-owned subsidiary of USL Capital Corporation ("USL Capital") until October 31, 1996 on which date BA Leasing and Capital Corporation ("BALCAP") purchased all of the stock of AMSI and of United States Airlease Holding ("Holding"), which holds 5% of the outstanding units from USL Capital. BALCAP owns directly or through its subsidiaries 22.2% of the units. An additional 3,600,000 units are publicly held.

BASIS OF PRESENTATION -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCE LEASES -- Lease agreements, under which the partnership recovers substantially all its investment from the minimum lease payments are accounted for as finance leases. At lease commencement, the partnership records the lease receivable, estimated residual value of the leased aircraft, and unearned lease income. The original unearned income is equal to the receivable plus the residual value less the cost of the aircraft (including the acquisition fee paid to an affiliate of the general partner). The remaining unearned income is recognized as revenue over the lease terms so as to approximate a level rate of return on the investment.

OPERATING LEASES -- Leases that do not meet the criteria for finance leases are accounted for as operating leases. The partnership's undivided interests in aircraft subject to operating leases are recorded at cost which includes acquisition fees paid to an affiliate of the general partner. Aircraft are depreciated over the related lease terms, generally five to nine years on a straight-line basis to an estimated residual value, or over their useful lives for aircraft held for lease or sale, on a straight-line basis to an estimated salvage value.

NET INCOME PER LIMITED PARTNERSHIP UNIT is computed by dividing the net income allocated to the Limited Partners by the weighted average units outstanding (4,625,000).

CONCENTRATION OF CREDIT RISK -- At December 31, 1996, all eight aircraft owned by the partnership (either directly or through joint ventures) were leased to commercial airlines and a major freight carrier.

DERIVATIVES -- Derivatives consist principally of interest rate swap agreements used to manage the Company's interest rate risk. Interest differentials paid or received under interest rate swap agreements are recognized as an adjustment to interest expense over the life of the agreements.

2. FINANCE LEASES

The partnership owns five aircraft which are leased to USAirways. The lessee is required to pay a substantial additional amount if it does not renew the lease for three years at the end of the initial 12-year term (1998); accordingly, the lease is accounted for as a 15-year lease. In 1996, 1995, and 1994, leases with USAirways resulted in finance lease revenues of $7,559,000, $8,007,000, and $8,409,000, respectively.

A sixth aircraft subject to a finance lease expiring in 2002 was held jointly with USL Capital and leased to Trans World Airlines. On January 31, 1997, the partnership purchased USL Capital's 50% interest in this aircraft for $5.7 million and now holds a 100% interest in the aircraft.

A seventh wholly-owned aircraft is leased to FedEx under a 13-year finance lease which expires in 2006.

                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

The finance leases at March 31, 1997 and December 31, 1996 and 1995 are summarized as follows (in thousands):

                                                       1997         1996         1995
                                                     --------     --------     --------
        Receivable in installments.................  $ 77,716     $ 74,875     $ 92,183
        Residual valuation.........................    45,500       41,950       41,950
        Unearned lease income......................   (35,403)     (33,769)     (42,569)
                                                     --------     --------     --------
        NET INVESTMENT.............................  $ 87,813     $ 83,056     $ 91,564
                                                     ========     ========     ========

Residual valuation, which is reviewed annually by comparison of booked residual values to published data for aircraft values, represents the estimated amount to be received from the disposition of aircraft after lease termination. If necessary, residual adjustments are made when booked residual values exceed established data for aircraft value and result in an immediate charge to earnings and/or a reduction in earnings over the remaining term of the lease.

It is possible that residual values would not be fully recovered if assets were sold prior to the termination of the existing leases.

Finance lease receivables at December 31, 1996 are due in installments of $14,348,000 annually through 2000, and $11,389,000 in 2001, and $6,094,000 thereafter.

3. OPERATING LEASES

The partnership, jointly with USL Capital and PS Group, Inc., owned an undivided 1/3 interest in six aircraft, subject to an operating lease with Continental Airlines, Inc. ("Continental") which were sold on December 31, 1996 and resulted in a net gain of $1.9 million. A seventh aircraft damaged and declared a casualty loss in July 1995 resulted in a net gain of $21,000. Operating lease revenues to the partnership from this lease were $1,260,000 in 1996, $1,347,500 in 1995, and $1,470,000 in 1994.

In April 1992, the partnership, jointly with USL Capital, purchased an individual 50% interest in one aircraft for $8,526,000, and placed it on lease to Finnair OY for a seven-year term. In March 1996, the partnership sold its 50% interest in this aircraft, resulting in a net gain of $556,000. Finnair generated partnership operating lease revenues of $199,000 and $1,197,000 in 1996 and 1995, respectively.

In December 1994, the partnership leased one aircraft which was previously off lease to Sun Jet International, Inc. under a three-year operating lease which expires in 1997. The aircraft was previously held with USL Capital. On October 31, 1996, USL Capital sold its 50% interest in the aircraft to BALCAP. Operating lease revenues to the partnership from this lease were $339,000 in 1996 and 1995 and $14,000 in 1994.

The operating leases at December 31, 1996 and 1995 are summarized as follows (in thousands):

                                                                   1996         1995
                                                                  -------     --------
        Leased aircraft (at cost)...............................  $ 4,501     $ 27,492
        Accumulated depreciation................................   (3,411)     (17,344)
        Rentals receivable......................................        0          111
                                                                  -------     --------
        NET INVESTMENT..........................................  $ 1,090     $ 10,259
                                                                  =======     ========

Future minimum rentals on operating leases at December 31, 1996, are due in installments of $290,000 in 1997.

During 1995, the partnership incurred capital expenditures of $66,000 for repair work on the DC-9-51 aircraft.

                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

4. NOTES RECEIVABLE

At December 31, 1996 and 1995, the partnership had outstanding notes receivable of $236,000 and $933,000, respectively, from Continental for certain aircraft modifications pursuant to the restructuring of the lease agreement on the aircraft in 1991 as part of a stipulation in Continental's bankruptcy.

In March 1997 the partnership recorded an allowance for doubtful accounts of $228,000 relating to the outstanding note receivable representing advances made to Continental Airlines to finance certain aircraft modifications. The agreement for this financing was entered into as part of a 1991 stipulation in Continental's bankruptcy. Continental has advised the partnership that because the lease has terminated these amounts are no longer due. The partnership is reviewing Continental's claim and has recorded the allowance until the matter can be resolved.

The weighted average interest rate at December 31, 1996 and 1995 was 11.28% and 11.11%, respectively, and the principal is due in subsequent years as follows:
1997, $65,000; 1998, $73,000; 1999, $81,000; and $14,000 thereafter.

5. LONG-TERM NOTES PAYABLE

At December 31, 1996 and 1995, the partnership had outstanding borrowings of $8,026,000 and $13,059,000, respectively, under an 8.75% note payable through September 30, 1998. The note is collateralized by three of the aircraft leased to USAirways under a finance lease with no other recourse to the partnership.

The partnership has a non-recourse revolving variable interest loan facility which is collateralized by one of the aircraft leased to USAirways. The partnership may borrow up to $5,634,000 which amount declines through 1998. At December 31, 1996 and 1995, $0 and $7,381,000 were outstanding, respectively. The partnership has entered into an interest rate swap agreement which effectively fixes the interest rate at 7.36% on substantially all the borrowing through November 1998. See Note 6.

In April 1993, the partnership entered into a non-recourse revolving declining loan agreement collateralized by the 50% interest in the aircraft leased to Finnair OY. The aircraft was sold in March 1996 and a portion of the sales proceeds were used to repay the outstanding debt under this agreement.

In November 1993, the partnership entered into a non-recourse fixed interest rate loan facility collateralized by its 100% interest in the aircraft leased to FedEx. At December 31, 1996 and 1995, $6,045,000 and $6,467,000, respectively, were outstanding under a 7.4% note payable through 2006.

Based upon amounts outstanding at December 31, 1996, the minimum future principal payments on all outstanding long-term notes payable are due as follows (in thousands):

            1997.......................................................  $ 4,893
            1998.......................................................    4,080
            1999.......................................................      529
            2000.......................................................      568
            2001.......................................................      612
            Thereafter.................................................    3,389
                                                                         -------
                      TOTAL............................................  $14,071
                                                                         =======

On January 31, 1997, the partnership entered into a fourth long-term non-recourse note agreement in the amount of $9 million. Loan payments are due in equal monthly installments, with the exception of a final payment due on the maturity date of the loan. Approximately $5.6 million of this loan was used to purchase an additional 50% interest in the Trans World Airlines aircraft. At the time of the acquisition, the partnership

                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP already owned a 50% interest in this aircraft and the loan is collateralized by this aircraft. At March 31, 1997, $8.9 million was outstanding under a 9.85% note payable through 2002.

6. DERIVATIVE FINANCIAL INSTRUMENTS

Interest rate swap agreements involve the exchange of interest obligations on fixed and floating interest rate debt without the exchange of the underlying principal amounts. The agreements generally mature at the time the related debt matures. The differential paid or received on interest rate swap agreements is recognized as an adjustment to interest expense over the life of the agreements. Notional amounts are used to express the volume of interest rate swap agreements. The notional amounts do not represent cash flows and are not subject to risk of loss. In the unlikely event that a counterparty fails to meet the terms of an interest rate swap agreement, the partnership's exposure is the termination value of the contracts. At December 31, 1996,the partnership had one interest rate swap agreement outstanding, which was in a payable position, with a notional principal amount of $5,462,000 and a termination value of $89,000.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents carrying amounts and fair values of the partnership's financial instruments at December 31, 1996. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

                                                                         1996
                                                            ------------------------------
                                                            CARRYING AMOUNT     FAIR VALUE
                                                            ---------------     ----------
                                                                    (IN THOUSANDS)
        Notes receivable (Note 4).........................      $   236          $    244
        Long-term debt (Note 5)...........................      $14,071          $ 14,115
        Derivatives relating to debt (Note 6).............
        Interest rate swaps-net pay position..............      n/a              $    (89)

The carrying amounts presented in the table are included in the balance sheet under the indicated captions.

The following notes summarize the major methods and assumptions used in estimating the fair values of financial instruments:

     NOTES RECEIVABLE are estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     LONG-TERM DEBT is estimated by discounting the future cash flows using rates that are assumed would be charged to the partnership for debt with similar terms and remaining maturities.

     DERIVATIVES are estimated as the amount that the partnership would receive or pay to terminate the agreements at the reporting date, taking into account current market interest rates and corresponding borrowing spreads.

                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

8. TRANSACTIONS WITH THE GENERAL PARTNER AND AFFILIATES

In accordance with the Agreement of Limited Partnership, the general partner and its affiliates receive expense reimbursement, fees and other compensation for services provided to the partnership.

Amounts earned by the general partner and affiliates for the years ended December 31, 1996, 1995, and 1994, were as follows (in thousands):

                                                               1996      1995     1994
                                                              ------     ----     ----
        Management fees.....................................  $  673     $718     $735
        Disposition fees....................................     501       23        0
        Remarketing fees....................................      67       66       65
        Reimbursement of other costs........................      79       79       79
        Reimbursement of interest costs.....................       6       15       39
                                                              ------     ----     ----
                  TOTAL.....................................  $1,326     $901     $918
                                                              ======     ====     ====

Disposition fees have been netted against the reported gain on sale amounts. See
Note 3.

The general partner was allocated its 1% share of the partnership net income and cash distributions. Holding and BALCAP, each a limited partner and an affiliate of the general partner, were also allocated their share of income and cash distributions.

9. FEDERAL INCOME TAX STATUS

The partnership is considered a publicly traded partnership ("PTP") under the Revenue Act of 1987 and therefore will be subject to Federal income tax on any taxable income at regular corporate rates beginning in 1998. At that time the partners would no longer be entitled to take into account their distributive shares of deductions, income or credits, and would be subject to tax on their share of dividends to the extent distributed (1) out of current or accumulated earnings and profits or (2) as a return of capital in excess of their tax basis.

The partnership has seven aircraft on finance leases which expire after 1997. The partnership's use of different accounting methods for income tax and financial statement purposes which may cause the partnership's taxable income to exceed financial statement income for years subsequent to 1997 up to $70 million, would result in partnership tax liabilities at the partnership level of up to a maximum of $28 million based upon current tax rates. On March 13, 1997, the general partner's board of directors approved a plan to restrict transferability of units which will result in the delisting of the partnership from the New York Stock Exchange in December 1997. The plan is subject to unitholder approval. On the basis of this tax planning strategy, no deferred taxes were recorded in the financial statements at December 31, 1996. It is possible that unitholders may not approve this plan in which case deferred taxes may need to be recorded in 1997 in an amount that could be material to the financial statements.

10. RECONCILIATION TO INCOME TAX METHOD OF ACCOUNTING

The aircraft on lease to USAirways were purchased by the partnership subject to a tax benefit transfer lease ("TBT") which provided for the transfer of Federal income tax ownership of the aircraft to a tax lessor until 1991. The transfer was accomplished by the sale, for tax purposes only, of the aircraft to the tax lessor for cash and a note and a leaseback of the aircraft for rental payments which equalled the payments on the note. The rental payments under the TBT lease resulted in tax deductions for the partnership and the interest was included by the partnership in taxable income. In 1991, the TBT lease agreement terminated and the tax attributes transferred under the TBT lease reverted to the partnership.

                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

The difference between the method of accounting for income tax reporting and the method of accounting used in the accompanying financial statements are as follows (in thousands except per unit amounts):

                                                       1996         1995         1994
                                                     --------     --------     --------
        Net income per financial statements:.......  $  8,652     $  6,822     $  6,331
        Increases (decreases) resulting from
          Gain on disposition of equipment, net....       777          109            0
          Lease rents less earned finance lease
             income................................     5,627        5,207        4,530
          Depreciation and amortization............    (6,242)      (7,949)      (6,577)
                                                     --------     --------     --------
        Income per income tax method...............     8,814        4,189        4,284
        Allocable to general partner...............       (88)         (42)         (43)
                                                     --------     --------     --------
        TAXABLE INCOME ALLOCABLE TO LIMITED
          PARTNERS.................................  $  8,726     $  4,147     $  4,241
        Taxable income per limited partnership unit
          after giving effect to taxable income
          allocable to general partner (amount
          based on a unit owned from October 10,
          1986)....................................  $   1.89     $   0.90     $   0.92
        Partners' equity per financial
          statements...............................  $ 65,042     $ 71,712     $ 74,562
        Increases (decreases) resulting from
          Gain on disposition of equipment, net....       777          109            0
          Lease rents less earned finance lease
             income................................    33,900       28,273       23,066
          Deferred underwriting discounts and
             commissions and organization costs....     5,351        5,351        5,351
        Accumulated depreciation and
          amortization.............................   (51,222)     (45,089)     (37,140)
        TBT interest income less TBT rental
          expense..................................   (54,030)     (54,030)     (54,030)
                                                     --------     --------     --------
        PARTNERS' EQUITY PER INCOME TAX METHOD.....  $   (182)    $  6,326     $ 11,809

11. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

The following is a summary of the quarterly results of operations for the years ended December 31, 1996 and 1995 and the three months ended March 31, 1997 (in thousands, except per unit amounts):

                   1997                     MARCH 31
------------------------------------------  ---------
Total Revenues............................  $   2,358
Net Income................................  $   1,167
Net Income Per Limited Partnership Unit...  $    0.25
Unit Trading Data:
Unit Prices (high-low) on NYSE............  $17 5/8-$10
Unit Trading Volumes on NYSE..............      1,104

                   1996                     MARCH 31       JUNE 30       SEPT. 30       DEC. 31
------------------------------------------  ---------     ---------     ----------     ----------
Total Revenues............................  $   3,431     $   2,717     $    2,598     $    4,502
Net Income................................  $   2,171     $   1,588     $    1,532     $    3,361
Net Income Per Limited Partnership Unit...  $    0.46     $    0.34     $     0.33     $     0.72
Unit Trading Data:
Unit Prices (high-low) on NYSE............  $18 7/8-$17   $18 1/4-$15   $16 3/4-$13 1/4 $16 3/8-$14 5/8
Unit Trading Volumes on NYSE..............        257           557            461            298

                   1995                     MARCH 31       JUNE 30       SEPT. 30       DEC. 31
------------------------------------------  ---------     ---------     ----------     ----------
Total Revenues............................  $   3,103     $   3,221     $    3,179     $    3,010
Net Income................................  $   1,656     $   1,793     $    1,725     $    1,648
Net Income Per Limited Partnership Unit...  $    0.35     $    0.38     $     0.37     $     0.36
Unit Trading Data:
Unit Prices (high-low) on NYSE............  $15-$13 3/8   $  16-$14     $18-$15 1/8    $17 7/8-$16 1/4
Unit Trading Volumes on NYSE..............        236           338            284            213

                                                                       EXHIBIT A

                             CASH FLOW PROJECTIONS

THE FOLLOWING CASH FLOW PROJECTIONS CONTAIN CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE PARTNERSHIP FOLLOWING THE CONSUMMATION OF THE PROPOSAL OR THE OTHER STRATEGIC ALTERNATIVES AVAILABLE TO MAXIMIZE VALUE TO THE LIMITED PARTNERS (COLLECTIVELY THE "ALTERNATIVES"), INCLUDING STATEMENTS RELATING TO: (A) THE IMPACT ON REVENUES, EXPENSES AND CASH FLOW OF THE PROPOSAL OR ANOTHER ALTERNATIVE UNDER CERTAIN ASSUMPTIONS; AND (B) FUTURE CASH DISTRIBUTIONS WHICH WOULD BE PAYABLE AS A RESULT OF THE PROPOSAL OR ANOTHER ALTERNATIVE. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(1) LESSEES MAY DEFAULT UNDER LEASES, CAUSING THE PARTNERSHIP TO INCUR UNCONTEMPLATED EXPENSES OR NOT TO RECEIVE RENTAL INCOME AS AND WHEN EXPECTED;
(2) AIRCRAFT COULD BE SOLD FOR MORE OR LESS THAN APPRAISED RESIDUAL VALUES OR AT TIMES OTHER THAN UPON ASSUMED LEASE TERMINATION DATES; (3) LESSEES MAY EXERCISE RENEWAL OPTIONS UNDER THE LEASE WHICH COULD AFFECT THE PARTNERSHIP'S ABILITY TO SELL AIRCRAFT ON THE ASSUMED DATES; (4) COMPETITIVE PRESSURE OR CHANGES IN THE AIRCRAFT OR AIRCRAFT LEASING MARKET MAY BE GREATER THAN EXPECTED; (5) LEGISLATION OR REGULATORY CHANGES WHICH ADVERSELY AFFECT THE VALUE OF THE AIRCRAFT MAY OCCUR; OR (6) CHANGES IN THE TAX LAW OR IN INTEREST RATES MAY OCCUR.

GENERAL ASSUMPTIONS


     The Cash Flow Projections which follow present the cash flow as of December 31, 1997 from the Partnership's existing portfolio of aircraft based on scheduled rent payments over the remaining term of its existing leases and the estimated residual value of each aircraft (the "Appraised Residual Value") as of the date of termination of the lease to which such aircraft is subject (the aircraft's "Lease Termination Date"). The Appraised Residual Value for each aircraft (other than the aircraft on lease to Sun Jet International, Inc. ("Sun Jet")) is based on the average of the three Appraisals. See "SPECIAL
FACTORS -- Appraisals -- Comparison of Appraisals." The lease for the Sun Jet Aircraft contains a fixed-price purchase option, and for that reason, the Appraised Residual Value of the Sun Jet Aircraft is based on the fixed-price purchase option as set forth in the lease.


     The Cash Flow Projections take into account expenses of the Partnership, consisting of general and administrative expenses, fees payable to the General Partner pursuant to the Limited Partnership Agreement, projected debt service payments and the cost of soliciting Unitholder consent. The Cash Flow Projections assume that additional debt would be obtained within the next year to provide operating cash flow and be available to make distributions to Unitholders, pending the ultimate sale of the aircraft portfolio.

     The Cash Flow Projections, assume, among other matters, that all scheduled rent will be paid as and when due, that no lease will be renewed and that aircraft will be sold on their respective Lease Termination Dates at their Appraised Residual Value or at a specified percentage of their Appraised Residual Values. All aircraft owned by the Partnership except the Sun Jet Aircraft are subject to leases which provide renewal options to the lessee. Many circumstances could occur which would cause actual results to differ materially from those contemplated by the Cash Flow Projections, including the following circumstances: a lessee could default in its rental obligations; a lessee could exercise renewal options under the lease; aircraft could be sold subject to existing leases and prior to or after their respective Lease Termination Dates; and aircraft could be sold for more or less than the Appraised Residual Values as set forth in the Cash Flow Projections;

competitive pressure or changes in the aircraft or aircraft leasing market may be greater than estimated; legislation or regulatory changes which adversely effect the value of the aircraft may occur; or changes in the tax law or interest rates may occur. The Cash Flow Projections by their nature are projections based on estimates and assumptions which are considered reasonable at a point in time. Changes in the estimates or assumptions would affect the values set forth in the Cash Flow Projections. No assurances are given that the values set forth in the Cash Flow Projections will be realized.


     Sun Jet filed for bankruptcy on June 18, 1997. Sun Jet also failed to make its June rental payment and has failed to maintain the aircraft in compliance with the lease. Although the General Partner believes the Sun Jet Aircraft has continuing value, no assurance can be given as to when the Partnership may obtain return of this aircraft or as to when or at what price the aircraft could be remarketed. At March 31, 1997, the Sun Jet Aircraft represented about 1% of the Partnership's total assets, and rentals under the Sun Jet lease represented about 4% of first quarter revenues.


     The financial information presented in the Cash Flow Projections and in the Immediate Sale Projections, the Restricting Unit Transfers and Portfolio Runoff Projections and the Corporate Taxation and Portfolio Runoff Projections, attached hereto, are not presented as income statements, balance sheets, and statements of cash flow with footnotes prepared in accordance with generally accepted accounting principles and therefore have not been prepared in accordance with the standards for prospective financial information issued by the American Institute of Certified Public Accountants ("AICPA"). The Partnership's independent accountants, Coopers & Lybrand L.L.P. have not examined, compiled or applied any procedures to such prospective financial information and express no opinion or any assurance on their reasonableness or achievability.

                                                                     EXHIBIT A-1

                           IMMEDIATE SALE PROJECTIONS

ADDITIONAL ASSUMPTIONS

     The Cash Flow Projections relating to the Immediate Sale Alternative assume that all aircraft (other than the Sun Jet Aircraft) would be sold as of December 31, 1997 and that the Partnership would be dissolved on December 31, 1997. Projected sale proceeds were determined using a commercially available lease pricing system developed by a third party and used by BALCAP and many other participants in the leasing industry. The system determines a sale price based on projected cash flows and a discount rate. The projected cash flows used for this analysis were based on the same assumptions used in the Cash Flow Projections, except that estimated expenses of sale, including prepayment premiums on early payment of debt were included, residual values were assumed to be 50% or 75% of the Appraised Residual Value as set forth in the Cash Flow Projections to reflect the encumbrances of the present leases, and alternative discount rates of 9% and 12% were utilized. The General Partner's experience is that purchasers of aircraft subject to lease will not pay an amount which assumes the full projected value of an aircraft at the end of the lease term when the lessees have an option to purchase or to return the aircraft on termination of the lease. All Aircraft owned by the Partnership except the Sun Jet Aircraft are subject to leases which provide this option to the lessee. Many circumstances could occur which would cause actual results to differ materially from those contemplated by the Immediate Sale Projections, including the circumstances described in "General Assumptions" above. The Immediate Sale Projections by their nature are projections based on estimates and assumptions which are considered reasonable at a point in time. Changes in the estimates and assumptions would affect the values set forth in the Immediate Sale Projections. No assurances are given that the values set forth in the Immediate Sale Projections will be realized.

                                      A-1-1

                           IMMEDIATE SALE PROJECTIONS

Assuming Discount Rate of 9%

                                                                          RESIDUAL ASSUMPTION
                                                                           AS % OF APPRAISED
                                                                                 VALUE
                                                                         ---------------------
                                                                          50%            75%
                                                                         ------         ------
Projected Sales Price
  USAir................................................................  $ 53.8         $ 62.1
  TWA..................................................................    11.6           13.4
  FedEx................................................................     9.5           10.0
                                                                         ------         ------
                                                                         $ 74.9         $ 85.5
Debt Balance...........................................................    21.1           21.1
Other Expenses
  Fee on sale of Aircraft..............................................  $  3.7         $  4.3
  Estimated expenses...................................................     1.7            1.7
                                                                         ------         ------
                                                                         $  5.4         $  6.0
  Net Value............................................................  $ 48.4         $ 58.4
  Net Value per Unit...................................................  $10.36         $12.51

Assuming Discount Rate of 12%


                                                                          RESIDUAL ASSUMPTION
                                                                           AS % OF APPRAISED
                                                                                 VALUE
                                                                         ---------------------
                                                                          50%            75%
                                                                         ------         ------
Projected Sales Price
  USAir................................................................  $ 50.5         $ 58.0
  TWA..................................................................    10.9           12.6
  FedEx................................................................     8.8            9.2
                                                                          -----         ------
                                                                         $ 70.2         $ 79.8
Debt Balance...........................................................    21.1           21.1
Other Expenses
  Fee on sale of Aircraft..............................................  $  3.5         $  4.0
  Estimated expenses...................................................     1.7            1.7
                                                                          -----         ------
                                                                         $  5.2         $  5.7
  Net Value............................................................  $ 43.9         $ 53.0
  Net Value per Unit...................................................  $ 9.39         $11.35


              Dollars in millions except for per unit information.

                                      A-1-2

                                                                     EXHIBIT A-2

                         RESTRICTING UNIT TRANSFERS AND
                          PORTFOLIO RUNOFF PROJECTIONS

ADDITIONAL ASSUMPTIONS


     The Cash Flow Projections relating to the Restricting Unit Transfers and Portfolio Runoff alternative assumed that the Partnership would continue to be taxed as a flow through entity, would cease reinvesting in aircraft, would distribute Cash Available from Operations (as defined in the Limited Partnership Agreement) as it becomes available and would distribute net cash proceeds from sale of aircraft on the applicable Lease Termination Date. The projected cash flows used for this analysis were based on the above assumptions and the assumptions used in the Cash Flow Projections, except that the sales proceeds of the aircraft were assumed to be 75% or 100% of the Appraised Residual Values set forth in the Cash Flow Projections and alternative discount rates of 6%, 8%, 9%, 10% or 12% were utilized. Many circumstances could occur which would cause actual results to differ materially from those contemplated by the Restricting Unit Transfers and Portfolio Runoff Projections, including the circumstances described in "General Assumptions" above. The Restricting Unit Transfers and Portfolio Runoff Projections by their nature are projections based on estimates and assumptions which are considered reasonable at a point in time. Changes in the estimates and assumptions would affect the values set forth in the Restricting Unit Transfers and Portfolio Runoff Projections. No assurances are given that the values set forth in the Restricting Unit Transfers and Portfolio Runoff Projections will be realized.


                                      A-2-1

                              PROJECTED CASH FLOW

                   RESTRICT UNIT TRADING AND PORTFOLIO RUNOFF
                            100% APPRAISED RESIDUALS

                                  1998    1999    2000     2001    2002    2003    2004    2005    2006
                                 ------   -----   -----   ------   -----   -----   -----   -----   -----
                                 (MIL)    (MIL)   (MIL)   (MIL)    (MIL)   (MIL)   (MIL)   (MIL)   (MIL)
Rent
  USAir........................  $ 11.8   $11.8   $11.8   $  8.9
  TWA..........................     1.2     1.2     1.2      1.2     0.2
  TWA (additional 50%).........     1.2     1.2     1.2      1.2     0.2
  FedEx........................     1.3     1.3     1.3      1.3     1.3     1.3     1.3     1.3     0.7
  Other........................     0.1     0.1
                                 ------   -----   -----   ------   -----   -----   -----   -----   -----
          Total................    15.6    15.6    15.6     12.6     1.7     1.3     1.3     1.3     0.7

Residual
  USAir........................                             43.8
  TWA..........................                                     10.4
  FedEx........................                                                                      3.6
                                 ------   -----   -----   ------   -----   -----   -----   -----   -----
          Total................     0.0     0.0     0.0     43.8    10.4     0.0     0.0     0.0     3.6

Expenses before debt service
  SG&A.........................    (0.4)   (0.4)   (0.4)    (0.4)   (0.4)   (0.3)   (0.3)   (0.3)   (0.3)
  Fees.........................    (0.7)   (0.6)   (0.6)    (2.7)   (0.6)   (0.1)   (0.1)   (0.1)   (0.2)
                                 ------   -----   -----   ------   -----   -----   -----   -----   -----
                                   (1.1)   (1.0)   (1.0)    (3.1)   (1.0)   (0.4)   (0.4)   (0.4)   (0.5)

Cashflow before debt and
  distributions ...............  $ 14.5   $14.6   $14.5   $ 53.3   $11.1   $ 0.9   $ 0.9   $ 0.9   $ 3.7

Net debt service...............    (6.1)   (6.2)   (2.9)    (2.7)   (4.2)   (0.9)   (0.9)   (0.9)   (0.5)
                                 ------   -----   -----   ------   -----   -----   -----   -----   -----
  Net cash flow................  $  8.4   $ 8.4   $11.7   $ 50.6   $ 6.9   $ 0.0   $ 0.0   $ 0.0   $ 3.3

Memo: per unit
  Net cash flow................  $ 1.80   $1.80   $2.50   $10.83   $1.48   $0.00   $0.00   $0.00   $0.70
---------
Net Present Value @ 6%.........  $15.51
  ---------
Net Present Value @ 8%.........  $14.52
  ---------
Net Present Value @ 9%.........  $14.06
  ---------
Net Present Value @ 10%........  $13.62
  ---------
Net Present Value @ 12%........  $12.80
  ---------

                                      A-2-2

                              PROJECTED CASH FLOW

                   RESTRICT UNIT TRADING AND PORTFOLIO RUNOFF
                            75% APPRAISED RESIDUALS

                                   1998    1999    2000    2001    2002    2003    2004    2005    2006
                                  ------   -----   -----   -----   -----   -----   -----   -----   -----
                                  (MIL)    (MIL)   (MIL)   (MIL)   (MIL)   (MIL)   (MIL)   (MIL)   (MIL)
Rent
  USAir.........................  $ 11.8   $11.8   $11.8   $ 8.9
  TWA...........................     1.2     1.2     1.2     1.2     0.2
  TWA (additional 50%)..........     1.2     1.2     1.2     1.2     0.2
  FedEx.........................     1.3     1.3     1.3     1.3     1.3     1.3     1.3     1.3     0.7
  Other.........................     0.1     0.1
                                  ------   -----   -----   -----   -----   -----   -----   -----   -----
          Total.................    15.6    15.6    15.6    12.6     1.7     1.3     1.3     1.3     0.7

Residual
  USAir.........................                            32.9
  TWA...........................                                     7.8
  FedEx.........................                                                                     2.7
                                  ------   -----   -----   -----   -----   -----   -----   -----   -----
          Total.................     0.0     0.0     0.0    32.9     7.8     0.0     0.0     0.0     2.7

Expenses before debt service
  SG&A..........................    (0.4)   (0.4)   (0.4)   (0.4)   (0.4)   (0.3)   (0.3)   (0.3)   (0.3)
  Fees..........................    (0.7)   (0.6)   (0.6)   (2.1)   (0.5)   (0.1)   (0.1)   (0.1)   (0.2)
                                  ------   -----   -----   -----   -----   -----   -----   -----   -----
                                    (1.1)   (1.0)   (1.0)   (2.5)   (0.9)   (0.4)   (0.4)   (0.4)   (0.5)

Cashflow before debt and
  distributions.................  $ 14.5   $14.6   $14.5   $42.9   $ 8.7   $ 0.9   $ 0.9   $ 0.9   $ 2.9

Net debt service................    (6.1)   (6.2)   (2.9)   (2.7)   (4.2)   (0.9)   (0.9)   (0.9)   (0.5)
                                  ------   -----   -----   -----   -----   -----   -----   -----   -----
  Net cash flow.................  $  8.4   $ 8.4   $11.7   $40.2   $ 4.5   $ 0.0   $ 0.0   $ 0.0   $ 2.4

Memo: per unit
  Net cash flow.................  $ 1.80   $1.80   $2.50   $8.61   $0.95   $0.00   $0.00   $0.00   $0.51
---------
Net Present Value @ 6%..........  $13.24
  ---------
Net Present Value @ 8%..........  $12.43
  ---------
Net Present Value @ 9%..........  $12.06
  ---------
Net Present Value @ 10%.........  $11.70
  ---------
Net Present Value @ 12%.........  $11.02
  ---------

                                      A-2-3

                                                                     EXHIBIT A-3

              CORPORATE TAXATION AND PORTFOLIO RUNOFF PROJECTIONS

ADDITIONAL ASSUMPTIONS

     The Cash Flow Projections relating to the Corporate Taxation and Portfolio Runoff alternative utilized the same assumptions as the Restricting Unit Transfers and Portfolio Runoff alternative except that it was assumed that the Partnership would be taxed as a corporation beginning January 1, 1998 and that administrative expenses would be lower reflecting the elimination of the K-1 tax returns for limited partners. It was assumed that the Partnership's tax bases in its assets as of January 1, 1998 is equal to approximately $12 million. Such amount represents the approximate projected tax bases in the Partnership's assets as of January 1, 1998. Taxable income was reduced by deducting depreciation expenses based on these assumed tax bases, and a tax rate of 35% (the highest current federal corporate income tax rate and no state income tax) was applied to estimated taxable income. Many circumstances could occur which would cause actual results to differ materially from those contemplated by the Corporate Taxation and Portfolio Projections, including the circumstances described in "General Assumptions" and the following matters relating to taxation. The Corporate Taxation and Portfolio Runoff Projections by their nature are projections based on estimates and assumptions which are considered reasonable at a point in time. Changes in the estimates or assumptions would affect the values set forth in the Corporate Taxation and Portfolio Runoff Projections. No assurances are given that the values set forth in the Corporate Taxation and Portfolio Runoff Projections could be realized.

     If a tax termination of the Partnership occurs, it could result in higher tax bases than the assumed tax bases and less corporate level tax. Thus, a tax termination could result in an increased present value of future cash distributions. In general, a tax termination occurs if within a 12-month period there has been a sale or exchange of 50% or more of the interests in a partnership. Transfers of the same interest in a partnership during the 12-month period are counted only once. Based upon the historical trading volume of the Units, the General Partner does not believe that a tax termination of the Partnership has occurred prior to 1997. However, determining whether a tax termination has occurred during 1997 is extremely difficult because the information necessary to make such a determination is not readily accessible until the end of the year.

     In the event that a tax termination of the Partnership occurred during 1997 and prior to May 9, 1997, the tax bases of the Partnership assets would be "stepped up" to equal the tax bases of all the Unitholders and the General Partner in their Partnership interests at the time of such tax termination, which would be substantially higher than the assumed tax bases set forth in the Corporate Taxation and Portfolio Runoff Projections. The estimated tax bases of the Unitholders and the General Partner in their Partnership interests as of January 1, 1997 were approximately equal to $48.7 million. Assuming that the Partnership's tax bases in its assets were "stepped up" to $48.7 million, the present value of future cash distributions would be increased by approximately $2.00 per Unit from the amounts set forth in the Corporate Taxation and Portfolio Runoff Projections. The actual tax bases of the Unitholders and the General Partner in their Partnership interests would be different than the $48.7 million bases assumed because the tax bases would depend upon the acquisition price of the Units, the income and deductions of the Partnership between January 1, 1997 and the date, if any, a tax termination occurred, and the trading volume, prices, and Unitholders' tax bases of the Units sold between January 1, 1997 and the date, if any, on which a tax termination occurred.

     Recently issued Treasury Regulations, effective for tax terminations occurring on or after May 9, 1997, substantially changed the way in which the asset bases of a partnership are determined in the event of a tax termination of the partnership. Under such Treasury Regulations, a partnership's tax bases in its assets would not be adjusted to equal the partners' bases in their partnership interests on a tax termination. Accordingly, in the event that a tax termination did not occur prior to May 9, 1997, the Partnership would be unable to obtain "stepped up" bases in its assets as a result of a tax termination occurring on or after May 9, 1997.

     If the Unitholders do not consent to the Proposal, the General Partner does not believe that the Partnership will be able to obtain "stepped up" bases in its assets greater than the approximate projected tax bases of $12 million.

                                      A-3-1

                              PROJECTED CASH FLOW

                    CORPORATE TAXATION AND PORTFOLIO RUNOFF
                            100% APPRAISED RESIDUALS

                               1998    1999    2000     2001    2002     2003     2004     2005    2006
                               -----   -----   -----   ------   -----   ------   ------   ------   -----
                               (MIL)   (MIL)   (MIL)   (MIL)    (MIL)   (MIL)    (MIL)    (MIL)    (MIL)
Rent
  USAir......................  $11.8   $11.8   $11.8   $  8.9
  TWA........................    1.2     1.2     1.2      1.2     0.2
  TWA (additional 50%).......    1.2     1.2     1.2      1.2     0.2
  FedEx......................    1.3     1.3     1.3      1.3     1.3      1.3      1.3      1.3     0.7
  Other......................    0.1     0.1
                               -----   -----   ------   -----   ------  ------   ------   ------   -----
          Total..............   15.6    15.6    15.6     12.6     1.7      1.3      1.3      1.3     1.3
Residual
  USAir......................                            43.8
  TWA........................                                    10.4
  FedEx......................                                                                        3.6
                               -----   -----   ------   -----   ------  ------   ------   ------   -----
          Total..............    0.0     0.0     0.0     43.8    10.4      0.0      0.0      0.0     3.6
Expenses before debt service
  SG&A.......................   (0.4)   (0.4)   (0.4)    (0.4)   (0.4)    (0.3)    (0.3)    (0.3)   (0.3)
  Fees.......................   (0.7)   (0.6)   (0.6)    (2.7)   (0.6)    (0.1)    (0.1)    (0.1)   (0.2)
                               -----   -----   ------   -----   ------  ------   ------   ------   -----
                                (1.1)   (1.0)   (1.0)    (3.1)   (1.0)    (0.4)    (0.4)    (0.4)   (0.5)
Cashflow before debt and
  distributions..............  $14.5   $14.6   $14.5   $ 53.3   $11.1   $  0.9   $  0.9   $  0.9   $ 3.7
Net debt service.............   (6.1)   (6.2)   (2.9)    (2.7)   (4.2)    (0.9)    (0.9)    (0.9)   (0.5)
                               -----   -----   ------   -----   ------  ------   ------   ------   -----
  Pre-tax cash flow..........  $ 8.4   $ 8.4   $11.7   $ 50.6   $ 6.9   $  0.0   $  0.0   $  0.0   $ 3.3
Taxes........................   (2.5)   (3.8)   (4.1)   (18.1)   (3.3)    (0.2)    (0.2)    (0.2)   (1.2)
                               -----   -----   ------   -----   ------  ------   ------   ------   -----
  After-tax cash flow........    5.9     4.7     7.6     32.5     3.6     (0.2)    (0.2)    (0.2)    2.0
Memo: per unit
  Net cash flow..............  $1.27   $1.00   $1.62   $ 6.97   $0.78   $(0.04)  $(0.04)  $(0.05)  $0.43
--------
Net Present Value @ 6%.......  $9.72
  --------
Net Present Value @ 8%.......  $9.11
  --------
Net Present Value @ 9%.......  $8.83
  --------
Net Present Value @ 10%......  $8.55
  --------
Net Present Value @ 12%......  $8.05
  --------

                                      A-3-2

                              PROJECTED CASH FLOW

                    CORPORATE TAXATION AND PORTFOLIO RUNOFF
                            75% APPRAISED RESIDUALS

                               1998    1999    2000     2001    2002     2003     2004     2005    2006
                               -----   -----   -----   ------   -----   ------   ------   ------   -----
                               (MIL)   (MIL)   (MIL)   (MIL)    (MIL)   (MIL)    (MIL)    (MIL)    (MIL)
Rent
  USAir......................  $11.8   $11.8   $11.8   $  8.9
  TWA........................    1.2     1.2     1.2      1.2     0.2
  TWA (additional 50%).......    1.2     1.2     1.2      1.2     0.2
  FedEx......................    1.3     1.3     1.3      1.3     1.3      1.3      1.3      1.3     0.7
  Other......................    0.1     0.1
                               -----   -----   ------   -----   ------  ------   ------   ------   -----
          Total..............   15.6    15.6    15.6     12.6     1.7      1.3      1.3      1.3     0.7
Residual
  USAir......................                            32.9
  TWA........................                                     7.8
  FedEx......................                                                                        2.7
                               -----   -----   ------   -----   ------  ------   ------   ------   -----
          Total..............    0.0     0.0     0.0     32.9     7.8      0.0      0.0      0.0     2.7
Expenses before debt service
  SG&A.......................   (0.4)   (0.4)   (0.4)    (0.4)   (0.4)    (0.3)    (0.3)    (0.3)   (0.3)
  Fees.......................   (0.7)   (0.6)   (0.6)    (2.1)   (0.5)    (0.1)    (0.1)    (0.1)   (0.2)
                               -----   -----   ------   -----   ------  ------   ------   ------   -----
                                (1.1)   (1.0)   (1.0)    (2.5)   (0.9)    (0.4)    (0.4)    (0.4)   (0.5)
Cashflow before debt and
  distributions..............  $14.5   $14.6   $14.5   $ 42.9   $ 8.7   $  0.9   $  0.9   $  0.9   $ 2.9
Net debt service.............   (6.1)   (6.2)   (2.9)    (2.7)   (4.2)    (0.9)    (0.9)    (0.9)   (0.5)
                               -----   -----   ------   -----   ------  ------   ------   ------   -----
  Pre-tax cash flow..........  $ 8.4   $ 8.4   $11.7   $ 40.2   $ 4.5   $  0.0   $  0.0   $  0.0   $ 2.4
Taxes........................   (2.5)   (3.8)   (4.1)   (14.4)   (2.4)    (0.2)    (0.2)    (0.2)   (0.9)
                               -----   -----   ------   -----   ------  ------   ------   ------   -----
  After-tax cash flow........    5.9     4.7     7.6     25.8     2.0     (0.2)    (0.2)    (0.2)    1.5
Memo: per unit
  Net cash flow..............  $1.27   $1.00   $1.62   $ 5.52   $0.44   $(0.04)  $(0.04)  $(0.05)  $0.32
--------
Net Present Value @ 6%.......  $8.24
  --------
Net Present Value @ 8%.......  $7.75
  --------
Net Present Value @ 9%.......  $7.52
  --------
Net Present Value @ 10%......  $7.30
  --------
Net Present Value @ 12%......  $6.89
  --------

                                      A-3-3

                                                                     Exhibit B-1



                              BK Associates, Inc.

                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272 - Fax (516) 365-6287


                               February 26, 1997


Mr. David B. Gebler, President
AIRLEASE MANAGEMENT SERVICES, INC.
555 California Street, 4th Floor
San Francisco, CA 94104

Dear Mr. Gebler:

In response to your request, BK Associates, Inc. is pleased to provide this opinion on the current market value (CMV) and forecast value at the end of their respective leases on each of six McDonnell Douglas MD82 aircraft and a Boeing 727-2D4F aircraft (Aircraft). The Aircraft are further identified below:

                Year of                  Serial        Total       Total
   Lessee        Mfgr.      Reg. #       Number        Hours       Cycles
   ------       -------     ------       ------        -----       ------

   USAir         1981       N806US        48038        41,400      38,312
   USAir         1981       N807US        48039        42,316      39,316
   USAir         1981       N808US        48040        41,392      38,440
   USAir         1981       N809US        48041        41,554      38,552
   USAir         1981       N810US        48042        41,527      38,343
   FedEx         1979       N288FE        21850        31,302      19,544
   TWA           1984       N913TW        49184        39,503      20,664

We understand the older MD82 aircraft, which were manufactured as MD82s are being operated as MD81s by USAir but, at the end of the lease, will be returned as MD82s with at least 500 hours remaining to "C" check, 5,000 hours to "D" check and no less than 2,000 hours to the next limit on each engine. The 1984 TWA MD82 will be returned with no less than 1/4-time remaining to major maintenance events. The B727, which was originally made as a passenger model, has been converted to freighter configuration and fitted with Stage 3 hush kits. We understand it will also be returned by FedEx at the end of the lease with 1/4-time remaining to major maintenance events.

Based upon our knowledge of the MD82 and B727-200F aircraft, our knowledge of the capabilities and uses to which they have been put in various parts of the world, our knowledge of the marketing of used aircraft, and our knowledge of aircraft in general, it is our opinion that the CMVs of the Aircraft are as shown below:




                                     B-1-1

Mr. David B. Gebler
February 26, 1997
Page 2

               Aircraft                          CMV
               --------                          ---
                N806US                       $13,150,000
                N807US                        13,150,000
                N808US                        13,150,000
                N809US                        13,150,000
                N810US                        13,150,000
                N288FE                         8,350,000
                N913TW                        15,100,000

It is further our opinion that the forecast market values of these aircraft at lease end are as follows:

                       Lease End           FAIR MARKET VALUE
        Aircraft          Date        Const. 1997 $     Infla. at 3%
        ---------         ----        -------------     ------------
         N806US          09/2001        $8,125,000        $9,280,000
         N807US          09/2001         8,125,000         9,280,000
         N808US          09/2001         8,125,000         9,280,000
         N809US          09/2001         8,125,000         9,280,000
         N810US          09/2001         8,125,000         9,280,000
         N288FE          04/2006         3,850,000         5,025,000
         N913TW          03/2002         9,350,000        10,840,000

The inflated future values above assume an annual inflation rate of three percent per year which we believe is a reasonable rate to use and is consistent with the rate used in other aviation industry forecasts such as the one issued by the FAA. The constant dollar lease-end values for the USAir MD80s are slightly higher than they were when we appraised the same aircraft in December 1996. This is partly the result of expressing them in 1997 rather than 1996 dollars and partly in recognition of our opinion that MD80 values may begin to rise above previously expected levels as the noise regulation deadlines are reached.

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of current market value, to which BK Associates subscribes, the quoted current market value is the Appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in



                                     B-1-2

Mr. David B. Gebler
February 26, 1997
Page 3

question. The Current Market Value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

The forecast market value definition is the same as for the current market value above, except that unless the future date under consideration is in the very near future, market conditions are assumed to be in approximate balance between supply and demand. Where the forecast market value is at lease termination, the return maintenance conditions of the aircraft may be taken into account if known and are substantially different from half-time between high cost inspections or overhauls. For the values given above, the Aircraft were assumed to be in the condition required by the lease return provisions.

It should be understood that BK Associates has neither inspected the Aircraft nor their maintenance records. We have relied on the data you provided and our own database. The assumptions have been made that the Aircraft are in average or better condition; all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; the Aircraft are at half-time between major maintenance events; and maintenance has been accomplished in accordance with an Airworthiness Authority approved maintenance program and accepted industry standards. Deviations from these assumptions can change our opinion significantly regarding the Aircraft values.

For the current FMVs, we have assumed the Aircraft are at half-time between "C" checks, "D" checks, engine heavy shop visits, and landing gear overhaul. The purpose of the adjustment for deviation from half-time on major maintenance items is to recognize the cost of a major maintenance expense which may be imminent for the buyer or which may have recently been absorbed by the seller. Where the operator of the aircraft does not change and he continues to be responsible for maintaining the aircraft, recent major maintenance expenses or impending expenses are usually not relevant to the current market value. Rather, only those conditions that result in a maintenance expense or saving at the time the aircraft is returned to the lessor are relevant and these usually have an impact only on the residual values expectation and, in this case, they have been considered in the future value forecasts.





                                     B-1-3

Mr. David B. Gebler
February 26, 1997
Page 4


Supply and demand is the major influence on aircraft values. Our industry has experienced the recent peak of surplus commercial jet aircraft on the market in mid-1991 and watched the subsequent increase in demand for air travel bring about a return of many of the grounded and stored surplus fleet to revenue service. The peak surplus of 815 aircraft in 1991 has been reduced to 202 currently advertised for sale or lease. Within this general market improvement, the narrow-body fleet has out-performed the wide-bodies and has returned to near balance in supply and demand while the wide-bodies are expected to balance approximately 1999. The Federal Express Aviation Services, Inc. (FEASI) report lists no B727-200 freighters or MD82s as currently available for sale or lease. For the MD80s, there are three MD81s and one MD82 currently available. For most of the past year, no MD80s have been available and the market has been rather firm with several airlines seeking whatever aircraft do become available.

Current values are normally based on comparison to recent sales of comparable aircraft. Our database of used aircraft sales contains the following transactions conducted during the past year involving aircraft similar to the Aircraft.

There were several B727-200F transactions during the past year. None were hushed and all were a few years older than N288FE. The aircraft were made between 1973 and 1975. Reported "values" were between $3.15 and $6.0 million. The $3.15 million was the price in an actual sale. The others were "agreed values" or "stipulated loss values" in lease transactions. An agreed value or stipulated loss value is not a sale price, but is a value agreed to by the parties to a transaction and is usually higher than a sale price.

For the MD80s, several transactions were reported in the past year. Early in 1996 ValuJet purchased an MD81 for $13.1 million and a 1986 MD83 for $13.9 million. BWIA sold a 1987 MD83 for $18.81 million. Later in the year, there were two other transactions that were not publicly reported, but we are aware of them through confidential reports. One MD81 was sold for $11 million and a 1989 MD82 was sold for about $25.25 million.

Considering these data and the current strong market, we concluded the current values were as shown above.

The future values were largely based on comparison to historic sales data under comparable circumstances adjusted to account for the impact of expected market conditions. The market conditions that will have the most impact on the residual value during the next few years are noise regulations and the expected return to balance between supply and demand.





                                     B-1-4

Mr. David B. Gebler
February 26, 1997
Page 5


BK Associates, Inc. is an internationally recognized aircraft appraisal firm located in Manhasset, New York. It was founded in 1984 and thus is the oldest of the recognized aircraft appraisal firms that employs certified appraisers exclusively. Its clients include domestic and foreign airlines; aircraft, engine, and aviation equipment manufacturers; corporate aircraft operators; governmental agencies; and financial institutions. The president of the firm, Mr. John F. Keitz has been certified as a Senior Aircraft Appraiser by the International Society of Transport Aircraft Trading and abides by the "Principles of Appraisal Practice and Code of Ethics" of the Society. ISTAT has established the principles to improve aircraft appraisal standards and techniques; encourage sound professional practices and ethical conduct. Richard
L. Britton, Vice President, is also an ISTAT Certified Appraiser.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. We hereby consent to the use of this report and our name in your Information Statement which may be filed with the Securities and Exchange Commission.

                                        Sincerely yours,

                                        BK ASSOCIATES, INC.

                                        /s/ JOHN F. KEITZ
                                        John F. Keitz
                                        President
                                        ISTAT Certified Senior Appraiser
JFK/kf




                                     B-1-5

                                                                    Exhibit B-2

[AVITAS LOGO]
Airlease Management Services, Inc.                             February 28, 1997
INTRODUCTION

AVITAS, Inc. has been retained by AirLease Management Services, Inc. (the "Client") to provide its opinion as to the Base Value, Current Market Value and Future Market Values for six McDonnell Douglas MD-82 aircraft and one Boeing 727-200FH aircraft. The subject aircraft are identified and their values are set forth in Table 1 on Page 3.

In determining the values, AVITAS has not had the opportunity to recently inspect the subject aircraft or review its related technical documentation. Consequently, unless otherwise stated, we use the following assumptions in our valuation:

- the aircraft are in good physical condition
- they are in half-life, half-time condition with regard to the airframe, engines, landing gear and other critical components unless stated otherwise
- they are in passenger configuration unless specifically stated otherwise
- they are operated under the air transport regulations of a major nation
- the historical maintenance documentation has been properly controlled under internationally recognized standards
- they are in compliance with all mandatory airworthiness directives
- their specifications and modification status are comparable to other aircraft of their type and age
- their utilization rate is similar to that of other aircraft of their type and age

As AVITAS has not had the opportunity to physically inspect the subject aircraft nor its related technical documentation, we have relied solely on data provided by the Client to prepare this valuation. Utilizing that information, the value of the aircraft has been adjusted from a baseline value according to its individual status as outlined by the Client. This baseline value assumes a specifically aged aircraft model in good overall condition and in half life status with regard to the airframe, engines and landing gear. We also assume that the aircraft is in a passenger configuration, unless stated otherwise and certificated for commercial operations under the air transport regulations of a major nation, that it is in compliance with all mandatory airworthiness directives and that the specifications and modification status are comparable with other aircraft of same type and similar vintage. We have further assumed that the utilization rate of the aircraft is similar to that of other aircraft of same type in the world fleet.




                                     B-2-1

Airlease Management Services, Inc.                             February 28, 1997

The values presented in this report do not take into consideration fleet sales, attached leases, tax considerations or other factors that might be considered in structuring the terms and conditions of a specific transaction. These factors do not directly affect the value of the aircraft itself but can affect the economics of the transaction. Therefore, the negotiated striking price in an aircraft transaction may take into consideration factors such as the present value of the future lease stream, the terms and conditions of the specific lease agreement and the impact of tax considerations, etc. Their impact on the parties involved can vary significantly and are best determined by the parties involved.

DEFINITIONS

AVITAS's value definitions, set forth in full in the appendix at the end of this report, conform to those of the International Society of Transport Aircraft Trading ("ISTAT") adopted in January 1994, and are summarized as follows:

- BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arms-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefitting from an above-average maintenance status if it is new or nearly new).

- MARKET VALUE (or CURRENT MARKET VALUE if the value pertains to the time of the analysis) is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question given an adequate amount of time to properly market it, etc. It assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefitting from an above-average maintenance status if it is new or nearly new). Market Value is synonymous with Fair Market Value.

- ADJUSTED MARKET VALUE indicates that the Market Value of the aircraft has been adjusted to include some degree of actual technical status and maintenance condition of the aircraft.

- FUTURE MARKET VALUE is the appraiser's forecast of future aircraft value(s) setting forth Market Value(s) as defined above.



                                        B-2-2

[AVITAS LOGO]
Airlease Management Services, Inc.                             February 28, 1997

AIRCRAFT VALUE

AVITAS's opinion as to the value of the subject aircraft is presented below in millions of U.S. dollars. Future Base Values are in then-current dollars using a 3.5% p.a. inflation rate compounded annually.

We have relied upon data provided by the Client to adjust the values to include the minimum return provisions as outlined below:

MD-82s, 1981 Manufacture
Aircraft to be returned at the end of the lease with 500 hours remaining to next C-check, 5,000 hours to next D-check and no less than 2,000 hours to next limit on each engine.

MD-82, 1984 Manufacture
Aircraft to be returned at the end of the lease with no less than 1/4 time remaining to major maintenance events.

727-200FH
Aircraft to be returned at the end of the lease with no less than 1/4 time remaining to major maintenance events.

=====================================================================================================================
                                                                                                              Table 1
                                             SUMMARY OF AIRCRAFT VALUES
                                     (MILLIONS OF US DOLLARS @ 3.5% INFLATION)
---------------------------------------------------------------------------------------------------------------------
   S/N      AIRCRAFT     MFG.        BV       CMV       ADJ.       ADJ.    LEASE END     FUT.      ADJ.   ADJ. FUTURE
                                                                   CMV                    MV                   MV
---------------------------------------------------------------------------------------------------------------------
  48038      MD-82     1981-06     11.05     11.61     (0.54)     11.08     2001-09      9.74     (0.64)      9.10
  48039      MD-82     1981-06     11.01     11.57     (0.54)     11.03     2001-09      9.74     (0.64)      9.10
  48040      MD-82     1981-06     11.05     11.61     (0.54)     11.08     2001-09      9.74     (0.64)      9.10
  48041      MD-82     1981-06     11.05     11.61     (0.54)     11.08     2001-09      9.74     (0.64)      9.10
  48042      MD-82     1981-06     11.05     11.61     (0.54)     11.08     2001-09      9.74     (0.64)      9.10
  49184      MD-82     1984-02     13.60     14.26     (0.50)     13.76     2002-03     11.76     (0.62)     11.15
  21850    727-200FH   1979-08      7.12      7.39     (0.70)      6.69     2006-04      3.94     (0.99)      2.95
---------------------------------------------------------------------------------------------------------------------
BV: Base Value
CMV: Current Market Value
Adj.: Maintenance Condition Adjustment
Fut. MV: Future Market Value
=====================================================================================================================


                                     B-2-3

Airlease Management Services, Inc.                           February 28, 1997

GENERAL MARKET OVERVIEW

MARKET OVERVIEW

In 1995, for the first time in five years, new aircraft orders exceeded deliveries which indicated an increasing backlog of undelivered aircraft orders. This marked the long awaited recovery in the aircraft market which continued through 1996.

In the late 1980s, an extended period of economic growth, consumers with disposable income, growing passenger ridership and a wealth of readily available inexpensive capital resulted in a boom in aircraft demand. The result was a record number of new jetliner orders, the retention in airline fleets of aging Stage 2 narrowbodies, a lot of financing to airlines on very favorable terms, and because manufacturers could not increase capacity fast enough, a rapidly growing order book backlog which in 1990 peaked at 3,100 jetliners, almost triple the previous peak in 1966.

In late 1990, however, there was a surprisingly fast reversal in the supply-demand situation. Several major world economies were in or about to enter recession, the Gulf War had broken out and there was a sharp run up in jet fuel prices. Demand for air travel fell precipitously while fuel price increases were hammering airline costs. As a result, demand for aircraft dropped sharply at the same time that aircraft supply, i.e. scheduled jetliner deliveries, was at a record high. Graph 1 below summarizes the situation:






                                     B-2-4

Airlease Management Services, Inc.                            February 28, 1997


                                                                        GRAPH 1


    [COMMERCIAL JET NEW ORDERS, DELIVERIES AND BACKLOG YEAR END 1995 GRAPH]

        Deliveries      New Orders      Backlog
        ----------      ----------      -------
1970      318           204             463
1971      233           136             366
1972      215           275             426
1973      283           257             400
1974      317           273             356
1975      285           173             244
1976      234           242             252
1977      191           328             389
1978      259           684             814
1979      399           544             959
1980      433           359             885
1981      426           274             733
1982      284           197             646
1983      311           224             559
1984      263           357             653
1985      343           624             934
1986      395           666           1,205
1987      414           597           1,388
1988      508         1,031           1,911
1989      564         1,280           2,627
1990      665           911           2,873
1991      835           448           2,486
1992      785           407           2,108
1993      641           341           1,808
1994      517           426           1,717
1995      473           736           1,980

AVITAS's view today is that most supply and demand indicators have been moving in the right directions, particularly since the second half of 1994. On the demand side of the equation, passenger traffic is showing improvement, cargo movement is up and load factors are generally high. A US Industry traffic comparison of 1995 versus 1994 as tracked by AVITAS indicates that revenue passenger miles are up roughly 5%, and available seat miles are up roughly 4%. And while ongoing fare wars and the effects of low-cost startups such as ValuJet continue to dilute yields, they appear to be less damaging than those which occurred in 1992. Cost cutting efforts of the major airlines have begun to show results and will continue to increase their resilience to downward turns in yields. There continues to be a demand for good quality Stage 2 narrowbodies from startup carriers as well as some established airlines, however the supply of these aircraft is severely dwindling.

Regarding the supply of aircraft, the signs continue to be positive from an aircraft value standpoint:

- Jetliner retirements have increased substantially during the last 4 years. From 1974 through 1993, retirements averaged 83 airplanes annually. That fell during 1986-1990 to only 48 per year.




                                     B-2-5

Airlease Management Services, Inc.                           February 28, 1997

    Retirements for 1991 through 1994 totaled about 450 airplanes, or 112 airplanes annually, up sharply from preceding years.

o Manufacturing capacity has fallen. In early 1993, Boeing's aircraft production rate was 32.5 airplanes per month; by late 1994, it was 19.5 per month. This further decreased in 1995, though increases have been announced for 1997.

o Deliveries peaked out in 1991 at 830 aircraft and by 1993 had fallen 25% from that level. 1994 and 1995 figures indicate that this trend has been continuing. See Graph 2.


                    [JETLINER DELIVERIES 1990-1995 GRAPH 2]

Deliveries
                1990    1991    1992    1993    1994    1995    1996
                ----    ----    ----    ----    ----    ----    ----
BOEING          379     419     441     330     270     202     220
AIRBUS           95     162     157     136     122     124     126
DOUGLAS         142     171     127      72      39      50      51
OTHER            49      83      60     103      86      97      98
                ---     ---     ---     ---     ---     ---     ---
TOTALS          665     835     785     641     517     473     495

o New aircraft orders turned up slightly in 1994 and accelerated through 1995 as noted in Graph 3. In 1990, almost 950 orders were placed. Since then, they have been running at less than half that level. In summary, more people and cargo are flying on fuller aircraft, less airplanes are being delivered, manufacturing capacity has shrunk and more aircraft are being retired. The number of airliners on the market has declined from 872 in mid-1991 to 442 as of March 1, 1996, almost a 50% decline. With the exceptions of widebody aircraft and aging Stage 2 narrowbodies, we believe the market is again approaching supply-demand equilibrium.



                                     B-2-6

Airlease Management Services, Inc.                            February 28, 1997


                                                                        GRAPH 3


                       [JETLINER ORDERS 1990-1995 GRAPH]

Orders
                1990    1991    1992    1993    1994    1995
                ----    ----    ----    ----    ----    ----
BOEING          460     270     200     173     179     329
AIRBUS          282      98     119      39     140     123
DOUGLAS         111      44      45      13      16     133
OTHER            58      36      43     116      91     151
                ---     ---     ---     ---     ---     ---
TOTALS          911     448     407     341     426     736

THE NARROWBODY MARKET

After having suffered severe oversupply in the early 1990s, the number of available and stored narrowbodies has been steadily declining since late 1993. Graph 4 at the end of this section gives a macro view of narrowbody and widebody trends.

AVITAS sees 3 distinct segments to this market, which accounts for almost 75% of the current world jetliner fleet: Stage 3 airplanes, later model Stage 2 aircraft and early vintage Stage 2 airplanes. Supply-demand conditions vary within these segments. For Stage 3 narrowbodies, we view the market as being very firm. Out of a population of almost 4,500, only about three dozen of these airplanes were advertised as available in March 1996. We continue to hear finance houses and investors express a desire for them and believe that Current Market Values are above their Base Values for many of these aircraft and will continue to be under upward pressure. For late model Stage 2 aircraft, the market since the last half of 1994 has firmed substantially. Values for these airplanes are extremely sensitive to records quality and physical condition. High quality DC-9-30s, 727-200As and 737-200As, which have higher operating costs but are very attractive in terms of purchase and financing costs, have been trading and their availability has been tight. For the third market segment, the early-vintage Stage 2 airplanes, demand has been pulled up by the lack of available aircraft in the previous two segments, with Current Market Values approaching Base Values for most types.


                                     B-2-7

Airlease Management Services, Inc.                            February 28, 1997

                                                                        GRAPH 4

                          AIRCRAFT AVAILABLE & PARKED

                Widebodies      Widebodies      Narrowbodies    Narrowbodies
                Available       Parked          Available       Parked
 3-92           174             130             590             706
 4-92           170             127             566             714
 5-92           162             125             542             679
 6-92           156             117             552             651
 7-92           150             120             533             648
 8-92           143             114             522             664
 9-92           146             122             503             667
10-92           152             130             499             688
11-92           148             135             520             705
12-92           140             160             507             824
 1-93           153             160             508             825
 2-93           177             167             532             840
 3-93           182             167             533             849
 4-93           176             180             522             856
 5-93           183             183             539             848
 6-93           208             183             503             828
 7-93           211             173             494             835
 8-93           225             175             500             865
 9-93           220             177             511             869
10-93           229             177             492             882
11-93           225             186             499             860
12-93           224             190             492             884
 1-94           232             209             473             881
 2-94           237             213             476             868
 3-94           242             218             455             869
 4-94           252             222             491             857
 5-94           259             221             482             832
 6-94           257             231             420             818
 7-94           233             230             446             798
 8-94           233             216             446             765
 9-94           221             216             448             766
10-94           229             219             428             764
11-94           208             224             407             736
12-94           214             232             361             696
 1-95           205             225             329             676
 2-95           202             226             331             664
 3-95           178             229             316             639
 4-95           178             225             320             611
 5-95           184             221             325             583
 6-95           169             209             314             550
 7-95           180             199             323             536
 8-95           170             196             280             519
 9-95           180             194             281             490
10-95           180             192             302             485
11-95           182             188             299             482
12-95           184             207             286             467
 1-96           186             204             287             456
 2-96           190             209             305             459
 3-96           179             218             263             450


THE WIDEBODY MARKET

Conditions in the widebody fleet, which currently numbers about 3,050 airplanes, are difficult to paint with a broad brush. At a time when narrowbody availability is declining and that market is firm, available widebody aircraft in March stood at levels roughly 3 times what they were at the beginning of the decade. While availability has been relatively flat during the last year, we believe that owners have withdrawn their airplanes from the market in defeat or have scrapped them. Stored widebodies have also remained around 200 aircraft. Graph 4 above shows these trends.

The market for old widebodies is very soft. About 6.5% of the fleet is available for sale, and almost three-fifths of them are more than 15 years old.
Similarly, over two-thirds of parked widebodies are over 15 years old. For younger aircraft, we believe the market is somewhat soft, but there has been a bit of an increase in aftermarket activity, though neither values nor lease rates have improved. This is usually a sign of improving conditions, and the precursor to value recovery. Also, widebodies tend to lag narrowbody aircraft in a recovery due to their relative size and cash operating costs. Widebody aircraft tend to represent higher risks in operation as well as in financing because they are generally not suited to start-up and entrepreneurial ventures. Though start-up airlines tend to represent considerable credit risks, they have afforded many narrowbody aircraft a home which is preferable to desert storage.


                                     B-2-8

Airlease Management Services, Inc.                             February 28, 1997

OUTLOOK

While airlines are working diligently to control costs and improve productivity, they must concentrate as well on the other side of the business, i.e., increasing revenues and generating profits. There are still carriers whose financial situations remain precarious. Most signs are positive, though. The great driver of air traffic, improving economic conditions, is at work in a number of regions and traffic is increasing. Aircraft retirements are up sharply, deliveries have been declining and new orders have turned up. Manufacturing capacity itself has declined, resulting in a bit of a surge in both values and order book backlog for some types. Values for many of the younger narrowbodies are very firm with Current Market Values for certain models exceeding Base Values. Demand for old narrowbody and widebody airplanes is firming, reviving hope for some older aircraft, previously thought destined for the scrap yard. For younger widebodies, the near-term value outlook is good; the usual low level of aftermarket activity which is normal for such young airplanes is yielding few clues. We believe, however, that conditions are improving. All in all, though, while the recovery is uneven, conditions in the aircraft markets are considerably better than during the last 4 years.

WORLD AIR FREIGHT MARKET

Similar to air passenger growth, the growth of air freight is closely tied to the growth in world gross domestic product (GDP). In mature markets, such as the North Atlantic, average historical growth rates have been in the order of 5-7%. In new markets, developed between economies with strong economic growth such as the Pacific Rim, average historical growth rates have been in the range of 8-15%.

Air freight growth has also been fueled in part by the evolution of dedicated system overnight package and express operations such as Federal Express, United Parcel Service and Emery Worldwide, which have provided a higher level of service and generated new demand in competition to local government postal services. A worldwide presence for service providers is needed and quality as well as reliability of service are key factors.

It is a widely held view that the rate of growth in air freight will continue to be at a higher rate than the rate of growth in passenger traffic. Ocean shipping is expected to continue to lose higher value, more time sensitive freight to air transportation, not only because of the time value of money, but also because of the superior controls, lower losses due to theft and damage and positive shipment tracking.

Mature markets are characterized by the highest tonnage between a limited number of gateways, with long haul flows complemented with lower capacity feeder flows. The largest mature markets are: North Atlantic, Europe - Far East and U.S. - Far East and compromise over half of the world's total freight traffic. New markets require smaller unit loans with growth toward medium capacity freighters. The highest future growth is expected to be intra-Asia and intra-Pacific Rim.


                                     B-2-9

Airlease Management Services, Inc.                           February 28, 1997

WORLD FREIGHTER AIRCRAFT MARKET

The worldwide all cargo fleet for aircraft up to 30 tonnes has increased more than tenfold over the last fifteen years. This segment, primarily consisting of B727 and DC-9 freighters has been fueled by the parcel and express operators. This market is still characterized by a limited number of specialized operators and was originally started in the U.S. domestic market. This choice of aircraft size is a result of distribution networks built around the hub and spoke philosophy. Both, the B727 and DC-9 operations are currently under pressure by tightening of noise and emissions regulations. Hushkits for noise compliance are available for both aircraft types.

The growth in aircraft numbers in the 30 - 50 tonne category is caused by the expansion of parcel and express operators into long haul services, primarily with re-engined DC-8-70 series aircraft. Over the last fifteen years, the number of aircraft in this segment has more than doubled.

The number of worldwide dedicated freighter aircraft with capacities larger than 50 tonnes has also more than doubled and can be attributed to the growth in mature markets. Primarily DC-10, A300, L-1011 and B747 freighter conversions have contributed to the capacity rise.

The majority of dedicated freighter aircraft capacity will continue to come from converted passenger aircraft. The 747 conversions have dominated the market. As values have declined, the next major group of conversions are older twin and tri-jets such as the McDonnell Douglas DC-10, Lockheed L-1011 and Airbus A300s.

Demand for newer dedicated freighter aircraft such as the A310, B767 and MD-11 has also recently increased tremendously. These new aircraft are entering service with the parcel and express operators such as FedEx, UPS and Airborne Express, which carry high yield traffic and are primarily depended on aircraft reliability.

The recent growth of all B747 cargo carriers such as Atlas Air and Polar Air Cargo has further stimulated demand younger wide-body aircraft conversions. This development has been overshadowed by concerns and restrictions imposed on GATX/Airlog 747 conversions by the U.S. FAA. The FAA's airworthiness directive
(AD) requiring modification of the cargo-door installation which has virtually grounded all 10 of 23 GATX/Airlog converted 747s, has raised fears that it is tightening up its standards on modifications. The 747 market is dominated by Boeing's Wichita modification center which has performed almost 70 747 conversions.

The DC-10's freight capacity fits in between the DC-8 and B747. At comparable range, the aircraft offers superior economics to the 747 and has higher capacity than the DC-8. Aeronavi is MDC's exclusive licensee for DC-10 modifications, while MDC performs its own MD-11 conversions at Sabre-Tech in Phoenix.



                                     B-2-10

Airlease Management Services, Inc.                            February 28, 1997

Airbus and Lockheed L-1011 owners are watching the market for maximizing asset values through freighter conversions of their aircraft. Marshall Aerospace already has orders for L-1011 conversions and Deutsche Airbus is converting A310-200s and has developed an A300-B4 modification.

Atlas Air, World Airways as well as Gemini are pioneering the operation of freighter aircraft under long term aircraft, crew, maintenance and insurance
(ACMI) lease contracts for major airlines. Under these arrangements, the freighter carrier provides sub-service for major airlines, whose cost structure would not allow a profitable operation of freighter aircraft in its own fleet. ACMI operations also provide additional capacity flexibility to the airline.

STAGE 3 ALTERNATIVES

The subject 727-200 Advanced aircraft, as originally designed and equipped, does not meet the noise abatement standards established by US FAR Part 36 State 3 and comparable international regulations. There are three retrofit programs designed for the 727 to bring these aircraft into compliance with the standards that have been established for Stage 3. A re-engining program was offered by VALSAN Partners, Ltd., and was recently launched by Rohr, Inc. A Stage 3 Kit program is offered by FedEx Aviation Services. In December 1996, the FAA granted a supplemental type certificate (STC) to Raisbeck Engineering for their Stage 3 system. This system, rather than quieting the engine of the 727, achieves Stage 3 compliance through restricted takeoff and landing settings, increased takeoff and landing speeds and a derated JT8D engine. The current STC allows for takeoff weights of up to 167,000 pounds. The company expects to introduce a 175,000 to 179,000 pound version in early 1998. Though this system severely limits the payload/range characteristics of higher takeoff weight aircraft, the pricing is reportedly in the $700,000 range, making it an economical fit for operators that do not require higher capacity.

The FedEx program calls for the installation of acoustically treated nose cowls and re-spaced inlet guide vanes for the number 1 and number 3 engines and acoustically treated tailpipes for all engines. This program also requires the installation of modified C-1 fan blades, Pratt & Whitney internal exhaust gas mixers, modification of the cascade vane thrust reversers, structural modifications to the pylons and the installation of a 30 degree flap limiter. The list price of the FedEx Heavyweight Stage 3 Kit is US$2.625 million plus installation, which brings the total cost to approximately US$2.78 million. Installation requires 4,000 man hours and up to three weeks of down-time for the aircraft.

The order book for the FedEx Stage 3 (Lightweight and Heavyweight) Kits currently stands at 534 firm orders from 49 customers, of which 239 kits have been delivered to date. Included among FedEx's customers are Delta Airlines, UPS, FedEx, DHL, Emery and USAir Shuttle. This compares to the VALSAN modification program with approximately 22 deliveries. Among VALSAN's customers were FedEx, Greyhound Financial Corporation and Sun Country Airlines.



                                     B-2-11

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Airlease Management Services, Inc.                           February 28, 1997

The VALSAN program involved the removal of engines in positions number one and three for replacement with Stage 3 compliant P&W JT8D-217C/219 engines. In addition, the number two (centerline) engine was modified by the removal of the thrust reverser and the installation of an exhaust mixer and acoustical material to the exhaust duct. Twenty-two aircraft were modified under the VALSAN program and these aircraft are currently in service with four commercial operators and five private or corporate operators. In March 1994, VALSAN liquidated its operations, leaving only FedEx Aviation Services in the market for the Stage 3 modification business. However, Rohr, Inc. has purchased the Supplemental Type Certificate (STC) from the creditors of the defunct Valsan Partners, Ltd., and is re-introducing the re-engined aircraft, dubbed the Super 27.

BACKGROUND - McDONNELL DOUGLAS MD-80

The DC-9-80 series (subsequently referred to as the MD-80 series) was developed to provide more passenger capacity than its predecessor, the DC-9, as well as to comply with the new Stage 3 noise requirements. All MD-80 airplanes are Stage 3 compliant.

The first of the MD-80 series, the MD-81, entered service in 1980 and was powered by two medium bypass JT8D-209 engines. It is capable of transporting 160 passengers in an all economy configuration. Many operators needed additional range and a more reliable powerplant, so McDonnell Douglas developed the MD-82 in which the JT8D-209 engines were replaced with the upgraded JT8D-217 providing for improved hot and high operations. With the advent of the improved JT8D-217A engine the MD-82 was recertificated with increased takeoff weights and longer range capabilities. Airline requirements for yet again increased range resulted in the development of the MD-83 with improved JT8D-219 engines, increased maximum takeoff weight to 160,000 pounds and increased fuel capacity. It has a range of 2,596 nautical miles with 143 mixed class passengers.

The next derivative was the MD-87 which had a shortened fuselage. This version had considerable aerodynamic cleanup work carried out on the structures, producing improved fuel burn performance. Powered by the Pratt & Whitney JT8D-217C engine, the MD-87 can carry 117 2-class passengers and baggage 2,750 nautical miles.

The last of the MD-80 series is the MD-88, powered by JT8D-217C or -219 engines with state-of-the-art systems such as EFIS cockpit displays, flight management systems (FMS) as standard equipment and a new cabin design. The MD-88 was originally designated to recognize Delta's cockpit and avionics configuration. Since then, other airlines have taken delivery of MD-88s, but Delta still owns the vast majority of the world MD-88 fleet.



                                     B-2-12

Airlease Management Services, Inc.                            February 28, 1997

CURRENT MARKET - McDONNELL DOUGLAS MD-82

CURRENT MARKET
AVITAS is of the opinion that the market for the MD-82 is firm, with the JT8D-217C/219 powered aircraft in greater demand than the JT8D-217/217A powered aircraft.

MD-82s are designed for short to medium haul operations and are extensively used in U.S. domestic service, particularly with American Airlines who operate 227 of them. While the MD-80 series is considered to be early Stage 3 technology, and despite being close to the end of its production life, these aircraft are economic competitors on a wide array of routes.

THE OPERATING LEASE MARKET
Lease rates have improved over the last 1-2 years as demand has increased and supply has dried up. For example, operating lease rates that were seen as low as $150,000 per month in the early 1990s for mid to late 1980s vintage airplanes, have improved to the $180,000 - $190,000 range and over $170,000 for early 1980s vintage aircraft.

AVAILABILITY
As of February 1997, there are no MD-82 available for sale or lease, and only four (1) MD-80 series aircraft being marketed. This demonstrates the firm market for the type and the Stage 3 narrowbody market in general.

RECENT FLEET DEVELOPMENTS
The market for the MD-80 has been under much speculation since the December 1996 announcement that Boeing and McDonnell Douglas would merge in the new year. AVITAS does not foresee this as having a significant impact on MD-80 values in the long term.

The aircraft is considered to be close to the end of its production life with only 7 aircraft remaining on firm backlog through 1998 for the MD-82. Additionally, the MD-82 program has only 5 remaining orders for the MD-82 and 19 for the MD-83. It is therefore likely that the new Boeing/Douglas entity will have little or no effect on the MD-80 market.

With regard to the secondary markets, AVITAS expects that there will be an almost seamless transition with regard to product support and spare parts. The MD-80 has achieved deep market penetration for Douglas and the new organization is anticipated to offer full support to such a profit maker.

Although we consider it highly unlikely, the Boeing and McDonnell Douglas merger could lead to the cessation of production for the MD-80. Should Boeing view the aircraft as unwanted competition to the 737 series, the decision to halt production could be made. If this unlikely scenario should take place, AVITAS believes it would have an insignificant affect on values. With only 31 aircraft remaining on firm


                                     B-2-13

Airlease Management Services, Inc.                             February 28, 1997

order and over 1,100 aircraft in service, the MD-80 is assured of its market hold. The next few years should see the end of production cycle for the MD-80 regardless of outside circumstances.

Additionally, the merger is likely to be viewed as a positive for potential buyers who in the past were wary of dealing with a manufacturer whose longevity was under so much speculation. In this scenario the MD-80 could see a slight increase in orders as operators concerns begin to ease. In this event, values for MD-80 aircraft will continue to enjoy already firm markets and the impact will be minimal, but positive.

AVITAS believes this scenario is also unlikely to happen. With newer technology aircraft being available, orders for the MD-80 series have begun to dry up. Secondary transactions have taken place and there appears to be little demand for new aircraft as opposed to used.

In July of 1996, Alaska Airlines announced its plans to move toward one fleet type and phase out of the MD-80 over the next seven to ten years. With 13 MD-82s and 31 MD-83s, Alaska is one of the largest operators of the type. The carrier has already leased several airplanes to Trans World Airlines and is in discussions with TWA to lease more.

TWA has been the most visible party acquiring the MD-80 over the past two years, and continues to have an appetite, despite a recent order for 15 new aircraft from the manufacturer. Continental recently purchased two MD-83s from Alaska Airlines as well.

ENGINE CHOICES
================================================================================
                                                                        TABLE 3
                            ENGINE CHOICE FOR MD-82
                              AS OF FEBRUARY 1997
--------------------------------------------------------------------------------
JT8D-209                                                        1
JT8D-217                                                       52
JT8D-217A                                                     237
JT8D-217C                                                     249
JT8D-219                                                       31
TOTAL                                                         570
================================================================================
CURRENT OPERATOR BASE AND BACKLOG
As of February 1997, there are 570 aircraft in service among 26 operators and five on order for Alitalia.

OUTLOOK AND FUTURE ASSET RISK ANALYSIS
A potential problem for the MD-80 series could arise if the largest operators of the aircraft (American with 260 and Delta with 119) decide to dispose of their fleets in the near future. With about 34% of the total MD-80 population in the hands of these operators, the aircraft is vulnerable to a change in market


                                     B-2-14

Airlease Management Services, Inc.                             February 28, 1997

structure. Although both Delta and American are looking to replace aircraft in the near term with major acquisitions, the MD-80 aircraft in their fleets are not targeted for replacement at this time.

As discussed earlier, the MD-82 is physically identical to other EFIS equipped MD-80 models, except for the Flight Management System as standard (available on all models as options).

McDonnell Douglas has developed its production line to produce MD-80s and the next derivative, the MD-90, simultaneously. However, with the decline in orders for MD-80s, AVITAS anticipates that production will cease some time in 1998. Douglas will have enjoyed an 18 year production run of the MD-80 and will have delivered over 1,100 units. This represents a substantial market base for this aircraft type. Since the MD-80 also offers a competitive economic profile to airline operators, AVITAS does not anticipate a major shift in the secondary market for this type when production ceases.

The pending merger between Boeing and McDonnell Douglas will likely have a slight positive, if any, effect on the MD-80 market.

BACKGROUND BOEING 727

The Boeing 727 series aircraft has served as the workhorse of the U.S. domestic airline industry for many years. Originally designed as a short to medium haul narrowbody aircraft, the series started with the version most commonly known as the 727-100, first entering service in 1963. It was originally equipped with three Pratt & Whitney JT8D-1/-7/-9 engines and has a maximum takeoff weight of up to 169,500 pounds. There are also some 727-100QC aircraft equipped for "quick change" between passenger and cargo configuration in operation. There are currently two approved Stage 3/Chapter 3 modification programs available for the 727-100 offered - a Stage 3 Kit (hush kit) offered by FedEx Aviation Services and a Rolls-Royce Tay 651 re-engining program offered by Dee Howard. As of February 1997 there were 349 727-100s in service worldwide.

The 727-200, a "stretched" variant, followed in 1967. The 727-200 incorporated a longer fuselage and uprated Pratt & Whitney JT8D-7A engines which permitted an increase in seating capacity and operation at higher gross weights. Maximum takeoff weights are available up to 172,000 pounds, and the maximum seating capacity is 189 passengers in a single class configuration.

The Advanced version of the 727-200 entered service in August 1972. This version used the same fuselage as the 727-200 but incorporated many design and construction refinements which increased performance and reduced maintenance costs. With uprated engines, the 727-200 Advanced can achieve operation at up to a 209,000 pound takeoff weight. Available options included Pratt & Whitney JT8D-9/-9A/-15/-17/-17A or -17R engines. The 727-200 Advanced is capable of transporting up to 189 passengers over stage lengths of up to 2,500 nautical miles.


                                     B-2-15

Airlease Management Services, Inc.                             February 28, 1997

The aircraft is popular throughout the world as a passenger airliner although many have been and are being converted for use as freighters. The 727 freighter is the core of the FedEx domestic U.S. fleet and is also in service with UPS, Emery Worldwide, DHL and several other cargo carriers. Its fuselage cross-section provides container commonality with other freighter aircraft including widebodies, and its power to weight ratio provides good performance at high takeoff weights. There are currently 169 727-200AF aircraft in the world fleet.

CURRENT MARKET - BOEING 727-200A

Current Market
AVITAS is of the opinion that the current market for the 727-200A is firm. Aircraft that have been hushkitted to meet Stage 3 noise restrictions are at a premium and command a price two to three million dollars more than an unhushed aircraft, depending on the type of engine and takeoff weight. The market has shown greater demand for aircraft equipped with JT8D-15 and JT8D-17 engines than lower rated -7 and -9s. This is directly attributable to their better takeoff performance, which is especially sought after for freighter conversion candidates. The overall demand for premium aircraft should not over shadow the market for less equipped aircraft. There has continued to be solid demand for these aircraft over the last year, and the economic advantages of hushkitting and freighter conversion are prolonging lives.

Availability and Storage
According to BACK Information Services, there are (26) 727-200 aircraft actively being marketed for sale or lease as of February 1997. This shows a firming trend over the past year when there was approximately double the number of aircraft being actively marketed. Stored aircraft numbers are down from last year with 149 aircraft being stored versus 195 727s last year. Of these, 61 are -200Adv models, and of the 200Adv aircraft being stored, 16 are temporarily stored awaiting delivery to new lessees or undergoing modifications such as hush kits or conversion to freighter. All of the aircraft that are in storage are Stage 2. It is likely that many of the older stored aircraft, particularly those which have been in storage for a number of years, will be permanently retired as major operators begin to put their 727 fleets on the market.

Recent Fleet Developments
Announced in November, the American Airlines/Boeing deal could have an impact on the 727-200 market in the future, but is likely not to dramatically affect values for several years. The (81) 727-200As American currently has in its fleet will be replaced by the 75 Boeing 737-800s on order. AVITAS believes that the changeover will be a gradual one, and that the 727s will be released into the market slowly. Due to Boeing's delivery schedule, it will not be possible for American to receive enough 737s by the year 2000, when Stage 3 noise regulations are implemented; therefore, it will be necessary for them to keep and hushkit 40 to 50 of them. This will be facilitated by American's recent announcement of a deal with FedEx, whereby, American's DC-10-10 aircraft will be traded for 30 hushkits.


                                     B-2-16

Airlease Management Services, Inc.                           February 28, 1997

Another major operator of 727s, Continental Airlines, announced in July that it would be retiring its 31 remaining 727-200A aircraft. As of October 1996, Continental has (24) 737-700s, (24) 737-800s, and (8) 757s on firm order. The 737-700s and -800s deliveries are expected to begin in 1998 at the rate of 5 per year and be completed by 2002.

Recent Transactions
There have also been a number of lease extensions, sales and leases of 727-200 Advanced aircraft of late. Sun Country is extending the lease of two of their aircraft, serial number 21676 and serial number 21438. The leases of the 1977 and 1978 vintage, Valsan modified aircraft were scheduled to expire in October. However, Sun Country extended the leases through April 2001 for serial number 21676 and May 2001 for serial number 21438. Rent for serial number 21676, the 1978 vintage, is $153,000 per month through January 1997, at which time it will decrease to $147,250. The rent will further decrease to $144,250 in years 1998-2000, and in the final year of the lease the rent will be $141,250. Serial number 21438's rental payments decrease in similar fashion. However, they begin at $163,700 per month, and will be $141,250 by the end of the lease term. Last year Sun Country leased a similar aircraft with a "flex lease" based on utilization. The rent for the aircraft was in the $90,000 to $120,000 per month range, depending on utilization.

In June of 1996, Continental Micronesia leased two 1973 vintage aircraft for 3 years. The aircraft were -17R powered freighters which Continental Micronesia operates for DHL. The rent is $110,000 per month for each aircraft. Compare this to a Carnival Airlines lease from CIT Leasing in that same month. The Carnival aircraft was -17 powered and in passenger configuration. Rent was reported to be $85,000 per month, but was expected to be increased to amortize a newly installed hushkit over a period of 96 months. Rental rates overall have increased from last year and have recently been in the $75,000 to $115,000 range for 727-200As, dependent on individual aircraft condition and specification.

Earlier in 1996, Pacific Aviation Holdings purchased six aircraft from Wilmington Trust (as Trustees for bond holders). The unhushed aircraft were all -9A powered and ranged in vintage from 1979 to 1981 and had been previously on lease to Continental. The amount of the 6 aircraft purchase was from $14 to $15 million. The aircraft did not sell at the April 1996 Capital Registry auction, where they received bids that ranged from $2.15 million to $2.37 million, somewhat lower than the average price per aircraft that Pacific paid.

As we approach the deadline to convert to an all Stage 3 fleet in the US, a significant number of Stage 2 aircraft will be retired from carrier's fleets. As noted above, several carriers have been placing orders for 150 seat aircraft to replace their 727 fleet. Therefore, though AVITAS sees a very firm 727-200 market at present, as new production rates increase, and carriers dispose of their Stage 2 fleets, the market is expected to soften.



                                     B-2-17

Airlease Management Services, Inc.                            February 28, 1997


COVENANTS

Unless otherwise noted, the values presented in this report assume an arm's length, free market transaction for cash between informed, willing and able parties free of any duress to complete the transaction. If a distress sale becomes necessary, a substantial discount may be required to quickly dispose of the equipment.

AVITAS does not have, and does not intend to have, any financial or other interest in the subject aircraft. Further, this report is prepared for the exclusive use of Client and shall not be provided to other parties without the express consent of the Client. However, it is expressly understood by AVITAS that the Client will distribute this report to the Securities and Exchange Commission.

This report represents the opinion of AVITAS and is intended to be advisory only in nature. Therefore, AVITAS assumes no responsibility or legal liability for any action taken, or not taken, by Client or any other party, with regard to this equipment. By accepting this report, all parties agree that AVITAS shall bear no such responsibility or legal liability including liability for special or consequential damage.

STATEMENT OF INDEPENDENCE

AVITAS hereby states that this valuation report has been independently prepared and fairly represents AVITAS's opinion of the subject aircraft's value.


/s/ JOHN W. VITALE
---------------------------------
John W. Vitale
Vice President - Asset Valuation



/s/  SUSANNA BLACKMAN
---------------------------------
Market Analyst



                                     B-2-18

                     APPENDIX A - AVITAS VALUE DEFINITIONS

o BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arms-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefitting from an above-average maintenance status if it is new or nearly new).

o MARKET VALUE (or CURRENT MARKET VALUE if the value pertains to the time of the analysis) is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Market Value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. Market Value assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefitting from an above-average maintenance status if it is new or nearly new). Market Value is synonymous with Fair Market Value in that both reflect the state of supply and demand in the market that exists at the time.

o ADJUSTED (CURRENT) MARKET VALUE indicates the Market Value of the aircraft adjusted for the actual technical status and maintenance condition of the aircraft, but still assuming the same market conditions and transaction circumstances as described above.

o DISTRESS VALUE is the appraiser's opinion of the price at which an aircraft could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, a liquidation, commercial restrictions, legal complications or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating under the market conditions that are perceived to exist at the time, not in an idealized balanced market. While Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers, are distressed and, therefore, willing to pay a premium price.

o FUTURE BASE VALUE is the appraiser's forecast of future aircraft value(s) setting forth Base Value(s) as defined above.



                                     B-2-19

                     APPENDIX A - AVITAS VALUE DEFINITIONS

o SECURITIZED VALUE or LEASE - ENCUMBERED VALUE is the appraiser's opinion of the value of an aircraft under lease, given a specified lease payment stream (rents and term), an estimated future residual value at lease termination and an appropriate discount rate. The Securitized Value or Lease - Encumbered Value may be more or less than the appraiser's opinion of Market Value. The appraiser may not be fully aware of the credit risks associated with the parties involved, nor the time-value of money to those parties, nor with possible tax consequences pertaining to the parties involved, nor with all of the provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.




                                     B-2-20

                   APPENDIX B - AVITAS APPRAISAL METHODOLOGY

At AVITAS, we undertake formal periodic value reviews of the approximately ten dozen aircraft types that we regularly track as well as value updates as market events and movements require. The primary value opinions we develop are Market Value, Base Value and Future Base Value. An aircraft's Market Value is the price at which you could sell the aircraft under the market conditions prevailing at the time in question and its Base Value is the theoretical value of the aircraft assuming a balanced market in terms of supply and demand. In reaching our value opinions, we use data on actual market transactions, various analytical techniques, a proprietary forecasting model and our own extensive industry experience. And while Market Value and Base Value embody different value concepts, we are continually cross checking their relationships to determine if our value opinions are reasonable given existing market conditions.

Our broad aviation industry backgrounds are critically important; they add a diversity of viewpoints and a high degree of realism to our value opinions. Our backgrounds include: aircraft design, performance analysis, traffic and yield forecasting, fleet forecasting, aircraft finance, the negotiation of aircraft loans, finance leases and operating leases, problem deal workouts, repossessions, aircraft sales, jetliner manufacturing, maintenance and overhaul activities, econometric modeling and forecasting, market research, and database development.

o MARKET VALUE In determining Current Market Values, we use a blend of techniques and tools. First, through various services and our extensive personal contacts, we collect as much actual transaction data as possible on aircraft sales, leases, financings and scrappings. Our published values assume airframes, engines and landing gear to be halfway through their various overhaul and/or life cycles. Because sales of half-life aircraft rarely occur, and because sales can include spare engines, parts, attached lease streams, tax considerations and other factors, judgment and experience are important in adjusting actual transaction data to represent clean, half-life Market Values. In addition, because over the last several years there have been a large number of aircraft leases, our experience and knowledge of the market is used to make value inferences from lease rentals and terms.

As a supplement to transaction data, and in some cases in the absence of actual market activity, we also use other methods to assist in framing Market Value opinions. We use several analytical tools because we do not believe that there is any one technique which always results in the "right" number. Replacement cost analysis can simply be the cost of a new airplane of the same model or it can be used where it is possible to reproduce an aircraft. It is often helpful in framing the upper limit of an aircraft's value, particularly for modified or upgraded aircraft. Examples would be a passenger aircraft such as the 747-100 which can be converted into freighter configuration or a Stage 2 airplane which can be hushkitted to Stage 3 compliance. Value in use or income analysis is another technique in which an aircraft's earning capacity over time is determined and the present value of those earnings is calculated. Because different operators have different costs, yields and hurdle rates of return, this technique can yield a range of values. Therefore, the appraiser must use his judgment to determine what value in that range represents a Market Value representative of the overall marketplace. Another powerful tool which we use is should-cost analysis, which is a blend of replacement cost and value in use analysis. This technique is used when there is little or




                                     B-2-21

                   APPENDIX B - AVITAS APPRAISAL METHODOLOGY


no market data on a particular airplane type but there is on similar or competing types. By analyzing the economic and operational profiles of competing aircraft, the appraiser is able to impute what the aircraft in question should cost to position it competitively.

Once we have formulated our own internal Market Value opinions, we present them to a small, select group of outside aviation experts - individuals in the fields of - aircraft manufacturing, sales, remarketing, financing and forecasting who we know well and regard very highly - for their review and frank comments. We consider this "reality check," which often results in further value refinements, to be a critical part of our value process in that it helps us combat "ivory tower syndrome."

o BASE VALUE The determination of Base Value, an aircraft's balanced market, long term value, is a highly subjective matter, one in which even the most skilled appraisers may have widely divergent views. We use 3 main tools in developing Base Values. First, we use our own research, judgment and perceptions of each aircraft type's long term competitive strengths and weaknesses vis-a-vis both competing aircraft types and the marketplace as a whole. Second, we utilize a transaction-based computer forecasting model developed by a former AVITAS director and refined over the years. Based on thousands of actual market transactions, the model sets forth a series of value curves which describe the value behaviors of aircraft under different circumstances. Third, we do a final reality check by comparing our opinion of an aircraft's Base Value to our opinion of its Current Market Value and current marketplace conditions.

We analyze each aircraft model to determine its historic, current and projected competitive position with respect to similar aircraft types in terms of mission capability (i.e., what are the aircraft's capabilities and to what extent does the market require those capabilities), economic profile and market penetration. As a result of weighing those factors, we assign a numerical "strength" to each aircraft for each year of its economic life, where Strength 10 represents the strongest value performance and Strength 1 the weakest. The model then takes those strength factors and translates them into the aircraft's Base and Future Base Values based on its actual replacement cost (or theoretical replacement cost if it is no longer in production). After Base Values have been calculated, we compare them to our Current Market Value opinions as a calibration check of the computer model. In the infrequent case where the marketplace for that aircraft is in balance, Base Value and Current Market Value should be the same. In most cases, though, we must subjectively compare Base Value with Current Market Value to see if we believe the relationship is reasonable. This may highlight where Base Value inputs require further refinements. Because of the dynamics of the aircraft marketplace and our continuing recalibration, Base Value opinions are not static.




                                     B-2-22

                          APPENDIX C - QUALIFICATIONS


                                  THE COMPANY


AVITAS, Inc. is an aviation consulting firm which provides a broad range of services to aircraft lessors and lenders, legal counsel, airlines, maintenance providers, corporations and government entities. It is wholly-owned by Det Norske Veritas of Oslo, Norway. Founded in 1864, Veritas is a society whose interests include quality assurance, technical and engineering matters, and safety of life, property and the environment. As their aerospace arm, AVITAS's charter is to provide high-quality, time responsive and expert aviation assistance to its clients around the world.

In order to serve its international clientele, AVITAS personnel are located near Washington, D.C., Miami and London. One of AVITAS's major strengths is that, rather than dealing on a theoretical basis, each employee has specific hands-on aviation industry experience in such areas as aircraft financing, airline management, maintenance and engineering, aircraft valuations, and data analysis and interpretation.

Larry Crawford, AVITAS founder, President and C.E.O., is an engineer, naval aviator, airline pilot, and has 17 years experience in finance, operations and marketing as a senior executive with several major and national airlines.

John Vitale, Vice President - Asset Valuation, has been in the manufacturing, marketing and finance areas of the aviation industry since the mid-1980s with experience portfolio management, traffic and value forecasting and industry analysis. John is an ISTAT Certified Appraiser.

David Stamey, Vice President - Airline Consulting, has over 25 years of experience in the airline industry in senior planning and marketing positions with Braniff, Southern and Texas Air Corporation.

Lauren Nelson, President of AVITAS Engineering in Miami, has 30 years Aviation experience including chief engineer of a major U.S. carrier and with the FAA.

Don Benfell, Vice President - Technical, has extensive airline maintenance and engineering experience. He is also certified as an Appraiser by ISTAT.




                                     B-2-23

                                                                     EXHIBIT B-3



GRA Aviation Specialists, Inc.


DESKTOP VALUATION REPORT

GRA Aviation Specialists, Inc. ("GRAS") has been engaged by Airlease Management Services, Inc. (""Client") to provide a desktop valuation setting forth Base Value, Current Market Value (fair market value) and Future Base Values for six MD-82s (serial numbers 48038-48042, 49184) and one 727-200F (serial number 21850). Further aircraft information is included in the Aircraft Values section below.

This report contains the following sections:

        o  Desktop Valuation Assumptions        o  Aircraft Profile and Market Conditions
        o  Value Definitions and Explanations   o  Commercial Jet Market Overview
        o  Aircraft Values                      o  Covenants

DESKTOP VALUATION ASSUMPTIONS

By definition, in a desktop valuation the appraiser does not see the subject aircraft or review its specifications and technical documents; consequently, we make certain assumptions. Regarding the airplane itself, unless specifically stated otherwise, we assume:

        - It is of average specification for its type and age and has no special equipment or characteristics which would materially affect its value.

        - Its utilization in terms of hours and cycles is average for its type and age.

        -  It is in passenger configuration.

        - It is certificated and operated under the aegis of a major airworthiness authority such as the FAA, CAA or DGAC.

        - It is in average physical condition and its maintenance records and documents are in compliance with all applicable regulations and good industry practices.

        - With regard to maintenance status, the airframe, engines, landing gear and other major life- or time-limited components are in half-life, half-time condition.

        - It is in compliance with all applicable Airworthiness Directives and mandatory Service Bulletins.

In developing our values, we make two further assumptions:

        - That the aircraft will be sold as a single unit or as part of a small lot. It will not be the subject of a fleet sale which could result in a price discount.

        - That the aircraft is not subject to an existing lease. Our opinion of values excludes the effects of attached lease rental streams and tax benefits.

VALUE DEFINITIONS AND EXPLANATIONS

We use the ISTAT definitions for Base Value and Current Market Value which are as follows:

        - BASE VALUE is an appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's Base
           Value is founded in the historical trend of values and in the projection of value


----------------------------------
AIRLEASE MANAGEMENT SERVICES, INC.
February 26, 1997


                                     B-3-1
                trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the BASE VALUE of an aircraft assumes its physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefitting from an above average maintenance status if it is new or nearly new, as the case may
                be).

        - MARKET VALUE (or CURRENT MARKET VALUE if the value pertains to the time of the analysis) is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. MARKET VALUE assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

Please note three further points regarding our use of these value definitions:

        - In our opinion, the commonly used term FAIR MARKET VALUE is synonymous with the ISTAT term MARKET VALUE or CURRENT MARKET VALUE.
        - When we set forth CURRENT MARKET VALUE, we are specifically excluding costs of sale and carrying costs of the subject aircraft. That is, we are measuring the trading price of the aircraft itself without any potential transaction costs.
        - For future and/or residual values for an aircraft - FUTURE BASE VALUES - we make the assumption that not only is the aircraft marketplace in reasonable balance, but also that economic conditions are neutral, that is, neither boom nor bust. We are measuring the subject aircraft's value, utility and market acceptance in a balanced marketplace and are attempting to sterilize the effects of economic cycles on its market price.

AIRCRAFT VALUES
-------------------------------
With respect to the five MD-82s in service at USAir, serial numbers 48038 through 48042, the following points are of note:

- Client has advised that while these aircraft are MD-82s with JT8D-217A engines, USAir is currently operating them as MD-81s and is obligated to return them to lessor re-rated to MD-82s. Consequently, GRAS has shown Current Market Values for the aircraft as MD-82s and, for the sake of comparison, as MD-81s of the same vintage.
- GRAS understands that the USAir MD-82s are to be returned to lessor with at least 500 hours remaining until next C check, 5,000 hours to D check and no less than 2,000 hours to the next limiting item on each engine. For Future Base Value at lease termination, GRAS has shown both the halftime/halflife Future Base Value as well the Adjusted Future Base Value which assumes that each aircraft is returned in the minimum required condition.

----------------------------------
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February 26, 1997


                                     B-3-2

For the MD-82 in service with TWA, GRAS has shown Future Base Value assuming the aircraft to be halftime/halflife and has also adjusted Future Base Value to reflect the return conditions that require aircraft return with no less than one-quarter time remaining until major maintenance events.

With respect to the FedEx 727-200F, there is a developing situation with certain Boeing 727 freighters, the breadth and depth of which is currently uncertain, but which GRAS believes has the potential to materially affect 727F values and utility. The problem involves those 727s which underwent after market conversions from passenger to freight configuration. GRAS understands that the FAA is concerned about the lack of testing that went into the development of the conversion STCs, and as an extension of that, the structural integrity of the post-conversion airframes, particularly the main deck, cargo door, cargo vent door and the 9G barrier. There was a meeting in Seattle February 14 between the FAA and concerned 727F operators to discuss the problem and it appears that the FAA will issue a Notice of Proposed Rule Making ("NPRM") very shortly, possibly by the end of February, with a 45 day comment period. It will probably address the issue of floor loading and propose limiting pallet loads to 3,000 pounds until proper modifications can be made to the aircraft.
An Airworthiness Directive may well follow shortly after the NPRM period which will formally limit pallet loads. Further NPRMs and ADs may follow. The upshort of this situation is as follows:

- Although there have been no reported incidents, the FAA believes there is a problem with those 727s converted from pax to freight configuration.
- What course of action will be taken by the FAA is uncertain, but it appears that main deck floor loading restrictions, and possibly other restrictions, will be put in place until an engineering solution can be developed. Such restrictions will likely change the economics of 727F operation.
- The timing, nature and cost of potential engineering solutions is currently uncertain. Technical sources with whom GRAS has discussed this matter estimate the cost of an engineering fix at anywhere between $100,000 and $1,000,000.
- FAA actions may materially impair the economic utility and values of 727Fs for some period, but at this time, no one can quantify the size or timing of the problem.

Because of the multiple uncertainties associated with this situation, GRAS cannot estimate an impact on 727F values. Rather, it will be necessary to watch closely to see what develops over the near term.

GRAS has adjusted the Future Base Value of the 727-200F to reflect return conditions that require redelivery with no less than one-quarter time remaining to next major maintenance events.

Our value opinions for the subject aircraft are set forth in millions of U.S. dollars in the following table. With respect to aircraft inflation rates, we believe that a rate of 2.5% - 3.5% p.a. is reasonable. In the table below, we have set forth Future Base Values in both constant 1997 dollars and in inflated dollars using 3.0% annual inflation.

----------------------------------
AIRLEASE MANAGEMENT SERVICES, INC.
February 26, 1997


                                     B-3-3

             AIRLEASE MANAGEMENT SERVICES, INC. AIRCRAFT DESCRIPTIONS AND VALUES
AC TYPE                                     MD-82                         MD-82     727-200F(HK)
SERIAL #                48038     48039     48040     48041     48042     49184         21850
REGIST MARK            N806US    N807US    N808US    N809US    N810US    N913TW        N288FE
OPERATOR                                    USAIR                         TWA           FEDEX
IN SERVICE DATE                             09-81                        03-84          10-79
ENGINE TYPE: JT8D                           -217A                        -217A       -15A W/HKS
MTOW                                          NA                        149,000          NA
CONFIG.                                      PAX                          PAX         FREIGHTER
LSE TERMIN DATE                             9-2001                      3-2002         4-2006

                                   CURRENT AND BASE VALUES
                                AS MD-81S              AS MD-82S
BASE VALUE                        $9.7                   $10.7           $12.7           $7.1
CURR MKT VALUE                    $9.7                   $10.7           $12.7           $7.5

                           FUTURE BASE VALUES AT LEASE TERMINATION
                           IN CONSTANT 1997 $    IN $ INFLATED @ 3% P.A.        1997$     INFLATED $     1997$     INFLATED $
FUTURE VALUE @                  $7.9                     $8.9                   $9.0        $10.4        $3.3         $4.2
LEASE TERMINATION
RETURN CONDITION               ($0.9)                   ($1.0)                 ($0.9)       ($1.1)      ($1.0)       ($1.3)
ADJUSTMENT
ADJ FUT BASE VAL                $7.0                     $7.9                   $8.1         $9.3        $2.3         $2.9

----------------------------------
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February 26, 1997


                                     B-3-4

Return condition deductions for each aircraft are summarized in the following table:

             AIRCRAFT MAINTENANCE ADJUSTMENT SUMMARY IN 1997 $000S

EVENT                         USAIR MD-82S    TWA MD-82    FEDEX 727-200F
C CHECK                           $103             $69             $75
D CHECK                           $313            $313            $375
LANDING GEAR OVERHAUL              NA              $58             $46
ENGINE OVERHAULS                  $250            $250            $262
ENGINE LIFE LIMITED PARTS         $225            $225            $262
TOTAL DEDUCTIONS                  $891            $915          $1,020

AIRCRAFT PROFILE AND MARKET CONDITIONS
-----------------------------------------

MD-80 Series Profile and Demographics
The MD-80 series is McDonnell Douglas's follow on to its successful DC-9 family and is comprised of the MD-81, MD-82, MD-83, MD-87 and MD-88, all of which are twin-engine, two-pilot, Stage 3 narrowbody jetliners. They make increased use of composites in such areas as the spoilers, certain control surfaces, engine nacelles, tail cone and wing root fillets. An EFIS cockpit is standard on the MD-88 version and is optional on all other models. Except for the shortened MD-87, all MD-80s are the same size physically (about 40 feet longer than the DC-9-30), all use Pratt & Whitney JT8D-200 series engines and all have the same seating capacity. Standard fuel capacity is 5,840 U.S. gallons in all models except the MD-83 which typically carries 6,970 gallons. The aircraft differ primarily in terms of takeoff weights, engines and ranges. The table below compares MD-80 series airplanes.

          MD-80 SERIES DEMOGRAPHICS AND SPECIFICATIONS (DECEMBER 1996)

                   MD-81       MD-82       MD-83        MD-88       MD-87
YRS OF DELIV      1980-84    SINCE 1981  SINCE 1985    1987-93     1986-92
# IN SERVICE        120         562         224          153          76
# ON ORDER           0           0           9            5           0
# OF OPERATORS       10          28          36           6           14
LENGTH, FT                           147.9                           130.4
WINGSPAN, FT.                              107.8
ENGINES, ALL      -209 53%   -209 0%      -217 2%      -217 8%     -217 72%
JT8D-             -217 41%   -217 94%     -219 98%     -219 92%    -219 28%
                  -219 6%    -219 6%
MTOW, OOO#        140-142    147-149.5      160        149.5-160   140-149.5
RANGE, NM         1,620 W/   2,176 W/     2,618 W/     2,618 W/    2,879 W/
                  155 PAX    155 PAX      155 PAX      155 PAX     130 PAX
# PAX, TYP/MAX                       143-172                       117-139

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February 26, 1997


                                     B-3-5

The initial model was the MD-81 which was certificated in August 1980 with first delivery the following month to Swissair. Initially equipped with JT8D-209 engines of 18,500 pounds thrust, it has a maximum takeoff weight of 140,000 pounds and typically seats 155 passengers in a 3+2 configuration.

The MD-82 entered service in August 1981, was powered by the JT8D-217 engine and had a maximum takeoff weight of 147,000 pounds. The MTOW later increased to 149,500 pounds with the advent of the -217A engine. In terms of the number of aircraft in the fleet, the MD-82 has been the most popular member of the MD-80 family.

The MD-83 entered service with Alaska Airlines and Finnair in early 1986 and has a MTOW of 160,000 pounds. About 98% of all MD-83s are powered by the JT8D-219 engine which has 21,000 pounds thrust and improved fuel consumption over the -217A version. MD-83s are generally equipped with two auxiliary fuel tanks in the cargo bays which increase fuel capacity by 1,130 U.S. gallons. These tanks can be fitted as options on other MD-80 models.

Entering service in January 1988, the MD-88 is an offshoot of the MD-82 or the MD-83 with a standard EFIS cockpit, flight management system, increased use of composites and a redesigned interior. Originally built as a Delta specification (Delta has almost 80% of the MD-88 fleet), there are a handful of other users as noted below. Over ninety percent of MD-88s are powered with the JT8D-219 engine.

The MD-87 was developed for thinner routes, has a fuselage shortened by 11 frames (17.5 feet), a higher vertical stabilizer and is typically configured to carry 130 passengers. Initial deliveries were to Finnair and Austrian Airlines. The MD-87 is primarily used in Europe.

As of December 1996, 1,135 MD-80s of all types were in service with 59 operators. The table below shows a summary of major operators:

                MD-80 SERIES PRINCIPAL OPERATORS (DECEMBER 1996)

     OPERATOR           MD-81   MD-82   MD-83   MD-87   MD-88   TOTAL
AERO LLOYD                  0       1      15       2       0      18
AEROMEXICO                  0      10       3       2      10      25
ALASKA AIRLINES             0       9      33       0       0      42
ALITALIA                    0      89       0       0       0      89
AMERICAN AIRLINES           0     234      26       0       0     260
AOM FRENCH AIRLINES         0       0      10       0       0      10
AUSTRIAN AIRLINES           8       5       2       5       0      20
AVIACO                      0       0       0       0      13      13
AVIANCA                     0       0      11       0       0      11
CHINA EASTERN               0      13       0       0       0      13
CHINA NORTHERN              0      23       0       0       0      23
CONTINENTAL AIRLINES        9      56       4       0       0      69
CROSSAIR                    1       2       5       0       0       8
DELTA                       0       0       0       0     120     120
DOUGLAS/MDFC                1       3       1       1       0       6
FAR EAST. AIR TRANS         0       7       2       0       0       9
FINNAIR                     0      10       8       3       0      21
IBERIA                      0       0       0      24       0      24


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

JAPAN AIR SYSTEM         26        0       0       8       0      34
KOREAN AIRLINES           0       11       3       0       0      14
MERIDIANA                 0        8       0       0       0       8
NORTHWEST AIRLINES        0        8       0       0       0       8
RENO AIR                  0        6      14       4       0      24
SAS                      41       10       2      18       0      71
SPANAIR                   0        1      15       2       0      18
SWISSAIR                 11        0       0       0       0      11
TWA                       0       29      24       0       0      53
USAIR                    19       12       0       0       0      31

Geographic distribution of the MD-80 fleet is as follows:

       MD-80 SERIES GEOGRAPHIC DISTRIBUTION (# OF AIRCRAFT DECEMBER 1996)

                        MD-81   MD-82   MD-83   MD-87   MD-88   TOTAL
EUROPE                    61     128      83      56      13     341
AFRI-ME                    0       0       5       0       0       5
A-PAC                     26      61       5       8       0     100
N AMER                    31     360     104       9     122     626
S AMER                     2      13      27       3      18      63
  TOTAL                  120     562     224      76     153    1135


The following chart indicates the chronology of MD-80 deliveries:


                    MD-80 SERIES DELIVERIES (DECEMBER 1996)

                        MD-81   MD-82   MD-83   MD-87   MD-88
1980                       6
1981                      46      12
1982                      10      25
1983                              49
1984                              42
1985                       6      58       8
1986                       8      69       8       1
1987                       3      44      32       4      12
1988                       7      53      27      13      19
1989                       7      42      29      15      25
1990                       5      58      28      24      23
1991                      11      51      27      14      32
1992                       5      18      27       5      29
1993                       2      17      27              13
1994                       4       9      11
1995                              13       5
1996                               2      10

MD-80 Series Market and Availability

GRAS views the MD-80 family as being a continuum of airplanes in that all but the shorter MD-87 are of the same passenger capacity and from an operating standpoint differ primarily in their range capabilities. The MD-80 market is currently firm with low availability for such a large fleet - only seven MD-83s were publicly available in early February 1997. With the exception of the MD-87, which has a very small market presence, GRAS believes the MD-80 has a good probability of average to above average



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future value retention but there are uncertainties facing it on two fronts which could also cause above average price volatility. First, as noted below, there is substantial MD-80 operator concentration and second there is the question of Douglas's future role in the commercial aircraft manufacturing business.

In terms of risk from a financier's viewpoint, GRAS's perspective on the MD-80 family (excluding the MD-87) is as follows:

        Positives
        - A reliable workhorse with a large population and a fairly broad operator base.
        - Well-placed for its mission and in a large and active market segment as a 150-seat medium range jetliner.
        -       Good operating economics
        - Likely to enjoy a very long physical life with low airframe maintenance costs as do sister Douglas aircraft the DC-8 and DC-9.

        Negatives
        - Substantial operator concentration could increase price volatility should a large operator decide to move MD-80s out of its fleet.
        - Uncertainty over Douglas's future role in the commercial aircraft industry.
        - Probably has limited appeal as a cargo conversion or small package freighter.
        -       Possibility of problems should noise regulations be tightened.

The MD-80 is a successful jetliner with over 1,100 in service since the original deliveries commenced in 1980. For several major airlines, the MD-80 series has become the mainstay of their medium capacity, medium haul fleets. American Airlines, for instance, operates 260 MD-82s and MD-83s. In Europe, carriers such as SAS and Alitalia have major MD-80 fleets using the aircraft within their respective intra-European routes. The used market is somewhat paradoxical in that while there is a very large MD-80 population, there appears to be neither a large number of trades nor are there many openly available in the used market at any given time. Even during the slump in the narrowbody market during the early 1990s, MD-80 availability was very modest as the chart below, which is current as of January 1997, indicates:

                          [MD-80S PARKED AND AVAILABLE]

                Parked         81 Avail         82 Avail        83 Avail
 1-90                           3                4               1
 2-90                           0                2               1
 3-90                           1                3               0
 4-90                           1                3               0
 5-90                           0                5               0
 6-90                           2                7               2
 7-90                           2                7               6
 8-90                           2                1               6
 9-90                           2                1               6
10-90                           2                1               6
11-90                           1                1               6
12-90                           2                5               8
 1-91                           2                5               8
 2-91                           2                5              11
 3-91                           2                5              11
 4-91                           2               10              10
 5-91                           2               12              13
 6-91                           2               12              10
 7-91                           2               12              10
 8-91                           2               12              10
 9-91                           2                9              10
10-91                           2                9               8
11-91                           2                8               8
12-91                           2               13               8
 1-92                           3               17               7
 2-92                           3               17               7
 3-92           46              3               15               9
 4-92           39              3               14               6
 5-92           29              3               17               5
 6-92           23              3               14               4
 7-92           18              3               12               3
 8-92           18              3               12               3
 9-92           16              3               12               3
10-92           20              3               12               3
11-92           19              3               11               3
12-92           20              3               11               3
 1-93           20              3               10               3
 2-93           23              3                9               3
 3-93           22              3                9               3
 4-93           28              3                9               3
 5-93           30              3                9               3
 6-93           29              3                9               1
 7-93           27              3                6               1
 8-93           25              2                4               2
 9-93           20              2                4               2
10-93           18              0                4               2
11-93           15              0                4               4
12-93           14              0                2               6
 1-94           16              0                2               6
 2-94           17              0                2               6
 3-94           12              0                2               5
 4-94           14              0                0               5
 5-94           11              0                0               5
 6-94           10              0                0               3
 7-94            8              0                0               3
 8-94            7              0                0               3
 9-94            7              0                2               1
10-94            7              0                2               1
11-94            7              0                2               1
12-94           12              0                7               1
 1-95           11              0                9               1
 2-95           12              1                7               1
 3-95           12              1                7               1
 4-95           13              1                7               1
 5-95            9              1                9               1
 6-95            7              1                9               1
 7-95            5              1                9               1
 8-95            3              1                7               3
 9-95            3              1                7               4
10-95            3              0                0               4
11-95            3              0                0               3
12-95            3              0                0               3
 1-96            4              0                0               3
 2-96            6              0                0               3
 3-96            8              0                0               1
 4-96           10              0                0               3
 5-96           10              0                0               5
 6-96            4              0                2               6
 7-96            3              0                0               4
 8-96            3              0                0               4
 9-96            3              0                0               4
10-96            1              0                0               5
11-96            8              0                0               5
12-96            7              0                0               7
 1-97           12              0                0               7

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

While the MD-80 user base is fairly broad with 58 operators, there is still substantial concentration with a few operators having a large number of each type. The table below shows for each type of MD-80 the percentage of the population of that type cumulatively held by the three largest operators:

                      MD-80 SERIES OPERATOR CONCENTRATION

% OF TOTAL FLEET HELD BY THE:     MD-81    MD-82    MD-83    MD-87    MD-88

             LARGEST OPERATOR      34%      42%      16%      32%      78%

        TWO LARGEST OPERATORS      55%      58%      28%      55%      --

      THREE LARGEST OPERATORS      71%      68%      38%      --       --

 TOTAL # OF AIRCRAFT IN FLEET      121      560      222       76      153

This concentration means that there is the potential for substantial price swings should a large operator decide to eliminate MD-80s from its fleet. Swissair, which as of late 1996 operated eleven MD-81s, will be replacing them with Airbus equipment. In November 1996, USAir announced orders and options for as many as 400 aircraft from Airbus, of which 120 are firm orders scheduled for delivery through 2000. It will retire its DC-9-30s, 737-200s and 19 MD-81s and 12 MD-82s. Market sources indicate that, due to their age, the MD-80s will be the last aircraft replaced. However, there is uncertainty as to the status of USAir's order. In September 1996, Alaska Airlines announced plans to replace its MD-80s with 737-400s. Some of those MD-80s are now leaving Alaska's fleet. GRAS also understands that Austrian may be replacing its fleet of about 20 MD-80s.

With the exception of early MD-81s and the smaller MD-87s, MD-80s are capable of various weight and engine upgrades. For example, American is currently upgrading the JT8D-217A engines on its aircraft to more efficient -217Cs and -219s. Carriers who require extra range or payload can either add auxiliary fuel tanks and/or have the MTOW increased via either structural improvements or through paper changes.

The majority of MD-80 transactions have involved leases. Typical lease rates range from $130,000-150,000 per month for early MD-81s to roughly $230,000-250,000 for late model MD-83s. In the U.S., younger MD-82s are generally in the $190,000-210,000 range for reasonable credits. Reno recently renewed two MD-82 leases for a reported $205,000 per month and a recent TWA lease was reported at $225,000. MD-83 rates are somewhat higher and are in the $210,000-220,000 range in the U.S. and slightly higher in Europe. For example, Reno recently leased a 1987 MD-83 for $215,000 per month.

In 1996, Aero Lloyd offered its 1986 vintage MD-83 with an asking price of $15 million; it was eventually sold to Sun Jet. Alitalia is known to have acquired some late model MD-83s for approximately $32 million. More recently, Continental is known to have acquired a 1985 built ex-Alaska MD-82 for approximately $18 million. As of early 1997, GRAS is aware of a pair of late 1980s MD-83s now available which are generating interest in the $18-20 million range.

Boeing 727 Family Profile and Demographics
The Boeing 727, in both the -100 and -200 versions, is a short to medium range jetliner with three aft-mounted engines and a three person cockpit. Originally built as a Stage 2 airplane, a number of 727s have been hushkitted and some re-engined to achieve Stage 3/Chapter 3 noise status. An extremely popular aircraft, particularly in North America, 1,831 were delivered over a 20 year period from 1964 through 1984, over 80% of which are still in service as of October 1996. It was the first commercial airliner to pass the 1,000 sales mark for civilian use. During its production run, progressive modifications

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and improvements were made including higher operating weights, more powerful engines, a stretched fuselage and improved range.

The 727 program was launched in late 1960 when United and Eastern Airlines each ordered 40 airplanes. It was the follow-on to the 707, with which it shares a common upper fuselage and many systems and components. It was the first Boeing jetliner with completely powered flight controls and had built-in air stairs, APU and a single-point refueling system to reduce reliance on ground support equipment. In order to improve low-speed performance and allow its use in smaller airports, it had triple-slotted trailing edge flaps and new leading edge slats.

The initial version, the -100, was first rolled out in November 1962, certificated 13 months later and entered service with Eastern and United in February 1964. During its production run, which ended in late 1972, the -100 was available in 3 basic versions. The -100 was the standard all-passenger aircraft and could accommodate 131 passengers. The -100C was a convertible model with strengthened flooring and a large main deck cargo door which could be flown in all-passenger, all-cargo or mixed configuration with reconfiguration taking only a few hours. The -100QC was a quick change model with palletized seats and galleys and could be converted between all-passenger and all-freight configurations in less than an hour.

The -200 was certificated in November 1967 and entered service with Northeast Airlines a month later. It had a fuselage 20 feet longer than the -100, increased gross weight and could accommodate up to 189 passengers. The -200 series was succeeded in June 1972 with the delivery of the first -200Advanced model to ANA. Structural improvements, greater fuel capacity and more powerful engines gave it better payload-range capability, better runway performance and maximum takeoff weights of up to 209,500 pounds. The -200 series was available in both passenger and all-freight versions, the latter having a strengthened fuselage, no windows and a large main-deck cargo door. Fifteen -200Fs were delivered to FedEx ending in September 1984.

A number of 727s have been converted post-delivery from passenger to freighter configuration by several companies including FedEx and PEMCO using their own Supplemental Type Certificates (STCs). The cost of converting a 727 passenger aircraft to freight configuration is $750,000-1,000,000. As noted in the Aircraft Values section above, the FAA is currently expected to release a Notice of Proposed Rule Making followed by an Airworthiness Directive covering potential structural problems with non-Boeing modified 727 freighters.

The table below sets forth some 727 specifications and demographics:

           BOEING 727 DEMOGRAPHICS AND SPECIFICATIONS (DECEMBER 1996)

                                    -100 SERIES                   -200/-200A(1) SERIES

   YEARS OF DELIVERY                  1963-71                      1967-72 / 1972-84

 # ORIGINALLY DELIVERED                  571                           1,260(1)

      # IN SERVICE           413 (178 PAX; 76 C; 159F)(2)       1,114 (965 PAX; 149F)

       GEOGRAPHIC               EUROPE 7%; AFR/ME 10%;          EUROPE 10%; AFR/ME 8%;
      DISTRIBUTION           ASIA/PAC 3%; N. AMER 62%; S.     ASIA/PAC 3%; N. AMER 69%;
                                       AMER 18%                      S. AMER 10%

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
      # OF OPERATORS                  137                         179

        LENGTH, FT                   133.1                       153.2

       WINGSPAN, FT                   108                         108

        ENGINES            JT8D-7 81%; -9 6%; -217C     JT8D-7 8%; -9 26%; -15
                               1%; Tay 651 12%           48%; -17 17%; -217 1%

      MTOW IN 000#                  160-169                   184.8-209.5

       RANGE, NM                     1,476              1,800 / 2,475 W 163 PAX

# OF PAX, TYPICAL/MAX                 131                      163 / 189

(1) -200 ADVANCED PRODUCTION BEGAN WITH LINE NUMBER 881 IN SECOND QUARTER OF
    1972
(2) INCLUDES 4 IN SERVICE WITH THE U.S. AIR FORCE

Major 727 operators are as follows:

               SUMMARY OF PRINCIPAL 727 OPERATORS (DECEMBER 1996)

                 OPERATOR                100 SERIES      200 SERIES        TOTAL
        AEROEJECUTIVO                          2             13               15
        AIR ALGERIE                            0             11               11
        AMERICAN                               0             80               80
        AMERICAN INTERNATIONAL AIRWAYS         3             14               17
        AMERICAN TRANS AIR                     0             24               24
        AMERIJET INTERNATIONAL                 3              7               10
        AVENSA                                 7             11               18
        CONTINENTAL                            0             32               32
        DELTA                                  0            129              129
        DHL                                   11             13               24
        EUROPEAN AIR TRANSPORT                 6              6               12
        EXPRESS ONE                            7             13               20
        FEDEX                                 64             96              160
        HUNTING CARGO AIRLINES                 0             10               10
        IBERIA                                 0             28               28
        KELOWNA FLIGHTCRAFT AIRCHARTER         8              9               17
        KITTY HAWK                             0             10               10
        KIWI                                   0             15               15
        MEXICANA                               0             22               22
        NORTHWEST                              0             45               45
        RYAN INTERNATIONAL                    25              9               34
        SUN COUNTRY                            0             10               10
        TWA                                    7             39               46
        UNITED                                 0             77               77
        UPS                                   44              8               52
        USAIR SHUTTLE                          0             11               11

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The following chart shows the delivery chronology for those 727s which are still in service:

                         727 DELIVERIES (DECEMBER 1996)

                                        727-100         727-200
                                        -------         -------
                    1963                   2
                    1964                  39               2
                    1965                  70               2
                    1966                  99
                    1967                 128
                    1968                  38              47
                    1969                   9              77
                    1970                  11              30
                    1971                  10              19
                    1972                   2              32
                    1973                                  89
                    1974                                  86
                    1975                                  88
                    1976                   1              60
                    1977                                  65
                    1978                                 117
                    1979                                 133
                    1980                   1             131
                    1981                   3              92
                    1982                                  25
                    1983                                  11
                    1984                                   8

With regard to noise compliance, there have been several programs which allow 727s to conform to Stage 3/Chapter 3 noise regulations. FedEx offers a lightweight hushkit for 727-100s and -200s with JT8D-7 and -9 engines and maximum takeoff weights up to 178,400 pounds. The lightweight kits add approximately 500 pounds to the aircraft with little discernible effect on fuel burn. List prices for the -100 and -200 kits are about $1.9 million and $2 million, respectively, plus 800-1,000 man hours for installation. Heavyweight kits are available for -200s with -9, -15 and -17 engines up to 204,500 pounds maximum takeoff weight at list prices of $2.6-2.8 million plus about 4,000 man hours for installation. The heavyweight kit adds 900-1,200 pounds to the aircraft's weight, requires some structural strengthening and causes a small fuel burn penalty on shorter stage lengths. As of January 1997, 587 shipsets had been ordered and 275 had been delivered.

There have been two Stage 3 re-engining programs for the 727. During the late 1980s and early 1990s, Valsan offered a program in which the outboard engines were replaced by JT8D-217C engines and the center engine was acoustically treated for a net cost of $8-9 million. Valsan is no longer active but we understand that the program's STC is still valid and has been purchased by Rohr. We are aware of about a dozen and a half 727s, 11 of them with FedEx, which underwent this program. In addition, 51 airplanes were fitted with Tay engines, 46 of which are in service with UPS.

Boeing 727-200/200Advanced Market and Availability
The Boeing 727-200, originally designed to be the 150-seat, mid-range workhorse of the North American market, became an extremely successful airplane with over 1,250 delivered and has been in service over a span of 4 decades. This long production run with build specifications that improved over time, the large population of airplanes still in service and the 727-200's status as an early technology jetliner all contribute to what GRAS views as a stratified market with a mixed future value outlook for 727-200s. Boeing 727s are readily convertible for passenger to freighter configuration, consequently market conditions for both aircraft types tend parallel each other.

Given this continuum from old to young and keeping in mind that age, build specification and condition are major value determinants, GRAS's opinion of the 727-200 series from a financier's risk viewpoint is

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as follows:

        Positives

        - Very large population still in service with an extremely large operator base.

        - Still well-placed for its mission, that is, as a 150-seat medium range jetliner.

        - Relatively low to very low capital cost.

        - Proven as a freight conversion, with almost 15% of -200s operating as freighters.

        Negatives

        - High operating costs as old technology airplanes with 3 engines, 3 pilots and aging aircraft requirements.

        - Fuel thirsty trijet.

        - Noisy but can be quieted at a cost.

        - Geographically heavily concentrated in North America with non-addition rules prohibiting unhushkitted export to Europe and Australia.

        - For after market 727 freighter conversions, likely near term regulatory actions may reduce the utility and impact values until engineering fixes can be developed as discussed in the Aircraft Values section above.


The market for younger 727s, those built since the late 1970s with improved build standards (and therefore reduced aging aircraft cost exposure), has reached a very firm state and GRAS expects those airplanes to retain their utility and show average to good value retention over the foreseeable future. Very few of these airplanes are currently available in the market. The oldest 727s, which began production in the late 1960s, have or are reaching the final stages of their economic lives as passenger airplanes. While the market today for most narrowbody airplanes ranges from good to very strong, we believe these old 727s, many of which are already in storage, will either be officially retired over the near term or will be converted to freight. These older aircraft will exhibit weak future value retention. There is a middle group of 727s which we consider "swing" airplanes, those that are on the margin in the economic sense. As chronologically and technologically older airplanes, they suffer from high operating costs because of their age and 3-engine/3-pilot configuration and they are noisy. At the same time, they are well-priced now and as 150-seat medium range airplanes, are well-matched to today's route structure requirements. The paucity of other good-quality narrowbodies has renewed demand for them. We believe that they will exhibit reasonable value retention as long as demand for narrowbody airplanes remains firm, but will be among the first to suffer a fairly rapid decline in both utility and value when any of a number of factors occur such as a softening in traffic growth, a sharp increase in fuel prices, introduction of new aging aircraft regulations, tightening of noise rules beyond Stage 3/Chapter 3, etc.

The narrowbody surplus of aircraft during the early 1990s heavily impacted the
727. Between early 1990 and early 1991, the number of available 727s increased six-fold and by early 1994, 338 727s of all types were in storage. As the narrowbody market has improved, so has the 727 market. The number of stored and available airplanes has been declining since the latter half of 1994 as the chart below indicates. In February 1997, about 150 727s of all types were parked, many of them quite old, and two dozen 727-200/200As were publicly available for sale or lease. Of those airplanes, 15 were -200nonAdvanced models, the youngest of which was built in 1969. There were eight -200A passenger airplanes available built between 1973 and 1981 and one Valsan aircraft. No 727-200Fs were publicly available. As narrowbody demand has picked up, good Stage 3 aircraft were the first to return to service and very few of them are now available. Interest in well-maintained twin-engine 2-pilot Stage 2 narrowbodies such as DC-9s and 737s has been strong and availability is now low in that market segment. As the supply of

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
those airplanes has dwindled, the continuing demand for lift has pulled up demand and prices for the 3-engine, 3-pilot 727s.

727s PARKED AND AVAILABLE

                Parked:        200
                All 727s       Available
 1-90                            28
 2-90                            26
 3-90                            35
 4-90                            22
 5-90                            25
 6-90                            38
 7-90                            64
 8-90                            74
 9-90                            79
10-90                            85
11-90                            85
12-90                            86
 1-91                            96
 2-91                           168
 3-91                           168
 4-91                           127
 5-91                           132
 6-91                           131
 7-91                           141
 8-91                           130
 9-91                           142
10-91                           150
11-91                           155
12-91                           162
 1-92                           132
 2-92                           137
 3-92           210             146
 4-92           229             144
 5-92           209             141
 6-92           206             142
 7-92           205             140
 8-92           225             116
 9-92           225             105
10-92           226             106
11-92           237             129
12-92           267             122
 1-93           265             109
 2-93           273             109
 3-93           281              97
 4-93           277              98
 5-93           274             106
 6-93           279              95
 7-93           288              95
 8-93           302             104
 9-93           301             116
10-93           314             117
11-93           304             119
12-93           329             114
 1-94           338             109
 2-94           325             108
 3-94           338              94
 4-94           335             101
 5-94           333             103
 6-94           331             105
 7-94           335              93
 8-94           326              93
 9-94           330              95
10-94           332              98
11-94           316              96
12-94           275              78
 1-95           276              71
 2-95           263              70
 3-95           250              65
 4-95           231              58
 5-95           223              57
 6-95           214              44
 7-95           222              51
 8-95           216              50
 9-95           197              59
10-95           193              58
11-95           209              59
12-95           196              57
 1-96           196              57
 2-96           195              60
 3-96           178              54
 4-96           174              45
 5-96           173              34
 6-96           165              22
 7-96           159              21
 8-96           160              25
 9-96           158              27
10-96           155              27
11-96           147              25
12-96           149              27
 1-97           149              30
 2-97                            24

Short- to medium-term signals are somewhat mixed as different carriers take different approaches to their fleets. For example, Northwest announced early in 1996 that it would be hushkitting 20 of its 727-200s and they, Delta and ATA had been showing interest in purchasing 727s. In July 1996, Continental announced that it had reached agreement with Boeing on the restructuring of its already-outstanding order and with the delivery of new 737-700/800s and 757s over the next 5 years, would be retiring all of its remaining 727s. GRAS believes that the shortage of quality narrowbody airliners will continue to drive 727 values.

During the last year, a period when good 727 values have been climbing, asking prices have ranged from below $1 million for an aircraft which required extensive maintenance to almost $7 million for a late model aircraft equipped with JT8D-17R engines. There have been few late model passenger 727s available for sale (as of February 1997, only four-200As were available of 1979 or younger build) and consequently most transactions have involved older vintage and freighter aircraft. On the low end of the spectrum, a 1969 built -200 was sold in late 1995 to an undisclosed buyer for $750,000. As of February 1997, four 1968-1969 -200nonAdvanced hushkitted airplanes were for sale with asking prices of $5.8 million each. A recent upper end transaction involved the sale of a 1981 ex-Carnival aircraft requiring C and D checks and interior work to American Trans Air for a reported purchase price of $3 million. A late 1970s model sold for cash in the third quarter of 1996 for slightly over $4 million. GRAS is also aware of a small package of late model -15 powered -200s priced at somewhat under $4 million each before hushkitting. A group of five ex-Ansett -200As (one 1979 and four 1981s) have been available since late 1996. They are high gross weight airplanes with -15 engines and have extra fuel capacity. Two of the 1981s recently sold for prices believed to be in the upper $4 million range. Asking price on the 1979 airplane is $4.8 million and $5.3 million for the 1981 models. Rental rates for unhushed -200As have been in the $45,000-50,000 range for -9A powered airplanes, $75,000-85,000 for -15 aircraft and $80,000-100,000 for -17 powered aircraft.

U.S. regulations require the complete phaseout of Stage 2 aircraft by the end of 1999 and the import of non-Stage 3/Chapter 3 airplanes into Europe and Australia is prohibited. Thus the geographic scope of



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                                     B-3-14
exporting unhushed 727s is limited. The only current 727 hushkitting program is FedEx's as noted in the section above. Those hushkits are available for 727s with maximum takeoff weights of up to 204,500 pounds. As of January 1997, FedEx kits have been installed on 275 727s of all types.

COMMERCIAL JET MARKET OVERVIEW

The General Situation
GRAS continually tracks the variables which influence aircraft value, utility and market acceptance. These include economic conditions, airlines' and manufacturers' activities, capital availability, regulatory and environmental matters and details regarding the airplanes themselves. For ease of analysis, we view these factors in terms of their effects on airliner supply and demand.

With regard to airliner demand, world and regional economic conditions are major drivers of passenger traffic and therefore demand for capacity. During the economic weakness of the early 1990s, traffic growth softened at the same time that record numbers of new aircraft deliveries were being made as a result of the economic boom of the late 1980s. The result was a vast oversupply of jetliners; at one point, almost 10% of the jetliner fleet was in storage. As economic conditions have improved, so has the airline business. During 1994-1996, world traffic grew substantially, about 25%, and exceeded capacity growth (up about 17% during the period). ICAO reported that revenue passenger kilometers in 1996 rose 7% over 1995, freight grew 5% and average load factor was 68%. During the first 9 months of 1996, U.S. majors traffic grew 6.5% while capacity was up only about 2.4%. Load factors have risen to record levels during the period and in the summer of 1996 exceeded 80% for some carriers. The trend in yields has been positive since early 1995 although yield improvements slowed somewhat in the latter part of 1996.

As traffic grew, carriers were reluctant to place new orders, especially in the U.S. They increased aircraft utilization, returned parked aircraft to service and deferred retiring aging workhorses such as the DC-9-30. The order spigot finally opened in 1995 after 4 years of very low new order volume and, as discussed below, the flow of orders reached a high volume in 1996.

In addition to economic conditions, there has been a basic change in the operating philosophy of the airlines themselves. There is a somewhat reduced focus on market share and liberalization in Europe is moving ahead. Airlines are likely to continue their focus on improving financial performance and preparing in terms of costs, marketing, fleet capacity and revenue management for ever increasing competition. These factors will continue to drive airlines' demand for aircraft, type selection and fleet mix as fleet planners try to get the most efficient match between aircraft types, routes and schedules.

As always, there are uncertainties influencing aircraft demand. With respect to the airlines, a number of labor contracts are up for negotiation during 1997 and fuel prices have been rising. While most forecasts assume steady economic growth, in reality it is never as smooth as predicted. Among other things, political and economic volatility in emerging areas such as China (for which high growth and aircraft demand are forecast) and the CIS will have their effects on aircraft demand. Carriers will continue to seek maximum flexibility and minimum financial exposure in ordering new aircraft even as demand for lift is building. A strong indication of this is American's order from Boeing in late 1996 which incorporated purchase rights that give known purchase prices and the ability to order narrowbodies with 15 months notice and widebodies with 18 months notice. There is also the possibility that continuing regulatory scrutiny of start-up and low cost operators will put a crimp in the demand for used narrowbodies.

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                                     B-3-15

The dynamics of the airliner supply situation are also in a state of flux. As the chart below indicates, new aircraft orders fell abruptly during the first half of the 1990s to 347 new orders in 1995, increased to almost 700 in 1995 and again sharply in 1996 to over 1,200. There is a question as to whether all those orders will materialize; the American order is currently in limbo pending the outcome of its pilots union negotiations and USAir has not confirmed its large order with Airbus. These two orders account for about one-sixth of 1996 orders. In the face of this surge, manufacturers are increasing production rates dramatically. Airbus delivered 126 jetliners in 1996, plans to increase 1997 production by 45% to 183 aircraft and in 1998 to 220 airplanes. During 1996, Boeing hired about 18,000 new workers and made a series of announcements regarding production rate increases. In December 1996, it announced that it planned to increase its then-current rate of 22.5 aircraft per month to 40 per month by the end of 1997, slightly over its record production rate of 39.5 in 1992. Its planned acquisition of McDonnell Douglas will boost its engineering and production capabilities substantially.

JETLINER ORDERS, DELIVERIES AND RETIREMENTS

        Orders          Deliveries      Retirements
        ------          ----------      -----------
1960      231           255               5
1961      192           208               5
1962       91           171               8
1963      166           100              10
1964      272           206              10
1965      753           285              10
1966      685           402              17
1967      505           524              24
1968      500           732              28
1969      248           566              20
1970      226           330              26
1971      187           252              21
1972      296           225              37
1973      299           304              54
1974      274           353              58
1975      199           315              60
1976      234           267              84
1977      348           208              64
1978      666           276              59
1979      530           408              47
1980      393           439              88
1981      270           432             130
1982      183           287             128
1983      272           319             149
1984      361           265             120
1985      680           346              82
1986      618           394              46
1987      626           419              37
1988    1,009           512              45
1989    1,356           564              59
1990      885           671              54
1991      445           829              91
1992      458           787             134
1993      406           650             118
1994      347           520             140
1995      694           483             142
1996    1,239           496

As a result of this order and delivery activity, the order backlog fell from a historical high of almost 3,100 jetliners at the end of the 1980s to about 2,100 by mid-1996 and has started rising as the following chart indicates:











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                                     B-3-16

                        JETLINER BACKLOG BY MANUFACTURER


              March 1996    June 1996   September 1996   December 1996
              ----------    ---------   --------------   -------------
Airbus          603           656         729               728

AI(R)            35            26          24                32

Boeing        1,196         1,122       1,265             1,347

BRAD             44            36          44                34

Douglas         207           203         237               190

Embr              0            18          45                44

Fokker           52            46          46                 6

THE NARROWBODY SECTOR
In terms of values and availability during the last 2 years, the narrowbody market has firmed significantly. Airline traffic has been growing, capacity has been lagging and yields have been good. The number of parked airplanes has fallen and lease rental rates have risen substantially. Order books are filled, Fokker is literally manufacturing its final airplane and Douglas production lines may wind down. While the picture is still cloudy, we think it unlikely that the Boeing-McDonnell Douglas combination will have any pronounced effects on DC-9 and MD-80 values. There is a large population of both types; they should continue to have good utility and product support from Douglas should no longer be a question. However, future prospects for the MD-90, which has a very limited population and order book, and the MD-95 are very uncertain. We believe that narrowbody market conditions should remain good over the near to medium term and that the second half of the 1990s should be highly competitive as new aircraft models such as the A-319, A321-200 and next generation of 737s come to market. The important question here is whether sufficient traffic will materialize to fill all the new airplanes now on order.

At the end of 1988, there were about 140 narrowbodies available for sale or lease worldwide. By early 1991, the second Continental bankruptcy and liquidation of Eastern were under way and that number had quintupled, peaking at 730 airplanes which was a very high 9% of the narrowbody fleet. Since that time, availability has been dropping steadily, particularly since mid-1994. As of February 1997, about 125 narrowbodies were publicly available for sale or lease, about 1.5% of the narrowbody fleet, which we believe indicates a firm overall market. Only about 25 modern technology Stage 3 airplanes were available which indicates very firm conditions. DC-9-30s and 737-200As in good condition have also been popular and many of the BAe-146s which had been parked are now back in service. Of the available Stage 2 narrowbodies, a majority of them are at least 20 years old. As of February 1997, ValuJet's restart and the sale of some of its fleet do not appear to have had a material effect on narrowbody values.






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February 26, 1997



                                     B-3-17

NARROWBODIES PARKED AND AVAILABLE

                 AVAILABLE      PARKED
 1-90           288
 2-90           256
 3-90           393
 4-90           321
 5-90           302
 6-90           339
 7-90           402
 8-90           379
 9-90           381
10-90           390
11-90           393
12-90           465
 1-91           486
 2-91           730
 3-91           730
 4-91           696
 5-91           688
 6-91           719
 7-91           720
 8-91           666
 9-91           682
10-91           638
11-91           599
12-91           601
 1-92           571
 2-92           595
 3-92           590             725
 4-92           566             732
 5-92           542             701
 6-92           552             671
 7-92           533             668
 8-92           522             684
 9-92           503             687
10-92           499             708
11-92           520             727
12-92           507             843
 1-93           508             844
 2-93           532             859
 3-93           533             866
 4-93           522             874
 5-93           539             866
 6-93           503             844
 7-93           494             851
 8-93           500             880
 9-93           511             884
10-93           492             898
11-93           499             876
12-93           492             899
 1-94           473             894
 2-94           476             881
 3-94           455             878
 4-94           491             866
 5-94           482             843
 6-94           420             829
 7-94           446             809
 8-94           446             776
 9-94           448             777
10-94           428             774
11-94           407             744
12-94           361             701
 1-95           329             681
 2-95           331             669
 3-95           316             644
 4-95           320             619
 5-95           325             587
 6-95           314             556
 7-95           323             542
 8-95           280             538
 9-95           314             508
10-95           302             503
11-95           299             500
12-95           286             475
 1-96           287             463
 2-96           305             466
 3-96           263             460
 4-96           260             459
 5-96           180             469
 6-96           166             437
 7-96           148             413
 8-96           155             409
 9-96           157             410
10-96           160             403
11-96           158             397
12-96           163             412
 1-97           138             445
 2-97           124

As the chart below shows, the number of narrowbody jetliners in storage peaked in late 1993 at almost 900 airplanes. By January 1997, that number had dropped to about 450 airplanes, over a third of which were Boeing 727s. Many of these airplanes are unlikely to return to service except in the case of a real shortage of lift.

Near-term Perspective
GRAS believes that the late 1990s should be a time of improvement as we move along the up side of the aircraft cycle. There is likely to be at least reasonable economic and traffic growth through the end of the century. The supply of used aircraft has largely evaporated, operating lease rates are up and order growth has been very strong in 1995 and 1996. The narrowbody market will remain active. In North America, frequencies will continue to be important and as liberalization proceeds in Europe increased frequencies will probably become increasingly important. The market for intermediate and large twins will be strong, especially as the trans- and intra-Pacific long haul markets grow. They provide good flexibility on inter-regional and international routes; they allow carriers to fly from hubs where they control traffic feed, avoid crowded traditional gateways like JFK and offer good economies on thinner routes and to secondary cities. We expect this class of aircraft to increasingly supplant 3-engine passenger airplanes and the early 4-engine widebodies. Big widebodies will continue to play their important role on long haul, dense routes.

Even in the glow of an improving market, there are several factors to watch:

      - There have been very large orders placed in 1995 and 1996 and manufacturers are speeding up production sharply. If traffic does not grow as projected, this could ultimately lead to a surplus of airplanes.

      - ValuJet's restart appears to be plagued with the unfortunate combination of low fares, low load factors and the inability to expand rapidly. To date, their situation does not appear to have materially affected used narrowbody prices, but the situation bears observation.

      - Fuel costs have risen, a number of airline labor contracts are up for renewal in 1997 and many carriers' cost trends are up rather than down.

      - With respect to new aircraft price increases, two opposing forces are in play. Even with the apparent demise of Fokker and the likely withdrawal of Douglas from the market over time, there is still fierce sales competition between Boeing and Airbus and airlines continue to complain about new aircraft prices. This will tend to keep prices in check. At the same time, order books are filling rapidly, which can ultimately lead to reduced airliner price discounts. GRAS believes that price increases will probably be moderate over the foreseeable future.



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February 26, 1997


                                     B-3-18

A final caveat. In former times, the choice of narrowbodies was primarily among DC-9s, 727s and 737s and among widebodies the 747, DC-10 and L-1011. GRAS believes airline planners will continue to fine tune aircraft types and sizes to match their routes and manufacturers are introducing an increasing number of jetliner models and variants to meet this need. In the next few years, there will likely be six models of 737s in production, three versions each of the A340 and 777 and Airbus is studying the A3XX. This proliferation of new aircraft variants is going to make it more difficult, and far more important, for those who take residual and/or asset risk in aircraft to determine which airplanes will provide the value retention they need.


COVENANTS
---------

GRAS hereby consents to the use of the report and its name in Client's Information Statement which may be filed with the Securities and Exchange Commission.

In accordance with ISTAT's Principles of Appraisal Practice and Code of Ethics, this desktop valuation has been prepared for the exclusive use of Client; GRAS will not provide this report to any other party without the express consent of Client. GRAS has no present or contemplated interest in the subject equipment or any similar equipment nor does it have any other interest which might tend to prevent it making a fair and unbiased appraisal.

This report fairly represents GRAS's opinion of the subject equipment's value. In reaching our value opinions, we have relied upon information provided to us by Client. We do not assume responsibility or legal liability for any actions taken, or not taken, by Client or other parties with regard to the equipment. By accepting this desktop valuation, all parties agree that GRAS shall bear no such responsibility or legal liability including liability for special or consequential damages.

                              /s/ FRED J. KLEIN

                                  Fred J. Klein



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AIRLEASE MANAGEMENT SERVICES, INC.
February 26, 1997


                                     B-3-19

GRA Aviation Specialists, Inc.

                                COMPANY PROFILE

Although the newest members of the GRA group, GRA Aviation Specialists' principals Fred Klein, Richard Barlow and Bob Zuskin are well-known in the aviation and financial industries. They were formerly the Vice President -- Valuations and two appraisers out of Avitas's four-person Appraisal Department where they were responsible for appraising several billion dollars of jetliners, commuter aircraft, corporate airplanes, engines and simulators. They have extensive practical aviation industry experience in such areas as finance, asset management, airframe and engine maintenance and market analysis. GRA Aviation Specialists (GRAS) provides its clients with premium quality services at very cost effective prices.

Messrs. Klein, Barlow and Zuskin joined with GRA, Incorporated (GRA) in forming GRA Aviation Specialists in order to extend GRA's reach into the financial sector of the aviation business. GRAS's principals, all veteran aircraft appraisers and market analysts, have practical experience in the asset-based finance, airline and corporate aircraft industries which allows them to provide pragmatic advice and counsel to their clients who include banks, lessors, manufacturers, arrangers, airlines and legal counsel. Services include:

        o Appraisals and inspections of jet, commuter and corporate airplanes, engines and simulators

        o Quantifying risk in such areas as residual values and return provisions

        o Analysis of general aviation markets as well as specific aircraft types/markets

        o Advising clients in understanding, drafting and negotiating aircraft leases and loans

        o THE GUIDE, a reference book with jetliner values, specifications and demographics

GRAS's staff is widely recognized for its extensive aviation industry experience and for its ability to translate that expertise into effective advice for its clients. Fred Klein has over 20 years experience in the transportation equipment finance industry in asset management, marketing, credit and problem deal workouts. He was previously Chief Appraiser and Vice President - Marketing at Avitas. Richard Barlow has over a dozen years of technical and appraisal experience, holds an FAA A&P license and was formerly Avitas's Manager - Aircraft Valuations. Bob Zuskin has 17 years in the corporate aircraft industry and is exceptionally knowledgeable about corporate airplanes. He was formerly Avitas's Senior Value Analyst and Manager - Corporate Aircraft Consulting.

In addition to its own in-house experience, GRAS has immediate access to the knowledge and extensive data resources of the GRA, Incorporated staff with whom they have worked on a number of joint projects. GRA is a transportation consulting firm founded in 1972 as Gellman Research Associates. They are financial and economic specialists who are particularly active in the areas of strategic planning and analysis, public policy and regulatory matters and do much of their work in the government and airline sectors. They have been involved in airline privatizations, worked on behalf of creditors' committees, have helped international carriers evaluate potential investments in U.S. carriers and perform extensive on-going work for the FAA. GRA is also active in the rail industry as a consultant and expert appraiser of rail equipment. In addition to its highly qualified staff, GRA has an extensive in-house library, a full-time research librarian and on-line access to transportation data bases at Princeton, Northwestern University and Berkeley.

----------------------------------
Airlease Management Services, Inc.
February 26, 1997



                                     B-3-20

GRA Aviation Specialists, Inc.

                            PRINCIPALS' BACKGROUNDS

FRANK BERARDINO, PRESIDENT OF GRA, INCORPORATED AND CHAIRMAN OF GRA AVIATION
SPECIALISTS: With 20 years of professional consulting experience, he specializes in strategic and economic matters in the aviation industry; many of his assignments involve financial transactions. He has directed several airline acquisition, divestiture and privatization engagements for major carriers in the U.S., Europe and Asia. Mr. Berardino has also testified as an expert witness in legal and regulatory proceedings. He is a member of the American Economic Association, the Transportation Research Forum, the National Business
Economists and the Transportation Public Utilities Group. Mr. Berardino holds a BA in economics from Kenyon College and an MA in economics from the University of Pittsburgh.

FRED KLEIN, PRESIDENT: Seven years with Avitas as Vice President - Valuations and Vice President - Marketing. He spent the previous 14 years with Greyhound Financial Corporation, where he worked in all phases of the asset finance business including senior positions in asset management, marketing, credit and problem solving. In addition to working in Greyhound's U.S. and Canadian operations, he also held postings with the company's overseas joint ventures in Tokyo and Switzerland which were extensively involved in aircraft and ship financing. he holds a BA in economics from Dartmouth College and an MBA in finance from the University of North Carolina.

RICHARD BARLOW, DIRECTOR - VALUATIONS: Five years with Avitas as Manager - Asset Valuations and Technical Auditor. He has an additional eight years technical aviation experience in maintenance, quality assurance and supervisory positions with Page AvJet, Airwork, Emerald Airlines and the U.S. Army. Mr. Barlow attended Embry-Riddle Aeronautical University and holds an FAA Airframe & Powerplant license.

ROBERT ZUSKIN, DIRECTOR - RESEARCH: Three years with Avitas as Manager - Corporate Aviation and Senior Value Analyst. Mr. Zuskin also spent 14 years in research and management positions as Director of Market Research with AMR Aircraft Sales, Vice President of Boston JetSearch and Director of Market Research at U.S. Aircraft Sales. He holds a BS from American University.

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                                     B-3-21

                                                                       EXHIBIT C

                              SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

     This Second Amendment to Amended and Restated Agreement of Limited Partnership of Airlease Ltd., A California Limited Partnership (this
"Amendment"), is made and entered into as of the [          day of December],
1997.

     WHEREAS, the Partners previously entered into an Amended and Restated Agreement of Limited Partnership dated as of October 10, 1986, as amended on December 12, 1988 (the "Original Partnership Agreement");

     WHEREAS, the Partners desire to amend the Original Partnership Agreement as specified in this Amendment; and

     WHEREAS, Article 18 of the Original Partnership Agreement provides that it may be amended if certain conditions are satisfied, and all such conditions have been satisfied with respect to this Amendment;

     NOW, THEREFORE, for and in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

     1. Defined Terms. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Original Partnership Agreement, as amended by this Amendment.

     2. Deletion of "Assignee." The General Partner shall be authorized to delete the definition of "Assignee" from Article 1 of the Agreement and to delete all references in the Agreement to any "Assignee," which term shall then be of no further force and effect.

     3. "Transfer Application." The General Partner shall be authorized to delete the definition of "Transfer Application" included in Article 1 of the Agreement and to replace it in its entirety with the following definition:

          Transfer Application: An application and agreement for transfer of Depositary Units in the form set forth on the back of the Depositary Receipt or in a form substantially to the same effect in a separate instrument by which (a) a proposed transferee of Depositary Units requests admission to the Partnership as a Substituted Limited Partner, agrees to be bound by the terms and conditions of this Agreement and the Depositary Agreement, grants a power of attorney to the General Partner pursuant to
     Article 17, and represents and warrants to the Partnership that he is a United States Citizen or Resident Alien and (b) a proposed transferee of Depositary Units makes representations regarding the manner of transfer of such Depositary Units as the General Partner deems necessary to avoid taxation of the Partnership as a corporation for federal income tax purposes. The form and content of the Transfer Application may be changed from time to time in the sole discretion of the General Partner.

     4. Amendment of Section 3.3(B). The General Partner shall be authorized to delete Sections 3.3(B)(1) and 3.3(B)(2) of the Agreement in their entirety and to replace them with the following Section 3.3(B), to read in its entirety as follows:

          (B) After December 31, 1997, all Cash Available From Sale or Refinancing shall be distributed pursuant to Section 10.3(C), provided that if the General Partner determines that it would be in the Partnership's best interest, Cash Available From Sale or Refinancing may be used to repay indebtedness.

     5. Amendment of Section 4.1(ff). The General Partner shall be authorized to delete Section 4.1(ff) of the Agreement in its entirety and to replace it with the following Section 4.1(ff) to read in its entirety as follows:

          (ff) To sell any and all Partnership Assets on terms and conditions determined by the General Partner, including a sale of all or substantially all of the Partnership Assets.

     6. Amendment to end of Section 4.1. The General Partner shall be authorized to add a new Section 4.1(ii) to the end of Section 4.1, to read in its entirety as follows:

          (ii) To impose such restrictions on the transfer of Units as the General Partner deems necessary or appropriate to prevent the Partnership from being taxed as a corporation for federal income tax purposes.

     7. Amendment of Section 7.9(A)(2). The General Partner shall be authorized to delete Section 7.9(A)(2) of the Agreement in its entirety and to replace it with the following Section 7.9(A)(2) to read in its entirety as follows:

          (2) Dissolution, discontinuation, or material alteration of the business of the Partnership, provided that no approval is required for dissolution following the sale of all or substantially all of the Partnership Assets;

     8. Amendment of Section 10.3.

        a. The General Partner shall be authorized to delete Section 10.3(B) of the Agreement in its entirety.

        b. The General Partner shall be authorized to delete Section 10.3(C) of the Agreement in its entirety and to replace it with the following Section 10.3(C) to read in its entirety as follows:

          (C) After December 31, 1997, subject to Section 3.3(B), any Cash Available From Sale or Refinancing shall be distributed 99% to the Unitholders and 1% to the General Partner.

     9. Changes to Transfer Provisions in Article 13.

        a. The General Partner shall be authorized to delete Section 13.4(B) of the Agreement in its entirety and to replace it with the following Section 13.4(B) to read in its entirety as follows:

          (B) A transferee who has completed and delivered a Transfer Application shall be deemed (i) to have agreed to be bound by the terms and conditions of the Depositary Agreement and the Depositary Receipt, (ii) to have requested admission as a Substituted Limited Partner with respect to the Units transferred, (iii) to have agreed to comply with and be bound by this Agreement, whether or not such transferee is admitted as a Substituted Limited Partner and to execute any document that the General Partner may reasonably require to be executed in connection with the transfer or with the admission of such transferee as a Substituted Limited Partner pursuant to Article 14 with respect to the Depositary Units transferred, (iv) to have represented and warranted that such transferee is a United States Citizen or Resident Alien and has authority to enter into the Depositary Agreement and this Agreement, (v) to have made representations regarding the manner of transfer of such Depositary Units as the General Partner deems necessary to avoid taxation of the Partnership as a corporation for federal income tax purposes, (vi) to have appointed the General Partner his attorney-in-fact to execute any document that the General Partner may deem necessary or appropriate to be executed in connection with the transfer and/or his admission as a Substituted Limited Partner with respect to the Depositary Units transferred, (vii) to have given the power of attorney set forth in Article 17, and (viii) to have given the consents and waivers contained in this Agreement. Unless and until admitted as a Substituted Limited Partner pursuant to Article 14 with respect to Depositary Units transferred pursuant to this Section 13.4, no transferee shall have any rights with respect to the Partnership. Except as specifically provided in this Agreement, a transferee shall not be treated as or have the rights of a Limited Partner.

        b. The General Partner shall be authorized to delete Section 13.4(E) of the Agreement in its entirety and to replace it with the following Section 13.4(E) to read in its entirety as follows:

          (E) Any holder of a Unit or a Depositary Receipt (including a transferee thereof conclusively shall be deemed to have agreed to comply with and be bound by all terms and conditions of this Agreement, with the same effect as if such holder had executed a Transfer Application, whether or not such holder in fact has executed such a Transfer Application.

     10. Changes to Partner Admission Procedures in Article 14. The General Partner shall be authorized to delete Section 14.1(A) of the Agreement in its entirety and to replace it with the following Section 14.1(A) to read in its entirety as follows:

          (A) Any person shall have the right to request admission as a Substituted Limited Partner subject to the conditions of and in the manner permitted by the terms of this Agreement. By transfer of a Depositary Receipt, the transferor is deemed to have given the transferee the right to request admission as a Substituted Limited Partner subject to the conditions of and in the manner permitted under this Agreement. Each transferee of a Depository Receipt (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder, or an agent of any of the foregoing, acquiring such Depositary Unit for the account of another Person) shall apply to become a Substituted Limited Partner with respect to Depositary Units transferred to such Person by executing and delivering a Transfer Application at the time of such transfer. Such transferee shall become a Substituted Limited Partner with respect to Depositary Units transferred at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's sole discretion. Unless the Depositary is notified to the contrary, the General Partner shall be deemed to have given its consent to the admission of a transferee as a Substituted Limited Partner, and such admission shall be effective, at and from the close of business on the last business day of the calendar month in which a properly executed Transfer Application is received by a Transfer Agent.

     11. Exhibit 1 to the Agreement. The General Partner shall be authorized to amend the form of Transfer Application included in Exhibit 1 to the Agreement by replacing it with Attachment 1 hereto. The General Partner shall be authorized to change the form and content of Attachment 1 from time to time in its sole discretion.

     12. Authority of General Partner to Take Certain Action. The General Partner shall be authorized to make any or all of the foregoing amendments. In addition, if any amendment or proposed amendment to partnership tax law is enacted or pending, the General Partner is authorized to take such other actions (including amending the Agreement or any amendment thereto) which the General Partner determines are in the best interests of the Partnership and the Limited Partners and which are consistent with the intent of the Restrictions on Unit Transferability and Portfolio Runoff, as defined in the Consent Solicitation Statement dated June , 1997 in light of any change or proposed change in partnership tax law from the law in existence on June 1, 1997. Without limiting the authority of the General Partner, the General Partner is authorized to further amend the Agreement and to take any other action necessary or appropriate to carry out the intent of the foregoing provisions of this Amendment.

     13. Agreement in Full Force and Effect. Except as amended hereby, the Agreement shall continue in full force and effect.

     14. Governing Law. This Amendment shall be governed by and construed under the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

                                          GENERAL PARTNER:

                                          AIRLEASE MANAGEMENT SERVICES, INC.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          LIMITED PARTNERS (pursuant to
                                          powers-of-attorney to the General
                                          Partner)

                                                                    Attachment 1

     NO ASSIGNMENT OF THE DEPOSITARY UNITS EVIDENCED BY A DEPOSITARY RECEIPT WILL BE REGISTERED ON THE BOOKS OF THE DEPOSITARY OR OF AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP (THE "PARTNERSHIP"), UNLESS AN APPLICATION FOR TRANSFER OF DEPOSITARY UNITS HAS BEEN EXECUTED BY A TRANSFEREE WHO CERTIFIES THAT THE TRANSFEREE, AND IF THE TRANSFEREE IS HOLDING A DEPOSITARY UNIT FOR ANOTHER PERSON, THAT TO THE BEST KNOWLEDGE OF THE TRANSFEREE SUCH OTHER PERSON, IS A UNITED STATES CITIZEN OR RESIDENT ALIEN (AS THOSE TERMS ARE DEFINED IN THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP), ON THE FORM OF APPLICATION SET FORTH BELOW.

                  APPLICATION FOR TRANSFER OF DEPOSITARY UNITS

     The undersigned ("Applicant") hereby applies for transfer to the name of the Applicant of the Depositary Units evidenced by a Depositary Receipt and hereby certifies to Airlease Ltd., A California Limited Partnership (the "Partnership"), and the Depositary that the Applicant (including, to the best of Applicant's knowledge, any person for whom the Applicant will hold the Depositary Units) is a United States Citizen or Resident Alien (as those terms are defined in the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement")).

     The Applicant further certifies to the Partnership that:

     (Check one)

        ----  (a) The Applicant has acquired the Depositary Units by a "transfer not involving trading" within the meaning of Internal Revenue Service Notice 88-75.
        ----
              (b) The Applicant has acquired the Depositary Units in compliance with the "two percent"
              safe harbor described in Internal Revenue Service Notice 88-75.
        ----
              (c) The Applicant has acquired the Depositary Units in a qualified "matching service"
              transaction described in Internal Revenue Service Notice 88-75.

THE TRANSFER OF DEPOSITARY UNITS PURSUANT TO THIS TRANSFER APPLICATION IS SUBJECT TO A DETERMINATION BY THE GENERAL PARTNER IN ITS SOLE DISCRETION THAT SUCH TRANSFER WAS MADE IN ACCORDANCE WITH INTERNAL REVENUE SERVICE NOTICE 88-75 AND WILL NOT CAUSE THE AGGREGATE PERCENTAGE OF DEPOSITARY UNITS TRANSFERRED DURING THE CALENDAR YEAR TO EXCEED THE ALLOWABLE AMOUNT OR OTHERWISE CAUSE THE DEPOSITARY UNITS TO BE TREATED AS TRADED ON AN ESTABLISHED SECURITIES MARKET OR READILY TRADABLE ON A SECONDARY MARKET (OR THE SUBSTANTIAL EQUIVALENT THEREOF) AS DEFINED IN SECTION 7704(B) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

     The Applicant (i) agrees to be bound by the terms and conditions of the Depositary Agreement and the Depositary Receipt, (ii) requests admission as a Substituted Limited Partner in the Partnership and agrees to be bound by the Partnership Agreement, and (iii) appoints the General Partner of the Partnership his attorney to execute, swear to, acknowledge and file any document necessary or appropriate for the Applicant's admission as a Substituted Limited Partner in the Partnership and as a party to the Partnership Agreement, if consent to such admission is given by the General Partner in its sole discretion.

            Dated                  --------------------------------------------------------------------
                                                         Signature of Transferee
                                            (Must Be United States Citizen or Resident Alien)
------------------------------     --------------------------------------------------------------------
   Social Security or other                                 Residence Address
       identifying number
------------------------------
  Purchase Price (including
      Commissions, if any)

Type of Entity (check one):

---- Individual
---- Partnership
---- Corporation
---- Trust
---- Other (Specify)

Nationality (check one):

---- U.S. Citizen or Resident Alien
---- Foreign Corporation or Non-resident Alien

     If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof, or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, the above certification as to any person for whom the Applicant will hold the Depositary Units shall be made to the best of the Applicant's knowledge.

                                      LOGO


     The General Partner of Airlease Ltd., A California Limited Partnership


                                                                   June 24, 1997

Dear Limited Partner,

     Enclosed is a Consent Solicitation Statement which seeks your approval, as a Limited Partner of Airlease, to authorize us, as General Partner of Airlease, to restrict trading of the Units and to stop making new investments in aircraft and to sell aircraft as attractive opportunities arise. If Limited Partners approve and there is no change in tax law, in December 1997 Airlease would cease to be listed on the New York Stock Exchange.

     The reason for this proposal is to avoid an additional tax scheduled to be imposed beginning January 1, 1998. This additional tax would substantially reduce distributions to Limited Partners. Under the present law, there are two ways to avoid the additional tax: first, sell all assets during 1997; second, restrict trading of the Units, which would require delisting from the New York Stock Exchange. Earlier this year we contacted potential purchasers and confirmed that an immediate sale probably would not provide Limited Partners with full value. As a forced sale, an immediate sale likely would result in depressed valuation.

     Delisting the Units from trading on the New York Stock Exchange is the other alternative to avoid the higher level of tax. Unfortunately, the delisting will reduce the liquidity of your investment in Airlease, and this is one of the reasons we are also proposing to stop making new aircraft investments. To shorten the period of time during which you would hold a less liquid investment, we are proposing that we sell aircraft as attractive investment opportunities arise and distribute the net sales proceeds to Limited Partners. This should provide an earlier than originally planned return on your investment. Although we cannot predict when or at what price aircraft will be sold, 85% of the portfolio is scheduled to come off lease within five years. Since its inception Airlease has sold interests in 11 aircraft with each sale being at a gain over book value.

     The other significant factor we reviewed in making the proposal is Airlease's competitive position. As we have been reporting to you, during the past five years Airlease has made only two aircraft investments, both of which were possible because of special circumstances which we believe are unlikely to occur in the future. Airlease's difficulty in making additional investments and the tax which will be imposed in January 1998 are the reasons we are proposing to restrict trading of Units and to stop making new investments.

     Two bills are pending in Congress which, if enacted, would extend the tax benefits for publicly traded partnerships, like Airlease, but would impose a tax on the gross income of partnerships which elect to be covered by this law. Since we can't predict whether or in what form this legislation may be enacted, Airlease needs flexibility to respond to changes in tax law which may be beneficial to the

Limited Partners. For that reason, the proposal also permits us to take other actions which are in the best interests of the Limited Partners.

     The enclosed Consent Solicitation Statement, which we urge you to read carefully, provides information about the proposal, including cash flow projections. These projections include scheduled rental payments and appraisals from outside experts on the values of the aircraft and should help you evaluate the proposal. In addition, we have tried to anticipate some of your questions in the attached few pages.

     We do not make our recommendation lightly or without investment risk of our own. We carefully considered the alternatives and make this recommendation based on our judgment of what is in the best interest of the Limited Partners. In addition to being the General Partner, our parent owns 1,025,000 Units. Based on our recommendation, our parent will vote these Units in favor of the proposal because it also believes the proposal provides the greatest projected return to Limited Partners. We recommend that you also approve the proposal.

     For your vote to count, the consent card must be postmarked by August 28, 1997. Failure to return the card has the same effect as a vote against the proposal.

     If you have questions, you may call toll-free our solicitation agent at 1-800-714-3133 or Airlease at 1-888-800-0161.

                                          Airlease Management Services, Inc.

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSAL


     The following questions and answers are designed to respond to questions you may have about the Proposal. The answers do not include all of the information in the accompanying Consent Solicitation Statement, so we have included cross-references to the Consent Solicitation Statement. WE URGE YOU TO READ THE CONSENT SOLICITATION STATEMENT CAREFULLY.

     IF YOU HAVE ANY QUESTIONS OR NEED HELP IN FILLING OUT YOUR LIMITED PARTNER CONSENT CARD, PLEASE CALL D.F. KING & CO., INC., OUR SOLICITATION AGENT FOR THIS CONSENT SOLICITATION PROCESS, AT 1-800-714-3133.

 1.  WHAT ACTIONS ARE YOU TAKING?

     We are seeking your approval, as a Limited Partner of Airlease, to authorize us, as the General Partner of Airlease, to take the following actions:

          (i) restrict transferability of the Units which will result in the Units being delisted from trading on the New York Stock Exchange in December 1997;

          (ii) stop investing in aircraft, sell Airlease's remaining aircraft as attractive opportunities arise, distribute the net proceeds of sale to Limited Partners and dissolve Airlease when all assets are sold; and

          (iii) if any amendment or proposed amendment to partnership tax law is enacted or pending, to take other actions consistent with the intent of the Proposal which are in the best interests of the Limited Partners.


     These authorizations to the General Partner are called the Proposal.


     If the Proposal is approved by the Limited Partners and there is no amendment or proposed favorable amendment to partnership tax law, we will impose the transfer restrictions and will stop making new investments, as described in
(i) and (ii) above. If the Proposal is approved and there is an amendment or proposed amendment to partnership tax law, we will consider whether to impose transfer restrictions or to take other actions which are consistent with the Proposal and in the best interests of the Limited Partners. Based upon Airlease's investment experience over the last several years and our knowledge of the market, if the Proposal is approved we expect that we will stop making new investments even if we do not impose transfer restrictions on the Units.


See "THE PROPOSAL" pages 35 - 40.

 2.  WHAT PROMPTED YOU TO MAKE THE PROPOSAL NOW?

     Airlease's income has not been subject to tax, and to date all distributions to Limited Partners have been made free of tax at the partnership level. However, under current federal tax law, if we do not take any action, the income of Airlease will be subject to tax beginning in January 1998, and this would substantially reduce distributions to Limited Partners after that date. Delisting the Units from trading on the New York Stock Exchange is necessary to avoid the higher level of tax. Unfortunately, the delisting will reduce the liquidity of your investment in Airlease, and this is one of the reasons we are also proposing to stop making new aircraft investments.

     In addition to the impact of the tax law, finding investment opportunities which offer an appropriate balance of risk and reward has been very difficult. In fact, as we have been reporting to you, during the past five years Airlease has made only two aircraft investments, both of which were possible because of special circumstances which we believe are unlikely to occur in the future.

     Because of these two factors, the illiquidity resulting from delisting and the general unavailability of attractive investments for Airlease, we are proposing that Airlease stop making new aircraft investments, sell its aircraft as attractive opportunities arise, and distribute net sales proceeds to Limited Partners. We believe that the Proposal offers the best opportunity under the circumstances to maximize value to you as a Limited Partner.

     Bills are pending in Congress which, if enacted, would extend the tax benefits for publicly traded partnerships, like Airlease but would impose a tax on the gross income of partnerships which elect to be covered by this law. Of course we can't predict whether or in what form this legislation may be enacted. However, because of this potential change in partnership tax law, Airlease needs flexibility to respond to a change in tax law which is beneficial to the Limited Partners. For that reason, if there is an amendment or proposed amendment to the tax law, the Proposal permits us to take other actions which we believe are consistent with the intent of the Proposal and are in the best interests of the Limited Partners.

     If there is no amendment or proposed amendment to partnership tax law, we would impose the transfer restrictions and stop making aircraft investments, as described above.


See "SPECIAL FACTORS -- The Proposal -- Background for the Proposal" pages 16-18, "THE PROPOSAL -- Potential Change in Tax Law" page 39-40, and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Partnership Tax Status" pages 58-59.

 3.  WHAT WILL HAPPEN IF THE PROPOSAL IS APPROVED?


     If the Proposal is approved, Limited Partners will continue to receive distributions from cash available from operations and from aircraft sales without the imposition of an additional tax. However, unless a change in partnership tax law is enacted, we will impose restrictions on transferability of the Units effective on or about December 17, 1997 and the Units will be delisted from trading on the New York Stock Exchange at that time. Thereafter, there will be no public market for the Units. Under provisions of tax law, there are services which may be available to facilitate trading of a limited number of Units each year. These are described in Question 17, below.



     If the Proposal is approved and we impose transfer restrictions on the Units, we would also stop making new aircraft investments and would sell aircraft as attractive opportunities arise. We would distribute net sales proceeds to Unitholders after each disposition and dissolve Airlease when all assets are sold. Although we cannot predict when sales will be made, assuming that lessees comply with their lease obligations, renewal options available under leases are not exercised and the aircraft are sold at the end of their existing lease terms, 86% of the assets would be sold within five years and the remainder by 2006. Of course we can't assure that these circumstances will occur or what the sales price of aircraft will be.


     As described in Question 2 above, bills are pending in Congress which would extend the tax benefits for publicly traded partnerships, like Airlease, but would impose a tax on the gross income of partnerships electing to be subject to the law. If either of these bills are enacted, we will consider whether to impose transfer restrictions or take other action which would be beneficial to Limited Partners. Based upon Airlease's investment experience over the last several years and our knowledge of the market, if the Proposal is approved we expect that we will stop making new investments even if we do not impose transfer restrictions on the Units.

     See "THE PROPOSAL" pages 35-40.

 4.  WHAT ALTERNATIVES DID YOU CONSIDER?

     We considered three strategic alternatives:

          IMMEDIATE SALE -- sell all of Airlease's assets during 1997 and dissolve Airlease by December 31, 1997.


          RESTRICT UNIT TRANSFERS AND PORTFOLIO RUNOFF -- restrict the transferability of the Units (which would result in delisting the Units from trading on the New York Stock Exchange) and run off the aircraft portfolio (which means that we would stop making new aircraft investments, sell aircraft as attractive opportu-nities arise, distribute the net sales proceeds to Limited Partners, and liquidate Airlease when all assets were sold). This alternative is the Proposal.


          CORPORATE TAX AND PORTFOLIO RUNOFF -- Permit the Units to remain publicly traded, thereby causing Airlease to be taxed as a corporation, and run off the aircraft portfolio as described above.



See "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives" pages 19-24.



 5. WHY DO YOU BELIEVE THAT THE PROPOSAL IS THE BEST ALTERNATIVE FOR AIRLEASE AND ITS INVESTORS?


     Of the three alternatives we considered, the Proposal provides the highest projected value of future cash distributions to Limited Partners.

     The value of distributions to Limited Partners will be greater if there is no tax on Airlease, but this means that the Units must be delisted from trading on the New York Stock Exchange and your investment in Airlease will be less liquid.

     To shorten the period of time during which you would hold a less liquid investment, we are proposing that we sell aircraft as attractive investment opportunities arise and distribute the net sales proceeds to Limited Partners. This should provide an earlier than originally planned return on your investment. Of course we cannot predict when sales will be made or the price at which aircraft may be sold.

     If there is an amendment or proposed amendment to the tax law, the Proposal permits us to take other actions consistent with the intent of the Proposal which we believe are in the best interests of the Limited Partners.


See "SPECIAL FACTORS -- Recommendation of the Special Committee and the Board; Fairness of the Proposal" pages 29-30, and "-- Risks and Benefits to the Limited Partners if the Proposal is Consummated -- Potential Change in Tax Law" pages 32-33.



 6. WHY ARE YOU ASKING FOR APPROVAL OF THE PROPOSAL NOW WHEN THE TAX LAW MAY BE AMENDED?



     Under the current tax law, if we do nothing, Airlease will be taxed as a corporation beginning on January 1, 1998 which would reduce distributions substantially. As described in Question 2, above, bills are now pending which would extend the favorable tax treatment for Airlease, but would impose a tax on gross income which would reduce distributions.

     We can't predict whether or in what form this legislation may be enacted. The final legislation, if any, may not be enacted for some time and it is important that we allow sufficient time to obtain any necessary Limited Partner consent. In addition, since Airlease is a California limited partnership with offices in California, we will need to consider the effect of California tax law and to date no legislation similar to the pending federal tax bills has been introduced in the California legislature. Obtaining consent now will allow us to restrict transferability of Units if the tax law does not change, while at the same time providing Airlease with the flexibility to respond to a change in tax law which is beneficial to Limited Partners.



See "THE PROPOSAL -- Potential Change in Tax Law" pages 39-40.


 7. WHAT DID YOU DO TO TRY TO OBTAIN A LEGISLATIVE EXTENSION OF AIRLEASE'S FAVORABLE TAX POSITION?

     We joined industry coalition groups to lobby Congress for an extension. With others we hired a Washington-based legal firm to lobby for an extension, and we wrote letters to Congress seeking support for extension of the tax provisions. Recently, bills were introduced in Congress which, if enacted, would extend the tax benefits for publicly traded partnerships, like Airlease but would impose a tax on the gross income of partnerships which elect to be covered by this law. We are actively following the progress of these bills.


See "SPECIAL FACTORS -- The Proposal -- Background for the Proposal" pages 16-18, and "SPECIAL FACTORS -- The Proposal -- Potential Change in Tax Law" pages 32-33.


 8.  WHY DOESN'T AIRLEASE SELL ALL OF ITS ASSETS AND LIQUIDATE DURING 1997?

     One of the three alternatives we considered was Immediate Sale -- selling all of Airlease's assets during 1997. This essentially would constitute a forced sale which we believe would not produce the best price for Airlease's aircraft. We believe an orderly sale at or prior to the end of the leases provides the best opportunity to maximize the sales value of Airlease's aircraft.

See "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives -- Immediate Sale" pages 20-21 and "-- Recommendation of the Special Committee and the Board; Fairness of the Proposal" pages 29-30.

 9.  WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

     In order to be adopted, the Proposal must be approved by a majority of the outstanding Units, including Units held by affiliates of the General Partner.

See "INTRODUCTION -- Vote Required" page 16.

10.  DOES THE PROPOSAL CHANGE THE WAY THE GENERAL PARTNER IS COMPENSATED?

     No. The General Partner will continue to receive the same rate of compensation that it has received since the inception of Airlease.

See "SPECIAL FACTORS -- Conflicts of Interest -- Interests of General Partner and BALCAP in the Proposal" pages 30-31.

11. HOW WAS THE DECISION TO DELIST THE UNITS FROM TRADING ON THE NEW YORK EXCHANGE MADE? WHO MADE THIS DECISION?

     Under the Limited Partnership Agreement, management of the business and affairs of Airlease is the responsibility of the General Partner. In making decisions for Airlease, the General Partner acts through its Board of Directors. In order to assure that the recommendation to the Limited Partners was not affected by any conflict of interest between the General Partner and the Limited Partners, the Board of Directors appointed a Special Committee made up of directors independent of and unaffiliated with the General Partner to make an independent recommendation to the Board about the Proposal.


     The Special Committee of independent directors and the Board each determined that the best way to maximize value to the Limited Partners is through the Proposal and that the Proposal is fair to and in the best interests of the Limited Partners. Any future decision required because of a change in tax law also will be made by the Special Committee.


See "SPECIAL FACTORS -- The Proposal -- Meetings of the Board of Directors and the Special Committee" pages 26-28 and "-- Recommendation of the Special Committee and the Board; Fairness of the Proposal" pages 29-30.

12.  HOW DID YOU COMPARE THE ALTERNATIVES?

     We compared the alternatives based on the projected cash flow, which is the cash available for distribution to Limited Partners, for each alternative.

     We projected the cash flow based on a number of assumptions, primarily the scheduled rent payments under the existing leases, the estimated sales value of the aircraft at the end of their lease based on the average of three independent appraisals for each aircraft and estimated expenses of Airlease, such as administrative and debt service expenses and fees payable to the General Partner under the Limited Partnership Agreement. For the Corporate Tax alternative, we also assumed a level of federal taxes.

     We then applied a discount rate to this calculated cash flow to determine the present value of cash distributions; that is the value today of the cash that is calculated to be distributed to Limited Partners at various points in the future.

See "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives" pages 19-24.

13. WHAT IS A DISCOUNT RATE AND HOW IS IT APPLIED TO PROJECTED FUTURE CASH DISTRIBUTIONS FROM AIRLEASE?

     The discount rate is the rate or percentage applied to a future payment in order to measure the present value of this future payment. This rate should represent the investment return an investor expects to receive, in light of the risks assumed, on an investment.


     In the Consent Solicitation Statement, we have calculated the present value of projected future cash distributions based on a range of discount rates. The chart on page 22 of the Consent Solicitation Statement sets forth the estimated present value as of June 1, 1997 of future cash distributions assuming the Proposal is adopted and implemented. Based on the assumptions utilized in preparing these projections, assuming that aircraft were sold at the end of their lease term at the appraised value, the present value of future cash distributions for one Unit at a 9% discount rate is $15.48, while the present value of future distributions for one Unit at a 12% discount rate is $14.22.



     The cash flow projections are based on a number of assumptions, including that all rent will be paid on time, that no lessee will default, that no lease will be renewed and that aircraft will be sold at the end of the lease (or, for the Immediate Sale Alternative, during 1997) at a price based on the appraised value. Many circumstances could occur which would cause actual results to differ materially from those contemplated by the cash flow projections. CASH FLOW PROJECTIONS BY THEIR NATURE ARE PROJECTIONS BASED ON ESTIMATES AND ASSUMPTIONS CONSIDERED REASONABLE AT A POINT IN TIME. CHANGES IN THE ESTIMATES OR ASSUMPTIONS WOULD AFFECT THE VALUES PROJECTED TO BE REALIZED, AND NO ASSURANCE CAN BE GIVEN THAT THE VALUES SET FORTH IN THE CASH FLOW PROJECTIONS WILL BE REALIZED.


See "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives" pages 19-24.

14. WHAT IS THE PROJECTED VALUE OF A UNIT UNDER EACH OF THE ALTERNATIVES YOU CONSIDERED?

     Set forth below is a range of estimated values as of June 1, 1997 of future cash distributions based upon the assumptions made in connection with our evaluation of each of the three strategic alternatives. While we believe that the values set forth below represent a reasonable estimate of the values which would be realized under such strategic alternative, many circumstances could occur which would cause actual results to differ materially from the values set forth below and no assurance is given that such values could or would be realized. These values are provided to give an indication of the relative value of each of the three alternatives we considered and not to indicate the actual or estimated value of a Unit.


                                        INDICATIVE VALUES OF
                                            FUTURE CASH         REFERENCE TO CONSENT
                                       DISTRIBUTIONS PER UNIT       SOLICITATION
            STRATEGIC ALTERNATIVE        AS OF JUNE 1, 1997          STATEMENT
        -----------------------------  ----------------------   --------------------
        Immediate Sale                     $10.81 - $12.77           pages 20-21
        Restrict Unit Transfers and
          Portfolio Runoff (the            $13.12 - $15.48           pages 21-22
          Proposal)
        Corporate Taxation and              $8.94 - $10.25           pages 22-24
          Portfolio Runoff



     The cash flow projections which were used to calculate the values set forth above are based on a number of assumptions, including that all rent will be paid on time, that no lessee will default, that no lease will be renewed and that aircraft will be sold at the end of the lease (or, for the Immediate Sale Alternative, during 1997) at a price based on the appraised value. Many circumstances could occur which would cause actual results to differ materially from those contemplated by the cash flow projections. CASH FLOW PROJECTIONS BY THEIR NATURE ARE PROJECTIONS BASED ON ESTIMATES AND ASSUMPTIONS CONSIDERED REASONABLE AT A POINT IN TIME. CHANGES IN THE ESTIMATES OR ASSUMPTIONS WOULD AFFECT THE VALUES PROJECTED TO BE REALIZED.


See "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives" pages 19-24.

15.  WHAT REPORTS WILL I RECEIVE IF THE PROPOSAL IS APPROVED?

     Airlease will continue to distribute regular quarterly and annual reports and K-1 schedules.

16.  WILL I STILL HAVE TO FILE A K-1 FOR TAX PURPOSES?

     Yes. Airlease will continue to be subject to partnership tax law. Each Limited Partner will continue to receive a K-1 schedule for tax reporting purposes.

17. HOW CAN I SELL MY UNITS AFTER 1997 IF THEY ARE NO LONGER LISTED FOR TRADING ON THE NEW YORK STOCK EXCHANGE?

     Upon delisting there will be no public market for the Units. We expect, but can't assure, that a Qualified Matching Service, which matches buyers and sellers of securities of limited partnerships, an electronic bulletin board, which posts price information, or a similar service will develop to facilitate purchases and sales of Units. Of course, we cannot provide assurance as to the prices at which the Units may be sold using such a service.

     IRS rules impose limitations on the total number of Units that can be sold in any given year, other than sales between family members, sales upon death or distributions from qualified retirement plans. Currently the yearly limit is approximately 7.78% of the outstanding Units, and most of these trades would need to be conducted through a Qualified Matching Service, a process which imposes certain delays before a sale can take place. Because of these volume limitations, there may be times, particularly towards the end of each year after 1997, when you may not be able to purchase or sell Units.

     We plan to honor transfer requests on a first-come, first-served basis, based upon when our transfer agent receives the appropriate transfer forms. We will also provide you with over-the-phone information regarding the number of Units which could be transferred under the annual tax limitations at the time of the call, but we cannot assure you that a transfer will fall within the permitted limitations until our transfer agent actually receives the necessary transfer forms.

See "THE PROPOSAL -- Restrictions on Unit Transferability" pages 36-38 and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Partnership Tax Status" pages 58-59.

18.  WILL THE AMOUNT OF CASH DISTRIBUTIONS REMAIN THE SAME?

     No. Under the Proposal, Airlease will sell its aircraft as attractive opportunities arise. These aircraft sales will result in a liquidation of the portfolio over time. Increasingly cash flow and distributions will depend more upon sales proceeds and less upon receipt of regular rental payments, and thus will be less predictable.

     For information as to the present value of future cash distributions assuming the Proposal is approved and implemented, see "SPECIAL FACTORS -- The Proposal -- Review of Strategic Alternatives -- Restricting Unit Transfers and Portfolio Runoff" pages 21-22 and Exhibit A-2 for projected cash flows beginning in 1998.

19.  WHAT HAPPENS IF THE PROPOSAL IS NOT APPROVED BY THE LIMITED PARTNERS?

     If the Proposal is not approved, we will continue to operate Airlease in accordance with the Limited Partnership Agreement, will not seek to delist from the New York Stock Exchange and will attempt to reinvest proceeds of aircraft sales until January 1, 2005 (after that date, proceeds from sales are required to be returned to Limited Partners). In this event, assuming partnership tax law is not amended, distributions would be reduced substantially as a result of the imposition of the additional tax. In addition, because of Airlease's competitive position, it is unlikely that we will be able to invest sales proceeds in new aircraft investments which provide an attractive return consistent with the risk.

     Furthermore, under the Limited Partnership Agreement, Limited Partner approval may be required in order for Airlease to sell all or substantially all of its assets and distribute the net proceeds to Limited Partners. Thus, if the Proposal is not approved and Airlease is not able to make new investments, Airlease may again be required to incur the expense of soliciting Limited Partner consent in order to sell its assets and dissolve.

     If Airlease continues to operate and to seek new investments, the value of the Units would depend on many factors beyond our control, including general economic conditions, future rental income, reinvestment opportunities and the residual value of aircraft on sale. In addition, although we would not seek to delist the Units from trading, we cannot assure that the Units and Airlease will continue to qualify for listing on the New York Stock Exchange.


See "SPECIAL FACTORS -- Risks and Benefits to the Limited Partners If the Proposal Is Not Consummated" pages 34-35 and "SPECIAL FACTORS -- The
Proposal -- Review of Strategic Alternatives -- Corporate Taxation and Portfolio Runoff" pages 22-24.

                AIRLEASE, LTD., A CALIFORNIA LIMITED PARTNERSHIP

                          LIMITED PARTNER CONSENT CARD
                 REGARDING AUTHORIZATION TO THE GENERAL PARTNER
                      TO RESTRICT TRANSFERABILITY OF UNITS,
                    TO CEASE MAKING NEW AIRCRAFT INVESTMENTS
            AND TO DISSOLVE THE PARTNERSHIP WHEN ALL ASSETS ARE SOLD
                            AND TO TAKE OTHER ACTIONS

            Please mark one of the boxes on the reverse side of this Consent Card to vote on the authorization to the General Partner to amend the Amended and Restated Agreement of Limited Partnership, as amended (the "Limited Partnership Agreement"), of Airlease Ltd., A California Limited Partnership (the "Partnership") (i) to impose restrictions on transferability of the Units to the extent necessary to avoid the Partnership being taxed as a corporation, which restrictions, if imposed, would result in the Units being delisted from trading on the New York Stock Exchange, and (ii) to provide that the Partnership will not make new aircraft investments, will sell its aircraft as attractive sale opportunities arise and will dissolve when all assets are sold; and if any amendment or proposed amendment to partnership tax law is enacted or pending, to authorize the General Partner to take such other actions which the General Partner determines are in the best interests of the Partnership and the Limited Partners and which are consistent with the intent of the Proposal (as defined below), including amending the Limited Partnership Agreement; all as described in the Consent Solicitation Statement Furnished in Connection with the Solicitation of Consents dated June 24, 1997. These authorizations to the General Partner (collectively, the "Proposal") comprise a single proposal, and consent to the Proposal will constitute consent to the adoption of either or both of the amendments to the Limited Partnership Agreement described above, including the resulting liquidation and dissolution of the Partnership, and if any amendment or proposed amendment to partnership tax law is enacted or pending, consent to such other actions which the General Partner determines to be in the best interests of the Partnership and the Limited Partners and to be consistent with the intent of the Proposal.

THIS CONSENT IS SOLICITED BY THE GENERAL PARTNER OF AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP


                                      (continued and to be signed on other side)

(Continued from other side)

THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS CONSENT TO THE
PROPOSAL.

[ ] CONSENT            [ ] DO NOT CONSENT           [ ] ABSTAIN


                            Dated this __________ day of __________, 1997

                            Limited Partner(s)

                            ________________________________________
                                    Signature

                            ________________________________________
                                    Signature

                        (Please date and sign exactly as your investment is registered. Joint owners should each sign. If signing as an executor, administrator, attorney, trustee or guardian, give title as such. If a corporation, sign in full corporate name by an authorized officer. If a partnership, sign in name of authorized person.) UNMARKED AND SIGNED CONSENT CARDS WILL BE COUNTED AS CONSENTS TO THE PROPOSAL.



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